UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EMCORE Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JANUARY 14, 2025

EMCORE CORPORATION

450 Clark Drive

Budd Lake, New Jersey 07828

(626) 293-3400

Dear EMCORE Shareholders:

You are cordially invited to attend a special meeting of the shareholders of EMCORE Corporation, a New Jersey corporation (“EMCORE,” the “Company,” “we,” “us,” and “our”), to be held in a virtual-only format via live webcast (including any adjournments or postponements thereof, the “Special Meeting”) on [    ], 202[ ] at [ ] a.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting www.proxydocs.com/EMKR. There will not be a physical meeting location. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting.

As previously announced, on November 7, 2024, EMCORE entered into an Agreement and Plan of Merger with Velocity One Holdings, LP, a Delaware limited partnership (“Parent”), Aerosphere Power Inc., a New Jersey corporation that, at the effective time of the Merger (as defined below) will be an indirect wholly owned subsidiary of Parent (“Parent Group Member”), and Velocity Merger Sub, Inc., a New Jersey corporation that, at the effective time of the Merger will be an indirect wholly owned subsidiary of Parent (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into EMCORE (the “Merger”), with EMCORE surviving the Merger and becoming an indirect wholly owned subsidiary of Parent.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, no par value, of EMCORE (“EMCORE common stock”) (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive $3.10 per share in cash (the “Merger Consideration”), without interest, subject to any withholding taxes.

Immediately prior to the effective time of the Merger:

•

each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any of the Company’s 2010 Equity Incentive Plan, 2012 Equity Incentive Plan, Amended and Restated 2019 Equity Incentive Plan, 2022 New Employee Inducement Plan, Officer and Director Share Purchase Plan, Directors’ Compensation Policy, and Short-Term Incentive Plan, in each case, as amended (each a “Company Equity Plan”) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions;

•

each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions; and

•	each outstanding stock option of EMCORE (if any), whether vested or unvested, will be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (2) the total number of shares of EMCORE common stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

There are currently no awards outstanding under the 2010 Equity Incentive Plan and the 2012 Equity Incentive Plan, nor are there expected to be any awards outstanding under these plans prior to or at the closing of the Merger.

Pursuant to an equity commitment letter dated November 7, 2024, and subject to the terms and conditions set forth therein, Charlesbank Equity Fund X, Limited Partnership (the “Guarantor”) has committed to invest or cause to be invested in the equity capital of Parent an aggregate amount of up to $37.0 million solely for the purpose of funding the Merger and other transactions contemplated by the Merger Agreement, including the Merger Consideration. In addition, the Guarantor has entered into a limited guarantee dated November 7, 2024 in favor of EMCORE, pursuant to which the Guarantor is guaranteeing certain of the termination fee obligations of Parent and Merger Sub in connection with the Merger Agreement.

At the Special Meeting, you will be asked to consider and vote on: (a) a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Merger Agreement Proposal”); (b) a proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that will or may be paid or become payable to EMCORE’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and (c) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”). With respect to each proposal, the affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve each such proposal.

The Board of Directors of EMCORE (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents, are advisable and fair to, and in the best interests of EMCORE and EMCORE shareholders; (b) approved the execution, delivery, and performance of the Merger Agreement and the other transaction documents, and the transactions contemplated by the Merger Agreement; (c) recommended that EMCORE shareholders approve the Merger Agreement; and (d) directed that the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted for consideration by EMCORE shareholders at the Special Meeting. The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you. You may also obtain more information about EMCORE from documents we file with the United States Securities and Exchange Commission (the “SEC”) from time to time.

Whether or not you plan to virtually attend the Special Meeting, please sign, date, and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in the section entitled “The Special Meeting — Voting by Proxy or While Virtually Attending the Special Meeting” beginning on page 37 of the proxy statement). If you virtually attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted.

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” “Street name” holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, or other nominee has enclosed a voting instruction form with the proxy statement. If you hold your shares in “street name” and give voting instructions to your broker, bank, or other nominee with respect to one of the proposals, but give no instruction as to any other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal. We encourage you to authorize your broker, bank, or other nominee to vote your shares “FOR” all of the proposals by following the instructions provided on the enclosed voting instruction form to provide your instructions over the Internet, by telephone, or by signing, dating, and returning the voting instruction form in the postage-paid envelope provided. We encourage you to vote electronically. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card, or to vote at the Special Meeting will not have any effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal, and will cause such shareholder’s shares to not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Abstentions will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal. Since all proposals presented to EMCORE shareholders will be considered non-routine, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of a majority of the votes cast by the holders of EMCORE common stock entitled to vote thereon at the Special Meeting, where a quorum is present. If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive

Bloomfield, NJ 07003

Phone Number: 833-501-4822

Email: EMKR@AllianceAdvisors.com

We are very excited about the opportunities offered by the Merger, and we thank you for your consideration and ongoing support.

Sincerely,
/s/ Matthew Vargas
Interim Chief Executive Officer
EMCORE Corporation
[ ], 202[ ]

Neither the SEC nor any state securities regulatory agency has approved or disapproved the transactions described in this document, including the Merger, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [    ], 202[ ], and, together with the enclosed form of proxy card, is first being mailed to EMCORE shareholders on or about [    ], 202[ ].

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JANUARY 14, 2025

EMCORE CORPORATION

450 Clark Drive

Budd Lake, New Jersey 07828

(626) 293-3400

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD VIRTUALLY ON [    ], 202[ ] AT [ ] A.M., EASTERN TIME

To the Shareholders of EMCORE Corporation:

You are hereby notified that EMCORE Corporation, a New Jersey corporation (“EMCORE,” the “Company,” “we,” “us,” and “our”), will hold a special meeting of its shareholders in a virtual-only format via live webcast (including any adjournments or postponements thereof, the “Special Meeting”) on [    ], 202[ ] at [ ] a.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting www.proxydocs.com/EMKR. There will not be a physical meeting location. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.

To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 7, 2024, by and among EMCORE, Velocity One Holdings, LP, a Delaware limited partnership (“Parent”), Aerosphere Power Inc., a New Jersey corporation that, at the effective time of the Merger (as defined below) will be an indirect wholly owned subsidiary of Parent (“Parent Group Member”), and Velocity Merger Sub, Inc., a New Jersey corporation that, at the effective time of the Merger (as defined below) will be an indirect wholly owned subsidiary of Parent (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”) and the transactions contemplated by the Merger Agreement, including the Merger (the “Merger Agreement Proposal”);

2.

To consider and vote upon a proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that will or may be paid or become payable to EMCORE’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.

To consider and vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

As previously announced, on November 7, 2024, EMCORE entered into the Merger Agreement with Parent, Parent Group Member, and Merger Sub. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming an indirect wholly owned subsidiary of Parent.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, no par value, of EMCORE (“EMCORE common stock”) (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive $3.10 per share in cash (the “Merger Consideration”), without interest, subject to any withholding taxes.

Immediately prior to the effective time of the Merger:

•

each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any of the Company’s 2010 Equity Incentive Plan, 2012 Equity

Incentive Plan, Amended and Restated 2019 Equity Incentive Plan, 2022 New Employee Inducement Plan, Officer and Director Share Purchase Plan, Directors’ Compensation Policy, and Short-Term Incentive Plan, in each case, as amended (each a “Company Equity Plan”) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions;

•

each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions; and

•

each outstanding stock option of EMCORE (if any), whether vested or unvested, will be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (2) the total number of shares of EMCORE common stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

There are currently no awards outstanding under the 2010 Equity Incentive Plan and the 2012 Equity Incentive Plan, nor are there expected to be any awards outstanding under these plans prior to or at the closing of the Merger.

Pursuant to an equity commitment letter dated November 7, 2024, and subject to the terms and conditions set forth therein, Charlesbank Equity Fund X, Limited Partnership (the “Guarantor”) has committed to invest or cause to be invested in the equity capital of Parent an aggregate amount of up to $37.0 million solely for the purpose of funding the Merger and other transactions contemplated by the Merger Agreement, including the Merger Consideration. In addition, the Guarantor has entered into a limited guarantee dated November 7, 2024 in favor of EMCORE, pursuant to which the Guarantor is guaranteeing certain of the termination fee obligations of Parent and Merger Sub in connection with the Merger Agreement.

The Board of Directors of EMCORE (the “Board of Directors”) has fixed the close of business on [    ], 202[ ] as the record date for the Special Meeting (the “Record Date”). Only EMCORE shareholders of record as of the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement, or other delay thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE: (1) “FOR” THE MERGER AGREEMENT PROPOSAL; (2) “FOR” THE COMPENSATION PROPOSAL; AND (3) “FOR” THE ADJOURNMENT PROPOSAL.

Whether or not you plan to virtually attend the Special Meeting, to ensure your representation at the Special Meeting, we urge you to sign, date, and return, as promptly as possible, the enclosed proxy card authorizing the individuals named on your proxy card to vote your shares by: (a) accessing the website listed on the proxy card (www.proxypush.com/EMKR); (b) calling the toll-free number listed on the proxy card (1-855-635-6594) or the number on your voting instruction form; or (c) submitting your completed and signed proxy card or voting instruction form by mail by using the provided self-addressed, stamped envelope. If you virtually attend the Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the Merger Agreement Proposal, without your instructions. If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal, and “FOR” the Adjournment Proposal.

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” “Street name” holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in “street name,” your broker, bank, or other nominee has enclosed a voting instruction form with the proxy statement. If you hold your shares in “street name” and give voting instructions to your broker, bank, or other nominee with respect to one of the proposals, but give no instruction as to any other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal. We encourage you to authorize your broker, bank, or other nominee to vote your shares “FOR” all of the proposals by following the instructions provided on the enclosed voting instruction form to provide your instructions over the Internet, by telephone, or by signing, dating, and returning the voting instruction form in the postage-paid envelope provided. We encourage you to vote electronically. The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card, or to vote at the Special Meeting will not have any effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal, and will cause such shareholder’s shares to not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Abstentions will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal. Since all proposals presented to EMCORE shareholders will be considered non-routine, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.

EMCORE shareholders may revoke their proxy in the manner described in the accompanying proxy statement before it has been voted at the Special Meeting.

Our Notice of Special Meeting of Shareholders, Proxy Statement, and Proxy Card are available at www.proxydocs.com/EMKR.

By Order of the Board of Directors, EMCORE Corporation

/s/ Ryan Hochgesang
Ryan Hochgesang
Corporate Secretary

[    ], 202[ ]

YOUR VOTE IS VERY IMPORTANT

Regardless of how you choose to participate or how many shares you own, it is important that your shares are represented at the Special Meeting. We cannot complete the Merger unless the Merger Agreement Proposal is approved by the affirmative vote of a majority of the votes cast by the holders of EMCORE common stock entitled to vote thereon at the Special Meeting, where a quorum is present. The approval of the Merger Agreement Proposal is the only approval of EMCORE shareholders required for closing of the transactions contemplated by the Merger Agreement. EMCORE will transact no other business at the Special Meeting other than the proposals described above, except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) OVER THE INTERNET; (2) BY TELEPHONE; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE PREPAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote before the Special Meeting in the manner described in the enclosed proxy statement.

The failure of any shareholder of record to grant a proxy electronically over the Internet or by telephone, to submit a signed proxy card, or to vote at the Special Meeting will not have any effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal, and will cause such shareholder’s shares to not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Abstentions will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal. Since all proposals presented to EMCORE shareholders will be considered non-routine, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help voting your shares of EMCORE common stock, please contact our proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive

Bloomfield, NJ 07003

Phone Number: 833-501-4822

Email: EMKR@AllianceAdvisors.com

As required by the New Jersey Business Corporation Act, a complete list of EMCORE shareholders entitled to vote at the Special Meeting will be available during the Special Meeting.

To virtually attend the Special Meeting, you must be a registered EMCORE shareholder as of the Record Date, or, if your shares are held through a broker, bank, or other nominee, you must obtain a legal proxy from such holder and follow the instructions set forth in the accompanying proxy statement. In order for you to receive timely delivery of copies of the accompanying proxy statement and any documents incorporated by reference therein in advance of the Special Meeting of EMCORE shareholders to be held on [    ], 202[ ] and any adjournment or postponement thereof, you must make such request no later than [    ], 202[ ].

ANNEXES

Annex A	—	Agreement and Plan of Merger, dated as of November 7, 2024, by and among EMCORE Corporation, Velocity One Holdings, LP, Aerosphere Power Inc., and Velocity Merger Sub, Inc.

Annex B	—	Opinion of Craig-Hallum Capital Group LLC.

SUMMARY

This summary highlights selected information from this proxy statement related to the Merger (as defined below) and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. A copy of the Merger Agreement is attached as Annex A to this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in “Where You Can Find More Information; Incorporation by Reference.” You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “EMCORE,” the “Company,” “we,” “our,” or “us,” and similar words refer to EMCORE Corporation. Throughout this proxy statement, Velocity One Holdings, LP is referred to as “Parent,” Aerosphere Power Inc, is referred to as “Parent Group Member,” and Velocity Merger Sub, Inc. is referred to as “Merger Sub.” In addition, throughout this proxy statement, the Agreement and Plan of Merger, dated as of November 7, 2024 (as it may be amended from time to time), by and among EMCORE, Parent, Parent Group Member, and Merger Sub is referred to as the “Merger Agreement,” our common stock, no par value, as “EMCORE common stock,” and the holders of shares of EMCORE common stock as “EMCORE shareholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Special Meeting (See “The Special Meeting” beginning on page 34)

Date, Time, and Place of the Special Meeting

The special meeting of EMCORE shareholders will be held in a virtual-only format via live webcast (including any adjournments or postponements thereof, the “Special Meeting”) on [    ], 202[ ] at [ ] a.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting www.proxydocs.com/EMKR. There will not be a physical meeting location.

To virtually attend the Special Meeting, you must be a registered EMCORE shareholder as of the close of business on [    ], 202[ ] (the “Record Date”), or, if your shares are held through a broker, bank, or other nominee, you must obtain a legal proxy from such holder and follow the instructions set forth in this proxy statement. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting.

Proposals

The proposals of the Special Meeting are as follows:

•

Merger Agreement Proposal — to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Merger Agreement Proposal”);

•

Compensation Proposal — to consider and vote upon a proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that will or may be paid or become payable to EMCORE’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•

Adjournment Proposal — to consider and vote upon a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The approval of the Merger Agreement Proposal is the only approval of EMCORE shareholders required for the closing of the Merger (the “Closing”).

Participating in the Special Meeting

In order to virtually attend the Special Meeting, you must register at www.proxydocs.com/EMKR by [ ] p.m., Eastern Time on [    ], 202[ ] using the control number included in the notice, proxy card, or in the voting instructions that accompanied your proxy materials. Upon completing your registration, you will receive further instructions by email, including unique links that will allow you to access the Special Meeting and vote online during the Special Meeting.

EMCORE shareholders are encouraged to submit questions in advance of the Special Meeting by visiting www.proxydocs.com/EMKR before [ ] p.m., Eastern Time on [    ], 202[ ] and entering their unique control number, as well as during the Special Meeting at www.proxydocs.com/EMKR. During the Special Meeting, we will answer as many shareholder-submitted questions related to the business of the Special Meeting as time permits.

Additional information regarding related rules of conduct and other materials for the Special Meeting will be available during the Special Meeting at www.proxydocs.com/EMKR.

Record Date and Issued and Outstanding Shares

The Board of Directors of EMCORE (the “Board of Directors”) has fixed the close of business on [    ], 202[ ] as the Record Date for the Special Meeting. Accordingly, only EMCORE shareholders of record as of the Record Date are entitled to receive notice of and to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting. Each share of EMCORE common stock entitles the holder to one vote on each of the proposals to be considered at the Special Meeting.

As of the close of business on the Record Date, there were approximately [    ] shares of EMCORE common stock issued and outstanding and entitled to vote at the Special Meeting.

Holders of shares of EMCORE common stock on the Record Date may vote their shares of EMCORE common stock at the Special Meeting or by proxy as described below under “—Voting by Proxy or While Virtually Attending the Special Meeting.”

Required Vote (See “The Special Meeting — Required Vote; Abstentions and ‘Broker Non-Voters’—Required Vote” beginning on page 36)

•

Merger Agreement Proposal — The affirmative vote of a majority of the votes cast by the holders of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Merger Agreement Proposal.

•

Compensation Proposal — The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

•

Adjournment Proposal — The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Adjournment Proposal.

The Merger will not occur unless the Merger Agreement Proposal is approved. Approval of each proposal is not conditioned on the approval of any other proposal. Further, if the Merger closes, the compensation described in the Compensation Proposal may be paid to EMCORE’s named executive officers to the extent payable pursuant to the terms of their respective compensation agreements and contractual arrangements even if EMCORE shareholders do not approve the Compensation Proposal.

Quorum

The presence, either in person (virtually) or by properly executed proxy, of the holders of the majority of the shares of EMCORE common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.

Voting by Proxy or While Virtually Attending the Special Meeting

Giving a proxy means that an EMCORE shareholder authorizes the person named in the enclosed proxy card to vote his or her shares at the Special Meeting in the manner such shareholder directs. An EMCORE shareholder may cause his or her shares to be voted by granting a proxy in advance of the Special Meeting or by voting while virtually attending the Special Meeting. Even if you plan to virtually attend the Special Meeting, we urge you to promptly follow the instructions on the enclosed proxy card to vote on the matters to be considered at the Special Meeting.

EMCORE shareholders of record may vote their shares as follows:

1.

Internet — go to the website printed on the enclosed proxy card (www.proxypush.com/EMKR) and follow the instructions outlined on the secured website using certain information provided on the front of the proxy card. If you vote using the Internet, there is no need to mail in your proxy card.

2.

Telephone — call the toll-free number that is listed on the enclosed proxy card (1-855-635-6594) and follow the instructions. If you vote using the telephone, there is no need to mail in your proxy card.

3.	Proxy Card — complete, sign, date, and return your proxy card in the postage-paid, self-addressed envelope provided.

4.

Virtually Attending the Special Meeting — attending and voting at the Special Meeting if you are a shareholder of record or if you are a beneficial owner and have a legal proxy from the shareholder of record.

Submitting a proxy by Internet or by telephone provides the same authority to vote shares as if the shareholder had returned his or her proxy card by mail.

Each properly signed proxy received prior to the Special Meeting and not revoked before exercised at the Special Meeting will be voted at the Special Meeting according to the instructions indicated on the proxy or, if no instructions are given on a properly signed proxy, the shares represented by such proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal.

If an EMCORE shareholder of record plans to virtually attend the Special Meeting and wishes to vote while attending the Special Meeting, such shareholder will be able to do so by visiting www.proxydocs.com/EMKR. If an EMCORE shareholder’s shares are held in “street name” (through a broker, bank, or other nominee), such shareholder must obtain a legal proxy from the broker, bank, or other nominee to vote such shares while attending the Special Meeting.

Whether or not an EMCORE shareholder of record plans to virtually attend the Special Meeting, EMCORE requests that each EMCORE shareholder complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid, self-addressed envelope, or submit a proxy through the Internet or by telephone as described in the instructions accompanying this proxy statement as soon as possible. This will not prevent any EMCORE shareholder from voting while virtually attending the Special Meeting, but will ensure that such shareholder’s vote is counted if such shareholder is unable to virtually attend the Special Meeting.

Voting by EMCORE Directors and Executive Officers (See “The Special Meeting — Certain Ownership of EMCORE Common Stock” beginning on page 40)

As of the Record Date, EMCORE’s directors and executive officers beneficially owned [   ] shares of EMCORE common stock, representing approximately [ ]% of the shares of EMCORE common stock issued and outstanding as of such date. EMCORE currently expects that each of its directors and executive officers will vote their shares of EMCORE common stock in favor of all proposals, although none of them has entered into an agreement requiring them to do so.

Information about the Parties Involved in the Merger

EMCORE Corporation (“EMCORE,” the “Company,” “we,” “us,” and “our”)

EMCORE Corporation

450 Clark Drive

Budd Lake, New Jersey 07828

(626) 293-3400

EMCORE is a leading provider of sensors and navigation systems for the aerospace and defense market. We leverage industry-leading Photonic Integrated Chip (“PIC”) and Quartz Micro Electro-Mechanical System (“QMEMS”) chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. Over the last six years, we have expanded our scope and portfolio of inertial sensor products through the acquisitions of Systron Donner Inertial, Inc. in June 2019, the Space and Navigation business of L3Harris Technologies, Inc. in April 2022, and the FOG and Inertial Navigation Systems business of KVH Industries, Inc. in August 2022. Our multi-year transition from a broadband company to an inertial navigation company has now been completed following the sales of (i) our cable TV, wireless, sensing, and defense optoelectronics business lines, and (ii) our chips business line and indium phosphide wafer fabrication operations.

We have fully vertically-integrated manufacturing capability at our facilities in Budd Lake, NJ, Concord, CA, and Tinley Park, IL. These facilities support our manufacturing strategy for Fiber Optic Gyroscope (“FOG”), Ring Laser Gyro (“RLG”), PIC, and QMEMS products for inertial navigation. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Concord, CA and Budd Lake, NJ. Our best-in-class components and systems support a broad array of inertial navigation applications.

Our operations include quartz wafer fabrication, device design and production, fiber optic gyroscope design and manufacture, PIC-based and QMEMS-based component design and manufacture, and inertial measurement unit and inertial navigation system design and manufacture. Many of our manufacturing operations are computer-monitored or controlled to enhance production output and statistical control. Our manufacturing processes involve extensive quality assurance systems and performance testing. We have one reporting segment, Inertial Navigation, whose product technology categories include: (a) FOG, (b) QMEMS, and (c) RLG, in each case which serves the aerospace and defense market. Shares of EMCORE common stock are listed and traded on The Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “EMKR.”

Velocity One Holdings, LP (“Parent”)

Velocity One Holdings, LP

51 Dwight PL

Fairfield, NJ 07004

(862) 377-5355

Parent is a newly formed aerospace manufacturing holding company that was formed by Parent Group Member to facilitate the acquisition of EMCORE and will own, prior to the consummation of merger, Parent Group Member, a New Jersey corporation and Cartridge Actuated Devices, Inc. (“CAD”). Parent has not engaged in any business activities other than in connection with the Merger and the transactions contemplated by the Merger Agreement.

Aerosphere Power Inc. (“Parent Group Member”)

Aerosphere Power Inc.

51 Dwight PL

Fairfield, NJ 07004

(973) 575-1312

Parent Group Member was formed in January 2022 to acquire CAD from its prior shareholders. In addition to owning CAD, Parent Group Member is also a manufacturer of power system solutions for commercial and military aerospace, military ground vehicles, and UAV applications. In particular, Parent Group Member is developing a power inverter product (currently in research and development) designed to convert electrical power for aerospace applications. Parent Group Member believes that this advanced power inverter, once developed and commercialized, will enable critical systems onboard various aircraft (including medical equipment in air ambulances and operational technologies in defense aircraft) to function reliably with the appropriate power frequency and voltage.

CAD has over 50 years of experience in the field of custom pyrotechnic development, and was acquired by Parent Group Member in July 2022. CAD designs and manufactures energetic cartridge actuated devices and propellant actuated devices, including explosive squibs, pressure cartridges, valves, cable cutters, actuators, pin pullers, thrusters, explosive bolts, puncture devices, pneumatic actuation systems, underwater devices and oilfield products.

CAD specifically configures its products for the task at hand, and its products are employed in a wide variety of military, industrial, and scientific applications all over the world. Since its founding in 1963, CAD has designed and sold products worldwide, with a specific focus on the defense, military, fire suppression, and oil field sectors.

CAD currently has two locations: an 18,000 square foot manufacturing facility in Fairfield, New Jersey, and 14 buildings located on 96 acres in Andover, New Jersey.

Velocity Merger Sub, Inc. (“Merger Sub”)

Velocity Merger Sub, Inc.

51 Dwight PL

Fairfield, NJ 07004

(862) 377-5355

Velocity Merger Sub was formed by Parent in November 2024 to enter into the Merger Agreement with EMCORE, and is a wholly-owned subsidiary of Parent. Velocity Merger Sub has not engaged in any business activities other than in connection with the Merger and the transactions contemplated by the Merger Agreement.

The Transaction (See “Proposal 1: Approval of the Merger Agreement — Overview” beginning on page 42, “Proposal 1: Approval of the Merger Agreement — Financing of the Merger” beginning on page 99, and “Proposal 1: Approval of the Merger Agreement — Limited Guarantee” beginning on page 100)

On November 7, 2024, EMCORE entered into the Merger Agreement with Parent, Parent Group Member, and Merger Sub. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming an indirect wholly owned subsidiary of Parent.

Pursuant to an equity commitment letter dated November 7, 2024, and subject to the terms and conditions set forth therein, Charlesbank Equity Fund X, Limited Partnership (the “Guarantor”) has committed to invest or cause to be invested in the equity capital of Parent an aggregate amount in cash of up to $37.0 million, solely for the purpose of funding the Merger and other transactions contemplated by the Merger Agreement, including the Merger Consideration (as defined below). In addition, the Guarantor has entered into a limited guarantee dated November 7, 2024 in favor of EMCORE, pursuant to which the Guarantor is guaranteeing certain of the termination fee obligations of Parent and Merger Sub in connection with the Merger Agreement, subject to an aggregate maximum cap of $2.75 million.

The Merger; Merger Consideration (See “Proposal 1: Approval of the Merger Agreement — Merger Consideration” beginning on page 45 and “The Merger Agreement — Conversion of Securities in the Merger” beginning on page 107)

As a result of the Merger, the separate corporate existence of Merger Sub will cease and EMCORE will continue as the surviving company and an indirect wholly owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding share of EMCORE common stock (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive $3.10 per share in cash (the “Merger Consideration”), without interest, subject to any withholding taxes.

In addition, immediately prior to the effective time of the Merger:

•

each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any of the Company’s 2010 Equity Incentive Plan, 2012 Equity Incentive Plan, Amended and Restated 2019 Equity Incentive Plan, 2022 New Employee Inducement Plan, Officer and Director Share Purchase Plan, Directors’ Compensation Policy, and Short-Term Incentive Plan, in each case, as amended (each a “Company Equity Plan”) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions;

•

each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions; and

•

each outstanding stock option of EMCORE (if any), whether vested or unvested, will be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (1) the excess, if any, of the amount of the

Merger Consideration over the per share exercise price of such stock option by (2) the total number of shares of EMCORE common stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

There are currently no awards outstanding under the 2010 Equity Incentive Plan and the 2012 Equity Incentive Plan, nor are there expected to be any awards outstanding under these plans prior to or at the closing of the Merger.

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of EMCORE common stock (subject to certain exceptions set forth in the Merger Agreement) that you own immediately prior to the effective time of the Merger, without interest and subject to any required tax withholding, but you will no longer have any rights as an EMCORE shareholder.

To the extent the warrant, dated April 29, 2024, held by HCP FVU LLC and it successors and assigns (the “Hale Capital Warrant”) is not exercised in connection with the Merger and the other transactions contemplated by the Merger Agreement, subject to and in accordance with the Hale Capital Warrant, immediately prior to and substantially concurrent with the effective time of the Merger, EMCORE will assign and Parent or the Surviving Corporation will assume, the rights and obligations under the Hale Capital Warrant, and Parent and the Surviving Corporation will perform, satisfy, and discharge when due, the obligations of EMCORE under the Hale Capital Warrant.

Conditions to the Merger (See “The Merger Agreement — Conditions to the Merger” beginning on page 115)

As more fully described in this proxy statement, the obligations of the parties to the Merger Agreement to effect the Merger are subject to the satisfaction or waiver of a number of conditions, including those described below.

Mutual Conditions

The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

•	EMCORE shareholder approval of the Merger Agreement Proposal; and

•	the absence of any laws or orders that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement.

EMCORE’s Conditions

EMCORE’s obligations to effect the Merger are subject to the satisfaction or waiver of each of the following additional conditions:

•

the truth and correctness of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, generally both when made as of the date of the Merger Agreement and as of the Closing Date, subject in each case to certain specified materiality standards;

•

the performance or compliance in all material respects by Parent Group Member, Parent, and Merger Sub of all obligations, agreements, and covenants required under the Merger Agreement to be performed by or complied with by them at or prior to the Closing; and

•	the receipt by EMCORE of a certificate, signed by an officer of Parent, certifying as to the matters set forth in the preceding two bullet points.

Parent’s and Merger Sub’s Conditions

Parent’s and Merger Sub’s obligations to effect the Merger are subject to the satisfaction or waiver of each the following additional conditions:

•

the truth and correctness of the representations and warranties of EMCORE set forth in the Merger Agreement, subject to certain specified exclusions, generally both when made as of the date of the Merger Agreement and as of the Closing Date, subject in each case to certain specified materiality standards;

•

the performance or compliance in all material respects by EMCORE of all obligations, agreements, and covenants required under the Merger Agreement to be performed by or complied with by EMCORE at or prior to the Closing;

•	the receipt by Parent of a certificate, signed by the chief executive officer or chief financial officer of EMCORE, certifying as to the matters set forth in the preceding two bullet points; and

•	since the date of the Merger Agreement, the absence of any material adverse effect to EMCORE, as set forth in the Merger Agreement.

Regulatory Matters (See “Proposal 1: Approval of the Merger Agreement — Regulatory Matters” beginning on page 103, and “The Merger Agreement — Appropriate Action, Consents, and Filings” beginning on page 120)

Each of the parties to the Merger Agreement has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than May 7, 2025 (the “End Date”)) the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all necessary governmental authorizations, waivers, and actions or nonactions from governmental entities, making all necessary registrations, filings, and notifications (including filings with governmental entities), and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities.

Although the Merger is not reportable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and therefore no filings with respect to the Merger are expected to be required with the United States Federal Trade Commission (the “FTC”) or the United States Department of Justice Antitrust Division (the “DOJ”), the Merger and the other transactions contemplated by the Merger Agreement are subject to the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A.13:1K-6 et seq. (“ISRA”), and the regulations issued thereunder, with respect to the real property located at 450 Clark Drive in Budd Lake, New Jersey (the “Budd Lake Facility”). EMCORE has agreed to use commercially reasonable measures to achieve ISRA compliance prior to Closing if possible, or otherwise take commercially reasonable measures with respect to ISRA to permit the consummation of the Merger as set forth in the Merger Agreement.

Financing of the Merger (See “Proposal 1: Approval of the Merger Agreement — Financing of the Merger” beginning on page 99)

Although the consummation of the Merger is not conditioned upon or otherwise subject to Parent’s or Merger Sub’s receipt of the committed equity financing by the Guarantor or any alternative financing, Parent plans to fund the consideration for the Merger and the transactions contemplated by the Merger Agreement with the committed equity financing, as described below.

Pursuant to an equity commitment letter dated November 7, 2024, and subject to the terms and conditions set forth therein, the Guarantor has committed to invest or cause to be invested in the equity capital of Parent an aggregate amount in cash of up to $37.0 million, solely for the purpose of funding, and to the extent necessary and being sufficient cash to fund, (a) the payment at the closing of the Aggregate Merger Consideration (as defined in the Merger Agreement), (b) any amounts payable in connection with the cancellation of outstanding stock options, restricted stock unit awards subject to time-based vesting restrictions, and restricted stock unit awards subject to performance-based vesting conditions pursuant the Merger Agreement, and (c) the payment of any and all costs and expenses required to be paid by Parent or Merger Sub on the closing date in connection with the Merger and the other transactions contemplated by the Merger Agreement, pursuant to and in accordance with the Merger Agreement.

In addition, the Guarantor has entered into a limited guarantee dated November 7, 2024 in favor of EMCORE, pursuant to which the Guarantor is guaranteeing certain of the termination fee obligations of Parent and Merger Sub in connection with the Merger Agreement.

Limited Guarantee (See “Proposal 1: Approval of the Merger Agreement — Limited Guarantee” beginning on page 100)

Subject to the terms and conditions set forth in the limited guarantee dated November 7, 2024 in favor of EMCORE, the Guarantor has guaranteed certain payment obligations of Parent under the Merger Agreement, including payment of the termination fee payable by Parent in the event of termination of the Merger Agreement in certain circumstances and certain additional payments due pursuant to the Merger Agreement in the event that Parent fails to pay such termination fee, subject to an aggregate maximum cap of $2.75 million.

Non-Solicitation (See “The Merger Agreement — Non-Solicitation” beginning on page 116)

The Merger Agreement contains provisions restricting EMCORE’s ability to seek an alternative transaction until the earlier of the effective time of the Merger or the valid termination of the Merger Agreement. Under these provisions, EMCORE agreed that it will not, will cause its subsidiaries not to, and will direct EMCORE’s and its subsidiaries’ respective representatives acting on behalf or at the direction of EMCORE or its subsidiaries not to:

•

directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal (as defined in “The Merger Agreement — Non-Solicitation”) or the making of any proposal that would reasonably be expected to lead to any Takeover Proposal;

•

continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to EMCORE or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of EMCORE or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) relating to: (a) a Takeover Proposal; or (b) any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal;

•

except where the Board of Directors makes a good faith determination, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of EMCORE or any of its subsidiaries;

•

enter into letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract in each case relating to any Takeover Proposal, subject to certain exclusions, including any acceptable confidentiality agreements (each, a “Company Acquisition Agreement”); or

•	approve, authorize, agree, or publicly announce any intention to do any of the foregoing.

Notwithstanding the covenants described in the foregoing paragraph, prior to the receipt of EMCORE shareholder approval of the Merger Agreement Proposal, the Board of Directors, directly or indirectly through any representative, may, after EMCORE delivers certain prior written notice to Parent and subject to the terms of the Merger Agreement (a) participate in negotiations or discussions with any third party that has made (and not withdrawn) a written Takeover Proposal that did not result from a material breach of the Merger Agreement that the Board of Directors believes in good faith, after consultation with its financial advisor and outside legal counsel, is or would reasonably be expected to lead to a Superior Proposal (as defined in “The Merger Agreement — Non-Solicitation”) or would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law not to participate in negotiations or discussions pertaining to such Takeover Proposal; and (b) thereafter furnish to such third party non-public information relating to EMCORE or any of its subsidiaries pursuant to an executed confidentiality agreement that constitutes an acceptable confidentiality agreement (unless such third party is already subject to a confidentiality agreement with EMCORE and such third party agrees to permit EMCORE to comply with its obligations under the Merger Agreement); provided, in each such case of clauses (a) and (b) above, that the Board of Directors first shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law.

Additionally, the Merger Agreement provides that neither the Board of Directors nor a committee thereof shall effect a Company Adverse Recommendation Change (as defined in “The Merger Agreement — Non-Solicitation”) or enter into or permit any subsidiary to enter into a Company Acquisition Agreement, subject to certain exceptions.

Prior to the receipt of EMCORE shareholder approval of the Merger Agreement Proposal, the Board of Directors may:

•

(a) effect a Company Adverse Recommendation Change with respect to a Superior Proposal or (b) terminate the Merger Agreement in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal; in each case, that did not result from a material breach of the non-solicitation covenants of the Merger Agreement, if: (i) EMCORE promptly notifies Parent, in writing, at least three (3) business days (the “Superior Proposal Notice Period”) before taking the action described in clause (a) or (b) of this paragraph of its intention to take such action with respect to such Superior Proposal, which notice shall state expressly that EMCORE has received a Takeover Proposal that the Board of Directors intends to declare is a Superior Proposal, and that the Board of Directors intends to take the action described in clause (a) or (b) of this paragraph; (ii) EMCORE specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents (which financing documents may include customary redactions), to the extent provided by the relevant party in connection with the Superior Proposal; (iii) EMCORE and its representatives during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two (2) business days remain in the Superior Proposal Notice Period subsequent to the time EMCORE notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Board of Directors determines in good faith, after consulting with its financial advisor and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of the Merger Agreement) and that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law; and

•

effect a Company Adverse Recommendation Change with respect to an Intervening Event (as defined in “The Merger Agreement — Non-Solicitation”), if: (a) EMCORE promptly notifies Parent, in writing (email to Parent and Parent’s outside counsel pursuant to the notice provisions of the Merger Agreement being deemed sufficient), at least three (3) business days (the “Intervening Event Notice Period”) before effecting a Company Adverse Recommendation Change of its intention to take such action with respect to such Intervening Event, which notice shall advise Parent of the Intervening Event, including a reasonable description of the underlying terms and circumstances giving rise to such Intervening Event (and the reasons for taking such action), and that the Board of Directors intends to effect a Company Adverse Recommendation Change; (b) the Company and its representatives during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement that obviates the need for the Board of Directors to effect, or cause EMCORE to effect, a Company Adverse Recommendation Change as a result of such Intervening Event; and (c) the Board of Directors determines in good faith, after consulting with its financial advisor and outside legal counsel, that an Intervening Event has occurred and that the failure to effect a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board of Directors under applicable law.

The Merger Agreement also provides that the Board of Directors or a committee thereof may disclose to EMCORE shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with regard to a Takeover Proposal, if EMCORE determines, after consultation with its financial advisor and outside legal counsel, that failure to disclose such position would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by EMCORE, or the Board of Directors, or any committee thereof relating to any determination, position, or other action by EMCORE, the Board of Directors, or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Board of Directors expressly and publicly reaffirms its recommendation to EMCORE shareholders to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Company Board Recommendation”) in such disclosure. Nothing in the Merger Agreement will restrict EMCORE, or the Board of Directors, or a committee thereof from making a factually accurate public statement that (a) describes EMCORE’s receipt of a Takeover Proposal; (b) identifies the person, or entity, or group thereof making such Takeover Proposal; (c) provides the material terms of such Takeover Proposal; or (d) describes the operation of the Merger Agreement with respect thereto and any such statement will not, in any case, be deemed to be (i) an adoption, approval, or recommendation with respect to such Takeover Proposal; or (ii) a Company Adverse Recommendation Change.

Termination (See “The Merger Agreement — Termination” beginning on page 123)

The Merger Agreement may be terminated at any time prior to the Closing by the mutual written consent of EMCORE, Parent, and Merger Sub.

In addition, either EMCORE or Parent may terminate the Merger Agreement if:

•

the Merger has not been consummated on or before the End Date; provided, however, that this right to terminate the Merger Agreement will not be available to any party whose (or in the case of Parent, Parent Group Member’s) breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause of, or primarily resulted in, the failure of the Merger to be consummated on or before the End Date;

•

any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such law or order shall have become final and nonappealable; provided, however, that this right to terminate the Merger Agreement shall not be available to any party whose (or in the case of Parent, Parent Group Member’s) breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

•

EMCORE shareholder approval of the Merger Agreement Proposal is not obtained at the Special Meeting (unless such meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

In addition, Parent may terminate the Merger Agreement if:

•

(a) a Company Adverse Recommendation Change has occurred or EMCORE has approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or (b) EMCORE shall have breached in any material respect any of its covenants and agreements set forth in the non-solicitation provisions of the Merger Agreement and failed to cure such material breach within fifteen (15) days after written notice thereof is given by Parent to EMCORE; or

•

there has been a breach of any representation, warranty, covenant, or agreement on the part of EMCORE set forth in the Merger Agreement such that the conditions to the Closing of the Merger of Parent and Merger Sub (as described in “The Merger Agreement — Conditions to the Merger”) would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by Parent to EMCORE, or (b) the End Date; provided, further, that Parent shall not have this right to terminate the Merger Agreement if Parent Group Member, Parent, or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation thereunder.

In addition, EMCORE may terminate the Merger Agreement if:

•

prior to the receipt of EMCORE shareholder approval of the Merger Agreement Proposal at the Special Meeting, the Board of Directors authorizes EMCORE, subject to material compliance with the non-solicitation provisions of the Merger Agreement, to enter into a Company Acquisition Agreement (other than an acceptable confidentiality agreement) in respect of a Superior Proposal; provided, that prior to or concurrently with such termination, EMCORE shall have paid the termination fees described under “The Merger Agreement — Termination Fee Payable in Certain Circumstances;”

•

there has been a breach of any representation, warranty, covenant, or agreement on the part of Parent Group Member, Parent, or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of EMCORE (as described in “The Merger Agreement — Conditions to the Merger”) would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by EMCORE to Parent, or (b) the End Date; provided further, that EMCORE shall not have this right to terminate the Merger Agreement if EMCORE is then in material breach of any representation, warranty, covenant, or obligation thereunder; or

•

(a) the conditions to the Closing of Parent and Merger Sub (as described in “The Merger Agreement — Conditions to the Merger”) (other than those conditions that by their nature are to be satisfied at the

Closing, which conditions are capable at the time of termination of being satisfied if the Closing were to occur at such time) have been satisfied or (except with respect to the absence of any laws or order prohibiting the Closing or other transactions contemplated by the Merger Agreement) waived in accordance with the Merger Agreement, (b) EMCORE has indicated in writing to Parent that EMCORE is ready, willing, and able to consummate the Merger, (c) Parent and Merger Sub fail to consummate the Merger within four (4) business days following the date on which the Closing should have occurred pursuant to the closing provisions of the Merger Agreement (or, if the End Date falls within such four (4)-business day period, by the End Date) and (d) during such four (4)-business day period described in clause (c) above (or, if the End Date falls within such four (4)-business day period, during the period between the date on which the Closing should have occurred pursuant to the closing provisions of the Merger Agreement and the End Date), EMCORE stood ready, willing, and able to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Termination Fee Payable in Certain Circumstances (See “The Merger Agreement — Termination Fee Payable in Certain Circumstances” beginning on page 125)

The Merger Agreement provides that in the event of termination of the Merger Agreement prior to the Closing under the circumstances described below, EMCORE or Parent may be required to pay a termination fee to the other party. For purposes of determining any fees and expenses payable following termination of the Merger Agreement, all references in the definition of Takeover Proposal to “20%” shall be deemed to be references to “50%” instead.

EMCORE would be required to pay Parent a termination fee in an aggregate amount of $1.5 million (the “EMCORE Termination Fee”) in the event the Merger Agreement is terminated by:

•

Parent if (a) a Company Adverse Recommendation Change has occurred or EMCORE has approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or (b) EMCORE shall have breached in any material respect any of its covenants and agreements set forth in the non-solicitation provisions of the Merger Agreement and failed to cure such material breach within fifteen (15) days after written notice thereof is given by Parent to EMCORE;

•

EMCORE if prior to the receipt of EMCORE shareholder approval of the Merger Agreement Proposal at the Special Meeting, the Board of Directors authorizes EMCORE, subject to material compliance with the non-solicitation provisions of the Merger Agreement, to enter into a Company Acquisition Agreement (other than an acceptable confidentiality agreement) in respect of a Superior Proposal;

•

Parent if there is a breach of any representation, warranty, covenant, or agreement on the part of EMCORE set forth in the Merger Agreement such that the conditions to the Closing of Parent and Merger Sub (as described in “The Merger Agreement — Conditions to the Merger”) would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by Parent to EMCORE or (b) the End Date, and (1) prior to such termination, a Takeover Proposal is publicly disclosed or otherwise made or communicated to EMCORE or the Board of Directors; and (2) within twelve (12) months following the date of such termination, EMCORE has (x) entered into a definitive agreement with respect to the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration, or (y) consummated the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration;

•

EMCORE or Parent if the Merger has not been consummated on or before the End Date and (1) prior to such termination, a Takeover Proposal is publicly disclosed or otherwise made or communicated to EMCORE or the Board of Directors; and (2) within twelve (12) months following the date of such termination, EMCORE has (x) entered into a definitive agreement with respect to the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration, or (y) consummated the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration; or

•

EMCORE or Parent if EMCORE shareholder approval of the Merger Agreement Proposal is not obtained at the Special Meeting, and (1) prior to such termination, a Takeover Proposal is publicly disclosed; and (2) within twelve (12) months following the date of such termination, EMCORE has (x) entered into a definitive agreement with respect to the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration, or (y) consummated the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration.

Parent would be required to pay EMCORE a termination fee in an aggregate amount of $2.0 million (the “Parent Termination Fee”) in the event the Merger Agreement is terminated by EMCORE if:

•

there has been a breach of any representation, warranty, covenant, or agreement on the part of Parent Group Member, Parent, or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of EMCORE (as described in “The Merger Agreement — Conditions to the Merger”) would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by EMCORE to Parent, or (b) the End Date; provided further, that EMCORE shall not have this right to terminate the Merger Agreement if EMCORE is then in material breach of any representation, warranty, covenant, or obligation thereunder; or

•

(a) the conditions to the Closing of Parent and Merger Sub (as described in “The Merger Agreement — Conditions to the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, which conditions are capable at the time of termination of being satisfied if the Closing were to occur at such time) have been satisfied or (except with respect to the absence of any laws or order prohibiting the Closing or other transactions contemplated by the Merger Agreement) waived in accordance with the Merger Agreement, (b) EMCORE has indicated in writing to Parent that EMCORE is ready, willing, and able to consummate the Merger, (c) Parent and Merger Sub fail to consummate the Merger within four (4) business days following the date on which the Closing should have occurred pursuant to the closing provisions of the Merger Agreement (or, if the End Date falls within such four (4)-business day period, by the End Date) and (d) during such four (4)-business day period described in clause (c) above (or, if the End Date falls within such four (4)-business day period, during the period between the date on which the Closing should have occurred pursuant to the closing provisions of the Merger Agreement and the End Date), EMCORE stood ready, willing, and able to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Recommendation of the Board of Directors (See “Proposal 1: Approval of the Merger Agreement — Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 79)

The Board of Directors has unanimously: (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents, are advisable and fair to, and in the best interests of EMCORE and EMCORE shareholders; (b) approved the execution, delivery, and performance of the Merger Agreement and the other transaction documents, and the transactions contemplated by the Merger Agreement; (c) recommended that EMCORE shareholders approve the Merger Agreement; and (d) directed that the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, be submitted for consideration by EMCORE shareholders at the Special Meeting.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Reasons for the Merger (See “Proposal 1: Approval of the Merger Agreement — Recommendation of the Board of Directors and Reasons for the Merger” beginning on page 79)

In reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents, and recommend that EMCORE shareholders approve the Merger Agreement, the Board of Directors considered, among other things, the amount of the Merger Consideration offered to EMCORE shareholders in the Proposed Transaction (as defined in the “Proposal 1: Approval of the Merger Agreement — Background of the Merger”), the results of operations and prospects of EMCORE, the alternatives to the Proposed Transaction, the risks and uncertainties associated with the Proposed Transaction, and the alternatives to the Proposed Transaction, including continuing on a stand-alone basis.

In the process of reaching its decision, the Board of Directors consulted with EMCORE’s financial and legal advisors and considered a variety of factors, including the following factors as generally supporting its decision, among other things:

•

the fact that the Merger Consideration represents a premium of (i) 41.6% over EMCORE’s closing stock price of $2.19 on November 6, 2024, the day prior to the meeting of the Board of Directors during which the Board of Directors approved the Proposed Transaction, (ii) 54.2% over EMCORE’s closing stock price one week prior to that date, (iii) 26.5% over EMCORE’s closing stock price one month prior to that date, (iv) 226.3% over EMCORE’s closing stock price three months prior to that date, (v) 156.8% over the 90-calendar day volume-weighted average ending on September 27, 2024, the last trading day before the Announced Mobix Proposal, and (vi) 26.5% over EMCORE’s closing stock price of $2.45 on October 1, 2024, the first full trading day after the Announced Mobix Proposal;

•

the risks and uncertainties of remaining as an independent public company, including risks related to execution of EMCORE’s strategic growth initiatives, increasing the scale of EMCORE’s business, the difficulty of accurately forecasting customer demand in connection therewith, and EMCORE’s ability to continue as a going concern;

•

the fact that the Merger was the result of the Board of Directors’ thorough review of EMCORE’s standalone growth prospects and opportunities to maximize shareholder value, including contact, with the assistance of Craig-Hallum, with 9 parties, including 6 potential strategic partners and 3 financial sponsors (including Parent Group Member and its financial sponsor, the Guarantor), and with the assistance of Financial Advisor A, with 132 parties, including 48 potential strategic partners and 84 financial sponsors, concerning their interest in a strategic transaction involving EMCORE. The Board of Directors considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Parent Group Member and the Guarantor made a proposal for an acquisition of EMCORE that was capable of being accepted;

•	strategic alternatives to the Merger, including continuing to execute on EMCORE’s long-term plan without effecting the Merger;

•

the fact that the Merger Consideration of $3.10 will be paid in cash, and provides near term value and liquidity to EMCORE shareholders, enabling them to realize value for their interest in EMCORE while eliminating business and execution risk inherent in EMCORE’s business;

•

the Board of Directors’ belief that the value offered to EMCORE shareholders pursuant to the Merger is more favorable to EMCORE shareholders than the potential value from other alternatives reasonably available to EMCORE, including remaining an independent public company;

•

the Board of Directors’ belief that although the Merger Consideration of $3.10 in the Merger is lower than the $3.80 per share proposed by Mobix, the Merger has greater closing certainty than the Potential Mobix Transaction, as the Guarantor and Parent entered into an equity commitment letter providing sufficient commitments for the Aggregate Merger Consideration, which includes third-party beneficiary rights in favor of EMCORE, and the Merger Agreement provides that EMCORE would be able to seek damages beyond the Parent Termination Fee of $2.0 million payable by Parent if a willful breach or fraud occurred, while Mobix did not provide sufficient evidence of its ability to finance the Potential Mobix Transaction in the opinion of the Board of Directors and Mobix sought to cap damages to the reverse termination fee of $1.5 million payable by Mobix, even in the event of a knowing and intentional breach;

•

the fact that the Merger Consideration was the result of arm’s-length negotiations, and the fact that representatives of Parent informed representatives of EMCORE and its financial advisor that the Merger Consideration was the maximum price that Parent was willing to pay; and

•	increased volatility and uncertain outlook for EMCORE driven by:

•	EMCORE’s smaller size as compared to our competitors;

•	EMCORE’s limited liquidity;

•	the unpredictability of future revenue;

•	customer concentration; and

•	EMCORE’s dependence on a few products.

Opinion of Craig-Hallum (See “Proposal 1: Approval of the Merger Agreement — Opinion of Craig-Hallum” beginning on page 84)

At a meeting of the Board of Directors on November 7, 2024, Craig-Hallum Capital Group LLC (“Craig-Hallum”) rendered to the Board of Directors its oral opinion that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration set forth in the Merger Agreement was fair, from a financial point of view, to the holders of EMCORE common stock, other than Parent, Merger Sub or any of their respective affiliates (such other shareholders, the “Unaffiliated Shareholders”) and does not address other terms or agreements relating to the Merger or any other terms of the Merger Agreement. Such opinion was confirmed in writing on November 7, 2024.

Interests of EMCORE’s Directors and Executive Officers in the Merger (See “Proposal 1: Approval of the Merger Agreement — Interests of EMCORE’s Directors and Executive Officers in the Merger” beginning on page 94)

Certain of EMCORE’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, those of the EMCORE shareholders.

Dissenters’ Rights (See “Proposal 1: Approval of the Merger Agreement — Dissenters’ Rights” beginning on page 100)

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by agreement or by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the New Jersey Business Corporation Act

(the “NJBCA”), a shareholder may not dissent from a merger with respect to shares (i) that are listed on a national securities exchange or held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger, or (ii) for which, pursuant to the plan of merger, such shareholder will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities.

Since the Merger Consideration will consist of cash, holders of EMCORE common stock will not be entitled to dissenters’ rights in the Merger with respect to their shares of EMCORE common stock under the NJBCA. Under the NJBCA, notwithstanding that EMCORE shareholders do not qualify as statutory dissenters, they may still have the right to claim fair compensation for their shares in the context of a cash-out merger, as a result of the fiduciary duty of the majority to treat the minority fairly.

Material U.S. Federal Income Tax Consequences of the Merger (See “Proposal 1: Approval of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 101)

The receipt of cash by a U.S. Holder (as defined in “Proposal 1: Approval of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of EMCORE common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for EMCORE common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of EMCORE common stock surrendered pursuant to the Merger. This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. This discussion does not address any U.S. federal tax considerations other than those pertaining to income tax (such as estate, gift, or other non-income tax consequences) or any state, local, or non-U.S. income or non-income tax considerations. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.

Effect on EMCORE If the Merger Is Not Completed (See “Proposal 1: Approval of the Merger Agreement — Effect on EMCORE If the Merger Is Not Completed” beginning on page 45 and “The Merger Agreement — Termination Fee Payable in Certain Circumstances” beginning on page 125)

If the Merger Agreement is not adopted by EMCORE shareholders, or if the Merger is not completed for any other reason:

•	EMCORE shareholders will not be entitled to, nor will they receive, any payment for their respective shares of EMCORE common stock pursuant to the Merger Agreement;

•

(a) EMCORE will remain an independent public company; (b) EMCORE common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (c) EMCORE will continue to file periodic and other reports with the Securities and Exchange Commission (the “SEC”); and

•	under specified circumstances, in connection with a termination of the Merger Agreement,

•	EMCORE would be required to pay Parent a termination fee in an aggregate amount of $1.5 million; and

•	Parent would be required to pay EMCORE a termination fee in an aggregate amount of $2.0 million.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following are brief answers to certain questions that you, as an EMCORE shareholder, may have regarding the Merger and the matters being considered at the Special Meeting. You are urged to carefully read this proxy statement and the other documents referred to or incorporated by reference into this proxy statement in their entirety because this section may not provide all the information that is important to you regarding these matters. See “Summary” for a summary of important information regarding the Merger. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this proxy statement. You may obtain the information incorporated by reference into this proxy statement, without charge, by following the instructions under “Where You Can Find More Information; Incorporation by Reference.”

Q:	What is the Merger?

A:

On November 7, 2024, EMCORE entered into the Merger Agreement with Parent, Parent Group Member, and Merger Sub with respect to the Merger. Subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the Merger and becoming an indirect wholly owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding share of EMCORE common stock (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive $3.10 per share in cash, without interest, subject to any withholding taxes. In addition, immediately prior to the effective time of the Merger:

•

each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions;

•

each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions; and

•

each outstanding stock option of EMCORE (if any), whether vested or unvested, will be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (2) the total number of shares of EMCORE common stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

The Merger Agreement is attached as Annex A hereto.

Q:	Why am I receiving this proxy statement?

A:

Your vote is required in connection with the Merger. EMCORE is sending this proxy statement to its shareholders to help them decide how to vote their shares with respect to the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal.

Q:	What matters am I being asked to vote on?

A:	To implement the Merger, EMCORE shareholders are being asked to consider and vote upon:

•	the Merger Agreement Proposal to approve the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger;

•

the Compensation Proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that will or may be paid by EMCORE to its named executive officers in connection with the Merger; and

•

the Adjournment Proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

The approval of the Merger Agreement Proposal is the only approval of EMCORE shareholders required for the Closing.

Q:	When and where will the Special Meeting take place?

A:

The Special Meeting will be held in a virtual-only format via live webcast on [   ], 202[  ] at [  ] a.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting www.proxydocs.com/EMKR.

To virtually attend and vote at the Special Meeting, you must be a registered EMCORE shareholder as of the Record Date, or, if your shares are held through a broker, bank, or other nominee, you must obtain a legal proxy from such holder and follow the instructions set forth in this proxy statement.

In order to virtually attend the Special Meeting, you must register at www.proxydocs.com/EMKR by [ ] p.m., Eastern Time on [     ], 202[ ] using the control number included in the notice, proxy card, or in the voting instructions that accompanied your proxy materials. Upon completing your registration, you will receive further instructions by email, including unique links that will allow you to access the Special Meeting and vote online during the Special Meeting.

Q:	May I physically attend the Special Meeting?

A:

No. The Special Meeting is being held in a virtual-only format to offer a wider group of shareholders the opportunity to participate in the meeting, while reducing the costs to shareholders and the Company associated with an in-person meeting.

Q:	What if I have trouble accessing the Special Meeting virtually?

A:

The Special Meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Please allow sufficient time to check your internet connection, confirm your browser is up-to-date, and ensure that you can hear streaming audio prior to the start of the Special Meeting.

If you plan to virtually attend the Special Meeting, we encourage you to access the webcast before it begins. Online access to the webcast will be available approximately 15 minutes prior to the start of the Special Meeting. If you experience any technical difficulties during the check-in process or during the meeting, please call the toll-free phone number that will be available at www.proxydocs.com/EMKR for assistance. Technicians will be available to assist you.

Q:	Can I submit questions in connection with the Special Meeting?

A:

Yes. EMCORE shareholders are encouraged to submit questions in advance of the Special Meeting by visiting www.proxydocs.com/EMKR before [  ] p.m., Eastern Time on [    ], 202[ ] and entering their unique control number, as well as during the Special Meeting at www.proxydocs.com/EMKR. During the Special Meeting, we will answer as many shareholder-submitted questions related to the business of the Special Meeting as time permits.

Q:	What constitutes a quorum at the Special Meeting?

A:

To conduct the Special Meeting, the presence, either in person (virtually) or by properly executed proxy, of the holders of a majority of the shares of EMCORE common stock entitled to vote at the Special Meeting shall be required for the transaction of business. This is referred to as a “quorum.” If an EMCORE shareholder submits a properly executed proxy card or vote by the Internet or telephone, then such EMCORE shareholder will be considered present at the Special Meeting for purposes of determining the presence of a quorum. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will generally not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. However, if you hold your shares in “street name” and give voting instructions to your broker, bank, or other nominee with respect to one of the proposals, but give no instruction as to any other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal.

Q:	Who can vote at the Special Meeting?

A:

The Board of Directors has fixed the close of business on [     ], 202[  ] as the Record Date for the Special Meeting. Accordingly, only EMCORE shareholders of record on the Record Date are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement of the Special Meeting. As of the close of business on the Record Date, there were approximately [    ] shares of EMCORE common stock issued and outstanding and entitled to vote at the Special Meeting.

Q:	What vote is required to approve each proposal?

A:

Merger Agreement Proposal — The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Merger Agreement Proposal.

Compensation Proposal — The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.

Adjournment Proposal — The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Adjournment Proposal.

Approval of each proposal is not conditioned on the approval of any other proposal. If the Merger does not close, the compensation described in the Compensation Proposal may be paid to EMCORE’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and contractual arrangements even if EMCORE shareholders do not approve the Compensation Proposal.

If a quorum is present at the Special Meeting, the failure of any EMCORE shareholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in “The Special Meeting—Voting by Proxy or While Virtually Attending the Special Meeting”); or (c) virtually attend the Special Meeting, will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal. If a quorum is present at the Special Meeting, for EMCORE shareholders who virtually attend the Special Meeting or are represented by proxy and abstain from voting, such abstention will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal.

If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker, or other nominee how to vote your shares (resulting in “broker non-votes”), assuming a quorum is present, will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal. Broker non-votes generally will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. However, if you hold your shares in “street name” and give voting instructions to your broker, bank, or other nominee with respect to one of the proposals, but give no instruction as to any other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” “Street name” holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, or other nominee has enclosed a voting instruction form with the proxy statement. A broker non-vote occurs when brokers, banks, or other nominees who hold shares in “street name” for a beneficial owner of the shares, who have not received voting instructions from the beneficial owner of the shares, do not vote on a non-routine proposal because the bank, broker, or other nominee does not have discretionary authority to vote on such proposal, but the bank, broker, or other nominee does exercise its discretionary authority to vote the beneficial holder’s shares on at least one “routine” matter at Special Meeting. Since all proposals presented to EMCORE shareholders will be considered non-routine, we do not anticipate any broker non-votes at the Special Meeting. Failure to instruct your broker on how to vote your shares will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

See “What if a holder does not vote or abstains from voting?” below for information regarding the treatment of abstentions and “broker non-votes,” as well as for the impact of not voting on a specific proposal.

Q:	Why are EMCORE shareholders being asked to consider and vote on a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal?

A:

The SEC has adopted rules that require EMCORE to seek an advisory (non-binding) vote on “golden parachute” compensation. “Golden Parachute” compensation refers to certain compensation that is tied to or based on the Merger and that will or may be paid by EMCORE to its named executive officers in connection with the Merger.

Q:	What will happen if the Compensation Proposal is not approved at the Special Meeting?

A:	Approval of the Compensation Proposal is not a condition to the Closing. Accordingly, EMCORE shareholders may vote against the Compensation Proposal and vote for the Merger Agreement Proposal.

The Compensation Proposal vote is an advisory (non-binding) vote. If the Merger does not close, the compensation described in the Compensation Proposal may be paid to EMCORE’s named executive officers to the extent payable in accordance with the terms of their respective compensation agreements and contractual arrangements even if EMCORE shareholders do not approve the Compensation Proposal.

Q:	How do holders of record vote?

A:

If your EMCORE shares are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered the “shareholder of record” with respect to those shares. Shares held in your name as the shareholder of record may be voted electronically at the Special Meeting by visiting www.proxydocs.com/EMKR. If you have already voted in advance of the Special Meeting by Internet, telephone, or mail, there is no need to vote again at the Special Meeting unless you wish to revoke and change your vote. Even if you plan to virtually attend the Special Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to virtually attend the Special Meeting.

Q:	What is a proxy?

A:

A proxy is a legal designation from an EMCORE shareholder to another person to vote shares owned by such EMCORE shareholder on their behalf. If you are an EMCORE shareholder of record, you can vote by proxy over the Internet, by telephone, or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, or other nominee.

Q:	How do beneficial holders vote?

A:

If a beneficial shareholder holds EMCORE shares in “street name” through a broker, bank, or other nominee rather than directly in such shareholder’s own name, such shareholder is considered the “beneficial holder” of shares held in street name. The broker, bank, or other nominee who holds these shares will provide instructions on how to vote the shares beneficially owned by such shareholder. Because a beneficial holder is not a shareholder of record, such shareholder may not vote these shares at the Special Meeting unless such shareholder obtains a legal proxy giving such shareholder the right to vote those shares at the Special Meeting. If such shareholder wishes to virtually attend the Special Meeting and vote, such shareholder will need to consult with the broker, bank, or other nominee who holds these shares and obtain a legal proxy.

Q:	If a holder’s shares are held in “street name” through a broker, bank, or other nominee, will the broker, bank, or other nominee vote the shares for the holder?

A:

Under the rules applicable to brokers, banks, and other nominees holding shares in “street name,” they have the authority to vote on routine proposals when they have not received instructions from beneficial owners. However, brokers, banks, and other nominees are precluded from exercising their voting discretion with respect to the approval of non-routine matters. Since the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal are non-routine matters, absent specific instructions from you, the brokers, banks, and other nominees are not empowered to vote those “street name” shares in connection with such proposals. You should follow the procedures provided by your bank, broker, or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, and, assuming a quorum is present, will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal.

Q:	What happens if I sell or otherwise transfer my shares of EMCORE common stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of EMCORE common stock after the

Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies EMCORE in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of EMCORE common stock after the Record Date, we encourage you to sign, date, and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (in accordance with the instructions detailed in “The Special Meeting—Voting by Proxy or While Virtually Attending the Special Meeting”).

Q:	If a holder is not going to attend the Special Meeting, should that holder return his or her proxy card, or otherwise submit a proxy to vote his or her shares?

A:

Yes. Completing, signing, dating, and returning the proxy card by mail, or submitting a proxy by accessing the website listed on the proxy card, or calling the toll-free number listed on the proxy card, ensures that the holder’s shares will be represented and voted at the Special Meeting, even if the holder is unable to or does not virtually attend the meeting.

Q:	Who may attend the Special Meeting?

A:	Only shareholders of record as of the close of business on [ ], 202[ ], or their proxy holders, or the underlying beneficial owners, may virtually attend the Special Meeting.

Q:	Can holders change their vote?

A:

Yes. Holders of record of shares of EMCORE common stock who have properly completed and submitted their proxy card, or proxy by Internet or telephone, can change their vote or revoke their proxy in any of the following ways:

•

delivering a signed revocation letter to Ryan Hochgesang, EMCORE’s Corporate Secretary, at EMCORE’s address set forth in this proxy statement, which must be received prior to the Special Meeting, which states that you have revoked your proxy;

•	voting again by Internet or telephone (prior to [ ], 202[ ] at [ ] p.m., Eastern Time), since only the latest vote will be counted;

•

signing and returning, prior to the prior proxy’s exercise at the Special Meeting, another proxy card that is dated after the date of the first proxy card, and submitting it following the instructions on the enclosed proxy card; or

•	virtually attending and voting at the Special Meeting. Virtually attending the Special Meeting alone will not in and of itself revoke your previously submitted proxy.

If your shares are held in “street name” by a broker, bank, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, or other nominee. You may also vote at the Special Meeting if you register in advance to attend the Special Meeting and obtain a valid legal proxy from your broker, bank, or other nominee as set forth in this proxy statement. Simply virtually attending the Special Meeting will not revoke a previous proxy.

Q:	What if a holder does not vote or abstains from voting?

A:

Holders of record on the Record Date for the Special Meeting may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each proposal. If a quorum is present at the Special Meeting, the failure of any EMCORE shareholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in “The Special Meeting — Voting by Proxy or While Virtually Attending the Special Meeting”); or (c) virtually attend the Special Meeting will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal. If a quorum is present at the Special Meeting, for EMCORE shareholders who virtually attend the Special Meeting or are represented by proxy and abstain from voting, such abstention will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal.

Each “broker non-vote” will, assuming a quorum is present, have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal, because “broker non-votes” will not be counted as votes cast with respect any proposal for which the broker, bank, or other nominee has not received voting instructions from the beneficial owner. Broker non-votes will generally not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. However, if you hold your shares in “street name” and give voting instructions to your broker, bank, or other nominee with respect to one of the proposals, but give no instruction as to any other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” “Street name” holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, or other nominee has enclosed a voting instruction form with the proxy statement. Since all proposals presented to EMCORE shareholders will be considered non-routine, we do not anticipate any broker non-votes at the Special Meeting. If a proxy is returned without an indication as to how shares of EMCORE common stock represented are to be voted with regard to a particular proposal, the shares of EMCORE common stock represented by the proxy will be voted in accordance with the recommendation of the Board of Directors. Therefore, such shares will be voted “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal.

Q:	Does the Board of Directors support the Merger?

A:

Yes. The Board of Directors has approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and recommends that EMCORE shareholders vote “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal.

Q:	What should holders of shares of EMCORE common stock do now?

A:

After carefully reading and considering the information contained in this proxy statement, holders of shares of EMCORE common stock should submit a proxy by mail, via the website, or by telephone to vote their shares as soon as possible so that their shares will be represented and voted at the Special Meeting. Holders should follow the instructions set forth on the enclosed proxy card or proxy form, or on the voting instruction form provided by the record holder if their shares are held in the name of a broker, bank, or other nominee.

Q:	Should holders of shares of EMCORE common stock surrender their certificates or book-entry shares now?

A:

No. After the Merger is completed, a nationally recognized bank or trust company designated by EMCORE that is reasonably acceptable to Parent to act as the paying agent for purposes of effecting the payment of the Merger Consideration in accordance with the terms of the Merger Agreement (the “Paying Agent”) will send each holder of record of an outstanding certificate a letter of transmittal and instructions that explain how to exchange shares of EMCORE common stock represented by such holder’s certificates for the Merger Consideration. Also, after the Merger is completed, the Paying Agent will send each holder of non-certificated shares represented by book entry the Merger Consideration for each such book-entry share upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request).

See “The Merger Agreement — Conversion of Securities in the Merger — Payment of Securities; Surrender of Certificates.”

Q:	What is the Merger described in this proxy statement?

A:

The Merger contemplates the acquisition of EMCORE by Parent in the Merger. At the effective time of the Merger, each issued and outstanding share of EMCORE common stock (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive $3.10 per share in cash, without interest, subject to any withholding taxes. In addition, immediately prior to the effective time of the Merger:

•

each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions;

•

each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions; and

•

each outstanding stock option of EMCORE (if any), whether vested or unvested, will be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (2) the total number of shares of EMCORE common stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

Each of the foregoing shall be effected on the terms and subject to the conditions in the Merger Agreement, and the conversion of the EMCORE common stock into the right to receive the Merger Consideration, and the cancellation of outstanding restricted stock unit awards subject to time-based vesting restrictions and outstanding restricted stock unit awards subject to performance vesting conditions (which, to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived) in consideration for, and the cancellation and conversion of outstanding stock options (if any) into, the right to receive a lump sum cash payment pursuant to a formula based on the Merger Consideration, in each case shall be subject to adjustment for any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, or other similar event, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such event, and without interest and subject to any required tax withholding.

See “Proposal 1: Approval of the Merger Agreement — Overview” and “The Merger Agreement — Conversion of Securities in the Merger.”

Q:	What are EMCORE’s reasons for the Merger?

A:

In reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents, and recommend that EMCORE shareholders approve the Merger Agreement, the Board of Directors considered, among other things, the amount of Merger Consideration offered to EMCORE shareholders in the Proposed Transaction, the results of operations and prospects of EMCORE, the alternatives to the Proposed Transaction, the risks and uncertainties associated with the Proposed Transaction, and alternatives to the Proposed Transaction, including continuing on a stand-alone basis.

In the process of reaching its decision, the Board of Directors consulted with EMCORE’s financial and legal advisors and considered a variety of factors, including the following factors as generally supporting its decision, among other things:

•

the fact that the Merger Consideration represents a premium of (i) 41.6% over EMCORE’s closing stock price of $2.19 on November 6, 2024, the day prior to the meeting of the Board of Directors during which the Board of Directors approved the Proposed Transaction, (ii) 54.2% over EMCORE’s closing stock price one week prior to that date, (iii) 26.5% over EMCORE’s closing stock price one month prior to that date, (iv) 226.3% over EMCORE’s closing stock price three months prior to that date, (v) 156.8% over the 90-calendar day volume-weighted average ending on September 27, 2024, the last trading day before the Announced Mobix Proposal, and (vi) 26.5% over EMCORE’s closing stock price of $2.45 on October 1, 2024, the first full trading day after the Announced Mobix Proposal;

•

the risks and uncertainties of remaining as an independent public company, including risks related to execution of EMCORE’s strategic growth initiatives, increasing the scale of EMCORE’s business, the difficulty of accurately forecasting customer demand in connection therewith, and EMCORE’s ability to continue as a going concern;

•

the fact that the Merger was the result of the Board of Directors’ thorough review of EMCORE’s standalone growth prospects and opportunities to maximize shareholder value, including contact, with the assistance of Craig-Hallum, with 9 parties, including 6 potential strategic partners and 3 financial sponsors (including Parent Group Member and its financial sponsor, the Guarantor), and with the assistance of Financial Advisor A, with 132 parties, including 48 potential strategic partners and 84 financial sponsors, concerning their interest in a strategic transaction involving EMCORE. The Board of Directors considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Parent Group Member and the Guarantor made a proposal for an acquisition of EMCORE that was capable of being accepted;

•	strategic alternatives to the Merger, including continuing to execute on EMCORE’s long-term plan without effecting the Merger;

•

the fact that the Merger Consideration of $3.10 will be paid in cash, and provides near term value and liquidity to EMCORE shareholders, enabling them to realize value for their interest in EMCORE while eliminating business and execution risk inherent in EMCORE’s business;

•

the Board of Directors’ belief that the value offered to EMCORE shareholders pursuant to the Merger is more favorable to EMCORE shareholders than the potential value from other alternatives reasonably available to EMCORE, including remaining an independent public company;

•

the Board of Directors’ belief that although the Merger Consideration of $3.10 in the Merger is lower than the $3.80 per share proposed by Mobix, the Merger has greater closing certainty than the Potential Mobix Transaction, as the Guarantor and Parent entered into an equity commitment letter providing sufficient commitments for the Aggregate Merger Consideration, which includes third-party beneficiary rights in favor of EMCORE, and the Merger Agreement provides that EMCORE would be able to seek damages beyond the Parent Termination Fee of $2.0 million payable by Parent if a willful breach or fraud occurred, while Mobix did not provide sufficient evidence of its ability to finance the

Potential Mobix Transaction in the opinion of the Board of Directors and Mobix sought to cap damages to the reverse termination fee of $1.5 million payable by Mobix, even in the event of a knowing and intentional breach;

•

the fact that the Merger Consideration was the result of arm’s-length negotiations, and the fact that representatives of Parent informed representatives of EMCORE and its financial advisor that the Merger Consideration was the maximum price that Parent was willing to pay; and

•	increased volatility and uncertain outlook for EMCORE driven by:

•	EMCORE’s smaller size as compared to our competitors;

•	EMCORE’s limited liquidity;

•	the unpredictability of future revenue;

•	customer concentration; and

•	EMCORE’s dependence on a few products.

See “Proposal 1: Approval of the Merger Agreement — Recommendation of the Board of Directors and Reasons for the Merger.”

Q:	What will EMCORE shareholders receive if the Merger is completed?

A:

At the effective time of the Merger, each issued and outstanding share of EMCORE common stock (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive the Merger Consideration of $3.10 per share in cash, without interest, subject to any withholding taxes. In addition, immediately prior to the effective time of the Merger: (a) each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions; (b) each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (X) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (Y) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions; and (c) each outstanding stock option of EMCORE (if any), whether vested or unvested, will be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (2) the total number of shares of EMCORE common stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

See “The Merger Agreement — Conversion of Securities in the Merger.” After the Closing, EMCORE shareholders will cease to own any shares of EMCORE common stock.

Q:	How does the Merger Consideration compare to the market price of EMCORE common stock prior to the announcement of the Merger Agreement?

A:	The Merger Consideration of $3.10 per share of EMCORE common stock represents a 41.6% premium over the closing price per share of EMCORE common stock on November 6, 2024, the day prior to the meeting of the Board of Directors during which the Board of Directors approved the Proposed Transaction and the last trading date before the execution of the Merger Agreement, as well as a 54.2% premium over the closing price per share of EMCORE common stock one week prior to November 6, 2024, a 26.5% premium over the closing price per share of EMCORE common stock one month prior to November 6, 2024, and a 226.3% premium over the closing price per share of EMCORE common stock three months prior to November 6, 2024. The Merger Consideration also represents a premium of 156.8% over the 90-calendar day volume-weighted average ending on September 27, 2024, the last trading day before Mobix Labs, Inc. (“Mobix”) issued a press release announcing that it had submitted a non-binding proposal to the Board of Directors to acquire all of EMCORE’s outstanding shares for $3.80 per share in cash (the “Announced Mobix Proposal”). In addition, the Merger Consideration represents a premium of 26.5% over the closing price per share of EMCORE common stock on October 1, 2024, first full trading day after the Announced Mobix Proposal. The closing price per share of EMCORE common stock on Nasdaq on January 13, 2025, the most recent practicable date prior to the date of this proxy statement, was $2.99. You are encouraged to obtain current market prices of EMCORE common stock in connection with voting your shares of EMCORE common stock.

Q:	Will EMCORE cease to be a public company after the Closing?

A:	Yes, the shares of EMCORE common stock will be delisted from Nasdaq and EMCORE will cease to be an SEC reporting company upon the Closing.

Q:	What are the material U.S. federal income tax consequences to EMCORE shareholders resulting from the Merger?

A:

The receipt of cash by a U.S. Holder in exchange for shares of EMCORE common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for EMCORE common stock pursuant to the Merger will recognize a gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of EMCORE common stock surrendered pursuant to the Merger. This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the Merger. This discussion does not address any U.S. federal tax considerations other than those pertaining to income tax (such as estate, gift, or other non-income tax consequences) or any state, local, or non-U.S. income or non-income tax considerations. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the Merger.

See “Proposal 1: Approval of the Merger Agreement — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	Are there risks associated with the pendency of the Closing?

A:

Yes. The Closing is subject to the satisfaction of customary closing conditions, including receipt of approval by EMCORE shareholders of the Merger Agreement Proposal and the absence of any laws or orders that would make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Each of the parties to the Merger Agreement has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date) the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all necessary governmental authorizations, waivers, and actions or nonactions from governmental entities, making all necessary registrations, filings, and notifications (including filings with governmental entities), and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities.

Although the Merger is not reportable under the HSR Act, and therefore no filings with respect to the Merger are expected to be required with the FTC or the DOJ, the Merger and the other transactions contemplated by the Merger Agreement are subject to the requirements of ISRA, and the regulations issued thereunder, with respect to the Budd Lake Facility. EMCORE has agreed to use commercially reasonable measures to achieve ISRA compliance prior to Closing if possible, or otherwise take commercially reasonable measures with respect to ISRA to permit the consummation of the Merger as set forth in the Merger Agreement.

See “The Merger Agreement — Conditions to the Merger,” “The Merger Agreement — Appropriate Action, Consents, and Filings,” and “Proposal 1: Approval of the Merger Agreement — Regulatory Matters.”

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by EMCORE shareholders or if the Merger is not completed for any other reason, EMCORE shareholders will not receive any payment for their respective shares of EMCORE common stock. Instead, EMCORE will remain an independent public company, EMCORE common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and EMCORE will continue to file periodic and other reports with the SEC. Under specific circumstances, in connection with a termination of the Merger Agreement, EMCORE may be required to pay Parent a termination fee in an aggregate amount of $1.5 million and Parent may be required to pay EMCORE a termination fee in an aggregate amount of $2.0 million.

See “Summary — Termination Fee Payable in Certain Circumstances” and “The Merger Agreement — Termination Fee Payable in Certain Circumstances.”

Q:	Will EMCORE or Parent have to pay anything to the other parties if the Merger Agreement is terminated?

A:	Under specified circumstances, in connection with a termination of the Merger Agreement,

•	EMCORE would be required to pay Parent a termination fee in an aggregate amount of $1.5 million; and

•	Parent would be required to pay EMCORE a termination fee in an aggregate amount of $2.0 million.

See “Summary — Termination Fee Payable in Certain Circumstances” and “The Merger Agreement — Termination Fee Payable in Certain Circumstances.”

Q:	Are EMCORE shareholders and beneficial owners entitled to dissenters’ or appraisal rights for their shares?

A:

No. Under Section 14A:11 of the NJBCA, a shareholder may not dissent from a merger with respect to shares (i) that are listed on a national securities exchange or held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger, or (ii) for which, pursuant to the plan of merger, such shareholder will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities.

Since the Merger Consideration will consist of cash, holders of EMCORE common stock will not be entitled to dissenters’ rights in the Merger with respect to their shares of EMCORE common stock under the NJBCA. Under the NJBCA, notwithstanding that EMCORE shareholders do not qualify as statutory dissenters, they may still have the right to claim fair compensation for their shares in the context of a cash-out merger, as a result of the fiduciary duty of the majority to treat the minority fairly.

For more information, see “Proposal 1: Approval of the Merger Agreement — Dissenters’ Rights.”

Q:	What is the current relationship among EMCORE and Parent, Parent Group Member, and Merger Sub?

A:

Parent Group Member, will, at the effective time of the Merger, be an indirect wholly owned subsidiary of Parent, and Merger Sub will, at the effective time of the Merger, be an indirect wholly owned subsidiary of Parent. Parent was formed by Parent Group Member as a Delaware limited partnership in November 2024 as part of an overall restructuring of Parent Group Member and its subsidiaries, with such restructuring to be completed prior to the consummation of the Merger. Merger Sub was formed as a New Jersey corporation in November 2024 to effectuate the Merger. Other than as set forth above and in connection with the Merger, there is no relationship between or among Parent, Parent Group Member, or Merger Sub, on the one hand, and EMCORE on the other hand.

Q:	When will the Merger close?

A:

The Merger is currently expected to close during the quarter ending March 31, 2025, subject to the completion or waiver of certain specified closing conditions described in this proxy statement. EMCORE and Parent are working to complete the Merger as quickly as practicable after the closing conditions are satisfied or waived. Assuming that the Merger Agreement Proposal is approved by the requisite vote of EMCORE shareholders at the Special Meeting, other important conditions to the Closing exist. However, it is possible that factors outside the parties’ control could require the Merger to be completed at a later time or not be completed at all. As a result of the foregoing, there may be a significant or longer than expected time period between the shareholder vote at the Special Meeting and the Closing.

See “The Merger Agreement — Conditions to the Merger.”

Q:	Who will bear the cost of soliciting votes for the Special Meeting?

A:

EMCORE has engaged Alliance Advisors, LLC (“Alliance”) to assist in the solicitation of proxies for the Special Meeting. EMCORE estimates that it will pay Alliance approximately $25,000, plus additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable expenses. EMCORE has agreed to indemnify Alliance against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:	What should I do if I receive more than one set of voting materials?

A:

This means you own shares of EMCORE common stock that are registered under different names or are in more than one account. For example, you may own some shares directly as an EMCORE shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign, and return all of the proxy cards, or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope. If you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	How many copies of this proxy statement and related voting materials should I receive if I share an address with another EMCORE shareholder?

A:

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. EMCORE and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Upon written or oral request, EMCORE will deliver free of charge a separate copy of each of the proxy related materials, as applicable, to a shareholder at a shared address to which a single copy was delivered. Once you have received notice from your broker or EMCORE that they or EMCORE will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or EMCORE if you hold registered shares. You can notify EMCORE by sending a request to EMCORE Corporation, 450 Clark Drive, Budd Lake, New Jersey 07828, Attention: General Counsel or by calling (626) 293-3400 and EMCORE will promptly deliver to you a separate copy of the proxy statement.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, EMCORE will file the final voting results of the Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Who can answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement, or need to obtain proxy cards or help voting your shares of EMCORE common stock, please contact our proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive

Bloomfield, NJ 07003

Phone Number: 833-501-4822

Email: EMKR@AllianceAdvisors.com

Q:	Where can I find more information about EMCORE, Parent, Parent Group Member, and Merger Sub, and the Merger?

A:

You can find out more information about EMCORE, Parent, Parent Group Member, and Merger Sub, and the Merger by reading this proxy statement and, with respect to EMCORE, from various sources described in “Where You Can Find More Information; Incorporation by Reference.”

See “Proposal 1: Approval of the Merger Agreement — Information about the Parties Involved in the Merger” for additional information about Parent, Parent Group Member, and Merger Sub. For additional information about the Merger, see “Proposal 1: Approval of the Merger Agreement — Overview.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding the following: the anticipated benefits of the Merger, including future plans, objectives, expectations, and intentions; the anticipated timing of the Closing; the anticipated delisting and deregistration of EMCORE common stock; indebtedness to be incurred by Parent in connection with the Merger; EMCORE’s potential or projected future financial performance and expenditures; potential tax and accounting impacts of the Merger; and other expectations and estimates or statements which are not historical facts. Forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would,” and the negative of these terms or other similar expressions. These forward-looking statements are based upon information currently available to EMCORE and are subject to a number of risks, uncertainties, and other factors that could cause actual results to vary materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to vary materially from the results referred to in the forward-looking statements in this proxy statement include, among other things:

•	the possibility that the conditions to the Closing will not be satisfied;

•

failure to obtain, delays in obtaining, or adverse conditions related to obtaining, necessary governmental authorizations, waivers, registrations, filings and notifications, shareholder approval, or regulatory clearances to be sought in connection with the Merger in the anticipated timeframe or at all;

•	effects of the announcement or pendency of the Merger on the trading price of EMCORE common stock and on EMCORE’s business and operating results;

•	the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement;

•

significant transaction costs, fees, expenses, and charges (including unknown liabilities and risks relating to any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses, and future prospects) which could impact EMCORE’s business and operating results or expected or targeted future financial and operating performance and results;

•

operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the announcement of the Merger and the diversion of EMCORE management’s attention from its ongoing business);

•	failure to consummate or delay in the Closing for any reason;

•	the ability to retain key executive officers and employees during the pendency of the Merger;

•	risks associated with regulation and litigation related to the Merger or otherwise impacting any of the parties;

•	changes in the competitive or regulatory landscape in the aerospace and defense industry;

•	dependence on significant licensing arrangements, customers, or other third parties;

•	risks relating to any resurgence of the COVID-19 pandemic or similar public health crises;

•	issues and costs arising from acquisitions and dispositions, and the timing and impact of accounting adjustments;

•	risks related to Parent’s ability to obtain the necessary financing to consummate the Merger;

•	prolonged declines in one or more markets;

•

economic changes in global markets, such as reduced demand for products, exchange rates, inflation, and interest rates, recession, government policies, including policy changes affecting the aerospace and defense industry, taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that the parties to the Merger cannot control;

•

risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data);

•	other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and

•

other risks and uncertainties including, but not limited to, those described in EMCORE’s Annual Report on Form 10-K filed with the SEC, and from time to time in other filed reports, including EMCORE’s Quarterly Reports on Form 10-Q.

For a more detailed description of the risk factors associated with EMCORE, refer to EMCORE’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on January 14, 2025 and subsequent SEC filings by EMCORE. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement, and EMCORE undertakes no obligation to update any forward-looking information contained in this proxy statement to reflect subsequent events or circumstances.

THE SPECIAL MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of EMCORE shareholders to be held virtually via live webcast on [    ], 202[  ]. When this proxy statement refers to the Special Meeting, it is also referring to any adjournments or postponements of the Special Meeting. EMCORE intends to begin mailing this proxy statement, the attached Notice of Special Meeting of Shareholders and the accompanying proxy card on or about [    ], 202[  ]. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present” or “in person” shall mean virtually present at the Special Meeting.

Date, Time, and Place of the Special Meeting

The Special Meeting will be held virtually via live webcast on [    ], 202[ ] at [ ] a.m., Eastern Time (unless the Special Meeting is adjourned or postponed). You will be able to virtually attend and vote at the Special Meeting by visiting www.proxydocs.com/EMKR.

To virtually attend the Special Meeting, you must be a registered EMCORE shareholder as of the Record Date, or, if your shares are held through a broker, bank, or other nominee, you must obtain a legal proxy from such holder and follow the instructions set forth in this proxy statement.

Purpose of the Special Meeting

At the Special Meeting, EMCORE shareholders will be asked:

1.	Merger Agreement Proposal: to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger;

2.

Compensation Proposal: to consider and vote upon a proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that will or may be paid or become payable to EMCORE’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement; and

3.

Adjournment Proposal: to consider and vote upon a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

THE APPROVAL OF THE MERGER AGREEMENT PROPOSAL IS THE ONLY APPROVAL OF EMCORE SHAREHOLDERS REQUIRED FOR THE CLOSING OF THE MERGER.

THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER, THE “GOLDEN PARACHUTE” COMPENSATION PAYMENTS AND, IF NECESSARY OR APPROPRIATE, THE ADJOURNMENT PROPOSAL, AND RECOMMENDS THAT EMCORE SHAREHOLDERS VOTE “FOR” EACH PROPOSAL LISTED ABOVE.

Participating in the Special Meeting

In order to virtually attend the Special Meeting, you must register at www.proxydocs.com/EMKR by [ ] p.m., Eastern Time on [    ], 202[ ] using the control number included in the notice, proxy card, or in the voting instructions that accompanied your proxy materials. Upon completing your registration, you will receive further instructions by email, including unique links that will allow you to access the Special Meeting and vote online during the Special Meeting.

The Special Meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Please allow sufficient time to check your internet connection, confirm your browser is up-to-date, and ensure that you can hear streaming audio prior to the start of the Special Meeting.

If you plan to virtually attend the Special Meeting, we encourage you to access the webcast before it begins. Online access to the webcast will be available approximately 15 minutes prior to the start of the Special Meeting. If you experience any technical difficulties during the check-in process or during the meeting, please call the toll-free phone number that will be available at www.proxydocs.com/EMKR for assistance. Technicians will be available to assist you.

EMCORE shareholders are encouraged to submit questions in advance of the Special Meeting by visiting www.proxydocs.com/EMKR before [ ] p.m., Eastern Time on [    ], 202[  ] and entering their unique control number, as well as during the Special Meeting at www.proxydocs.com/EMKR. During the Special Meeting, we will answer as many shareholder-submitted questions related to the business of the Special Meeting as time permits.

Additional information regarding related rules of conduct and other materials for the Special Meeting will be available during the Special Meeting at www.proxydocs.com/EMKR.

Record Date and Issued and Outstanding Shares

The Board of Directors has fixed the close of business on [     ], 202[  ] as the Record Date for the Special Meeting. Accordingly, only EMCORE shareholders of record as of the Record Date are entitled to receive notice of and to vote at the Special Meeting or at any adjournment or postponement of the Special Meeting. Each share of EMCORE common stock entitles the holder to one vote on each of the proposals to be considered at the Special Meeting.

As of the close of business on the Record Date, there were approximately [    ] shares of EMCORE common stock issued and outstanding and entitled to vote at the Special Meeting.

Holders of shares of EMCORE common stock on the Record Date may vote their shares of EMCORE common stock at the Special Meeting or by proxy as described below under “—Voting by Proxy or While Virtually Attending the Special Meeting.”

Quorum

The presence, either in person (virtually) or by properly executed proxy, of the holders of the majority of the shares of EMCORE common stock entitled to vote at the Special Meeting shall be required for the transaction of business. This is referred to as a “quorum.” If an EMCORE shareholder submits a properly executed proxy card or vote by the Internet or telephone, then such EMCORE shareholder will be considered present at the Special Meeting for purposes of determining the presence of a quorum. Abstentions will be counted, but “broker non-votes” will not be counted, as present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when brokers, banks, or other nominees who hold shares in “street name” for a beneficial owner of the shares, who have not received voting instructions from the beneficial owner of the shares, do not vote on a non-routine proposal because the bank, broker, or other nominee does not have discretionary authority to vote on such proposal, but the bank, broker, or other nominee does exercise its discretionary authority to vote the beneficial holder’s shares on at least one “routine” matter at the Special Meeting. EMCORE does not expect any “broker non-votes” at the Special Meeting because the rules applicable to brokers, banks, and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” and each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, a broker, bank, or other nominee will not be permitted to vote your shares of EMCORE common stock at the Special Meeting on any proposal for which such broker, bank, or other nominee has not received voting instructions.

Required Vote; Abstentions and “Broker Non-Votes”

EMCORE shareholders of record on the Record Date for the Special Meeting may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each proposal.

Required Vote

Merger Agreement Proposal. The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Merger Agreement Proposal.

Compensation Proposal. The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve, on an advisory (non-binding basis), the Compensation Proposal.

Adjournment Proposal. The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Adjournment Proposal.

Failure to be Represented, Abstentions, and “Broker Non-Votes”

General

Abstentions will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal. Brokers, banks, and other nominees holding shares in “street name” have the authority to vote on routine proposals when they have not received instructions from beneficial owners. Brokers, banks, and other nominees are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal. As a result, absent specific instructions from the beneficial owner, brokers, banks, and other nominees are not empowered to vote those “street name” shares in connection with the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal, and, assuming the broker, bank, or other nominee has not received voting instructions on any proposal to be considered at the Special Meeting, such shares will not be considered present and entitled to vote at the Special Meeting for the purposes of determining a quorum, regardless of whether they submit proxies.

All beneficial owners of shares of EMCORE common stock are urged to submit their proxy to indicate their votes or to contact the record holder of their shares to determine how to vote.

Failure to be Represented

If a quorum is present at the Special Meeting, the failure of any EMCORE shareholder of record to: (a) submit a signed proxy card; (b) grant a proxy over the Internet or by telephone (in accordance with the instructions detailed in “—Voting by Proxy or While Virtually Attending the Special Meeting”); or (c) virtually attend the Special Meeting will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal.

Abstentions

If a quorum is present at the Special Meeting, for EMCORE shareholders who virtually attend the Special Meeting or are represented by proxy and abstain from voting on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal, such abstention will have no effect on the outcome of the vote on such proposal.

“Broker Non-Votes”

A broker non-vote occurs when brokers, banks, or other nominees who hold shares in “street name” for a beneficial owner of the shares, who have not received voting instructions from the beneficial owner of the shares, do not vote on a non-routine proposal because the bank, broker, or other nominee does not have discretionary authority to vote on such proposal, but the broker, bank, or other nominee does exercise its discretionary authority to vote the beneficial holder’s shares on at least one “routine” matter at the Special Meeting. Each “broker non-vote” will have no effect on the outcome of the vote on the Merger Agreement Proposal, the Compensation Proposal, or the Adjournment Proposal, because “broker non-votes” will not be counted as votes cast with respect to such proposals. Broker non-votes will generally not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting, and otherwise will have no effect on a particular proposal. However, if you hold your shares in “street name” and give voting instructions to your broker, bank, or other nominee with respect to one of the proposals, but give no instruction as to any other proposal, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to the proposal as to which instructions were given, and will not be voted with respect to any other proposal. If your shares are held in a stock brokerage account or by a bank or other nominee, then the broker, bank, or other nominee is considered to be the shareholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” “Street name” holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, or other nominee how to vote their shares using the methods described above. Since the proposals are “non-routine matters,” your broker, bank, or other nominee does not have discretionary authority to vote your shares on the proposals. If your shares are held in street name, your broker, bank, or other nominee has enclosed a voting instruction form with the proxy statement. Since all proposals presented to EMCORE shareholders will be considered non-routine, we do not anticipate any broker non-votes at the Special Meeting. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

The Merger will not occur unless the Merger Agreement Proposal is approved. Approval of each proposal is not conditioned on the approval of any other proposal. Further, if the Merger closes, the compensation described in the Compensation Proposal may be paid to EMCORE’s named executive officers to the extent payable pursuant to the terms of their respective compensation agreements and contractual arrangements even if EMCORE shareholders do not approve the Compensation Proposal.

Voting by Proxy or While Virtually Attending the Special Meeting

Giving a proxy means that an EMCORE shareholder authorizes the person named in the enclosed proxy card to vote his or her shares at the Special Meeting in the manner such shareholder directs. An EMCORE shareholder may cause his or her shares to be voted by granting a proxy in advance of the Special Meeting or by voting while virtually attending the Special Meeting. Even if you plan to virtually attend the Special Meeting, we urge you to promptly follow the instructions on the enclosed proxy card to vote on the matters to be considered at the Special Meeting.

EMCORE shareholders of record may vote their shares as follows:

1.

Internet — go to the website printed on the enclosed proxy card (www.proxypush.com/EMKR) and follow the instructions outlined on the secured website using certain information provided on the front of the proxy card. If you vote using the Internet, there is no need to mail in your proxy card.

2.

Telephone — call the toll-free number that is listed on the enclosed proxy card (1-855-635-6594) and follow the instructions. If you vote using the telephone, there is no need to mail in your proxy card.

3.	Proxy Card — complete, sign, date, and return your proxy card in the postage-paid, self-addressed envelope provided.

4.

Virtually Attending the Special Meeting — attending and voting at the Special Meeting if you are a shareholder of record or if you are a beneficial owner and have a legal proxy from the shareholder of record.

Submitting a proxy by Internet or by telephone provides the same authority to vote shares as if the shareholder had returned his or her proxy card by mail.

Each properly signed proxy received prior to the Special Meeting and not revoked before exercised at the Special Meeting will be voted at the Special Meeting according to the instructions indicated on the proxy or, if no instructions are given on a properly signed proxy, the shares represented by such proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal.

If an EMCORE shareholder of record plans to virtually attend the Special Meeting and wishes to vote while attending the Special Meeting, such shareholder will be able to do so by visiting www.proxydocs.com/EMKR. If an EMCORE shareholder’s shares are held in “street name” (through a broker, bank, or other nominee), such shareholder must obtain a legal proxy from the broker, bank, or other nominee to vote such shares while attending the Special Meeting. EMCORE requests that EMCORE shareholders complete, date, and sign the accompanying proxy card and return it to EMCORE in the enclosed postage-paid, self-addressed envelope or submit the proxy by telephone or the Internet as soon as possible.

Whether or not an EMCORE shareholder plans to virtually attend the Special Meeting, EMCORE requests that each EMCORE shareholder complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid, self-addressed envelope, or submit a proxy through the Internet or by telephone as described in the instructions accompanying this proxy statement as soon as possible. This will not prevent any EMCORE shareholder from voting while virtually attending the Special Meeting, but will ensure that such shareholder’s vote is counted if such shareholder is unable to virtually attend the Special Meeting.

Revocability of Proxies and Changes to an EMCORE Shareholder’s Vote

EMCORE shareholders of record may revoke their proxies and change their votes at any time prior to the time their shares are voted at the Special Meeting. An EMCORE shareholder can revoke his or her proxy or change his or her vote by:

•

delivering a signed revocation letter to EMCORE’s Corporate Secretary, at EMCORE’s address set forth in this proxy statement, which must be received prior to the Special Meeting, which states that you have revoked your proxy;

•	voting again by Internet or telephone (prior to [ ], 202[ ] at [ ] p.m., Eastern Time), since only the latest vote will be counted;

•

signing and returning, prior to the prior proxy’s exercise at the Special Meeting, another proxy card that is dated after the date of the first proxy card, and submitting it following the instructions on the enclosed proxy card; or

•	virtually attending and voting at the Special Meeting.

Virtually attending the Special Meeting alone will not in and of itself revoke your previously submitted proxy. You must specifically vote at the Special Meeting for your previous proxy to be revoked.

Please note that to be effective, your new proxy card, Internet or telephonic voting instructions, or written notice of revocation must be received by EMCORE’s Corporate Secretary prior to the Special Meeting.

If your shares are held in “street name” by a broker, bank, or other nominee, you may change your voting instructions by following the instructions of your broker, bank, or other nominee. You may also vote at the

Special Meeting if you register in advance to attend the Special Meeting and obtain a valid legal proxy from your broker, bank, or other nominee as set forth in this proxy statement. A registered EMCORE shareholder may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy.

Any adjournment, recess, or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow EMCORE shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting which was adjourned, recessed, or postponed.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:

EMCORE Corporation

450 Clark Drive

Budd Lake, New Jersey 07828

Attention: Corporate Secretary

Recommendation of the Board of Directors

The Board of Directors has unanimously: (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents, are advisable and fair to, and in the best interests of EMCORE and EMCORE shareholders; (b) approved the execution, delivery, and performance of the Merger Agreement and the other transaction documents, and the transactions contemplated by the Merger Agreement; (c) recommended that EMCORE shareholders approve the Merger Agreement; and (d) directed that the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, be submitted for consideration by EMCORE shareholders at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE: (1) “FOR” THE MERGER AGREEMENT PROPOSAL; (2) “FOR” THE COMPENSATION PROPOSAL; AND (3) “FOR” THE ADJOURNMENT PROPOSAL.

Solicitation of Proxies

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors. EMCORE will bear the cost of the solicitation of proxies, including reimbursement of fees of certain brokers, banks, and nominees in obtaining voting instructions from beneficial owners, and the preparation and assembly of this proxy statement. All costs related to the printing and mailing of this proxy statement and any additional materials furnished to EMCORE shareholders will be borne by EMCORE.

In addition, EMCORE has retained Alliance to assist in the solicitation of proxies for a fee of approximately $25,000, plus additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable expenses. EMCORE has also agreed to indemnify Alliance for certain liabilities related to its engagement.

Proxies may be solicited by mail, telephone, facsimile, and other forms of electronic transmission, and may also be solicited by directors, officers, and employees of EMCORE without additional compensation. Copies of solicitation materials will be furnished to brokers, banks, and other nominees holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to the beneficial owners. In addition, if asked, EMCORE will reimburse these persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners in accordance with SEC and Nasdaq regulations. EMCORE has requested brokers, banks, and other nominees to forward all solicitation materials to the beneficial owners of the shares they hold of record.

Certain Ownership of EMCORE Common Stock

As of the Record Date, EMCORE’s directors and executive officers beneficially owned [    ] shares of EMCORE common stock, representing approximately [ ]% of the shares of EMCORE common stock issued and outstanding as of such date.

EMCORE currently expects that each of its directors and executive officers will vote their shares of EMCORE common stock “FOR” the Merger Agreement Proposal, “FOR” the Compensation Proposal and, if necessary or appropriate, “FOR” the Adjournment Proposal, although none of them has entered into an agreement requiring them to do so.

Ownership of EMCORE Following the Merger

EMCORE shareholders will cease to own any shares of EMCORE and EMCORE will continue as an indirect wholly owned subsidiary of Parent following the Merger. See “The Merger Agreement—The Merger.”

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by EMCORE shareholders of the Merger Agreement Proposal, we currently anticipate that the Merger will be consummated during the quarter ending March 31, 2025. However, the exact timing of completion of the Merger cannot be predicted as the Merger is subject to the closing conditions specified in the Merger Agreement and summarized in this proxy statement, many of which are outside of our control.

Dissenters’ Rights

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by agreement or by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the NJBCA, a shareholder may not dissent from a merger with respect to shares (i) that are listed on a national securities exchange or held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger, or (ii) for which, pursuant to the plan of merger, such shareholder will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities.

Since the Merger Consideration will consist of cash, holders of EMCORE common stock will not be entitled to dissenters’ rights in the Merger with respect to their shares of EMCORE common stock under the NJBCA. Under the NJBCA, notwithstanding that EMCORE shareholders do not qualify as statutory dissenters, they may still have the right to claim fair compensation for their shares in the context of a cash-out merger, as a result of the fiduciary duty of the majority to treat the minority fairly.

For more information, see “Proposal 1: Approval of the Merger Agreement — Dissenters’ Rights.”

Delisting and Deregistration of EMCORE Common Stock

If the Merger is completed, the shares of EMCORE common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of EMCORE common stock will no longer be publicly traded.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. EMCORE and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Upon written or oral request, EMCORE will deliver free of charge a separate copy of each of the proxy related materials, as applicable, to a shareholder at a shared address to which a single copy was delivered. Once you have received notice from your broker or EMCORE that they or EMCORE will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or EMCORE if you hold registered shares. You can notify EMCORE by sending a request to EMCORE Corporation, 450 Clark Drive, Budd Lake, New Jersey 07828, Attention: General Counsel, or by calling (626) 293-3400, and EMCORE will promptly deliver to you a separate copy of the proxy statement.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement, or need help voting your shares of EMCORE common stock, please contact our proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive

Bloomfield, NJ 07003

Phone Number: 833-501-4822

Email: EMKR@AllianceAdvisors.com

Other Matters

As of the date of this proxy statement, the Board of Directors is not aware of any other matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

This proxy statement and the proxy card are first being sent to EMCORE shareholders on or about [    ], 202[  ].

The matters to be considered at the Special Meeting are of great importance to EMCORE shareholders. Accordingly, EMCORE shareholders are urged to read and carefully consider the information presented in this proxy statement and the annexes hereto, and to complete, date, sign, and promptly return the enclosed proxy card in the enclosed postage-paid, self-addressed envelope, or vote by Internet or telephone, following the instructions on the enclosed proxy card.

PROPOSAL 1:

APPROVAL OF THE MERGER AGREEMENT

At the Special Meeting, EMCORE shareholders will be asked to vote on a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. The approval of Proposal 1 is required for Closing. Since the Board of Directors believes that it is in EMCORE’s and EMCORE shareholders’ best interest to engage in the Merger, the Board of Directors recommends that EMCORE shareholders approve Proposal 1. The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Merger Agreement Proposal.

The following discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because it contains important information about the Merger and how it affects you.

Overview

On November 7, 2024, EMCORE entered into the Merger Agreement with Parent, Parent Group Member, and Merger Sub. The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the Merger and becoming an indirect, wholly owned subsidiary of Parent.

Under the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of EMCORE common stock (subject to certain exceptions set forth in the Merger Agreement) will be converted into the right to receive $3.10 per share in cash, without interest, subject to any withholding taxes.

Immediately prior to the effective time of the Merger:

•

each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions;

•

each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (1) the amount of the Merger Consideration by (2) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions; and

•

each outstanding stock option of EMCORE (if any), whether vested or unvested, will be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (1) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (2) the total number of shares of EMCORE common stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

Pursuant to an equity commitment letter dated November 7, 2024, and subject to the terms and conditions set forth therein, the Guarantor has committed to invest or cause to be invested in the equity capital of Parent an aggregate amount in cash of up to $37.0 million solely for the purpose of funding, and to the extent necessary and being sufficient cash to fund, (a) the payment at the closing of the Aggregate Merger Consideration (as defined in the Merger Agreement), (b) any amounts payable in connection with the cancellation of outstanding stock options, restricted stock unit awards subject to time-based vesting restrictions, and restricted stock unit awards subject to performance-based vesting conditions pursuant to the Merger Agreement, and (c) the payment of any and all costs and expenses required to be paid by Parent or Merger Sub on the closing date in connection with the Merger and the other transactions contemplated by the Merger Agreement, pursuant to and in accordance with the Merger Agreement. In addition, the Guarantor has entered into a limited guarantee dated November 7, 2024 in favor of EMCORE, pursuant to which the Guarantor is guaranteeing certain of the termination fee obligations of Parent and Merger Sub in connection with the Merger Agreement.

Information about the Parties Involved in the Merger

EMCORE Corporation (“EMCORE,” the “Company,” “we,” “us,” and “our”)

EMCORE Corporation

450 Clark Drive

Budd Lake, New Jersey 07828

(626) 293-3400

EMCORE is a leading provider of sensors and navigation systems for the aerospace and defense market. We leverage industry-leading PIC and QMEMS chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. Over the last six years, we have expanded our scope and portfolio of inertial sensor products through the acquisitions of Systron Donner Inertial, Inc. in June 2019, the Space and Navigation business of L3Harris Technologies, Inc. in April 2022, and the FOG and Inertial Navigation Systems business of KVH Industries, Inc. in August 2022. Our multi-year transition from a broadband company to an inertial navigation company has now been completed following the sales of (i) our cable TV, wireless, sensing, and defense optoelectronics business lines, and (ii) our chips business line and indium phosphide wafer fabrication operations.

We have fully vertically-integrated manufacturing capability at our facilities in Budd Lake, NJ, Concord, CA, and Tinley Park, IL. These facilities support our manufacturing strategy for FOG, RLG, PIC, and QMEMS products for inertial navigation. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Concord, CA and Budd Lake, NJ. Our best-in-class components and systems support a broad array of inertial navigation applications.

Our operations include quartz wafer fabrication, device design and production, fiber optic gyroscope design and manufacture, PIC-based and QMEMS-based component design and manufacture, and inertial measurement unit and inertial navigation system design and manufacture. Many of our manufacturing operations are computer-monitored or controlled to enhance production output and statistical control. Our manufacturing processes involve extensive quality assurance systems and performance testing. We have one reporting segment, Inertial Navigation, whose product technology categories include: (a) FOG, (b) QMEMS, and (c) RLG, in each case which serves the aerospace and defense market. Shares of EMCORE common stock are listed and traded on Nasdaq under the ticker symbol “EMKR.”

Velocity One Holdings, LP (“Parent”)

Velocity One Holdings, LP

51 Dwight PL

Fairfield, NJ 07004

(862) 377-5355

Parent is a newly formed aerospace manufacturing holding company that was formed by Parent Group Member to facilitate the acquisition of EMCORE and will own, prior to the consummation of merger, Parent Group Member, a New Jersey corporation and Cartridge Actuated Devices, Inc. (“CAD”).

Aerosphere Power Inc. (“Parent Group Member”)

Aerosphere Power Inc.

51 Dwight PL

Fairfield, NJ 07004

(973) 575-1312

Parent Group Member was formed in January 2022 to acquire CAD from its prior shareholders. In addition to owning CAD, Parent Group Member is also a manufacturer of power system solutions for commercial and military aerospace, military ground vehicles, and UAV applications. In particular, Parent Group Member is developing a power inverter product (currently in research and development) designed to convert electrical power for aerospace applications. Parent Group Member believes that this advanced power inverter, once developed and commercialized, will enable critical systems onboard various aircraft (including medical equipment in air ambulances and operational technologies in defense aircraft) to function reliably with the appropriate power frequency and voltage.

CAD has over 50 years of experience in the field of custom pyrotechnic development, and was acquired by Parent Group Member in July 2022. CAD designs and manufactures energetic cartridge actuated devices and propellant actuated devices, including explosive squibs, pressure cartridges, valves, cable cutters, actuators, pin pullers, thrusters, explosive bolts, puncture devices, pneumatic actuation systems, underwater devices and oilfield products.

CAD specifically configures its products for the task at hand, and its products are employed in a wide variety of military, industrial and scientific applications all over the world. Since its founding in 1963, CAD has designed and sold products worldwide, with a specific focus on the defense, military, fire suppression and oil field sectors.

CAD currently has two locations: an 18,000 square foot manufacturing facility in Fairfield, New Jersey and 14 buildings located on 96 acres in Andover, New Jersey.

Velocity Merger Sub, Inc. (“Merger Sub”)

Velocity Merger Sub, Inc.

51 Dwight PL

Fairfield, NJ 07004

(862) 377-5355

Merger Sub was formed by Parent in November 2024 to enter into the Merger Agreement with EMCORE, and is a wholly-owned subsidiary of Parent.

Certain Effects of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the NJBCA, at the effective time of the Merger, Merger Sub will be merged with and into EMCORE, the separate corporate existence of Merger Sub will cease, EMCORE will continue as an indirect wholly owned subsidiary of Parent, and EMCORE common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, following the Merger it is expected that EMCORE common stock will be deregistered under the Exchange Act, and EMCORE will no longer file periodic or other reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of EMCORE. See “The Merger Agreement — The Merger” and “The Merger Agreement — Delisting and Deregistration.”

The effective time of the Merger will occur at such time as the certificate of merger meeting the requirements of Section 14A of the NJBCA relating to the Merger has been properly executed and filed with the Secretary of State of the State of New Jersey in accordance with the NJBCA, or at such later time as may be mutually agreed by the parties and designated in the certificate of merger as the effective time of the certificate of merger in accordance with the NJBCA.

Effect on EMCORE If the Merger Is Not Completed

If the Merger Agreement is not adopted by EMCORE shareholders, or if the Merger is not completed for any other reason:

•	EMCORE shareholders will not be entitled to, nor will they receive, any payment for their respective shares of EMCORE common stock pursuant to the Merger Agreement;

•

(a) EMCORE will remain an independent public company; (b) EMCORE common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (c) EMCORE will continue to file periodic and other reports with the SEC; and

•	under specified circumstances, in connection with a termination of the Merger Agreement,

•	EMCORE would be required to pay Parent a termination fee in an aggregate amount of $1.5 million; and

•	Parent would be required to pay EMCORE a termination fee in an aggregate amount of $2.0 million.

See “The Merger Agreement — Termination Fee Payable in Certain Circumstances.”

Merger Consideration

EMCORE Common Stock, Company Equity Awards, and the Warrant

At the effective time of the Merger, by virtue of the Merger and without any action on the part of EMCORE, Parent, Merger Sub, or the holders of any securities of EMCORE or Merger Sub, each share of EMCORE common stock that is issued and outstanding immediately prior to the effective time of the Merger (other than shares that are held by EMCORE as treasury stock and held directly by Parent Group Member, Parent, or Merger Sub, if any) will automatically be cancelled and converted automatically into the right to receive the Merger Consideration of $3.10 per share in cash, in accordance with the NJBCA, and immediately prior to the effective time of the Merger, by virtue of the Merger and without any action on the part of EMCORE, Parent, Merger Sub, or the holders of any securities of EMCORE, outstanding restricted stock unit awards subject to time-based vesting restrictions and outstanding restricted stock unit awards subject to performance vesting conditions (which, to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived) shall be cancelled in consideration for, and outstanding stock options (if any), shall automatically be cancelled and converted into, the right to receive a lump sum cash payment pursuant to a formula based on the Merger Consideration, in each case as set forth, on the terms, and subject to the conditions in the Merger Agreement, and subject to adjustment for stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, or other similar event, to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such event, and without interest and subject to any required tax withholding. See “The Merger Agreement — Conversion of Securities in the Merger.”

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of EMCORE common stock that you own (subject to certain exceptions set forth in the Merger Agreement) immediately prior to the effective time of the Merger, without interest and subject to any required tax withholding, but you will no longer have any rights as an EMCORE shareholder.

To the extent the Hale Capital Warrant is not exercised in connection with the Merger and the other transactions contemplated by the Merger Agreement, subject to and in accordance with the Hale Capital Warrant, immediately prior to and substantially concurrent with the effective time of the Merger, EMCORE will assign and Parent or the Surviving Corporation will assume, the rights and obligations under the Hale Capital Warrant, and Parent and the Surviving Corporation will perform, satisfy, and discharge when due, the obligations of EMCORE under the Hale Capital Warrant.

EMCORE Equity Plans

Prior to the effective time of the Merger, the Board of Directors or, if appropriate, any committee thereof, will adopt appropriate resolutions and take other actions as are necessary or advisable to effect the termination of all Company Equity Plans, effective as of the effective time of the Merger, consistent with the terms of the Merger Agreement. Following the effective time of the Merger, no stock options, restricted stock unit awards (whether subject to time-based vesting restrictions and/or performance vesting conditions), other equity interests, or other right that was outstanding immediately prior to the effective time of the Merger will remain outstanding and each former holder of the foregoing will cease to have any rights with respect thereto, except the right to receive such amounts set forth in the Merger Agreement, without interest and less all applicable taxes.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement, including EMCORE’s identification and evaluation of strategic alternatives and the negotiation of the Merger Agreement. The following chronology does not purport to catalogue every conversation among the Board of Directors, the representatives of each party to the Merger Agreement, their respective advisors, or any other persons.

The Board of Directors, acting independently and with the advice of EMCORE’s management team, and in the ordinary course of business, reviews and assesses the operations, financial performance, liquidity, future growth prospects, market perception, and industry conditions of EMCORE in light of the totality of the circumstances, including current and anticipated business and industry trends, regulatory conditions, future growth prospects, the current and expected financing environment, and overall strategic direction of each business segment, in each case, with the goal of maximizing short-term and long-term value for its shareholders.

From time to time, the Board of Directors and EMCORE’s management team have evaluated and considered a variety of potential financial and strategic options to enhance business performance and shareholder value in light of industry developments and changing economic and market conditions. The evaluations have included, among other matters, the consideration, from time to time, of various potential opportunities for business combinations, various equity and debt financing transactions, the sale of certain assets, the divestiture and/or wind-down of certain business segments, including the broadband (“Broadband”) business segment, dissolution and liquidation of EMCORE, and other financial and strategic alternatives, as compared to the benefits and risks of continued operation as a standalone, publicly traded company, as well as ongoing analysis of EMCORE’s business segments, both on an individual and collective basis and with a focus on both actual performance and market perception.

Additionally, in December 2013, the Board of Directors formed the Strategy and Alternatives Committee (the “Strategy Committee”) to assist the Board of Directors’ review of potential strategic alternatives at that time. Since its formation, the Strategy Committee continued to review strategic alternatives, which also included potential acquisitions and divestitures of assets, business lines, and companies by EMCORE.

From time to time throughout 2022, representatives of EMCORE, its advisors, and the Board of Directors had discussions regarding potential strategic alternatives that were considered to obtain or preserve additional cash and liquidity, including, but not limited to, potential equity and debt financing transactions, the sale of certain assets, divestitures of certain product lines, a sale of EMCORE, and other restructuring and cost-cutting measures. Additionally, starting in 2021, EMCORE sought to change from a primarily commercial Broadband industry optical component supplier to a pure-play inertial navigation solutions (“Inertial Navigation”) products supplier to the global aerospace and defense (“A&D”) industry. During this transition, EMCORE sustained liquidity challenges and uncertainty regarding revenue due to (i) the Broadband market being in decline during the transition, requiring EMCORE to incur costs and endure periods of losses and liabilities, and (ii) the costs incurred in connection with EMCORE’s transition to a pure-play Inertial Navigation products supplier to the A&D industry, including the costs to continue the development of its existing Inertial Navigation business and costs incurred in connection with the acquisitions of the Space and Navigation business of L3Harris Technologies, Inc. in April 2022, and the fiber optic gyroscope and Inertial Navigation systems business of KVH Industries, Inc. in August 2022.

On November 1, 2022, EMCORE entered into a purchase and sale agreement for the sale and leaseback of its real property located in Tinley Park, Illinois (the “Tinley Park Sale”), for the purpose of providing EMCORE with additional liquidity upon closing of the sale and leaseback transaction. As of October 31, 2022, EMCORE had cash and cash equivalents of approximately $15.8 million and outstanding debt obligations of approximately $12.6 million pursuant to the terms of EMCORE’s credit agreement (the “Wingspire Credit Agreement”) with Wingspire Capital LLC, EMCORE’s senior lender at the time (“Wingspire”).

On November 9, 2022, the Board of Directors held a meeting during which, among other things, Mr. Jeffrey Rittichier, a former Chief Executive Officer of EMCORE and former member of the Board of Directors, and Mr. Tom Minichiello, Chief Financial Officer of EMCORE, discussed with the Board of Directors actions that had recently been taken by management and other potential actions being contemplated by management with respect to managing and preserving cash and liquidity. The Board of Directors discussed potential actions to be taken by EMCORE to improve its cash and liquidity position.

Between November 9, 2022 and December 9, 2022, the Board of Directors held weekly meetings regarding EMCORE’s cash and liquidity.

On November 10, 2022, EMCORE, Photonics Foundries, Inc. (“PF”), and another party (“PF Sponsor”) entered into a non-binding letter of intent in connection with the anticipated acquisition by PF and PF Sponsor of EMCORE’s cable TV, wireless, sensing, and defense optoelectronics product lines (collectively, the “linear optics businesses”) for a purchase price of $27.5 million (the “PF LOI”).

On December 8 and 9, 2022, the Board of Directors held a meeting. Representatives of Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) and a nationally-recognized investment banking firm (“Financial Advisor A”) attended the meeting. Representatives of Financial Advisor A provided an overview of EMCORE’s current financial and liquidity status and reviewed recent actions taken by EMCORE and actions being pursued by EMCORE with respect thereto. Financial Advisor A’s representatives then reviewed certain additional strategic actions that Financial Advisor A was recommending that EMCORE pursue, including with respect to additional financing and sale transactions, noting that Financial Advisor A’s recommendation was to pursue each such action simultaneously, and reviewed potential strategic acquirers and anticipated timeline of actions related thereto. Financial Advisor A’s representatives also recommended that EMCORE restructure by divesting or shutting down its Broadband business segment so that EMCORE could focus its efforts on its A&D business segment. After Financial Advisor A’s representatives departed the meeting, the Board of Directors discussed the potential engagement of Financial Advisor A to pursue certain additional financing and sale transactions, with the Board of Directors noting the need for EMCORE to proceed promptly with such actions and the corresponding advantage provided with respect thereto by engaging Financial Advisor A, given its previous engagements with EMCORE, as opposed to a different advisor. In this regard, the Board of Directors noted that

EMCORE had worked with this Financial Advisor A banking team in the past, including with respect to EMCORE’s most recent strategic equity financing, and that the Financial Advisor A team had continued to informally engage with EMCORE since that time. The Board of Directors further noted that it had previously interviewed other potential financial advisors in connection with the prior financing, and for the reasons discussed at that time, the Board of Directors continued to believe that the Financial Advisor A team was the most qualified advisor to assist the Board of Directors in evaluating all strategic alternatives that may be available to EMCORE. Following discussion, the Board of Directors directed management to proceed with negotiating an engagement letter with Financial Advisor A with respect to such potential financing and sale transactions.

On December 13, 2022, EMCORE consummated the Tinley Park Sale resulting in net proceeds of approximately $10.3 million.

On or about December 23, 2022, PF and PF Sponsor notified EMCORE that they were no longer pursuing the transaction contemplated by the PF LOI.

On January 10, 2023, after receipt and review of the conflict disclosures provided by Financial Advisor A, the Board of Directors approved the terms of an engagement letter submitted by Financial Advisor A (the “Financial Advisor A Engagement Letter”) to engage Financial Advisor A as EMCORE’s exclusive financial advisor in connection with the potential sale of EMCORE (“Project Edge”), and directed EMCORE’s authorized officers to execute and deliver the Financial Advisor A Engagement Letter. Later that day, EMCORE and Financial Advisor A executed the Financial Advisor A Engagement Letter.

From time to time between January and May 2023, representatives of EMCORE, its advisors, and the Board of Directors had discussions regarding Project Edge as well as additional strategic alternatives being evaluated by management to obtain or preserve additional cash given EMCORE’s continued performance, growth, liquidity, and cash challenges, including, but not limited to, additional asset sales beyond those EMCORE was already pursuing, reductions in inventory and non-recurring engineering contracts, potential financing transactions, divestitures, and other restructuring and cost-cutting measures. On March 31, 2023 and April 28, 2023, EMCORE had cash and cash equivalents of approximately $24.8 million and approximately $24.2 million, respectively, and outstanding debt obligations pursuant to the terms of the Wingspire Credit Agreement of approximately $12.0 million and approximately $12.0 million, respectively. Representatives of Financial Advisor A routinely attended meetings held by the Board of Directors to provide updates with respect to the strategic transaction process and Financial Advisor A’s outreach to potential buyers.

On January 25, 2023, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. The Board of Directors discussed with management the status and potential timeline with respect to an equity financing transaction that EMCORE was pursuing, noting potential counterparties and next steps with respect thereto. The Board of Directors directed management to divest certain capital equipment identified by management as soon as possible in order to generate additional liquidity.

On January 30, 2023, Financial Advisor A began contacting potential strategic and financial buyers, respectively, and distributing non-disclosure agreements and confidential information presentations.

On February 1, 2023, the Board of Directors held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. The Board of Directors discussed with management the potential divestiture of non-core product lines, including the potential sale of the linear optics businesses to PF and PF Sponsor, in a strategic effort to focus on EMCORE’s Inertial Navigation business within its A&D business segment, and to alleviate short-term liquidity and cash challenges. The Board of Directors also discussed its continued pursuit of an equity fundraise in parallel with Project Edge. Representatives of Financial Advisor A provided an overview of Financial Advisor A’s planned outreach approach and process with respect to Project Edge, as well as objectives and messaging to market the strategic value of EMCORE and its new core business focus on A&D, including Inertial Navigation.

On February 8, 2023, the Board of Directors held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. A representative of Financial Advisor A reviewed Financial Advisor A’s outreach to date with respect to Project Edge.

On February 13, 2023, EMCORE, PF, and PF Sponsor entered into an addendum to the PF LOI pursuant to which the parties agreed to reinstate the principal terms of the PF LOI with an amended purchase price of $15.0 million.

On February 14, 2023, the Pricing Committee of the Board of Directors approved a form of securities purchase agreement and form of placement agency agreement in connection with EMCORE’s public offering of its common stock of up to 15,454,546 shares of EMCORE common stock.

On February 15, 2023, EMCORE entered into a placement agency agreement with A.G.P./Alliance Global Partners (“A.G.P.”), pursuant to which A.G.P. agreed to serve as the exclusive placement agent for the issuance and sale of up to 15,454,546 shares of EMCORE common stock in a public offering pursuant to EMCORE’s existing shelf registration statement on Form S-3.

On February 17, 2023, EMCORE consummated a public offering of 15,454,546 shares of EMCORE common stock at a price of $1.10 per share, with A.G.P. as the exclusive placement agent, resulting in net proceeds from the offering of $15.4 million, after deducting the placement agent commissions and other offering expenses.

On March 9, 2023, the Board of Directors held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. A representative of Financial Advisor A reviewed Financial Advisor A’s outreach to date with respect to Project Edge.

On April 5, 2023, the Board of Directors held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. A representative of Financial Advisor A reviewed Financial Advisor A’s outreach to date with respect to Project Edge. Management also reported on the status of discussions to divest the Broadband business, reporting that PF and PF Sponsor withdrew from negotiations due to anticipated declines in the Broadband business. The Board of Directors discussed the possibility of winding down the businesses that were to be divested in the proposed divestiture transactions if such transactions could not be executed in the near-term time period. The Board of Directors requested that management review a potential plan for winding down these businesses.

On April 19, 2023, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. The Board of Directors authorized and approved management’s proposed restructuring plan that included the strategic shutdown of the Broadband business segment (including cable TV, wireless, sensing, and chips product lines) and the discontinuance of the defense optoelectronics product line (collectively, the “April 2023 Restructuring Program”). The Board of Directors performed a thorough review of a number of factors, including the competitive landscape, declining revenue and gross profit of these discontinued businesses, the current and expected profitability of these discontinued businesses, EMCORE’s cost structure and EMCORE’s strategic focus on its Inertial Navigation business, and concluded that these discontinued businesses were non-strategic, unsustainable, and could not be restructured in a way that would allow EMCORE to achieve profitable growth and cash preservation. In addition, management summarized the status of discussions with PF with respect to the potential divestiture transaction of the linear optics businesses that EMCORE had been pursuing, noting current status, anticipated timeline, and risks to potentially reaching execution of a definitive agreement. The Board of Directors confirmed that it supported moving forward with the April 2023 Restructuring Program if a definitive transaction agreement was not executed by April 20, 2023.

On April 21, 2023, EMCORE initiated the April 2023 Restructuring Program.

On May 3, 2023, the Board of Directors held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. A representative of Financial Advisor A reviewed Financial Advisor A’s outreach to date with respect to Project Edge, noting that since the outreach began on January 30, 2023, Financial Advisor A had initiated contact with 135 parties and a total of 102 potential buyers had passed. Financial Advisor A noted that, based on the feedback from parties who had passed, the primary concern was the lack of visibility to EMCORE’s profitability and the two distinct Broadband and A&D businesses with limited synergies. Management also discussed other transactional activity, including exploring potential follow-on public offerings with multiple banks and interest by a publicly-traded diversified holding company (“Party A”) in some form of debt and convertible/equity instrument. Management noted that multiple parties (including PF) had made inquiries into purchasing the linear optics businesses after the shutdown notification made in connection with the April 2023 Restructuring Program, however EMCORE had not yet received any term sheets or written indications of interest.

Between January 31, 2023 and May 31, 2023, 75 of the prospective counterparties which had been contacted with respect to Project Edge entered into confidentiality agreements with EMCORE (15 strategics and 60 financial sponsors), with a majority of the agreements containing customary standstill provisions (none of which include “don’t ask, don’t waive” restrictions) that terminate prior to the expiration of the term of such confidentiality agreements under certain circumstances, including upon the entry into certain fundamental transactions such as the Proposed Transaction (as defined below) (such agreements, the “Edge Confidentiality Agreements”). After execution of the Edge Confidentiality Agreements with EMCORE, the prospective counterparties received access to certain due diligence, business, and financial information relating to EMCORE, including certain financial projections. Between January 31, 2023 and May 31, 2023, seven of the prospective counterparties attended management meetings (two strategics and five financial sponsors).

Between May 10, 2023 to November 7, 2024, EMCORE disclosed in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed during such period, that at the time of such filings, substantial doubt about EMCORE’s ability to continue as a going concern existed.

On May 17, 2023, a private equity firm submitted an indication of interest (“IOI”) with respect to a potential acquisition of EMCORE with an implied offer price of $0.81-$0.98 per share and an implied enterprise value of $35.0-$45.0 million. The closing price of EMCORE common stock on May 17, 2023 was $0.88 per share.

On May 18, 2023, a private equity firm submitted an IOI with respect to a potential acquisition of EMCORE with an implied offer price of $0.42 per share and an implied enterprise value of $22.0 million. The closing price of EMCORE common stock on May 18, 2023 was $0.88 per share.

On May 30, 2023, Party A submitted a preliminary term sheet for a private placement of $30.0 million of secured convertible notes and a purchase of 10.7 million shares of EMCORE common stock at a purchase price equal to the 15-day volume-weighted average price prior to the date of the definitive agreement, as well as issuance of approximately 4.73 million warrants that would be exercisable at the conversion price of such convertible notes as part of the private placement (the “Convertible Term Sheet”).

On May 31, 2023, the Board of Directors held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. A representative of Financial Advisor A reviewed the principal terms of each IOI and the Convertible Term Sheet, noting the benefits to EMCORE, risks, and other considerations related to each of (i) a transaction pursuant to either IOI, (ii) a transaction pursuant to the Convertible Term Sheet, or (iii) a stand-alone equity financing transaction. The Board of Directors discussed the benefits to EMCORE shareholders of continuing to operate as a standalone company, including the risks of execution of EMCORE’s business plan, EMCORE’s continued performance, growth, liquidity, and cash challenges, the dilutive impact, and potential risks of each of the potential financing alternatives to shareholders (including the additional cost and risks of incurring additional debt and applicable debt covenants in the Convertible Term Sheet), as well as the potential impact of the terms of the Wingspire Credit Agreement. The Board of Directors weighed these considerations against the relative benefits and risks to pursuing either of the IOIs and the potential benefits to shareholders of such transactions and the potential downside to shareholders of these potential transactions (including the inability for shareholders to participate in any future upside of EMCORE’s valuation if it were to execute on its business plans with additional capital resources). The Board of Directors discussed other considerations of these potential transactions, as well as a potential rights offering to existing EMCORE shareholders. Following discussion, the Board of Directors instructed Financial Advisor A and EMCORE’s management to continue to pursue each of (i) a transaction pursuant to either IOI, (ii) a transaction pursuant to the Convertible Term Sheet, and (iii) a stand-alone equity financing. The Board of Directors also approved and authorized the execution of a non-binding term sheet on the terms set forth in the Convertible Term Sheet, subject to any negotiation of terms more favorable to EMCORE in management’s discretion. Financial Advisor A further noted that given the variability of the historical financials and the lack of visibility into EMCORE’s financial projections, potential buyers had struggled to determine the appropriate valuation for EMCORE in a take-private transaction on a pro forma basis, excluding the Broadband business segment (including cable TV, wireless, sensing, and chips product lines) and the defense optoelectronics product line. Financial Advisor A also noted that EBITDA for the last several quarters had been meaningfully negative, making it difficult for potential buyers to use traditional comparable company valuation methodologies. Financial Advisor A additionally noted that potential buyers had also struggled to get comfortable with the forecasted increase in revenue, as there was a lack of visibility into certain programs and an unclear path to profitability from an ‘outsiders’ perspective. Financial Advisor A noted that the potential buyers that submitted IOIs believed that they had an informed view of the current cash burn rate and liquidity position of the business.

On June 6, 2023, representatives of Financial Advisor A and EMCORE met with representatives of Party A in New York City for an in-person diligence session.

On June 9, 2023, EMCORE had cash and cash equivalents of approximately $18.3 million and outstanding debt obligations pursuant to the terms of the Wingspire Credit Agreement of approximately $12.0 million.

On June 15, 2023, the Board of Directors held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. A representative of Financial Advisor A reviewed the status of discussions with potentially interested acquisition or financing parties since the last meeting of the Board of Directors held on May 31, 2023, including with respect to discussions held earlier that day with potential investors, noting that term sheet discussions for a financing transaction were ongoing with multiple proposed counterparties and describing key remaining open items in each IOI received on May 17-18, 2023 and the Convertible Term Sheet. Financial Advisor A’s representative then described pro forma valuation, ownership, and dilution to existing EMCORE shareholders under various assumptions related to terms and stock price underlying the term sheets. Next, Financial Advisor A’s representative reviewed an anticipated timeline for a financing transaction with each potential counterparty and discussed recommended next steps. Following discussion, the Board of Directors instructed Financial Advisor A and management to continue communications with each potential investor with respect to certain specified terms and to provide a further update following such communications. In addition, management described the status of discussions with potential buyers with respect to a potential sale of some or all of EMCORE’s linear optics businesses, noting key risks with respect to any such transaction and anticipated next steps, including challenges in completing a transaction at the time in light of the recently announced April 2023 Restructuring Program and ongoing restructuring activities.

On August 2, 2023, the Board of Directors held a meeting. Representatives of Pillsbury attended the meeting. Mr. Ryan Hochgesang, Vice President, General Counsel of EMCORE, reviewed the key terms of an engagement letter with Craig-Hallum (the “Craig-Hallum Engagement Letter”). Management recommended that EMCORE enter into the Craig-Hallum Engagement Letter in connection with an equity financing transaction that EMCORE was planning to pursue. Management recommended Craig-Hallum instead of Financial Advisor A, as Craig-Hallum was experienced in equity financings of the size anticipated by the Board of Directors and such equity financings were not within Financial Advisor A’s primary capabilities. Following discussion, the Board of Directors approved EMCORE’s execution of the Craig-Hallum Engagement Letter and supported EMCORE’s pursuit of such potential equity financing transaction, subject to approval of the final pricing terms. Later that day, EMCORE and Craig-Hallum executed the Craig-Hallum Engagement Letter. The Board of Directors

directed Financial Advisor A to pause discussions with potentially interested acquisition or financing parties and revisit such discussions after the equity financing, and potentially after EMCORE achieved cash flow break even and after completion of EMCORE’s contemplated divestitures, as the Board of Directors believed such events would increase interest from potential counterparties. The Board of Directors also reviewed EMCORE’s cash forecast which showed that EMCORE would be in default of the Wingspire Credit Agreement within 13 weeks.

On August 23, 2023, EMCORE consummated a public offering of 22,600,000 shares of EMCORE common stock at a price of $0.50 per share, and an offering to certain investors of pre-funded warrants (each, a “Pre-Funded Warrant”) to purchase 11,900,000 shares of EMCORE common stock at a price of $0.49999999 for each Pre-Funded Warrant (which represents the per share public offering price for EMCORE common stock in such offering less the $0.00000001 per share exercise price for each such Pre-Funded Warrant). Craig-Hallum acted as the sole managing underwriter, and the offering resulted in net proceeds of approximately $15.6 million, after deducting the placement agent commissions and other offering expenses.

On September 7, 2023, the Strategy Committee held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. A representative from Financial Advisor A reviewed the status of discussions with potentially interested acquisition parties and Financial Advisor A’s recommendations with respect to re-engagement with such parties, including Financial Advisor A’s recommended messaging for such re-engagement efforts given the shutdown of the Broadband business was near completion and Financial Advisor A, and the Board of Directors believed that such messaging to potential parties could be more effective around a pure play A&D company. Following discussion, and taking into account the recommendations of Financial Advisor A, the Board of Directors instructed Financial Advisor A and management to continue communications with each potential acquisition party discussed by the Strategy Committee and to implement the messaging and timing that was discussed by the Strategy Committee. In addition, management reviewed the status of discussions with PF, a potential buyer of the linear optics businesses with whom EMCORE had entered into a non-binding term sheet, noting anticipated transaction terms, status of buyer-diligence, status of negotiation of definitive agreements, key risks with respect to consummation of such transaction, and anticipated next steps. The Board of Directors expressed its approval of the terms described and directed management to continue to pursue consummation of such transaction. Management also reviewed the status of discussions with potential buyers of EMCORE’s digital chips business and indium phosphide wafer fabrication assets and operations, noting nonbinding offers received to date and the status of discussions with additional potential buyers. Following the discussion, the Strategy Committee instructed management to continue to pursue potential sales of these businesses and assets while continuing to execute on planned “last time buy” activities as part of the April 2023 Restructuring Program.

On October 11, 2023, EMCORE entered into an Asset Purchase Agreement with PF and Ortel LLC, a Delaware limited liability company and wholly owned subsidiary of PF (“Ortel”), pursuant to which (i) EMCORE agreed to transfer to Ortel, and Ortel agreed to assume, substantially all of the assets and liabilities primarily related to EMCORE’s linear optics businesses, including with respect to employees, contracts, intellectual property, and inventory, and (ii) Ortel agreed to provide a limited license back to EMCORE of patents being sold to Ortel (the “PF Transaction”). The PF Transaction excluded EMCORE’s digital chips business, indium phosphide wafer fabrication facilities, and all assets not primarily related to EMCORE’s linear optics business.

On October 24, 2023, EMCORE entered into a non-binding letter of intent with Asia-Pacific Environment Investment Limited, a Hong Kong corporation (“APEI”) and an affiliate of HieFo Corporation, a Delaware corporation (“HieFo”), for the potential asset sale of EMCORE’s digital chips business and indium phosphide wafer fabrication assets and operations for a purchase price equal to $3.0 million in cash and assumption by APEI of certain assumed liabilities. $1.0 million was received on October 25, 2023 as an advanced payment of the proposed purchase price to help alleviate short-term liquidity and cash challenges (such non-binding letter of intent, the “HieFo LOI”).

On November 20, 2023, a customer of EMCORE terminated an agreement related to EMCORE’s Tri-Axial Inertial Measurement Unit program (the “TAIMU Termination”). The TAIMU Termination resulted in a

$3.9 million decrease in revenue derived from the Budd Lake Facility for the three months ended March 31, 2024 as compared to the three months ended March 31, 2023, presenting performance, growth, liquidity, and cash challenges.

On December 7, 2023, the Strategy Committee held a meeting. A representative of Pillsbury attended the meeting. The Strategy Committee reviewed continued discussions/updates regarding Project Edge and re-engagement with certain potential buyers. The Strategy Committee also reviewed a potential asset sale of EMCORE’s digital chips business and indium phosphide wafer fabrication assets and operations to HieFo pursuant to the HieFo LOI that EMCORE had previously entered into with APEI with respect to such asset sale. After discussion, the Board of Directors unanimously approved the transaction on the terms set forth in the HieFo LOI and as described by management, and authorized management to execute any documentation in furtherance of the transaction and to take any other actions in furtherance of the transaction substantially consistent with the HieFo LOI.

On January 10, 2024, EMCORE entered into a cooperation agreement (the “Cooperation Agreement”) with Bradley L. Radoff and certain of his affiliates set forth in the signature pages thereto (collectively, the “Radoff Parties”). Pursuant to the Cooperation Agreement, the Board of Directors (i) accepted the resignation of Mr. Stephen L. Domenik as Chairman of the Board of Directors and a director of EMCORE, (ii) increased the size of the Board of Directors by one (1) member to a total of six (6) directors, and (iii) appointed Mr. Cletus C. Glasener (who currently serves as chairman of the Board of Directors) and Mr. Jeffrey J. Roncka (who currently serves as a member of the Board of Directors and as the chair of the Strategy Committee) (Mr. Glasener and Mr. Roncka, the “New Directors”), as members of the Board of Directors. In connection with the Cooperation Agreement, the Radoff Parties withdrew their notice of shareholder nomination of candidates for election as directors at the 2024 Annual Meeting of Shareholders previously delivered to EMCORE on December 5, 2023. Pursuant to the Cooperation Agreement, EMCORE agreed that the Board of Directors would (i) amend and restate the charter of the Strategy Committee to include the oversight and completion of a business review of EMCORE’s operational performance, cost structure, and portfolio composition, as well as to explore all value creation levers available to EMCORE, (ii) amend the composition of the Strategy Committee such that it would consist of the New Directors, Mr. Bruce E. Grooms, Ms. Noel Heiks, and Mr. Rex S. Jackson, and (iii) appoint Mr. Roncka to serve as the Chair of the Strategy Committee at least until the earlier of (x) the date that is thirty (30) calendar days prior to the deadline for the submission of shareholder nominations for EMCORE’s 2025 Annual Meeting of Shareholders, and (y) the date that is one hundred twenty (120) calendar days prior to the first anniversary of the 2024 Annual Meeting of Shareholders (the “Radoff Standstill Period”). In addition, EMCORE agreed to appoint Mr. Glasener to serve as the Chairman of the Board of Directors until the end of the Radoff Standstill Period and each committee and subcommittee of the Board of Directors would include at least one (1) New Director and the number of authorized directors on the Board of Directors would not exceed six (6) directors until the end of the Radoff Standstill Period without the Radoff Parties’ prior written consent. The Cooperation Agreement further provided that in the event that any New Director was unable or unwilling to serve as a director, resigned as a director, was removed as a director, or for any other reason failed to serve or was not serving as a director at any time prior to the expiration of the Radoff Standstill Period, the Radoff Parties would have the ability to recommend to the Board of Directors a person to be a replacement director in accordance with the criteria set forth in the Cooperation Agreement; provided that at such time the Radoff Parties beneficially own in the aggregate at least the lesser of (i) 5.0% of then-outstanding EMCORE common stock, and (ii) 3,691,000 shares of EMCORE common stock (subject to adjustment for stock splits, reclassifications, combinations, and similar adjustments). The Cooperation Agreement also included certain customary voting commitments, standstill, and mutual non-disparagement provisions during the Radoff Standstill Period.

On February 20, 2024, the Strategy Committee held a meeting. A representative of Pillsbury attended the meeting. Management provided an update on contemplated actions to raise or preserve cash given EMCORE’s continued performance, growth, liquidity, and cash challenges, including with respect to operational improvements and inventory reductions, additional asset sales, additional expense reductions and additional non-recurring engineering programs. Management also then provided an overview of the Wingspire Credit

Agreement and described EMCORE’s recent communications with Wingspire and the possibility of drawing down additional capital on its facility with Wingspire. As of February 20, 2024, EMCORE had cash and cash equivalents of $14.3 million and outstanding debt obligations pursuant to the terms of the Wingspire Credit Agreement of $8.6 million.

On February 27, 2024, the Strategy Committee held a meeting. A representative of Pillsbury attended the meeting. The Strategy Committee and management met with representatives of a financial advisor that did not represent EMCORE, but was interested in representing EMCORE if there was a potential for a transaction, to review such advisor’s recommendations with respect to the Board of Directors’ exploration of potential strategic alternatives, including its view of the current status of EMCORE and its market positioning, for the purpose of obtaining a fresh perspective from a financial advisor about the status of EMCORE, its market positioning, and its review of strategic alternatives. Representatives of such advisor reviewed its detailed recommendations on the current optimal path forward, including consideration of a standalone path and exploration of strategic alternatives, its preliminary sensitivity/discounted cash flow analysis and potential financial improvement metrics, and its proposed scope of advisory services and approach. The Board of Directors discussed with management and noted that the actions recommended by the advisor were generally consistent with the actions that EMCORE had been taking with respect to strategic alternatives, generation of additional liquidity, and reduction of operating expenses.

On February 28, 2024, Wingspire delivered a default notice (the “Wingspire Default Notice”) to EMCORE alleging that EMCORE’s consolidated audited annual financial statements for the fiscal year ended September 30, 2023 contained a “going concern” qualification from KPMG LLP, EMCORE’s independent registered public accounting firm, and that therefore an event of default had occurred under the Wingspire Credit Agreement, but stating that Wingspire was electing not to pursue remedies at that time.

Also on February 28, 2024, Party A delivered a financing term sheet providing for the issuance of $5.0 million in principal amount of non-convertible notes and $20.0 million in principal amount of convertible notes.

On March 4, 2024, in response to the Wingspire Default Notice, Pillsbury delivered a letter to Wingspire’s counsel disputing that any event of default had occurred under the Wingspire Credit Agreement and requesting that Wingspire immediately retract such default notice.

On March 10, 2024, a private equity firm (“Party B”) delivered a financing term sheet for a $10.0 million first lien term loan, increasable by $5.0 million if EMCORE met negotiated milestones.

On March 12, 2024, Wingspire’s counsel delivered a letter to Pillsbury restating the initial default notice. EMCORE and Wingspire subsequently engaged in discussions with respect to a potential forbearance agreement under the Wingspire Credit Agreement.

On March 14, 2024, the Strategy Committee held a meeting. Representatives of Pillsbury and Financial Advisor A attended the meeting. A representative from Financial Advisor A reviewed the status of discussions with potentially interested acquisition parties, noting that since the outreach resumed in October 2023, Financial Advisor A had initiated contact with 63 parties and that a total of 24 confidential information presentations had been provided to parties. Financial Advisor A’s representative provided commentary from the parties that had passed on the opportunity and reviewed the key terms of two financing term sheets from Party A and Party B that had been received from interested parties and discussed recommended next steps.

On March 15, 2024, at the 2024 Annual Meeting of Shareholders, EMCORE shareholders approved an amendment to EMCORE’s certificate of incorporation to effect a reverse stock split of outstanding EMCORE common stock at a ratio ranging from 5:1 to 12:1 at the sole discretion of the Board of Directors. Following the meeting, on March 15, 2024, the Board of Directors approved a reverse split with a record date of March 18, 2024 and set a reverse stock split ratio of 10:1 for outstanding shares of EMCORE common stock (the “Reverse Stock Split”).

On March 18, 2024, Financial Advisor A notified EMCORE of its termination of the Financial Advisor A Engagement Letter due to its belief that the available financing alternatives to EMCORE were not within Financial Advisor A’s primary capabilities and that it was unlikely that a full company sale would be available at this time in light of the feedback from potential buyers during the Project Edge process. Generally, the feedback from potential buyers included concerns regarding EMCORE’s challenges over the past few years in becoming a pure play A&D company at sufficient scale, resulting in sustained negative operating results, a steadily-declining stock price, and a weakening balance sheet.

On March 19, 2024, EMCORE submitted process letters to the four parties (including Party A, Party B, a publicly-traded holding company (“Party C”) and a private equity firm that would decline to submit any proposals) who remained interested in a potential acquisition of EMCORE and/or a financing transaction with EMCORE in order to keep the process moving forward.

Also on March 19, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Mr. Hochgesang and a representative of Pillsbury provided legal counsel to the Board of Directors regarding its fiduciary duties in evaluating these potential alternatives. Management reviewed with the Board of Directors recent discussions after the Wingspire Default Notice, including that Wingspire was increasingly expressing a desire to be repaid, expressing increased concerns about EMCORE’s liquidity, and requesting that EMCORE develop a plan to repay Wingspire, with Wingspire continuing to allege that EMCORE was in default, but reserving rights to declare an event of default. The Board of Directors discussed the potential engagement by EMCORE of a new financial advisor in connection with EMCORE’s exploration of strategic alternatives, including the pursuit of additional financing and/or sale transactions. Further discussion ensued regarding the potential engagement of various financial advisors by EMCORE, with various members of the Board of Directors noting the need for EMCORE to proceed promptly to consider whether a financial advisor was necessary to consummate the remaining available potential transactions and if it were so determined, to move quickly to engage such a financial advisor. The Board of Directors discussed Craig-Hallum as a potential financial advisor in light of its prior engagement with EMCORE in connection with the August 2023 equity financing, as well as other potential financial advisors with whom the Board of Directors had met. The Board of Directors determined not to engage a financial advisor at this time, but authorized Mr. Roncka, in his capacity as chair of the Strategy Committee, and management to solicit interest from the potential advisors noted by the Board of Directors, so that the Board of Directors could consider such advisors at a future meeting.

On March 20, 2024, the Board of Directors held a meeting during which, among other things, management summarized communications with multiple firms to potentially serve as EMCORE’s new financial advisor in connection with EMCORE’s continued exploration of strategic alternatives, including the pursuit of additional financing and/or sale transactions, noting that two such firms were expected to submit formal proposals by the end of the day. The Board of Directors directed management to proceed with requesting certain information and proposed terms from each of Craig-Hallum and another financial advisor in connection with potentially serving as EMCORE’s financial advisor with respect to potential financing and sale transactions.

On March 21, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. The Board of Directors directed management to proceed with negotiating proposed terms with each of Craig-Hallum and another potential financial advisor in connection with potentially serving as EMCORE’s financial advisor with respect to potential financing and sale transactions.

On March 27, 2024, EMCORE received a non-binding IOI from Party B providing for a debt financing of an initial amount of $10.0 million and a potential additional financing of up to $10.0 million under certain circumstances and subject to certain conditions (the “Party B Proposal”).

Also on March 27, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Mr. Rittichier and Mr. Roncka summarized recent discussions with Party B with respect to a potential financing transaction. A representative of Pillsbury summarized process and timing considerations with respect to a potential bankruptcy filing, including the potential type of filing, the timing needed to prepare for such filings, the relative benefits and costs of such a filing, and other related considerations.

On March 28, 2024, EMCORE received a second IOI from Party A providing for a note financing of $15.0 million in the aggregate and the issuance of a warrant to purchase 31.1% of the fully diluted EMCORE common stock.

Also on March 28, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. The Board of Directors discussed the two IOI proposals received from Party A and Party B with respect to a potential financing transaction and noted the status of discussions with one other interested party with respect to a potential financing and/or acquisition transaction. The Board of Directors instructed Mr. Glasener to communicate to each of the two parties who had submitted an IOI certain questions and clarifications with respect to the terms set forth in the applicable IOI, including with respect to the principal amount of each such financing, the expected timing for completion of each such financing, and other material remaining open items necessary to be addressed prior to the completion of each such financing. The Board of Directors then discussed messaging for the third party and the need to try to move this party along in the process.

On March 29, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. The Board of Directors discussed in detail the Party B Proposal, considering that such proposal did not require EMCORE to enter into exclusive discussions with Party B, but allowed EMCORE to continue to explore all other potentially available transactions with two other counterparties and any other potential transactions that arose during the period of time in which EMCORE could try to finalize definitive documentation with Party B. After consideration of the written IOIs received, including the Party B Proposal, and taking into account recent discussions with Wingspire, including Wingspire’s continued allegations of a default under the Wingspire Credit Agreement and its desire to be repaid as soon as possible, the Board of Directors determined it would be in the best interest of EMCORE and its stakeholders to select a financing proposal and work to finalize definitive documentation as soon as possible to consummate a financing that would allow EMCORE to repay in full its outstanding obligations to Wingspire and obtain additional funds for working capital purposes, and approved the Party B Proposal. The Board of Directors also discussed how to move forward with the other potential parties and continued to consider whether a bankruptcy filing would be the better course of action in order to generate the best available outcome for its stakeholders. The Board of Directors determined to continue to pursue a financing transaction with Party B and to continue to engage with the two remaining parties who continued to be interested in a potential transaction.

As of March 31, 2024, EMCORE had cash and cash equivalents of $12.0 million and outstanding debt obligations pursuant to the terms of the Wingspire Credit Agreement of $8.3 million.

On April 1, 2024, the Reverse Stock Split became effective. The closing price of EMCORE’s common stock on (i) April 1, 2024, the last full trading day before the Reverse Stock Split became effective, was $0.35 per share and (ii) April 2, 2024, the first full trading day after the Reverse Stock Split became effective, was $3.64 per share.

On April 5, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Mr. Glasener discussed that Party B had informed EMCORE that it was pausing further work in pursuit of such potential transaction related to certain concerns about EMCORE’s business and future prospects. The Board of Directors instructed management to provide certain additional information to Party B in an effort to address Party B’s stated reasons for pausing its work. Additionally, the Board of Directors instructed management to take certain actions with respect to the other interested parties with respect to a potential acquisition of EMCORE and/or financing transaction as well as continuing discussions with Wingspire regarding a potential forbearance agreement. The Board of Directors continued to consider whether a bankruptcy filing would be the better course of action in order to generate the best available outcome for its stakeholders. The Board of Directors also discussed whether to move forward with engaging a financial advisor to assist on a potential transaction and continued exploration of strategic alternatives. After discussion, the Board of Directors determined that a financial advisor was not needed at that time to continue to explore the existing potential alternatives under consideration, but that the Board of Directors would continue to assess the advisability of retaining financial advisors should circumstances change, including if the Board of Directors determined that it needed advisory services in connection with a potential bankruptcy filing or should additional expertise be needed to evaluate any potential financing alternative.

On April 9, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Mr. Glasener summarized his discussions with two potential interested parties, Party A and Party B, with respect to potential financing transactions. The Board of Directors instructed management to continue to pursue a financing transaction with each such party. Mr. Glasener also summarized preliminary discussions with Hale Capital Management, L.P. (“Hale Capital”) with respect to a potential financing transaction, and Mr. Roncka summarized additional discussions with Party C, that had submitted an IOI with terms less favorable to EMCORE than the terms being proposed by Party B and Party A. Following discussion, the Board of Directors instructed management to continue discussions with each such party. Management then summarized recent discussions with Wingspire with respect to a potential forbearance of Wingspire’s rights and remedies under the Wingspire Credit Agreement. Management then provided an update on the status of the potential divestiture transaction with HieFo with respect to EMCORE’s chips business and indium phosphide wafer fab assets, including with respect to anticipated timing and next steps. A discussion ensued regarding other potential actions EMCORE could pursue to sell assets and improve liquidity.

On April 11, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Mr. Glasener summarized his discussions with Party A and Party B with respect to potential financing transactions, noting that Party A remained in discussions with EMCORE but that Party B had communicated that it was no longer interested in pursuing a transaction with EMCORE. The Board of Directors discussed the reasons provided by Party B for declining to move forward in a transaction, including actions that could be taken in response to address Party B’s concerns in order for Party B to continue to move forward. Following discussion, the Board of Directors instructed EMCORE’s management, with assistance from certain members of the Board of Directors, to continue to pursue a financing transaction with Party A and Party B, and to focus on addressing the concerns raised by Party B. The Board of Directors and management discussed preliminary discussions with Hale Capital with respect to a potential financing transaction with EMCORE. Following discussion, the Board of Directors instructed EMCORE’s management to continue to pursue a financing transaction with Hale Capital as well. Management then summarized recent discussions with Wingspire, with respect to potential forbearance of Wingspire’s rights and remedies under the Wingspire Credit Agreement, noting that Wingspire had requested that EMCORE provide a draft forbearance agreement and that such a draft was in process. The Board of Directors also continued to evaluate other courses of action, including a potential bankruptcy filing, to assess what potential alternative would generate the best available outcome for its stakeholders. The Board of Directors discussed the need to begin to take preliminary steps to prepare for a restructuring process in light of the current status of discussions related to a potential financing, the current state of discussions with Wingspire, including Wingspire’s demand that EMCORE have an active term sheet for a financing in order for Wingspire to agree to a forbearance period, and other factors, including EMCORE’s current cash balance, accounts payable obligations, and projected/estimated restructuring-related costs. Following discussion, the Board of Directors unanimously instructed EMCORE’s management to retain Pillsbury as counsel to EMCORE on restructuring matters and other ongoing matters.

On April 16, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Mr. Hochgesang summarized recent discussions with Wingspire with respect to potential forbearance of Wingspire’s rights and remedies under the Wingspire Credit Agreement, noting that Wingspire had requested that EMCORE provide a signed IOI letter with respect to a financing transaction prior to Wingspire proceeding with further forbearance discussions. The Board of Directors also consulted a representative of Pillsbury for an overview of process and timing considerations with respect to a potential bankruptcy filing including recommended next steps in order to prepare EMCORE to obtain the best possible outcome for its stakeholders in a bankruptcy process. Mr. Glasener described the status of discussions with Hale Capital and Party A with respect to a potential financing transaction, noting that Hale Capital was pursuing an assignment and assumption of the Wingspire Credit Agreement and anticipating negotiating a separate forbearance agreement with EMCORE, and that Party A had submitted an updated term sheet with respect to a potential financing transaction shortly before the commencement of the Board of Directors meeting. Questions were asked and answered, and discussion ensued. Following discussion, the Board of Directors instructed EMCORE’s management to continue to pursue a transaction with each such party.

On April 18, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Mr. Hochgesang described the status of activities between Wingspire and Hale Capital, noting that Wingspire and Hale Capital had signed a term sheet pursuant to which Wingspire would assign to Hale Capital and Hale Capital would assume the Wingspire Credit Agreement, and summarized discussions between EMCORE and Hale Capital with respect to a forbearance agreement to be entered into between Hale Capital and EMCORE in connection with Hale Capital’s assumption of the Wingspire Credit Agreement, noting that Hale Capital intended to provide proposed terms shortly. Following discussion, the Board of Directors instructed EMCORE’s management to continue to pursue the forbearance agreement with Hale Capital. Mr. Glasener and Mr. Hochgesang described the status of discussions with Party A with respect to a potential financing transaction with EMCORE and summarized the terms of the most recent term sheet submitted by Party A with respect thereto. The Board of Directors instructed EMCORE’s management to communicate certain proposed counter-offer terms to Party A. The Board of Directors noted that under the currently proposed structure of a potential forbearance agreement with Hale Capital, EMCORE would still be able to pursue alternative financing transactions, including a transaction such as the one proposed with Party A. Mr. Rittichier and Mr. Hochgesang described the status of a potential transaction with respect to EMCORE’s sale of its digital chips business and indium phosphide wafer fab assets to HieFo, noting that EMCORE and HieFo were expecting to sign definitive documents and close the transaction on or about April 26, 2024, and summarized key terms of the contemplated transaction. Following discussion, the Board of Directors instructed EMCORE’s management to continue to pursue the transaction on the terms described. The Board of Directors continued to review whether a potential bankruptcy filing could result in the best outcome for stakeholders. The Board of Directors also considered whether it should revert to discussions with Wingspire about a forbearance agreement from Wingspire, but concluded that EMCORE would be in no better position following a reasonable forbearance period from Wingspire as it was now, and that Hale Capital presented the best potential two-step transaction, with a lender agreeing to forbearance for a period of time and who would also assist in a subsequent capital raise. The Board of Directors, however, instructed management to continue to explore all other potential alternatives, including continuing discussions with Party A.

On April 21, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Mr. Hochgesang described the status of discussions between Wingspire and Hale Capital, noting that Wingspire and Hale Capital had reached agreement on a final version of an assignment and assumption agreement pursuant to which Wingspire would assign to Hale Capital and Hale Capital would assume the Wingspire Credit Agreement. Mr. Hochgesang also summarized discussions between EMCORE and Hale Capital with respect to a forbearance agreement to be entered into between Hale Capital and EMCORE in connection with Hale Capital’s assumption of the Wingspire Credit Agreement, noting that Hale Capital had provided an initial draft of the forbearance agreement the previous day. Mr. Roncka, Mr. Hochgesang, and representatives of Pillsbury then described proposed counter-offer terms that EMCORE was planning to communicate to Hale Capital. Following discussion, the Board of Directors instructed EMCORE’s management to continue to pursue the forbearance agreement with Hale Capital on the terms described. The Board of Directors also discussed the need to try to determine as soon as possible if a reasonably acceptable transaction could be reached with Hale Capital, because if it could not reach such a transaction, the Board of Directors desired to make a decision as quickly as possible regarding a potential bankruptcy filing in order to best position EMCORE to maximize value in such a process. The Board of Directors also discussed potential alternatives to the Hale Capital transaction, including reinitiating direct discussions with Wingspire and/or Party A. The Board of Directors then discussed the need to continue to assess cost reduction actions that could be taken to reduce EMCORE’s expense structure should EMCORE remain as a standalone operating company. Management provided an update on its review of potential cost reduction actions and discussed timing for a more comprehensive plan to reduce costs. The Board of Directors discussed feedback from Hale Capital in regard to its view of the necessary level of cost reductions.

On April 23, 2024, the Board of Directors held a meeting. Representatives of Pillsbury attended the meeting. Mr. Hochgesang and representatives of Pillsbury described proposed terms of a forbearance agreement proposed to be entered into between Hale Capital and EMCORE in connection with Hale Capital’s assumption of the Wingspire Credit Agreement. The Board of Directors also discussed the proposed size of the warrant to be issued to Hale Capital in consideration of entering into the forbearance agreement. The Board of Directors discussed the rationale for entering into the forbearance agreement with Hale Capital, including the potential for Hale Capital to assist EMCORE in subsequent fundraising efforts, to allow for additional time in which EMCORE could explore fundraising efforts beyond what EMCORE perceived to be available with Wingspire as its current lender, and other benefits from certain proposed changes to the terms of the Wingspire Credit Agreement. The Board of Directors also discussed the risks associated with entering into a transaction with Hale Capital and the need to move quickly in light of EMCORE’s current cash balance and an increasing amount of past-due payables. The Board of Directors discussed potential alternatives, including the current status of discussions with Party A, as well as the potential to seek a formal restructuring. The Board of Directors then discussed the need to review and implement cost reduction measures as soon as possible. Mr. Rittichier reviewed the current status of a proposed cost reduction plan, including certain actions to reduce EMCORE’s headcount and other expenses. The Board of Directors discussed Hale Capital’s expectations with respect to cost reduction and management should EMCORE enter into the proposed transaction with Hale Capital.

On April 25, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. Management and the Board of Directors reviewed and discussed the terms of the forbearance agreement proposed to be entered into between Hale Capital and EMCORE in connection with Hale Capital’s assumption of the Wingspire Credit Agreement, noting that such terms were consistent with terms previously discussed with the Board of Directors. With a representative of Pillsbury, the Board of Directors and management also considered the proposed terms of a warrant to purchase shares of EMCORE common stock proposed to be issued to Hale Capital in connection with the forbearance agreement. After careful consideration of all of the factors impacting EMCORE, including but not limited to its current operations, its current cash balances and cash forecasts, outstanding liabilities and fundraising prospects, and taking into account recent discussions with Wingspire (including Wingspire’s desire to be repaid as soon as possible and its allegations of certain defaults by EMCORE), the Board of Directors believed it was in the best interest of EMCORE and its stakeholders to enter into a refinancing transaction with Hale Capital pursuant to which, among other actions: (i) Wingspire would sell and assign and Hale Capital would assume and purchase all current outstanding credit facilities and related obligations (the “Loan Documents”) of EMCORE (the “Assignment”); (ii) immediately following the Assignment, Hale Capital would agree to forbear certain alleged current and anticipated defaults under the Loan Documents subject to and in accordance with the terms set forth in the forbearance agreement (the “Forbearance Agreement”) and a second amendment to the Wingspire Credit Agreement to be entered into among EMCORE and the domestic subsidiaries of EMCORE (collectively, the “Borrowers”), the parties defined therein as Lenders, and Hale Capital as administrative agent for the Lenders (the “Second Amendment to Credit Agreement” and the Wingspire Credit Agreement as amended, the “Hale Capital Credit Agreement”); and (iii) as consideration, in part, for entering into the Forbearance Agreement, EMCORE would issue the Hale Capital Warrant, a warrant to Hale Capital to purchase up to 19.9% of EMCORE’s outstanding capital stock as of the issuance date of the warrant. The Board of Directors considered a number of factors, including the terms, anticipated benefits and strategic rationale, challenges, risks, and costs of the proposed transaction on the terms described. Management and the Board of Directors also discussed the terms of an asset purchase agreement proposed to be entered into between HieFo and EMCORE pursuant to which HieFo would acquire from EMCORE substantially all of the assets of EMCORE’s discontinued digital chips business, including EMCORE’s equipment related to EMCORE’s discontinued indium phosphide wafer fabrication operations. After careful consideration of the terms, the Board of Directors approved the transaction with HieFo.

On April 29, 2024, Wingspire and Hale Capital entered into the Assignment and EMCORE and Hale Capital entered into the Forbearance Agreement and Second Amendment to Credit Agreement.

On April 30, 2024, EMCORE entered into an Asset Purchase Agreement with HieFo, pursuant to which EMCORE agreed to transfer to HieFo substantially all of the assets primarily related to EMCORE’s discontinued telecom chips business line, including with respect to equipment, contracts, intellectual property, and inventory, including without limitation EMCORE’s indium phosphide wafer fabrication equipment (the “Chips Transaction”), in consideration for a purchase price equal to $2.9 million in cash and assumption by HieFo of certain assumed liabilities, $1.0 million of which was received by EMCORE in the quarter ended December 31, 2023 in connection with the execution of the HieFo LOI and $1.9 million of which was received by EMCORE upon closing of the Chips Transaction.

On May 7, 2024, Mr. Rittichier departed from his roles as Chief Executive Officer and a member of the Board of Directors of EMCORE.

Effective on May 8, 2024, EMCORE appointed Mr. Matthew Vargas, Vice President, Sales of EMCORE at the time, as interim Chief Executive Officer of EMCORE.

On May 14, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. A representative from Hale Capital provided Hale Capital’s feedback to the restructuring analysis being undertaken by the Board of Directors and management reviewed recent discussions with various banks and financial advisors in connection with EMCORE potentially pursuing additional financing and/or sale transactions, including the terms proposed by Craig-Hallum with respect to serving as EMCORE’s financial advisor in connection with any such financing and/or sale transactions and potential counter-proposal terms that EMCORE was considering communicating. Following discussion, the Board of Directors determined to negotiate an engagement letter with Craig-Hallum substantially consistent with the terms discussed.

Between May 14, 2024 and July 19, 2024, four of the prospective counterparties which had been contacted with respect to a new process to explore the potential sale of EMCORE (“Project Enterprise”), but had not already entered into Edge Confidentiality Agreements, entered into confidentiality agreements with EMCORE (three strategics, including Parent Group Member and Mobix, and one financial sponsor), each containing customary standstill provisions (none of which include “don’t ask, don’t waive” restrictions) that terminate prior to the expiration of the term of such confidentiality agreements under certain circumstances, including upon the entry into certain fundamental transactions such as the Proposed Transaction (as defined below) (such agreements, the “Enterprise Confidentiality Agreements”). After execution of the Enterprise Confidentiality Agreements or the Edge Confidentiality Agreements with EMCORE, the prospective counterparties received access to certain due diligence, business, and financial information relating to EMCORE, including certain financial projections.

On May 20, 2024, the Restructuring Committee of the Board of Directors (the “Restructuring Committee”) held a meeting. The Restructuring Committee, consisting of the New Directors, was established by the Board of Directors on May 2, 2024 pursuant to the terms of the Forbearance Agreement. After reviewing factors including EMCORE’s competitive landscape, expected revenue and profitability, and cost structure, and concluding that EMCORE’s current structure and operations would not allow EMCORE to achieve profitable growth and cash generation, the Restructuring Committee approved a restructuring program (collectively, the “2024 Restructuring Program”) that included the full closure of EMCORE’s Alhambra, California facility, headcount reductions representing approximately 40% of EMCORE’s then-current workforce, and additional reductions in operating expenses expected to result in annualized cost savings of approximately $17.0 million, exclusive of severance costs.

On May 21, 2024, after negotiations between EMCORE and Craig-Hallum, EMCORE engaged Craig-Hallum to represent EMCORE on a strategic transaction and/or financing transaction.

On May 23, 2024, EMCORE announced the 2024 Restructuring Program.

Between May 23, 2024 and June 4, 2024, Craig-Hallum contacted various interested parties that had expressed interest in or remained in active discussions regarding a potential acquisition of EMCORE and/or a financing transaction with EMCORE, including Parent Group Member, Party A, Party C, and a private equity firm (“Party D”), and entered into discussions with the various parties to assess their level of interest, understand and address any open questions, and encourage submissions of written offers regarding a potential acquisition of EMCORE and/or a financing transaction with EMCORE.

On June 7, 2024, EMCORE received notice of default (the “June 7 Default Notice”) from Hale Capital’s counsel with respect to the Loan Documents. Hale Capital alleged that these defaults were not covered by the Forbearance Agreement.

Also on June 7, 2024, EMCORE received a non-binding letter of intent from Parent Group Member with respect to a potential acquisition of EMCORE with an implied offer price of approximately $0.90-$1.20 per share. The closing price of EMCORE’s common stock on June 7, 2024 was $0.89 per share.

On June 12, 2024, Pillsbury delivered a letter to Hale Capital’s counsel disputing that any event of default had occurred under the Hale Capital Credit Agreement except certain defaults that had already been cured, and requesting that Hale Capital immediately retract such default notice.

On June 13, 2024, the Strategy Committee held a meeting. A representative of Pillsbury attended the meeting. Mr. Roncka and Mr. Hochgesang provided an update on recent correspondence between EMCORE and Hale Capital, noting that Hale Capital had delivered a notice to EMCORE alleging that EMCORE was in default under the Hale Capital Credit Agreement, which EMCORE was actively disputing, and that Hale Capital had provided a draft of an additional forbearance agreement with respect to such alleged defaults. Management and the Board of Directors then reviewed the forbearance terms proposed by Hale Capital. The Board of Directors provided feedback to management regarding next steps with respect to such potential forbearance agreement. Mr. Roncka provided a summary of various alternatives EMCORE was considering to reduce public company costs. Mr. Hochgesang reviewed actions and potential risks and benefits in connection with potentially delisting EMCORE common stock from Nasdaq and/or deregistering EMCORE’s securities from registration with the SEC, which was an action recommended by Hale Capital. Representatives of Craig-Hallum reviewed Craig-Hallum’s actions to date with respect to Project Enterprise, including discussions and status of diligence with respect to various potential strategic transaction counterparties. Representatives of Craig-Hallum also reviewed (i) preliminary and draft valuation and market premium analyses with respect to a potential strategic transaction with any such counterparty, (ii) various potential financing alternatives and considerations with respect to the risks, benefits, anticipated pricing, and anticipated timing with respect to each alternative, and (iii) analysis regarding the potential impact, with respect to existing EMCORE shareholders and a potential future transaction, of any action by EMCORE to delist its shares of common stock from Nasdaq. The Board of Directors also discussed the potential for an equity offering of EMCORE common stock and the likely prospects of being able to raise money in the public markets as an alternative to incurring additional debt, restructuring existing debt with replacement debt, and other alternatives. The Board of Directors also discussed the potential positive and negative impacts that delisting from Nasdaq would have on EMCORE’s ability to raise additional financing. Following discussion, the Strategy Committee directed management and Craig-Hallum to continue to pursue discussions with the parties who had expressed interest in a potential acquisition of EMCORE. As of June 13, 2024, EMCORE had cash and cash equivalents of $8.9 million and outstanding debt obligations pursuant to the terms of the Hale Capital Credit Agreement of $8.4 million.

Also, on June 13, 2024, EMCORE received a written revocation notice from HCP-FVU, LLC, as “Successor Agent” under the Hale Capital Credit Agreement, of the June 7 Default Notice.

On June 14, 2024, EMCORE received a written notice (“June 14 Notice”) from HCP-FVU, LLC, as “Successor Agent” under the Hale Capital Credit Agreement, reinstating the June 7 Default Notice. As a result of these alleged defaults, the June 14 Notice stated that the Successor Agent was exercising its right to accrue interest at the default rate of 18% beginning May 1, 2024 and that the Borrowers were required to appoint a Chief Restructuring Officer in accordance with the terms of the Hale Capital Credit Agreement, the selection of whom was subject to the consent of the Successor Agent, HCP Fund V-FVU, LLC and Bessel Holdings LLC (each an affiliate of Hale Capital and collectively, “New Lenders”).

Between June 17, 2024 and August 30, 2024, six prospective counterparties in Project Enterprise attended management meetings (four strategics and two financial sponsors).

On June 21, 2024, EMCORE received a subsequent written notice (the “June 21 Notice”) from the Successor Agent in which the Successor Agent stated that it would not be accelerating the amounts owed under the Hale Capital Credit Agreement nor taking any remedies afforded to it under the Hale Capital Credit Agreement other than accruing interest at the default rate of 18% for the seven-day period beginning June 21, 2024. The June 21 Notice further stated that the Successor Agent was not waiving any of New Lenders’ rights or remedy available under the Hale Capital Credit Agreement.

On June 23, 2024, EMCORE engaged FTI Consulting, Inc. (“FTI”) to provide Chief Restructuring Officer services.

On July 2, 2024, EMCORE entered into a non-binding letter of intent with Parent Group Member for the acquisition of all outstanding equity of EMCORE in an all-cash transaction, which provided for:

•

a purchase price of $28.2 million estimated to equal $2.49 per share, including reductions for satisfaction of outstanding debt at closing and repurchasing the Hale Capital Warrant if not exercised, and assuming that EMCORE’s transaction expenses would be paid from the cash balance at close;

•	a 20-day exclusivity period commencing on the date Parent Group Member secured financing for the transaction with a 10-day period autorenewal in good faith; and

•	the definitive agreement to include a ‘no-shop’ provision and customary termination fee.

The closing price of EMCORE common stock on July 2, 2024 was $1.14 per share.

On July 3, 2024, EMCORE received a written notice (the “July 3 Notice”) from the Successor Agent that an alleged Event of Default (as defined in the Hale Capital Credit Agreement) had occurred due to the Borrowers’ failure to (i) comply with certain covenants set forth in the Forbearance Agreement, and (ii) deliver to the Successor Agent and New Lenders material sufficient to determine whether the Borrowers were in compliance with certain covenants set forth in the Forbearance Agreement. The Successor Agent stated that the loans under the Hale Capital Credit Agreement would continue to accrue interest at the default rate of 18% due to the additional default alleged in the July 3 Notice. The July 3 Notice did not state whether Hale Capital would be accelerating debt obligations under the Hale Capital Credit Agreement.

Also on July 3, 2024, Party A submitted a non-binding letter of intent for the acquisition of all outstanding shares of EMCORE for an all-cash transaction consummated through a negotiated merger agreement, which provided for:

•	a purchase price of $1.30 per share based on 10,127,715 fully diluted shares outstanding, corresponding to a $13.2 million equity value;

•	a 33-day exclusivity period through August 5, 2024 with no autorenewal; and

•	a prohibition on other sales of equity or debt securities by EMCORE.

On July 12, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. A representative of Craig-Hallum reviewed actions taken to date with respect to the Board of Directors’ exploration of strategic alternatives, including Project Enterprise, and reviewed the principal terms of the letter of intent that had been received from Party A on July 3, 2024 with respect to a potential acquisition of EMCORE, including a comparison of such terms to the terms included in a letter of intent previously entered into by EMCORE with Parent Group Member on July 2, 2024. Following discussion, the Board of Directors directed Craig-Hallum to make certain counterproposal terms to Party A with respect to the letter of intent submitted by Party A and to continue to pursue a potential transaction with Parent Group Member.

On July 15, 2024, Craig-Hallum sent Party A a counterproposal to the non-binding letter of intent sent on July 3, 2024, with a purchase price of $2.61 per share.

Also, on July 15, 2024, Party D submitted a transaction proposal for the acquisition of all of the outstanding equity interests of EMCORE, which provided for:

•	a $15.0 million purchase price on a cash-free/debt-free and fully-diluted basis;

•	EMCORE’s equity holders to have the ability to elect to rollover a portion of equity into a holding company formed to acquire EMCORE;

•	EMCORE’s debt and equity holders receiving up to a 10% warrant pool in the holding company formed to acquire EMCORE at a mutually agreed exercise price; and

•	no mention of exclusivity, termination fee, or financing requirement.

On July 17, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. Representatives from FTI, EMCORE’s financial and restructuring consultant, summarized the status of discussions with potential counterparties with respect to a potential new debt financing facility, which would serve as a replacement facility to the current debt outstanding with Hale Capital. A representative of Craig-Hallum reviewed the status of discussions with potential counterparties with respect to the Board of Directors’ exploration of strategic alternatives, including a potential acquisition of EMCORE, noting that EMCORE had entered into a non-exclusive letter of intent with Parent Group Member which set forth the material terms of a proposed transaction and obligated EMCORE to enter into exclusivity upon EMCORE confirming that Parent Group Member presented to EMCORE written evidence demonstrating that Parent Group Member would have access to the resources, capital, and/or commitments to enable Parent Group Member to fund the cash acquisition price, that Parent Group Member was proceeding with diligence and pursuit of its financing for the transaction, and that EMCORE had provided a proposed revised draft of a letter of intent to Party A, and summarized certain additional diligence information that Party A had requested and potential next steps with respect thereto. Following discussion, the Board of Directors provided guidance to Craig-Hallum and management on continuing to explore strategic alternatives, directing them to, among other things, provide certain diligence information to Party A, continue to pursue a potential transaction with Parent Group Member and other potential counterparties and continue to pursue a potential new debt financing facility.

On July 18, 2024, Mobix entered into a mutual confidentiality agreement with EMCORE and was provided access to a virtual data room maintained by EMCORE for the purposes of evaluating a potential transaction. Additionally, as a result of EMCORE’s discussions with its customers regarding its planned shutdown of the Budd Lake Facility, discussions between EMCORE and a customer regarding a potential settlement of EMCORE’s TAIMU Termination-related claims, discussions with certain customers regarding the potential restructuring of other contracts related to products manufactured at the Budd Lake Facility, and negotiations with the landlord and a neighboring tenant of the Budd Lake Facility related to potentially remaining in the Budd Lake Facility on more advantageous lease/sublease terms, the Board of Directors concluded it should explore whether it might be more advantageous to continue operating the Budd Lake Facility until at least May 31, 2027.

Between July 19, 2024 and July 22, 2024, Craig-Hallum provided interested parties with information about the expected financial impact of these developments, and requested that parties submit proposals (or revise previously submitted proposals) to reflect these developments.

On July 22, 2024, the Board of Directors held a meeting. A representative of Pillsbury attended the meeting. The Board of Directors, with its advisors, reviewed the status of discussions with external legal counsel to Hale Capital with respect to the alleged defaults under the Hale Capital Credit Agreement.

On July 29, 2024, Hale Capital submitted a term sheet for a preferred stock financing, which provided for:

•

an up to $7.5 million convertible preferred equity issuance, assuming (i) a pre-money $53.0 million enterprise value, (ii) $38.7 million in net liabilities and (iii) an equity market value of $14.7 million;

•	a 7% annual dividend payable quarterly in cash or in-kind; and

•	a warrant for EMCORE common stock equal to 50% of the total amount of the issuance divided by the market price of EMCORE common stock.

On August 1, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. A representative of Craig-Hallum reviewed the status of counterparty discussions, diligence, and financing with respect to a potential acquisition of EMCORE. A Craig-Hallum representative then reviewed a comparison summary of the terms proposed in nonbinding letters of intent received by EMCORE from two counterparties with respect to a potential acquisition of EMCORE and from Hale Capital with respect to a potential preferred stock financing transaction. The Board of Directors also discussed the potential for restructuring existing debt with replacement debt and other financing alternatives. Following discussion, the Board of Directors (i) provided guidance to management and Craig-Hallum on the continued exploration of strategic alternatives, (ii) directed Craig-Hallum and management to continue to pursue a potential acquisition transaction and to seek clarification from Hale Capital with respect to certain of the terms proposed in Hale Capital’s financing term sheet, (iii) directed FTI and management to continue to pursue a potential replacement debt financing facility, and (iv) authorized EMCORE’s management to repay in full EMCORE’s obligations to Hale Capital under the Hale Capital Credit Agreement.

On August 5, 2024, EMCORE voluntarily prepaid approximately $9.4 million under the Hale Capital Credit Agreement to repay in full all amounts outstanding and payable under the Hale Capital Credit Agreement (the “Hale Capital Prepayment”). Immediately after the Hale Capital Prepayment, EMCORE had cash and cash equivalents of $7.2 million. After the Hale Capital Prepayment, EMCORE had continued performance, liquidity, and cash challenges, did not have immediate access to any credit facilities or any lines of credit, and continued to have limited near term organic growth prospects in the view of the Board of Directors. In consideration of these factors, the Board of Directors continued to evaluate and consider a variety of potential financial and strategic options to create shareholder value.

On August 6, 2024, Party D submitted an updated transaction proposal for the acquisition of all of the outstanding equity interests of EMCORE, which provided for:

•	a $20.0 million purchase price on a cash-free/debt-free and fully-diluted basis, representing consideration of approximately $1.64 per share for EMCORE shareholders;

•	EMCORE’s equity holders to have the ability to elect to rollover a portion of equity into a holding company formed to acquire EMCORE; and

•	a cash-free/debt-free structure, although the proposal had been delivered prior to Party D’s awareness of the Hale Capital Prepayment; and

•	a sign and close within 60 days, with no mention of exclusivity, termination fee, or financing requirement.

On August 6, 2024, the closing price of EMCORE common stock was $0.95 per share.

Between August 6, 2024 and August 20, 2024, representatives of Craig-Hallum and EMCORE continued discussions with Party A, Party D, Parent Group Member, and Mobix regarding a potential acquisition of

EMCORE, supported ongoing due diligence information requests, and negotiated for an increased purchase price per share for EMCORE shareholders based on the elimination of debt from the Hale Capital Prepayment.

On August 23, 2024, Mobix submitted a non-binding letter of intent for the acquisition of all EMCORE’s shares outstanding, which provided for:

•

a $43.0 million purchase price to be paid in cash, representing, based upon certain assumptions, consideration of approximately $3.38 per share for EMCORE shareholders, subject to adjustment based upon EMCORE’s liabilities and any other contingent obligations identified through the due diligence process;

•	a 45-day due diligence period and targeted closing within 90 days of signing a definitive agreement;

•	a 30-day exclusivity period with ongoing 3-day extensions if operating in good faith; and

•	no termination fee or financing requirement.

On August 23, 2024, the closing price of EMCORE’s common stock was $1.12 per share.

On September 4, 2024, Mobix submitted an amended letter of intent, which provided for:

•

an indicative transaction value of $43.0 million, representing consideration of approximately $3.38 per share for EMCORE shareholders, subject to adjustment based upon redemption and change of control liabilities and certain limited current and long-term liabilities including specified accounts payables, to be determined through the due diligence process;

•	a 45-day due diligence period and targeted closing within 90 days of signing a definitive agreement;

•	acceptance of the offer by 5 p.m. Pacific Time on September 9, 2024;

•	a 30-day exclusivity period with ongoing 3-day extensions if operating in good faith;

•	termination upon Mobix’s failure to deliver proof of funds in the form of a commitment or comfort letter within 7 days of execution of the letter of intent; and

•	no termination fee.

On September 5, 2024, after discussions between EMCORE and Parent Group Member relating to the settlement of claims arising out of the TAIMU Termination, Parent Group Member submitted an amended letter of intent, which provided for:

•	a one-step merger structure;

•

a $30.0 million purchase price to be paid in cash, representing consideration of approximately $2.49 per share for EMCORE shareholders, including reductions for satisfaction of outstanding debt at closing and repurchasing the Hale Capital Warrant if not exercised, and assuming that EMCORE’s transaction expenses and any new working capital line are paid from EMCORE’s cash balance at/prior to close;

•	delivery of a draft merger agreement by September 13, 2024;

•

a 45-day exclusivity period starting upon countersignature of the amended letter of intent by EMCORE with autorenewal for 10-day periods if parties are negotiating in good faith and Parent Group Member confirms price;

•	the definitive agreement to include a ‘no-shop’ provision and customary termination fee; and

•	Parent Group Member to secure financing in connection with the transaction.

On September 5 and 6, 2024, the Strategy Committee and the Board of Directors held meetings. Representatives of Pillsbury and Craig-Hallum attended the meetings. A representative of Craig-Hallum reviewed Craig-

Hallum’s actions taken to date with respect to Project Enterprise, noting that four parties (Parent Group Member, Mobix, Party A, and Party D) had submitted proposals with respect to a potential acquisition of EMCORE, describing the status of other potential counterparties with whom Craig-Hallum had transaction-related discussions, summarizing potential financing alternatives if EMCORE were to ultimately not consummate an acquisition transaction, and reviewing recommended next steps with respect to EMCORE’s pursuit of an acquisition transaction. A Craig-Hallum representative then reviewed the key terms of the four acquisition proposals that had been submitted to EMCORE, described structure, purchase price, anticipated timelines, financing status, and other key terms, and, with input from Mr. Roncka and Mr. Matthew Vargas, EMCORE’s interim Chief Executive Officer and a member of the Board of Directors, reviewed the four parties, their level of strategic interest in EMCORE, the nature and history of prior communications with each such party and other factors relating to deal certainty and other considerations in evaluating such proposals. A Craig-Hallum representative then reviewed an anticipated timeline through the closing of a potential acquisition. The Board of Directors also discussed the potential for EMCORE to remain a standalone business and to raise additional capital, either through an equity offering or the incurrence of debt, to support continued growth in operations. Following discussion, the Strategy Committee directed management and Craig-Hallum to continue to pursue discussions with the current parties who have expressed interest with respect to a potential acquisition of EMCORE and to propose specific communications back to each potential counterparty. The Board of Directors discussed a financing proposal submitted by Hale Capital, which referenced the potential conversion of Hale Capital’s secured debt prior to the Hale Capital Prepayment. The Board of Directors determined not to explore that financing proposal at this time while it continued to explore the various offers for the acquisition of EMCORE, in part, because of offer terms contained in the proposal and in part due to the history of default notices received by EMCORE and EMCORE’s challenges in addressing such default notices.

On September 13, 2024, the Strategy Committee held a meeting during which, among other things, representatives of Craig-Hallum and Mr. Roncka summarized recent communications with each potential interested buyer who had previously submitted a proposal with respect to a potential acquisition of EMCORE, described the status of activities with respect to each such counterparty and anticipated timeline and next steps with respect to each counterparty potentially providing an updated acquisition proposal. The Strategy Committee, with input from other participants in the meeting, discussed strategies to improve each of the respective offers from the various counterparties. Following discussion, the Strategy Committee directed management and Craig-Hallum to continue to pursue discussions with the parties who had recently provided proposals with respect to a potential acquisition of EMCORE and provided guidance on communications with these parties.

On September 19, 2024, the Strategy Committee held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. Representatives of Craig-Hallum summarized recent communications with each bidder who had previously submitted a proposal with respect to a potential acquisition of EMCORE, described the status of activities with respect to each such counterparty and anticipated timeline and next steps with respect to each counterparty potentially providing an updated acquisition proposal. Discussion ensued regarding each counterparty, process, timing, and other considerations related to the Board of Directors’ evaluation of strategic alternatives. Mr. Hochgesang and a representative of Pillsbury provided legal counsel to the Strategy Committee regarding its fiduciary duties in evaluating these potential alternatives. The Strategy Committee, with input from all participants at the meeting, discussed strategies to improve each party’s respective offers. Following discussion, the Strategy Committee directed management and Craig-Hallum to continue to pursue discussions with these parties and to communicate certain timeline-related items to each potential counterparty with respect to submitting an updated proposal. The Strategy Committee directed Craig-Hallum to communicate to each interested party that such party should submit a “best and final” offer for an all-cash acquisition of EMCORE and that the Board of Directors intended to select one party after receipt of “best and final” offers to enter exclusive negotiations in pursuit of a definitive agreement for the acquisition of EMCORE.

On September 24, 2024, Parent Group Member’s external legal counsel, Foley & Lardner LLP (“Foley”), sent representatives of Pillsbury an initial draft of the merger agreement. The draft contemplated, among other things:

•	the proposed transaction would be conditioned on, among other things, EMCORE receiving shareholder approval for the merger;

•

while EMCORE would have the right, prior to receipt of shareholder approval, to engage in negotiations with respect to unsolicited acquisition proposals that met certain requirements and the Board of Directors would have the right to change its recommendation to its shareholders and recommend that they vote against the proposed transaction in favor of an acquisition that constituted a superior proposal and met certain other requirements, EMCORE would have to submit the proposed transaction to its shareholders unless EMCORE terminated the merger agreement to accept such superior proposal and paid a termination fee to Parent Group Member (a “force the vote” provision);

•

the Board of Directors did not have the right to change its recommendation to its shareholders or recommend that they vote against the proposed transaction if it became aware of some event or circumstance (typically called an “intervening event”) that would make the proposed transaction inadvisable;

•

if the Board of Directors changed its recommendation and recommended that its shareholders vote against the proposed transaction or breached or failed to perform in any material respect certain obligations related to the no-shop or the shareholder meeting covenants, Parent Group Member could terminate the merger agreement and EMCORE would be required to pay Parent Group Member a termination fee;

•

no covenants with respect to the contemplated equity financing nor any right of EMCORE to cause Parent Group Member to specifically enforce the obligations of its financing partner, the Guarantor, under the equity commitment letter;

•	no reverse termination fee payable by Parent Group Member, including with respect to a failure to obtain financing; and

•	no financing contingency.

On September 25, 2024, Parent Group Member sent EMCORE an updated letter of intent (the “Final Parent Group Member LOI”) and support letter from the Guarantor. The Final Parent Group Member LOI contemplated, among other things (collectively, the “Proposed Transaction”):

•	an all-cash acquisition of 100% of the fully diluted equity of EMCORE;

•	EMCORE would be delisted from Nasdaq at closing of the Proposed Transaction;

•	the definitive agreement would not include a financing contingency;

•	an acquisition price of $32,284,000 in the aggregate resulting in a per share acquisition price of $2.73 based on 9,994,144 fully diluted shares outstanding (excluding the Hale Capital Warrant);

•

a 20-day exclusivity period with an automatic 5-business day extension if the parties were engaged in good faith discussions and Parent Group Member confirmed in writing to EMCORE its intent to proceed with the Proposed Transaction on the terms set forth in the Final Parent Group Member LOI and that there were no changes to the proposed financing arrangements; and

•	Parent Group Member would deliver to EMCORE a customary equity commitment letter and limited guarantee from the Guarantor, fully backstopping the Proposed Transaction.

Also on September 25, 2024, following additional diligence performed by Mobix, including diligence related to redemption and change of control liabilities and certain limited current and long-term liabilities (including specified accounts payables), Mobix sent EMCORE an amended letter of intent, which provided for:

•	a purchase price of $2.50 per share for EMCORE’s shareholders, based upon an enterprise value of $22,500,000;

•	prior to execution of the letter of intent, delivery of a commitment and/or comfort letter evidencing Mobix’s ability to satisfy the purchase price;

•

a 20-day due diligence period, 20-day exclusivity period with a 5-business day extension if operating in good faith and engaged in active negotiations, and targeted closing within 90 days of signing a definitive agreement; and

•	no termination fee.

On September 26, 2024, Party A sent EMCORE an amended letter of intent, which provided for:

•	consideration of approximately $1.50 per share for EMCORE shareholders;

•	no financing contingency;

•	a 30-day due diligence period and 30-day exclusivity period; and

•	no termination fee.

On September 27, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. A representative from Craig-Hallum summarized the key terms of the “best and final” letters of intent delivered to EMCORE by bidders with respect to a potential acquisition of EMCORE, including with respect to proposed transaction structure and purchase price, anticipated timeline, financing status, and exclusivity requirements. The Board of Directors discussed the process conducted to date, timing of a potential transaction, certainty of financing for each bidder and the fact that one bidder did not require external financing, certainty of closing a sale transaction with respect to each bidder and other considerations with respect to each bidder related to the Board of Directors’ evaluation of strategic alternatives. The Board of Directors discussed historical communications with each potential buyer, the conduct of each bidder within the sale process, and the potential impact to EMCORE in the event that EMCORE entered into a transaction for the acquisition of EMCORE that failed to be consummated given EMCORE’s continued performance, growth, liquidity, and cash challenges. The Board of Directors then reviewed in detail, with the input of its advisors and management, each of the respective offers, deal certainty, and other factors with respect to each such proposal. The Board of Directors then discussed the potential benefits to shareholders should the Board of Directors elect to continue the business as a standalone company and not continue to pursue any of the acquisition proposals, and weighed these potential benefits against the risks facing EMCORE, including its continued performance, growth, liquidity, and cash challenges. The Board of Directors decided to enter into exclusivity with Parent Group Member as, in addition to offering the highest total consideration of the bidders, Parent Group Member’s proposal had high shareholder value and a higher degree of deal certainty as compared to Mobix’s proposal, including because Parent Group Member was backed by the Guarantor, which had provided a letter in support of Parent Group Member’s proposal, while Mobix had not shown financial capability to consummate its proposal and Mobix’s “best and final” offer of $2.50 per share was lower than Parent Group Member’s offer of $2.73 per share. The Board of Directors also directed Craig-Hallum to notify the other bidders prior to entering into exclusivity with Parent Group Member that the Board of Directors had elected to enter into exclusivity with a different party. Next, Mr. Hochgesang and a representative of Pillsbury summarized responses provided to EMCORE by Craig-Hallum with respect to potential conflicts of interest-related disclosures Craig-Hallum had provided to EMCORE with respect to Craig-Hallum’s previous activities and engagement (if any) with respect to each bidder. Following discussion and after consideration by the Board of Directors of the disclosures provided by Craig-Hallum, the Board of Directors determined that the disclosed relationships between Craig-Hallum and the bidders did not rise to the level of presenting a conflict of interest for Craig-Hallum with respect to any of the bidders, such that Craig-Hallum could continue to serve as the exclusive financial advisor to EMCORE.

Also on September 27, 2024, EMCORE and Parent Group Member executed the Final Parent Group Member LOI. Prior to execution of the Final Parent Group Member LOI, Craig-Hallum notified the other bidders that the Board of Directors had elected to enter into exclusivity with a different party.

On September 28, 2024, representatives of Craig-Hallum received an unsolicited, non-binding proposal from Mobix for the acquisition of all of EMCORE’s outstanding shares for $3.80 per share in cash (the “Unsolicited Mobix Proposal”) and with support letters from Mr. James Peterson, executive chairman of Mobix, and Hale Capital. EMCORE did not respond in compliance with EMCORE’s exclusivity obligations in the Final Parent Group Member LOI.

On September 30, 2024, Mobix issued a press release announcing that it had submitted a non-binding proposal to the Board of Directors to acquire all of EMCORE’s outstanding shares for $3.80 per share in cash.

On October 1, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. A representative of Pillsbury reviewed the Unsolicited Mobix Proposal, including a comparison to the price previously proposed by Mobix prior to the Board of Directors’ most recent meeting in response to the Board of Directors’ request for “best and final” offers from each interested party, including Mobix. A representative of Pillsbury then discussed the press release that had been publicly issued the preceding day by Mobix disclosing Mobix’s nonbinding proposal to EMCORE. A Pillsbury representative then summarized actions taken by EMCORE at the direction of members of the Strategy Committee in response to Mobix’s updated proposal and press release, including (i) engaging in further discussions with Parent Group Member, with whom EMCORE had signed the Final Parent Group Member LOI and entered into exclusivity, (ii) delivery of a cease and desist letter to Mobix with respect to any further public communications in violation of Mobix’s nondisclosure agreement with EMCORE, and (iii) issuance of a press release and filing of a corresponding Current Report on Form 8-K with the SEC disclosing EMCORE’s receipt of such offer. Questions were asked and answered, and Mr. Hochgesang and representatives of Pillsbury reviewed considerations for the Board of Directors in exercising fiduciary duties in reaction to Mobix’s proposal and the current circumstances. A representative of Pillsbury then summarized discussions with Parent Group Member, including EMCORE’s request to be released from exclusivity restrictions in order to pursue a potential transaction with Mobix. A representative of Pillsbury described the terms of a counter proposal from Parent Group Member pursuant to which it would grant a limited waiver from EMCORE’s exclusivity obligations to permit EMCORE to engage in discussions with Mobix regarding a potential acquisition transaction. Questions were asked and answered, and discussion ensued, including discussion of Parent Group Member’s counter-proposal, the benefits and risks of engaging in discussions with Mobix under the terms proposed by Parent Group Member, the likelihood of reaching an agreement with Mobix within the timeframe allowed by Parent Group Member, the costs of paying a termination fee to Parent Group Member if EMCORE were to execute an agreement with Mobix, and other considerations with respect to each of Parent Group Member and Mobix. Following discussion, the Board of Directors instructed (i) Pillsbury to convey certain counterproposal terms to counsel for Parent Group Member with respect to a potential limited exclusivity waiver, and (ii) Craig-Hallum and Pillsbury to, solely to the extent that any such waiver had been entered into with Parent Group Member, convey certain proposed terms of engagement and acquisition transaction terms to Mobix. The Board of Directors authorized Mr. Vargas to execute the waiver agreement with Parent Group Member on the terms approved by the Board of Directors, with any substantive changes to such terms to be approved by the Strategy Committee or by the Board of Directors.

Also on October 1, 2024, Mobix acknowledged receipt of a cease and desist letter from EMCORE.

On October 2, 2024, after negotiations and discussions between Pillsbury and Foley, Parent Group Member and EMCORE, consistent with the Board of Directors’ direction, entered into a waiver (the “Waiver”) providing for the following:

•

during the period between and including October 2 and October 9, 2024 (the “Waiver Period”), Parent Group Member’s exclusivity would be waived with respect to discussions with Mobix and its respective affiliates, representatives, and financing sources regarding a strategic transaction;

•

EMCORE would have the right to terminate the Final Parent Group Member LOI or enter into a definitive agreement regarding a strategic transaction with Mobix, provided that EMCORE would be required to reimburse Parent Group Member and the Guarantor for their reasonable and documented out-of-pocket expenses up to a cap of $1.0 million (the “Final Parent Group Member LOI Reimbursement”); and

•

if the Final Parent Group Member LOI was not terminated or a definitive agreement was not entered into by EMCORE with Mobix during the Waiver Period, Parent Group Member and EMCORE would continue to be subject to the Final Parent Group Member LOI and the original exclusivity period with Parent Group Member would be extended by 7 days.

Also on October 2, 2024, after entry into the Waiver, EMCORE and Mobix, with its respective counsel and other representatives, met telephonically to discuss diligence, timing, and initial considerations with respect to a potential take-private transaction between EMCORE and Mobix (the “Potential Mobix Transaction”). The representatives of EMCORE outlined, among other items, the Final Parent Group Member LOI Reimbursement obligation, the process in which EMCORE envisioned reaching a final definitive agreement with Mobix within the Waiver Period, and the financing information that would be required by EMCORE in order to proceed with a transaction with Mobix and terminate the Final Parent Group Member LOI.

On October 3, 2024, representatives of Pillsbury sent the initial draft of the merger agreement for the Potential Mobix Transaction to Mobix’s external legal counsel. The draft contemplated, among other things:

•	a purchase price of $3.80 per share of outstanding EMCORE common stock;

•	assumption of the Hale Capital Warrant;

•	the Potential Mobix Transaction would be conditioned on, among other things, EMCORE receiving shareholder approval for the merger;

•

Mr. James Peterson, chief executive officer of Mobix, would agree to certain provisions in the merger agreement, including those relating to the financing, regulatory efforts, public announcements and specific performance;

•	Mobix would pay EMCORE $1.0 million immediately prior to execution of the merger agreement to offset the Final Parent Group Member LOI Reimbursement;

•

while EMCORE would have the right, prior to receipt of shareholder approval, to engage in negotiations with respect to unsolicited acquisition proposals that met certain requirements, and the Board of Directors would have the right to change its recommendation to its shareholders and recommend that they vote against the Potential Mobix Transaction in favor of an acquisition that constituted a superior proposal and met certain other requirements or if it became aware of an intervening event that would make the Potential Mobix Transaction inadvisable, EMCORE would have to submit the Potential Mobix Transaction to its shareholders unless EMCORE terminated the merger agreement to accept such superior proposal and paid a termination fee of $1.25 million to Mobix (a “force the vote” provision);

•

if the Board of Directors changed its recommendation and recommended that its shareholders vote against the Potential Mobix Transaction, Mobix could terminate the merger agreement and EMCORE would be required to pay Mobix a termination fee of $1.25 million;

•	a reverse termination fee payable by Mobix of $2.0 million in connection with certain terminations;

•	a limited guarantee from Mr. Peterson guaranteeing the reverse termination fee payable by Mobix;

•	EMCORE having third-party beneficiary rights to directly enforce any financing commitments; and

•	no financing contingency.

Also on October 3, 2024, Mobix sent Craig-Hallum a due diligence request list.

On October 4, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. Representatives of Craig-Hallum and Pillsbury and Mr. Vargas summarized the status of the Potential Mobix Transaction, including with respect to diligence, negotiation of a definitive acquisition agreement, and Mobix’s ability to finance the Potential Mobix Transaction. A representative of Pillsbury noted that an initial draft of the merger agreement had been provided to Mobix and its external legal counsel. Questions were asked and answered, and discussion ensued regarding process, timing, certainty of financing, certainty of closing a sale transaction, and other considerations with respect to the Potential Mobix Transaction. The Craig-Hallum representative provided additional information on the current understanding of Mobix’s financing. Mr. Vargas discussed the current status of Mobix’s diligence efforts and coordination. Mr. Hochgesang and representatives of Pillsbury discussed current workstreams and next steps to progress these workstreams with Mobix. The Board of Directors discussed additional strategic matters, including potential communications with Parent Group Member. Following discussion, the Board of Directors instructed EMCORE’s management to continue to pursue the Potential Mobix Transaction on the principal terms discussed.

On October 5, 2024, Mobix’s external legal counsel sent representatives of Pillsbury a supplemental due diligence request list.

On October 7, 2024, Mobix’s external legal counsel sent representatives of Pillsbury a revised draft of the merger agreement. The revised draft contemplated, among other things:

•

that Mobix and their debt financing sources were concerned with EMCORE’s net inventory at closing of the Potential Mobix Transaction and wanted to discuss a purchase price adjustment if EMCORE’s net inventory at closing of the Potential Mobix Transaction was less than EMCORE’s net inventory on September 30, 2024;

•

unusual conditions to closing of the Potential Mobix Transaction that would introduce deal uncertainty and conditionality, including conditions relating to (i) the amount of EMCORE’s net inventory at closing of the Potential Mobix Transaction, (ii) satisfaction of Mobix’s due diligence in its sole and absolute discretion, (iii) compliance with certain New Jersey laws, and (iv) receipt of all third-party consents from contract counterparties required in connection with the Potential Mobix Transaction;

•

the ability for Mobix to terminate the Potential Mobix Transaction if Mobix determined, in its sole and absolute discretion, that the due diligence condition noted in the bullet point above would not be satisfied, introducing deal uncertainty;

•	a debt financing with additional conditions not contemplated in the merger agreement and outside of the control of EMCORE as compared to an equity financing with no additional conditions;

•	no limited guarantee of the reverse termination fee payable by Mobix;

•	EMCORE would not have any third-party beneficiary rights to directly enforce any financing commitments;

•	Mr. Peterson would not agree to any provisions in the merger agreement;

•	Parent Group Member would have to enter into a standstill agreement upon receipt of the Final Parent Group Member LOI Reimbursement;

•	the termination fee payable by EMCORE would equal $2.5 million, while the reverse termination fee payable by Mobix would remain $2.0 million; and

•

capping damages (including for a knowing and intentional breach which could include a failure to fund the Potential Mobix Transaction when the closing conditions were met) to payment by EMCORE or Mobix, as applicable, of their respective termination fees.

On October 8, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. Representatives of Pillsbury, Mr. Roncka, and Mr. Vargas described recent communications between each of them and various points of contact from Mobix. Representatives of Pillsbury then summarized the status of the Potential Mobix Transaction, including with respect to diligence, Mobix’s ability to finance the Potential Mobix Transaction, and negotiation of a definitive acquisition agreement, including the material issues with the most recent draft of a definitive acquisition agreement received from Mobix’s counsel. Questions were asked and answered. Representatives of Pillsbury and Craig-Hallum then reviewed the limited financing information received to date from Mobix, noting that a draft commitment letter had been received from one potential financing source, but not for the full extent of the anticipated purchase price, and that EMCORE was continuing to request additional information from Mobix and each potential financing source with respect to evidencing their ability to potentially fund the anticipated purchase price. Representatives of Pillsbury and Craig-Hallum also provided a detailed report on the limited financing information that had been received to date, including the fact that Mobix only had less than $1 million in cash on hand, that financing information had been requested on October 5, 2024 but not yet provided by Mobix, and that inconsistent information had been provided to date by Mobix on its financing sources and the allocation of committed amounts amongst the two financing sources referenced by Mobix. Representatives of Pillsbury noted that Mobix’s legal counsel had indicated that draft commitment letters from each financing source would be delivered on October 5, 2024, and reiterated that such financing commitment letters would be provided on each successive day, but no financing commitment letter had been provided to date from one of the financing sources for a material portion of the purchase price. Representatives of Pillsbury then provided a summary of the material terms of the definitive purchase agreement which had been rejected by Mobix, which terms related to financing certainty and were intended to provide additional certainty to EMCORE regarding Mobix’s financing, noting the significance such terms would have on an evaluation of the financing commitment of Mobix’s financing sources to the transaction. Questions were asked and answered, and discussion ensued regarding process, timing, certainty of financing, certainty of closing a sale transaction, the potential impact to EMCORE in the event that EMCORE entered into a sale transaction that failed to be consummated given EMCORE’s continued performance, growth, liquidity, and cash challenges, and other considerations with respect to a potential acquisition transaction with Mobix. The Board of Directors directed Pillsbury and Craig-Hallum to continue to inquire as to the financing to be provided to Mobix in support of its full proposed purchase price as deal certainty was critical to the Board of Directors’ evaluation of whether to enter into a definitive agreement with Mobix, while Parent Group Member continued to present a compelling, fully-funded offer with the full and continued backing of its financing sources. Representatives of Pillsbury discussed current workstreams and next steps to progress these workstreams with Mobix. The Board of Directors also discussed the need for Mobix to provide funding of the Final Parent Group Member LOI Reimbursement at the time of signing a definitive agreement with EMCORE, including a discussion of potential alternative structures to protect EMCORE and encourage Mobix to pursue a transaction with EMCORE. The Board of Directors then discussed the current status of Mobix’s diligence review of EMCORE. Mr. Vargas commented on the site visits performed by Mobix and engagement of management to facilitate those site visits. Mr. Hochgesang and representatives of Craig-Hallum commented on the diligence production in the data room and EMCORE’s responses to supplemental diligence requests from Mobix. The Board of Directors discussed additional strategic matters, including potential communications with Parent Group Member. Following discussion, the Board of Directors instructed EMCORE’s management to continue to pursue the Potential Mobix Transaction on the principal terms discussed and to work earnestly to try to finalize outstanding issues, including confirmation of financing sources, financing capabilities, and related matters, within the Waiver Period.

Later that day, representatives of Pillsbury sent Mobix’s external legal counsel a revised draft of the merger agreement. The revised draft contemplated, among other things:

•	Hale Capital would guarantee the reverse termination fee payable by Mobix;

•	removing the unusual conditions to closing of the Potential Mobix Transaction included in Mobix’s last draft;

•

removing the ability for Mobix to terminate the Potential Mobix Transaction if Mobix determined, in its sole and absolute discretion, that the due diligence condition noted above would not be satisfied;

•	EMCORE would have third-party beneficiary rights to directly enforce any financing commitments;

•	decreasing the termination fees payable by Mobix and EMCORE to $1.5 million; and

•	removing the damages cap for a knowing and intentional breach, including for Mobix’s failure to fund the Potential Mobix Transaction when the closing conditions were met.

On October 9, 2024, Mobix’s external legal counsel sent representatives of Pillsbury a revised draft of the merger agreement. The revised draft contemplated, among other things:

•	James Peterson would guarantee the reverse termination fee payable by Mobix instead of Hale Capital;

•	EMCORE would not have any third-party beneficiary rights to directly enforce any financing commitments; and

•

reinserting the damages cap for a knowing and intentional breach to payment by EMCORE or Mobix, as applicable, of their respective termination fees, including for Mobix’s failure to fund the Potential Mobix Transaction when the closing conditions were met.

Also on October 9, 2024, Mobix did not provide sufficient proof of the financial capability to complete the Potential Mobix Transaction, and the parties did not enter into a definitive agreement with respect to the Potential Mobix Transaction. The Waiver Period expired and exclusivity with Parent Group Member under the Final Parent Group Member LOI recommenced with a 7-day extension per the terms of the Waiver.

On October 10, 2024, Mr. Roncka and a representative of Craig-Hallum informed Parent Group Member that EMCORE had not executed a definitive agreement with Mobix and that EMCORE’s intent was to move forward with its efforts to agree to a definitive agreement with Parent Group Member. EMCORE communicated to Parent Group Member its desire that Parent Group Member would increase its offer price in light of Mobix’s interest and publicly announced offer price. Representatives of Parent Group Member indicated that they would consider increasing their offer price and would commence their final diligence process with respect to the Proposed Transaction.

On October 13, 2024, representatives of Pillsbury sent representatives of Foley a revised draft of the merger agreement. The revised draft contemplated, among other things:

•	assumption of the Hale Capital Warrant;

•

the Board of Directors would have the right to change its recommendation to its shareholders and recommend that they vote against the Proposed Transaction if it became aware of an intervening event that would make the Proposed Transaction inadvisable;

•

removed Parent Group Member’s termination right in the event that EMCORE breached or failed to perform in any material respect certain obligations related to the no-shop or the shareholder meeting covenants;

•	EMCORE would not need to hold a shareholders meeting if the Board of Directors changed its recommendation to its shareholders and recommend that they vote against the Proposed Transaction;

•	the Waiver would terminate upon execution of the merger agreement;

•	a reverse termination fee payable by Parent Group Member of $2.5 million in connection with certain terminations;

•	a termination fee payable by EMCORE of $1.0 million in connection with certain terminations;

•	the Guarantor would guarantee the reverse termination fee payable by Parent Group Member; and

•	covenants regarding the equity financing, including that EMCORE would have third-party beneficiary rights to directly enforce any financing commitments.

On October 18, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. Representatives of Pillsbury and Craig-Hallum and Mr. Roncka summarized status of the

Proposed Transaction, including with respect to diligence, negotiation of a definitive acquisition agreement, and Parent Group Member’s ability to finance the Proposed Transaction. Mr. Roncka also summarized the current status of price discussions with Parent Group Member. Representatives of Craig-Hallum noted that Parent Group Member’s diligence efforts were ongoing, and representatives of Pillsbury noted that an initial set of comments to the definitive acquisition agreement had been provided to Parent Group Member and its counsel in response to the initial draft received from Parent Group Member, and that EMCORE expected to receive a revised draft from Foley on October 20, 2024. Representatives of Pillsbury provided an overview of the material open issues in the merger agreement. Questions were asked and answered, and discussion ensued regarding process, timing, certainty of financing, certainty of closing a sale transaction, and other considerations with respect to the Proposed Transaction, and the Board of Directors provided direction on the merger agreement. Representatives of Craig-Hallum provided additional information on the current understanding of Parent Group Member’s financing. Representatives of Pillsbury then summarized anticipated timeline and action for the period immediately following any signing of a definitive transaction agreement through the closing of any such transaction. The Board of Directors also discussed, with input from representatives of Pillsbury and Craig-Hallum, the process in which Mobix would be permitted to engage with EMCORE following the execution of a definitive agreement if Mobix remained interested in pursuing a transaction with EMCORE at that time. Questions were asked and answered, and discussion ensued. Following discussion, the Board of Directors instructed management to continue to pursue the Proposed Transaction.

On October 21, 2024, representatives of Foley sent representatives of Pillsbury a revised draft of the merger agreement. The revised draft contemplated, among other things:

•	a “force the vote” provision;

•

reinserting Parent Group Member’s termination right in the event that EMCORE breached or failed to perform in any material respect certain obligations related to the no-shop or the shareholder meeting covenants;

•	capping damages (including for a knowing and intentional breach) to payment by EMCORE or Parent Group Member, as applicable, of their respective termination fees;

•	the termination fee payable by EMCORE would equal $2.5 million, while the reverse termination fee payable by Parent Group Member would remain $2.5 million; and

•	removing EMCORE’s third-party beneficiary rights to directly enforce any financing commitments.

On October 23, 2024, pursuant to the Final Parent Group Member LOI, exclusivity was automatically extended to October 30, 2024, as (a) the parties were continuing to be engaged in good faith discussions regarding the Proposed Transaction and (b) Parent Group Member confirmed in writing (i) its intent to proceed with the Proposed Transaction on the terms set forth in the Final Parent Group Member LOI and (ii) that there were no changes to its proposed financing arrangements.

On October 24, 2024, representatives of Pillsbury sent representatives of Foley a revised draft of the merger agreement. The revised draft contemplated, among other things:

•	removing closing conditions relating to antitrust laws and governmental approvals and consents;

•

removing Parent Group Member’s termination right in the event that EMCORE breached or failed to perform in any material respect certain obligations related to the no-shop or the shareholder meeting covenants;

•	EMCORE would have third-party beneficiary rights to directly enforce any financing commitments;

•	decreasing the termination fee payable by EMCORE to Parent Group Member to $1.25 million; and

•	removing the damages cap for a knowing and intentional breach.

On October 25, 2024, representatives of Foley sent representatives of Pillsbury initial drafts of the limited guarantee and the equity commitment letter from the Guarantor.

Between October 26, 2024, and November 7, 2024, representatives of Pillsbury and Foley exchanged various drafts of the merger agreement, limited guarantee, and the equity commitment letter, and negotiated the final outstanding terms. The revised drafts contemplated, among other things, the following compromises:

•

Parent Group Member would be able to terminate the merger agreement and collect a termination fee in the event that EMCORE breached or failed to perform in any material respect certain obligations related to the no-shop covenant (but not the shareholder meeting covenant as initially proposed by Parent Group Member), but Parent Group Member would have to provide notice of such breach and EMCORE would have an opportunity to cure;

•	damages would be uncapped for fraud or a willful breach;

•	the termination fee payable by Parent Group Member to EMCORE would equal $2.0 million;

•	the termination fee payable by EMCORE to Parent Group Member would equal $1.5 million; and

•	EMCORE would have third-party beneficiary rights to directly enforce any financing commitments.

On October 28, 2024, the Strategy Committee held a meeting. Representatives of Pillsbury and Craig-Hallum attended. Representatives of Craig-Hallum and Mr. Roncka provided an update on recent communications with Parent Group Member, noting that Parent Group Member expected to complete its quality of earnings analysis within the next two days and to then provide a revised offer price to EMCORE, together with a request for a one-week exclusivity extension. Questions were asked and answered, and discussion ensued regarding strategies and rationale to increase the offer price from Parent Group Member, particularly in light of the previously received offer from Mobix, the risks and benefits to EMCORE of potentially granting any such exclusivity extension, the Strategy Committee’s willingness to potentially recommend to the Board of Directors the granting of an exclusivity extension at various revised offer prices, and other considerations with respect to the Proposed Transaction. The Strategy Committee discussed the possibility of not granting an exclusivity extension to Parent Group Member, the potential path of then re-engaging with Mobix, and the risk that Parent Group Member would abandon its efforts to acquire EMCORE under such circumstances, and other available alternatives and strategies under the circumstances. The Strategy Committee also considered the state of discussions with Mobix at the time it ended negotiations before re-entering exclusivity with Parent Group Member, including the fact that Mobix did not provide reasonable proof of available funds and a reasonable and customary commitment letter detailing its financing plans with the financing sources that it had disclosed to the Board of Directors. The Strategy Committee continued to weigh the level of deal certainty with Parent Group Member at its current offer price, or potentially a higher offer price subject to feedback from Parent Group Member later that week, compared to the higher nonbinding offer price from Mobix, but together with a lack of visibility from Mobix on its financing and less certainty of consummating a deal with Mobix, while also continuing to consider the potential impact to EMCORE in the event that EMCORE entered into a sale transaction that failed to be consummated given EMCORE’s continued performance, growth, liquidity, and cash challenges. Representatives of Pillsbury and Mr. Hochgesang provided legal counsel to the Strategy Committee members with respect to such considerations and any such recommendation. Representatives of Pillsbury reviewed key remaining open issues in the current draft of the merger agreement provided by Foley. Questions were asked and answered and the Strategy Committee provided direction with respect to EMCORE’s position on such open issues. The Strategy Committee also determined to withhold its recommendation on whether to grant Parent Group Member an additional extension to its exclusivity period until Parent Group Member delivered an updated offer price.

On October 30, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. Representatives of Craig-Hallum and Mr. Roncka provided an update on recent communications with Parent Group Member, noting that Parent Group Member had provided a draft amendment to the Final Parent Group Member LOI, and that in such draft amendment, Parent Group Member had increased its offer price from the price set forth in the Final Parent Group Member LOI to $3.10 per share and requested a nine-day extension to the exclusivity period. Representatives of Craig-Hallum then described unsolicited communications received the prior two days from two other parties expressing interest in an acquisition transaction with EMCORE (each of whom had previously entered into a nondisclosure agreement with EMCORE in connection with previous discussions regarding a potential acquisition transaction), including Mobix. Questions were asked and answered, and discussion ensued regarding the remaining process, timing, the state of negotiations of a definitive merger agreement with Parent Group Member, certainty of financing, certainty of closing a sale transaction, the risks and benefits to EMCORE of potentially granting any such exclusivity extension, and other considerations with respect to the Proposed Transaction. The Board of Directors discussed the possibility of not granting an exclusivity extension to Parent Group Member, the potential path of then re-engaging with Mobix and potentially a second party who had recently indicated interest in a transaction, and the risk that Parent Group Member would abandon its efforts to acquire EMCORE under such circumstances, and other available alternatives and strategies under the circumstances. The Board of Directors also considered the state of discussions with Mobix at the time it ended negotiations before re-entering exclusivity with Parent Group Member, including the fact that Mobix did not provide reasonable proof of available funds and a reasonable and customary commitment letter detailing its financing plans with the financing sources that it had disclosed to the Board of Directors. The Board of Directors continued to weigh the level of deal certainty with Parent Group Member at its updated nonbinding offer price, compared to the higher nonbinding offer price from Mobix, but together with a lack of visibility from Mobix on its financing and less certainty of consummating a deal with Mobix, while also continuing to consider the potential impact to EMCORE in the event that EMCORE entered into a sale transaction that failed to be consummated given EMCORE’s continued performance, growth, liquidity, and cash challenges. The Board of Directors also discussed the course of negotiations and interactions with Mobix and the impact they could have on reaching a definitive agreement with Mobix. Representatives of Pillsbury and Mr. Hochgesang provided legal counsel to the Strategy Committee members with respect to such considerations. Questions were asked and answered, and discussion ensued. Following discussion, the Board of Directors instructed Mr. Roncka and representatives of Craig-Hallum to communicate a counterproposal to Parent Group Member with respect to the Final Parent Group Member LOI, including a counterproposal on the duration of time for the extension and a requirement that Parent Group Member ultimately agree to a lower termination fee, thereby decreasing the hurdle Mobix would need to address if it remained interested in a transaction to acquire EMCORE. The Board of Directors authorized Mr. Roncka or Mr. Vargas to execute the exclusivity extension on the terms discussed by the Board of Directors. Later that day, EMCORE and Parent Group Member entered into an exclusivity amendment providing for an extension until November 4, 2024 and increasing the price per share to $3.10.

On November 4, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Craig-Hallum attended the meeting. Representatives of Craig-Hallum and Mr. Roncka provided an update on recent communications with Parent Group Member. Representatives of Pillsbury described the status of negotiations of a definitive agreement with Parent Group Member with respect to the Proposed Transaction, noting that, subject to the Board of Directors’ consultation and approval, the material business issues open between the parties appeared to be largely resolved and that the parties were nearing a fully agreed form of definitive agreement for the Board of Directors’ consideration given the proposed compromise reached regarding the termination fees payable by EMCORE and Parent Group Member of $1.5 million and $2.0 million, respectively, as well as the anticipated other avenues for recourse for failure to close by Parent Group Member under certain circumstances. Questions were asked and answered, and the members of the Board of Directors noted their agreement with the positions reached in negotiations. Mr. Roncka then noted that Parent Group Member had provided earlier in the day a draft amendment to the Final Parent Group Member LOI proposing a further four-day extension of the current exclusivity period that was scheduled to expire at the end of day. Representatives of Craig-Hallum then described communications received in the past two days from Mobix. Questions were asked and answered, and discussion ensued regarding process, timing, the status of negotiations of a definitive merger agreement with Parent Group Member, certainty of financing, certainty of closing a sale transaction, the risks and benefits to EMCORE of potentially granting any such exclusivity extension (including the risk that terminating the exclusivity could result in the deal process with Parent Group Member terminating), and other considerations with respect to the Proposed Transaction and potentially considering other offers outside of exclusivity. Representatives of Pillsbury and Mr. Hochgesang provided legal counsel to the Board of Directors with respect to such considerations. Questions were asked and answered, and discussion ensued. Following discussion, the Board of Directors (i) approved the amendment to the Final Parent Group Member LOI extending exclusivity for an additional four-day period through November 8, 2024, and (ii) instructed EMCORE’s management and advisors to continue to pursue finalization of, and mutual agreement to, a definitive agreement with Parent Group Member with respect to the acquisition of EMCORE. Later that day, EMCORE and Parent Group Member entered into an exclusivity amendment providing for an extension until November 8, 2024.

On November 7, 2024, the Board of Directors held a meeting. Representatives of Pillsbury and Connell Foley LLP, external legal counsel to EMCORE (“Connell Foley”) attended from the beginning of the meeting. Representatives of Pillsbury and Connell Foley advised the members of the Board of Directors on their fiduciary duties in connection with mergers and acquisitions transactions. Questions were asked and answered, including, among other things, with respect to how members of the Board of Directors should consider stock ownership and treatment of equity held by members of the Board of Directors and management under New Jersey law and the factors members of the Board of Directors would reasonably be expected to consider in addition to price in selecting a counterparty for a change of control transaction, such as closing and financing certainty. In addition, the Board of Directors was informed that Craig-Hallum had provided confirmation in writing that there had been no changes with respect to its previous conflict disclosures to the Board of Directors since last provided on September 27, 2024. The Board of Directors discussed Craig-Hallum and their previously provided conflict disclosures and re-affirmed that the disclosed relationships between Craig-Hallum and the bidders did not rise to the level of presenting a conflict of interest for Craig-Hallum with respect to any of the bidders, such that Craig-Hallum could continue to serve as the exclusive financial advisor to EMCORE. After such discussion, representatives of Craig-Hallum and FTI joined the meeting. Representatives of Pillsbury reviewed the principal terms of a merger agreement proposed to be entered into describing, among other items, the deal structure, the recourse available for failure to perform by the Guarantor and Parent Group Member pursuant to the merger agreement, the equity commitment letter and limited guarantee, the representations and warranties, covenants (including EMCORE’s regulatory obligations, Parent Group Member’s financing commitments and EMCORE’s interim operating covenants and exceptions thereto), EMCORE’s fiduciary out (including that EMCORE could terminate the merger agreement under certain circumstances to pursue a superior proposal and that the fee for such termination right was within market range based on Craig-Hallum’s analysis), closing conditions, and termination provisions. Representatives of Pillsbury presented a comparison of the key deal and financing certainty provisions between the potential Mobix and Parent Group Member transactions. Questions were asked and answered, and discussion ensued, and the Board of Directors noted in particular the superior financing, recourse, and other elements of closing certainty for the transaction contemplated with Parent Group Member as compared to Mobix. Representatives of FTI reviewed a 5-year financial forecast for the Board of Directors, noting that the first three years of the forecast were identical to the 3-year forecast reviewed by the Board of Directors at its meeting held on September 5-6, 2024, and describing the key assumptions underlying years 4 and 5 of the forecast, which were based on the same framework as the 3-year forecast with certain adjustments that had been made in consultation with management and Mr. Roncka, as the Chair of the Strategy Committee, to reflect facts and circumstances that would be expected to differ in years 4 and 5. A representative of FTI explained the reasoning for the adjustments and noted that the inputs being used in the model were reasonable in their view and reflected the best estimates of management, in consultation with Mr. Roncka as the Chair of the Strategy Committee. A representative of Craig-Hallum noted that extending the forecast by two years was required by Craig-Hallum to have Craig-Hallum’s customary data set for a fairness opinion. Questions were asked and answered, and discussion ensued, including with respect to the elements of the model that differed slightly for years 4 and 5 as compared to years 1-3. Following discussion, the Board of Directors approved the use of the 4 and 5-year forecast for purposes of Craig-Hallum’s transaction analysis and re-affirmed the use of the 3-year forecast. Representatives of Craig-Hallum then described the scope of Craig-Hallum’s engagement and analysis and reviewed implied purchase price multiples of forecasted revenue and EBITDA with respect to the Proposed Transaction and assumptions related thereto, summarized purchase price multiples as compared to comparable publicly traded companies in the technology and A&D industries and comparable precedent transactions and reviewed EMCORE’s forecasted financial results through fiscal year 2029 and Craig-Hallum’s discounted cash flow analysis. Questions were asked and answered, and discussion ensued. Following discussion, at the request of the Board of Directors, Craig-Hallum orally rendered its opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Craig-Hallum’s written opinion addressed to the Board of Directors dated November 7, 2024), to the effect that, based upon and subject to the assumptions, qualifications, limitations, and other matters considered in connection with the preparation of its opinion, that the Merger Consideration to be paid by Parent to the unaffiliated shareholders of EMCORE is fair, from a financial point of view, as of November 7, 2024. Questions were asked and answered, and discussion ensued regarding the merits of potentially entering into the merger agreement with Parent Group Member as opposed to other alternatives available to EMCORE, including continuing to operate as a stand-alone company and various financing alternatives that may be available to EMCORE under such approach, and other considerations with respect to the Proposed Transaction, including the following:

•

with respect to continuing to operate as a stand-alone company, the Board of Directors discussed, among other things, the hiring needs and increased costs of such hires that would be needed, the working capital needs of EMCORE and availability thereof, the cash needs to settle delinquent payments, the expected availability of credit to EMCORE in the short and long term, EMCORE’s historic performance and the execution risk of EMCORE’s growth plans;

•	the possibility that the value of the Merger Consideration offered by Parent Group Member may exceed the long-term value of continuing to operate as a stand-alone company to EMCORE shareholders;

•	the premium of the Merger Consideration offered by Parent Group Member;

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the transaction process and the fact that over 100 potential acquirors were contacted and the resulting limited bids from a small number of parties received, each of which had been thoroughly reviewed and explored previously by the Board of Directors;

•	the reverse termination fee of $2.0 million payable by Parent Group Member to EMCORE under certain conditions and the fact such reverse termination fee is guaranteed by the Guarantor;

•	the reputation and expectation of performance of the Guarantor and Parent Group Member;

•	the recent and anticipated near-term future performance of EMCORE, including going concern risk;

•	the alternative transactions that may be available to EMCORE, including a potential transaction with Mobix;

•	the potential impact to EMCORE in the event that EMCORE entered into a sale transaction that failed to be consummated given EMCORE’s continued performance, growth, liquidity, and cash challenges;

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the Board of Directors’ belief that the $1.5 million termination fee payable by EMCORE would not foreclose a superior proposal from a third party, including Mobix, particularly in light of the fact that Mobix had previously stated that it would pay $1.0 million with respect to the Final Parent Group Member LOI Reimbursement in connection with the Potential Mobix Transaction;

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the terms of the merger agreement, including the fact that the proposed merger agreement includes flexibility in the event of a superior proposal, including flexibility allowing the Board of Directors to make a recommendation change and the ability to terminate the agreement and pay a termination fee to accept a superior proposal;

•	management’s recommendation in favor of the transaction;

•	Craig-Hallum’s view that the Merger Consideration to be paid by Parent to the unaffiliated shareholders of EMCORE is fair, from a financial point of view, as of November 7, 2024; and

•

the fact that each member of the Board of Directors owns shares and/or equity awards of EMCORE that will be exchanged for consideration in the Proposed Transaction (on the same terms as all other outstanding shares and equity awards).

Representatives of Pillsbury and Mr. Hochgesang provided legal counsel to the members of the Board of Directors with respect to such considerations. After careful consideration, the Board of Directors resolved that the Proposed Transaction was advisable and in the best interests of EMCORE shareholders and unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents.

Following the Board of Directors’ approval, on November 7, 2024, the parties executed the Merger Agreement and the other transaction documents.

On November 8, 2024, EMCORE and Parent Group Member announced the Proposed Transaction in a joint news release.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors has unanimously: (a) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents, are advisable and fair to, and in the best interests of EMCORE and EMCORE shareholders; (b) approved the execution, delivery, and performance of the Merger Agreement and the other transaction documents, and the transactions contemplated by the Merger Agreement; (c) recommended that EMCORE shareholders approve the Merger Agreement; and (d) directed that the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, be submitted for consideration by EMCORE shareholders at the Special Meeting.

The Board of Directors unanimously recommends that you vote: (1) “FOR” the Merger Agreement Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Reasons for the Merger

The following discussion of the information and factors considered by the Board of Directors is not exhaustive. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Proposed Transaction, and the complexity of these matters, the Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign relative weight to the specific factors that it considered in reaching its decision. Rather, the Board of Directors based its recommendation on the totality of the information presented to and considered by it. The Board of Directors evaluated the factors described below with the assistance of EMCORE management and its legal and financial advisors. In considering the factors described below, individual members of the Board of Directors may have given different weight to other or different factors.

This explanation of the factors considered by the Board of Directors, and the factors themselves, are in part forward-looking in nature and, therefore, should be read in light of the factors discussed in “Cautionary Statement Concerning Forward-Looking Statements.”

In reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents, and recommend that EMCORE shareholders approve the Merger Agreement, the Board of Directors considered, among other things, the amount of Merger Consideration offered to EMCORE shareholders in the Proposed Transaction, the results of operations and prospects of EMCORE, the alternatives to the Proposed Transaction, the risks and uncertainties associated with the Proposed Transaction, and alternatives to the Proposed Transaction, including continuing on a stand-alone basis.

In the process of reaching its decision, the Board of Directors consulted with EMCORE’s financial and legal advisors and considered the following factors as generally supporting its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the other transaction documents, and recommend that EMCORE shareholders approve the Merger Agreement:

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the fact that the Merger Consideration represents a premium of (i) 41.6% over EMCORE’s closing stock price of $2.19 on November 6, 2024, the day prior to the meeting of the Board of Directors during which the Board of Directors approved the Proposed Transaction, (ii) 54.2% over EMCORE’s closing stock price one week prior to that date, (iii) 26.5% over EMCORE’s closing stock price one month prior to that date, (iv) 226.3% over EMCORE’s closing stock price three months prior to that date, (v) 156.8% over the 90-calendar day volume-weighted average ending on September 27, 2024, the last trading day before the Announced Mobix Proposal, and (vi) 26.5% over EMCORE’s closing stock price of $2.45 on October 1, 2024, the first full trading day after the Announced Mobix Proposal;

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the risks and uncertainties of remaining as an independent public company, including risks related to execution of EMCORE’s strategic growth initiatives, increasing the scale of EMCORE’s business, the difficulty of accurately forecasting customer demand in connection therewith, and EMCORE’s ability to continue as a going concern;

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the fact that the Merger was the result of the Board of Directors’ thorough review of EMCORE’s standalone growth prospects and opportunities to maximize shareholder value, including contact, with the assistance of Craig-Hallum, with 9 parties, including 6 potential strategic partners and 3 financial sponsors (including Parent Group Member and its financial sponsor, the Guarantor), and with the assistance of Financial Advisor A, with 132 parties, including 48 potential strategic partners and 84 financial sponsors, concerning their interest in a strategic transaction involving EMCORE. The Board of Directors considered the nature of the engagement by each of these potential acquirors, and that, of these potential acquirors, only Parent Group Member and the Guarantor made a proposal for an acquisition of EMCORE that was capable of being accepted;

•	strategic alternatives to the Merger, including continuing to execute on EMCORE’s long-term plan without effecting the Merger;

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the fact that the Merger Consideration of $3.10 will be paid in cash, and provides near term value and liquidity to EMCORE shareholders, enabling them to realize value for their interest in EMCORE while eliminating business and execution risk inherent in EMCORE’s business;

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the Board of Directors’ belief that the value offered to EMCORE shareholders pursuant to the Merger is more favorable to EMCORE shareholders than the potential value from other alternatives reasonably available to EMCORE, including remaining an independent public company;

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the Board of Directors’ belief that although the Merger Consideration of $3.10 in the Merger is lower than the $3.80 per share proposed by Mobix, the Merger has greater closing certainty than the Potential Mobix Transaction, as the Guarantor and Parent entered into an equity commitment letter providing sufficient commitments for the Aggregate Merger Consideration, which includes third-party beneficiary rights in favor of EMCORE, and the Merger Agreement provides that EMCORE would be able to seek damages beyond the Parent Termination Fee of $2.0 million payable by Parent if a willful breach or fraud occurred, while Mobix did not provide sufficient evidence of its ability to finance the Potential Mobix Transaction in the opinion of the Board of Directors and Mobix sought to cap damages to the reverse termination fee of $1.5 million payable by Mobix, even in the event of a knowing and intentional breach;

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the fact that the Merger Consideration was the result of arm’s-length negotiations, and the fact that representatives of Parent informed representatives of EMCORE and its financial advisor that the Merger Consideration was the maximum price that Parent was willing to pay;

•	increased volatility and uncertain outlook for EMCORE driven by:

•	EMCORE’s smaller size as compared to our competitors;

•	EMCORE’s limited liquidity;

•	the unpredictability of future revenue;

•	customer concentration; and

•	EMCORE’s dependence on a few products;

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EMCORE’s ability to respond to and negotiate an alternative acquisition proposal from a third party, including Mobix, if such a proposal is determined to be or would reasonably be expected to lead to a superior proposal;

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the Board of Directors’ belief that the EMCORE Termination Fee of $1.5 million is reasonable under the circumstances given the size of the Proposed Transaction and the range of such termination fees in similar transactions and will not preclude or substantially impede a possible competing proposal, particularly in light of the fact that Mobix had previously stated that it would pay $1.0 million with respect to the Final Parent Group Member LOI Reimbursement in connection with the Potential Mobix Transaction;

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the Board of Directors’ right, under the Merger Agreement, to fail to make, withdraw, qualify, amend, or modify its recommendation that EMCORE shareholders vote to adopt the Merger Agreement under certain circumstances, subject to the terms of the Merger Agreement, including EMCORE’s payment of the EMCORE Termination Fee of $1.5 million if Parent elects to terminate the Merger Agreement in certain of such circumstances;

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the fact that EMCORE, based upon arm’s-length negotiations, was able to increase the proposed price per share from approximately $0.90-$1.20 in Parent Group Member’s first proposal on June 7, 2024, $2.49 in Parent Group Member’s proposal on July 2, 2024 and $2.73 in Parent Group Member’s proposal on September 25, 2024 to ultimately $3.10 (as further described in “—Background of the Merger”);

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the belief of the Board of Directors that, if the Board of Directors declined to approve the Merger Agreement and the transactions contemplated thereby, there likely will not be another opportunity for EMCORE shareholders to receive a better or comparably priced offer with a comparable level of closing certainty in the near term;

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the Board of Directors’ assessment, after discussion with Craig-Hallum regarding its views, that EMCORE would be unlikely to receive a better or comparably priced offer with a comparable level of closing certainty in the near term;

•	the business reputation and capabilities of Parent Group Member and the Guarantor;

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the Board of Directors’ belief that Parent Group Member has access to the resources needed to complete the Merger, based on, among other factors, that Parent Group Member has obtained committed equity financing from the Guarantor, and that Parent Group Member has agreed to use reasonable best efforts to consummate the equity financing in accordance with its terms;

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the financial analysis presented by Craig-Hallum to the Board of Directors as well as the oral opinion of Craig-Hallum rendered to the Board of Directors on November 7, 2024 (which was subsequently confirmed in writing by delivery of Craig-Hallum’s written opinion addressed to the Board of Directors November 7, 2024), that, as of such date, the Merger Consideration to be received by EMCORE unaffiliated shareholders in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in “—Opinion of Craig-Hallum” beginning on page 84. The full text of the written opinion of Craig-Hallum, dated November 7, 2024, which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Craig-Hallum in connection with the preparation of its opinion, is attached as Annex B to this proxy statement;

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the likelihood that the Merger will be consummated, based upon, among other things, the limited number of conditions to the Merger, including absence of conditions related to regulatory approvals, the absence of a financing condition, and the remedies available under the Merger Agreement to EMCORE in the event of any breaches by Parent Group Member, including the $2.0 million Parent Termination Fee payable to EMCORE if the Merger Agreement is terminated in certain circumstances, which payment is guaranteed by the Guarantor;

•	EMCORE management’s recommendation in favor of the Merger;

•	the other terms and conditions of the Merger Agreement, including, among others, the following:

•	the customary nature of the representations, warranties, and covenants of EMCORE in the Merger Agreement;

•

the ability of the Board of Directors, subject to certain limitations, to respond to a bona fide unsolicited acquisition proposal received from a third party prior to obtaining shareholder approval of the Merger Agreement Proposal if the Board of Directors determines in good faith, after consultation with its financial advisor, that the acquisition proposal is or would reasonably be expected to lead to a superior proposal, and after consultation with its outside legal counsel, that the failure to respond would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law;

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the ability of the Board of Directors, subject to certain limitations, to withdraw or modify its recommendation that shareholders vote in favor of the Merger Agreement Proposal in connection with the receipt of a superior proposal or the occurrence of an intervening event, and to terminate the Merger Agreement to accept a superior proposal and enter into a definitive agreement with respect to such superior proposal, subject to payment to Parent of an EMCORE Termination Fee of $1.5 million if the Board of Directors in good faith (after consultation with its financial and legal advisors) determines that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties;

•	the fact that Parent has received an equity commitment letter from the Guarantor, which will provide sufficient funds for Parent to consummate the Merger;

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the fact that, pursuant to the Merger Agreement and subject to certain limitations, EMCORE is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement and, under specified circumstances, may enforce Parent’s obligation to cause the equity financing to be timely completed;

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the fact that the Merger Agreement provides that, if the Merger is not consummated under certain specified circumstances, Parent Group Member will pay EMCORE a Parent Termination Fee of $2.0 million, and that the aggregate amount of such payment obligation is guaranteed by the Guarantor;

•	the fact that the End Date (as it may be extended) under the Merger Agreement is intended to allow for sufficient time to complete the Merger; and

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the fact that the Merger would be subject to the adoption of the Merger Agreement by EMCORE shareholders, and EMCORE shareholders would be free to reject the Proposed Transactions by voting against the adoption of the Merger Agreement for any reason, including if a higher offer were to be made prior to the Special Meeting (which would be subject to payment by EMCORE in certain circumstances of an EMCORE Termination Fee of $1.5 million if EMCORE subsequently were to consummate an alternative acquisition proposal).

The Board of Directors also considered certain factors in its deliberations concerning the Merger and the Proposed Transaction, including:

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the fact that, following the Merger, EMCORE will no longer exist as an independent public company and EMCORE shareholders will not participate in any potential future earnings or growth of EMCORE, and will not benefit from any appreciation in its value as a private company;

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the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied even if the Merger Agreement is adopted by EMCORE shareholders, as well as the risk that the equity financing contemplated by the equity commitment letter will not be obtained, resulting in Parent and Merger Sub not having sufficient funds to complete the Merger, or that Parent and Merger Sub may otherwise not obtain sufficient funds to complete the Merger;

•	the costs expected to be incurred in connection with the Proposed Transaction;

•	the risk that the Proposed Transaction may divert management attention and resources away from other strategic opportunities and from operational matters;

•	the risk that failure to complete the Proposed Transaction could negatively affect the price of EMCORE common stock and EMCORE’s future business, financial condition, and operating results;

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the fact that the time between the signing of the Merger Agreement and the other transaction documents and the closing of the Merger could be an extended period and there would be uncertainty created for EMCORE, its employees, and customers during that period;

•	the risk that EMCORE may be unable to retain key employees;

•	the possibility that certain provisions of the Merger Agreement may dissuade third parties from seeking to acquire EMCORE or otherwise increase the cost of any potential acquisition;

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the provisions of the Merger Agreement that restrict EMCORE’s ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals, subject to specified exceptions such as the fiduciary out;

•	the fact that under the Merger Agreement, EMCORE may be required to pay Parent Group Member an EMCORE Termination Fee of $1.5 million under certain circumstances;

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the fact that, notwithstanding EMCORE’s specific performance remedy under the Merger Agreement, EMCORE’s remedy in the event of a breach of the Merger Agreement by Parent or Merger Sub is limited to (a) receipt of a Parent Termination Fee of $2.0 million under certain circumstances, or (b) the ability to seek damages suffered or incurred as a result of Parent Group Member’s, Parent’s, or Merger Sub’s willful and material breach or fraud with respect to Parent Group Member’s, Parent’s, or Merger Sub’s representations, warranties, covenants, or other agreements in the Merger Agreement in certain circumstances, and that under certain other circumstances, EMCORE may not be entitled to a Parent Termination Fee or recovery for damages at all;

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the fact that the announcement and pendency of the transactions contemplated by the Merger Agreement, the failure to complete the Merger, and/or actions that EMCORE may be required, or Parent may be permitted, to take under the Merger Agreement could have an adverse impact on EMCORE’s existing and prospective business relationships with customers, retailers, and other third parties, and on EMCORE’s employees, including the risk that certain key members of EMCORE’s management might choose not to remain employed with EMCORE prior to the completion of the Merger, regardless of whether or not the Merger is completed;

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the fact that any gain realized by EMCORE shareholders as a result of the Merger will generally be taxable for U.S. federal income tax purposes to those shareholders that are U.S. persons subject to taxation in the United States;

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that EMCORE, prior to the closing of the Proposed Transaction, is required to conduct its business in the ordinary course consistent with past practice, subject to certain limitations and exceptions, which could delay or prevent EMCORE from undertaking business opportunities that may arise prior to the closing of the Proposed Transaction;

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the risk that the Proposed Transaction may not be completed in a timely manner or at all and the potential adverse consequences, including substantial costs that would be incurred and potential damage to EMCORE’s reputation, if the Proposed Transaction is not completed;

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the potential for litigation by shareholders in connection with the transactions contemplated by the Merger Agreement, which, even where lacking in merit, could nonetheless result in distraction and expense; and

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the potential personal interests of directors and executive officers of EMCORE in the Proposed Transaction and that certain directors and executive officers may receive benefits that are different from, and in addition to, those of EMCORE shareholders, as described in “—Interests of EMCORE’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the Board of Directors is not exhaustive, but it includes the material factors considered by the Board of Directors, including factors that support the Proposed Transaction as well as those that weigh against it. In view of the wide variety of factors considered by the Board of Directors in connection with its evaluation of the Proposed Transaction and the complexity of these matters, the Board of Directors did not consider it practical to, nor did it attempt to, quantify, rank, or otherwise assign relative weight to the specific factors that it considered in reaching its decision. Rather, the Board of Directors based its recommendation on the totality of the information presented to and considered by it. The Board of Directors evaluated the factors described above with the assistance of EMCORE management and its legal and financial advisors. In considering the factors described above, individual members of the Board of Directors may have given different weight to other or different factors.

Opinion of Craig-Hallum

All capitalized terms defined in this “—Opinion of Craig-Hallum” section have the meanings specified in this section unless the context otherwise requires.

Craig-Hallum rendered its opinion to the Board of Directors that, as of November 7, 2024, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the Unaffiliated Shareholders under the terms of the Merger Agreement is fair from a financial point of view to the Unaffiliated Shareholders.

The full text of the written opinion of Craig-Hallum, dated November 7, 2024, which sets forth assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Craig-Hallum provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the Merger Agreement and the Merger. The Craig-Hallum opinion was not intended to and does not constitute a recommendation as to how any EMCORE shareholder should vote or make any election with respect to the Merger Agreement, the Merger, or any other matter.

In arriving at its opinion, Craig-Hallum, among other things:

•	reviewed EMCORE’s audited financial statements for the year ended September 30, 2023;

•	reviewed EMCORE’s unaudited preliminary financial results for the year ended September 30, 2024;

•

reviewed the detailed financial projection model for the years ending September 30, 2025 through 2027 approved by the Board of Directors on September 12, 2024 and the detailed financial projection model for the years ending September 30, 2028 through 2029 provided and approved by the management of EMCORE on October 4, 2024;

•

reviewed other internal documents, including the data room prepared by EMCORE and its advisors, relating to the history, past and current operations, financial conditions and expected outlook of EMCORE, provided by EMCORE’s management and advisors;

•	reviewed documents related to the Merger, including the Merger Agreement;

•	reviewed estimates, projections, and documents regarding net operating loss carryforwards

•	reviewed various SEC filings, press releases, internal presentation and marketing materials prepared by the management of EMCORE, industry and market reports, research reports and white papers;

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discussed the information above with members of the management of EMCORE and had discussions concerning the information referred to above and the background and other elements of the Merger, the financial condition, recent restructuring actions, current operating results, and business outlook for EMCORE; and

•

performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including an analysis of comparable public companies that Craig-Hallum deemed relevant, an analysis of comparable M&A transactions that Craig-Hallum deemed relevant, a review of publicly available information for selected M&A transactions to determine the premiums (or discounts) paid over recent trading prices prior to announcement of the transaction, and discounted cash flow analyses.

In conducting its review and rendering its opinion, Craig-Hallum relied upon and assumed, without independent verification, the accuracy and completeness of data, material, and other information furnished, or otherwise made available to, discussed with, or reviewed by Craig-Hallum or publicly available, and did not attempt to independently verify, and assumed no responsibility for the independent verification, of such information; relied upon the assurances of the management of EMCORE that the financial information for EMCORE has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any such information incomplete or misleading; assumed the financial forecasts, estimates and other forward-looking information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of EMCORE as to the expected future results of operations and financial condition of EMCORE, and Craig-Hallum expressed no opinion with respect to such financial forecasts, estimates or forward-looking information or the assumptions on which they were based; and relied on advice of outside counsel and the independent accountants of EMCORE, and on the assumptions of the management of EMCORE, as to all accounting, legal, tax and financial reporting matters with respect to EMCORE, the Merger, and the Merger Agreement.

EMCORE does not publicly disclose internal management projections of the type provided to Craig-Hallum in connection with Craig-Hallum’s analysis of the Merger, and such internal management projections were not prepared with a view toward public disclosure. These internal management projections provided to Craig-Hallum were prepared by the management of EMCORE and were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such internal management projections.

Craig-Hallum was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by Craig-Hallum, nor was Craig-Hallum furnished with any such verification, and Craig-Hallum does not assume any responsibility or liability for the accuracy or completeness thereof. Craig-Hallum did not conduct a physical inspection of any of the properties or assets of EMCORE. Craig-Hallum did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of EMCORE, nor was Craig-Hallum furnished with any such evaluations or appraisals, nor did Craig-Hallum evaluate the solvency of EMCORE under any state or federal laws.

Craig-Hallum also assumed that the final executed form of the Merger Agreement did not differ in any material respects from the latest draft provided to Craig-Hallum and, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated in accordance with the terms and conditions of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement, (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder and (v) there will not be any adjustment to EMCORE’s capital structure prior to the Merger that results in any adjustment to the Merger Consideration. Additionally, Craig-Hallum assumed that all the necessary regulatory approvals and consents required (contractual or otherwise) for the Merger will be obtained in a manner that will not adversely affect EMCORE or the contemplated benefits of the Merger. Craig-Hallum is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of EMCORE and its legal, tax and regulatory advisors with respect to such matters.

Craig-Hallum’s opinion was necessarily based upon economic, market, monetary, regulatory, and other conditions as they existed and could be evaluated, and the information made available to Craig-Hallum, as of the date of its opinion. Craig-Hallum did not express any opinion as to the prices or trading ranges at which EMCORE common stock will trade at any time. Furthermore, Craig-Hallum did not express any opinion as to the impact of the Merger on the solvency or viability of the Surviving Corporation in the Merger or the ability of the Surviving Corporation to pay its obligations when they become due.

Craig-Hallum expressed no opinion with respect to any transaction to which EMCORE may be a party other than the Merger. Craig-Hallum’s opinion addressed solely the fairness, from a financial point of view, to the Unaffiliated Shareholders of the Merger Consideration set forth in the Merger Agreement and does not address other terms or agreement relating to the Merger or any other terms of the Merger Agreement. Craig-Hallum expressed no opinion as to the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to EMCORE, or any other terms contemplated by the Merger Agreement. With respect to the Merger Consideration payable under the Merger Agreement, the opinion solely relates to the aggregate consideration payable to the Unaffiliated Shareholders based upon the valuation of the entire Company, and Craig-Hallum did not express any opinion regarding the consideration allocated or paid to any individual shareholders or holders of securities other than the Company’s common stock. Craig-Hallum expressed no opinion with respect to the amount or nature of compensation to any officer, director, or employee of any party to the Merger, or to any class of such persons, relative to the compensation to be received by holders of EMCORE common stock in the Merger with respect to the fairness of any such compensation.

Craig-Hallum delivered its opinion on November 7, 2024. Craig-Hallum assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof and has not updated its opinion. Craig-Hallum’s opinion was approved by Craig Hallum’s fairness opinion committee in accordance with established procedures.

The Merger Consideration to be paid pursuant to the terms of the Merger Agreement was determined through arm’s-length negotiations between the Board of Directors and Parent and was approved by the Board of Directors. In addition, Craig-Hallum’s opinion and its presentation to the Board of Directors were one of many factors taken into consideration by the Board of Directors in deciding to approve the Merger.

Summary of Financial Analyses

In accordance with customary investment banking practice, Craig-Hallum employed generally accepted valuation methods in reaching its financial opinion. The following is a summary of the material financial analyses contained in the presentation that was made by Craig-Hallum to the Board of Directors on November 7, 2024, and that were utilized by Craig-Hallum in connection with providing its opinion. However, the following summary does not purport to be a complete description of the financial analyses performed by Craig-Hallum, nor does the order of analyses described represent the relative importance or weight given to those analyses by Craig-Hallum. Some of the summaries in the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Craig-Hallum’s financial analyses. The following quantitative information is based on market data as it existed on or before November 7, 2024, and is not necessarily indicative of current or future market conditions.

For purposes of its stand-alone analyses performed on EMCORE, Craig-Hallum utilized EMCORE’s internal financial projections for fiscal years ending September 30, 2025 through 2027 approved by the Board of Directors and the internal financial projections for fiscal years ending September 30, 2028 through 2029, prepared by and furnished to Craig-Hallum by the management of EMCORE. Information regarding the cash, number of fully diluted shares of common stock outstanding, and net operating losses for EMCORE was provided by EMCORE management.

Comparable Public Company Analysis

Craig-Hallum reviewed and compared certain financial information for EMCORE to corresponding financial information, ratios, and public market multiples for the following publicly traded companies, which, in the exercise of its professional judgment, Craig-Hallum determined to be relevant to its analysis. In selecting comparable public companies, Craig-Hallum focused on businesses in the technology and aerospace and defense industries located in North America with a market capitalization less than $100 million and listed on a major U.S. exchange with similar financial attributes to EMCORE.

Selected Companies:

•	AmpliTech Group, Inc.

•	KVH Industries, Inc.

•	One Stop Systems, Inc.

•	Peraso Inc.

•	Pixelworks, Inc.

Craig-Hallum obtained financial metrics and projections for the selected companies from SEC filings, financial results, financial estimates, and stock price based on S&P Capital IQ, and enterprise value based on treasury stock method diluted shares outstanding as of November 6, 2024. In its analysis, Craig-Hallum derived and compared multiples for EMCORE and the selected companies, calculated as follows:

•	Enterprise value (“EV”) as a multiple of estimated revenue for calendar year 2024 (“CY 2024E”)

•	EV as a multiple of estimated revenue for calendar year 2025 (“CY 2025E”)

•	EV as a multiple of estimated adjusted EBITDA for CY 2025E

EV refers to market capitalization — calculated utilizing the treasury stock method — plus all outstanding debt, plus preferred stock, plus any minority interest and less cash and cash equivalents (“net debt”). This analysis indicated the following:

Financial Multiple	Low	25th Percentile	Median	75th Percentile	High
EV / CY 2024E Revenue	0.1x	0.4x	0.8x	0.9x	1.2x
EV / CY 2025E Revenue	0.1x	0.3x	0.4x	0.7x	0.9x
EV / CY 2025E Adjusted EBITDA	1.4x	1.9x	2.4x	2.9x	3.4x

Craig-Hallum then applied the respective representative ranges to calendar year 2024 estimated revenue, calendar year 2025 estimated revenue, and calendar year 2025 adjusted EBITDA resulting in ranges of implied enterprise values and implied per share values. A summary of these implied enterprise value ranges and implied per share value ranges are shown in the table below.

Financial Multiple	Representative Range	Implied Enterprise Value Reference Range*	Implied Per Share Value Range
EV / CY 2024E Revenue	0.1x —1.2x	$8.0 — $105.6	$0.99 — $9.46
EV / CY 2025E Revenue	0.1x — 0.9x	$8.7 — $79.9	$1.07 — $7.30
EV / CY 2025E Adjusted EBITDA	1.4x — 3.4x	$7.0 — $16.6	$0.90 — $1.85

*	Dollars in millions

Although Craig-Hallum selected the companies reviewed in the analysis because, among other things, their industry and financial attributes are reasonably similar to that of EMCORE, no selected company is identical to EMCORE. In evaluating the financial multiples for the selected companies, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Accordingly, Craig-Hallum’s comparison of selected companies to EMCORE and analysis of the results of such comparisons was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative value of EMCORE.

Premiums Paid Analysis

Craig-Hallum reviewed publicly available information for selected completed M&A transactions to determine the implied premiums paid in such M&A transactions over recent trading prices of the relevant target companies at certain dates immediately prior to announcement of the relevant transaction. Craig-Hallum selected M&A transactions completed or announced but not closed since January 1, 2019, involving U.S. or Canada based target companies, that were 100% cash transactions acquiring greater than 50% of the target company, with transaction values ranging from $5 million to $300 million, for companies involved in communications equipment and aerospace & defense.

Based on these criteria, Craig-Hallum reviewed 18 M&A transactions and compared the implied premiums paid in those selected M&A transactions over certain time periods to the premium that would be paid to the Unaffiliated Shareholders based on the Merger Consideration.

For each of these transactions, Craig-Hallum calculated the premium per share paid by the acquirer by comparing the announced transaction value per share to the target company’s historical share price as of the following dates: (i) closing price on the last trading day prior to announcement of the transaction or first reference in the public news media about the transaction (the “1-Day Price”), (ii) closing price 7 calendar days prior to announcement of the transaction or first reference in the public news media about the transaction (the “1-Week Price”), (iii) closing price 30 calendar days prior to announcement of the transaction or first reference in the public news media about the transaction (the “1-Month Price”), and (iv) closing price 90 calendar days prior to announcement of the transaction or first reference in the public news media about the transaction (the “3-Month Price”). The 1-Day Price premiums were calculated by dividing the transaction offer price per share by the target’s closing share price one day prior to announcement of the transaction and subtracting one. The 1-Week Price premiums were calculated by dividing the transaction offer price per share by the target’s closing share price one week prior to announcement of the transaction and subtracting one. The 1-Month Price premiums were calculated by dividing the transaction offer price per share by the target’s closing share price one month prior to announcement of the transaction and subtracting one. The 3-Month Price premiums were calculated by dividing the transaction offer price per share by the target’s closing share price three months prior to announcement of the transaction and subtracting one.

This analysis indicated the following implied premiums:

	Minimum	25th Percentile	Median	75th Percentile	Maximum
1-Day	(37.5)%	17.7%	31.8%	47.9%	208.5%
1-Week	(63.8)%	21.9%	33.4%	48.0%	185.6%
1-Month	(70.4)%	11.5%	28.8%	67.0%	171.8%
3-Month	(74.2)%	31.2%	44.5%	67.1%	185.6%

This analysis indicated the following approximate implied equity price per share range for EMCORE:

	Minimum	25th Percentile	Median	75th Percentile	Maximum
1-Day	$1.37	$2.58	$2.89	$3.24	$6.76
1-Week	$0.73	$2.45	$2.68	$2.97	$5.74
1-Month	$0.73	$2.73	$3.16	$4.09	$6.66
3-Month	$0.24	$1.24	$1.37	$1.58	$2.70

No target company or transaction utilized in the premiums paid analysis is identical to EMCORE nor the Merger. In evaluating the precedent transactions used for the premiums paid analysis, Craig-Hallum used its professional judgment to determine the scope and parameters of the selected M&A transactions, as described above.

Precedent M&A Transactions Analysis

Craig-Hallum performed a selected precedent M&A transactions analysis, which is designed to imply a value for a company based on publicly available financial terms of the selected transactions that share some characteristics with the Merger. Craig-Hallum reviewed and selected precedent transactions that, in the exercise of its professional judgment, it deemed to be relevant to its analysis after meeting the following criteria: transactions completed since August 2022 for companies operating in the technology and aerospace & defense industries with transaction values between $5 million and $250 million and with similar financial attributes to EMCORE. In its analysis, Craig-Hallum reviewed the following precedent transactions:

Target	Acquirer	Announced Date
GSE Systems, Inc.	Pelican Energy Partners	August 2024
BBTV Holdings Inc.	Impactreneur Capital	October 2023
Wireless Telecom Group, Inc.	Maury Microwave, Inc.	March 2023
Smart Employee Benefits Inc.	Co-Operators Financial Services Limited	January 2023
Qumu Corporation	Enghouse Systems Limited	December 2022
NexJ Systems Inc.	N. Harris Computer Corporation	August 2022
AutoWeb, Inc.	One Planet Group Inc	July 2022
RealNetworks, Inc.	Rober Glaser (CEO, Chairman)	July 2022

For each precedent transaction indicated above, using publicly available company filings and Capital IQ, Craig-Hallum calculated multiples of EV using the target company’s revenue for the last 12 months (“LTM Revenue”) and estimated revenue for the next 12 months (“Estimated NTM Revenue”), where available, at the time of transaction announcement. This analysis indicated the following:

Financial Multiple	Low	25th Percentile	Median	75th Percentile	High
EV / LTM Revenue	0.1x	0.3x	0.5x	0.8x	1.5x
EV / Estimated NTM Revenue	0.1x	0.2x	0.5x	0.6x	1.0x

Craig-Hallum then applied the respective ranges of LTM Revenue and Estimated NTM Revenue multiples from the precedent transactions to LTM Revenue and Estimated NTM Revenue for EMCORE, resulting in ranges of implied enterprise values and implied per share values shown in the table below.

Financial Multiple	Range	Implied Enterprise Value Reference Range*	Implied Per Share Value Range
EV / LTM Revenue	0.1x — 1.5x	$11.6 — $128.3	$1.35 — $11.36
EV / Estimated NTM Revenue	0.1x — 1.0x	$13.8 — $97.0	$1.57 — $8.74

*	Dollars in millions

No target company or transaction utilized in the selected precedent transactions analysis is identical to EMCORE nor the Merger. In evaluating the precedent transactions used for the M&A transactions analysis, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters, many of which are beyond the control of EMCORE, such as the impact of competition on the business or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of EMCORE, the industry or in the financial markets in general.

Discounted Cash Flow Analysis

Craig-Hallum conducted a discounted cash flow analysis for EMCORE on a stand-alone basis, which is designed to estimate the implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of the company. Craig-Hallum calculated a range of implied enterprise values of EMCORE based on forecasts of future unlevered free cash flows for fiscal year 2025 through fiscal year 2027 as of September 12, 2024, and for fiscal year 2028 through fiscal year 2029 as of October 4, 2024, provided by the management of EMCORE. Craig-Hallum first calculated unlevered free cash flows (calculated as net operating profit after tax plus EBITDA Adjustments, less capital expenditures, less increase in net working capital) of EMCORE for fiscal years 2025 to 2029, using an assumed blended federal and state tax rate of 24.1%.

Craig-Hallum then calculated terminal values for EMCORE using the terminal value method based on revenue multiples. The terminal value was calculated by applying a range of revenue multiples of 0.3x to 0.5x and a range of adjusted EBITDA multiples of 1.5x to 3.5x (selected based on Craig-Hallum’s professional judgment after consideration of comparable public company multiples) to EMCORE management’s revenue and adjusted EBITDA forecast for fiscal year 2029, respectively. In addition, Craig-Hallum added EMCORE’s net operating loss carryforwards expected to be utilized by EMCORE’s management to reduce future domestic federal and state taxes, in each case based on internal estimates of EMCORE’s management.

These unlevered free cash flows, terminal values and net operating loss carryforwards were then discounted to their respective present values as of November 7, 2024, using a weighted average cost of capital range of 15.8% to 23.8% (selected based on Craig-Hallum’s professional judgment and derived from an analysis of the estimated weighted average cost of capital of comparable public companies) to calculate a range of implied enterprise values and implied per share values for EMCORE set forth in the following table:

Discounted Cash Flow Analysis	Implied Enterprise Value Reference Range*	Implied Per Share Value Range
Terminal Revenue Method	$20.5 — $36.8	$2.43 — $3.97
Terminal EBITDA Method	$13.9 — $25.2	$1.78 — $3.00

*	Dollars in millions

Miscellaneous

The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by Craig-Hallum. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Craig-Hallum believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Craig-Hallum’s fairness determination. Rather, Craig-Hallum considered the totality of the factors and analyses performed in arriving at its opinion. Craig-Hallum based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Craig-Hallum based its analysis have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Craig-Hallum are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Craig-Hallum’s analyses are not, and do not, purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

As part of its investment banking business, Craig-Hallum and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. Craig-Hallum was selected as financial advisor to the Board of Directors on the basis of Craig-Hallum’s experience and its familiarity with EMCORE and the industry in which it operates.

Under the terms of the engagement letter dated May 21, 2024, EMCORE has paid Craig-Hallum a fee of $300,000 for rendering its written opinion. Furthermore, pursuant to the terms of the engagement letter, EMCORE has agreed to pay Craig-Hallum a cash transaction fee (based on a percentage of the aggregate value associated with the Merger) upon consummation of the Merger, which cash transaction fee currently is estimated to be $1,660,000, less the $300,000 previously paid for the written fairness opinion. In addition, EMCORE has agreed to reimburse Craig-Hallum for reasonable expenses incurred in connection with the engagement and to indemnify Craig-Hallum against certain liabilities that may arise out of its engagement by EMCORE and the rendering of the opinion.

Craig-Hallum’s analyses were prepared solely as part of Craig-Hallum’s analysis of the fairness, from a financial point of view, to the Unaffiliated Shareholders of the Merger Consideration set forth in the Merger Agreement and Craig-Hallum did not address other terms or agreements relating to the Merger or any other terms of the Merger Agreement. The opinion of Craig-Hallum was only one of the factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement and the Merger.

In the ordinary course of its business, Craig-Hallum and its affiliates may actively trade securities of EMCORE for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Craig-Hallum has in the past provided investment banking and financial advisory services to EMCORE and has received fees for rendering such services. Craig-Hallum and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers that may have conflicting interests with EMCORE, for which Craig-Hallum would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Craig-Hallum has adopted policies and procedures to establish and maintain the independence of Craig-Hallum’s research department and personnel. As a result, Craig-Hallum’s research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to the transaction and other participants in the transaction that differ from the opinions of Craig-Hallum’s investment banking personnel.

Certain Unaudited Prospective Financial Information

Other than in connection with our regular earnings press releases and related investor materials, the Company does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings, or other results given, among other reasons, the uncertainty, unpredictability, and subjectivity of the underlying assumptions and estimates. However, the Company is including a summary of certain previously nonpublic, unaudited prospective financial information (i) for the fiscal year ending September 30, 2025 through the fiscal year ending September 30, 2027 that members of the Board of Directors approved on September 12, 2024, and (ii) for the fiscal year ending September 30, 2028 and the fiscal year ending September 30, 2029 that members of the Company’s management provided to the Board of Directors on October 4, 2024 in connection with their evaluation of the Merger (the “Management Projections”). The Management Projections were prepared on a stand-alone basis and do not take into account any of the transactions contemplated by the Merger Agreement or any changes to the Company’s operations or strategy that may be implemented after the completion of the Merger.

The Management Projections are not included in this proxy statement to influence any decision on whether to vote for the Merger or any other proposal presented at the Special Meeting, or whether to make any investment decision, but rather are included in this proxy statement solely to give EMCORE shareholders access to certain non-public information that was provided to the Board of Directors, Craig-Hallum, and Parent, as applicable, for the purposes described above. In particular, the Management Projections should not be viewed as public guidance. By including the Management Projections in this proxy statement, none of the Company, the Board of Directors, Craig-Hallum, Parent, or any other person has made or makes any representation to any person regarding the Company’s ultimate performance as compared to the information contained in the Management Projections. The inclusion of the Management Projections should not be regarded as an indication that the Company, the Board of Directors, Craig-Hallum, Parent, or any other person considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such.

The Management Projections were not prepared with a view toward public disclosure or complying with GAAP. In addition, the Management Projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Management Projections were prepared by, and are the responsibility of, the Company’s management team. The Company’s independent registered public accounting firm, CohnReznick LLP, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the Management Projections and, accordingly, CohnReznick LLP does not express an opinion or any other form of assurance with respect to such information or its achievability.

Although the Management Projections were prepared with numerical specificity, they are forward-looking statements that involve inherent risks and uncertainties. Further, the Management Projections cover multiple years in the future and projections by their nature become less reliable with each successive quarter and year. EMCORE shareholders are urged to read “Cautionary Statement Concerning Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the Management Projections. EMCORE shareholders also should review those risk factors incorporated by reference into this proxy statement from Item 1A of EMCORE’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and subsequent filings with the SEC. The Management Projections also reflect numerous variables, expectations, and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Management Projections. Accordingly, there can be no assurance that the projected results summarized below will be realized. EMCORE shareholders are urged to review the description of the reported and anticipated results of operations and financial condition and capital resources, including the Company’s historical financial statements, included in its filings with the SEC. In light of the foregoing factors, and the uncertainties inherent in the Management Projections, EMCORE shareholders are cautioned not to place undue, if any, reliance on the Management Projections.

The inclusion of the Management Projections in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors, or representatives considered or considers the Management Projections to be necessarily predictive of actual future events, and the Management Projections should not be relied upon as such. The inclusion of the Management Projections herein should not be deemed an admission or representation by the Company that its management views the Management Projections as material information.

Certain of the financial information contained in the Management Projections are considered non-GAAP financial measures. These non-GAAP measures are defined below and include Adjusted EBITDA and Adjusted EBITDA Margin. The most directly comparable GAAP financial measure to Adjusted EBITDA is net income from continuing operations, which reflects total revenue less total costs and expenses, interest expense, net, and provision for income taxes. The most directly comparable GAAP financial measure to Adjusted EBITDA Margin is Gross Profit Margin, which reflects total revenues less cost of goods sold, expressed as a percentage of total revenue. EMCORE management provided this information because EMCORE management believed it could be useful in evaluating the businesses that are the subject of such financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by EMCORE may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures were selected for use in the Management Projections as they were provided to and relied upon by Craig-Hallum for the purposes of the fairness opinion and/or by the Board of Directors in connection with its consideration of the Merger. Financial measures provided to any financial advisor in this context were not prepared with a view toward public disclosure and are excluded from the definition of non-GAAP financial measures under applicable SEC rules and regulations. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Craig-Hallum for purposes of the fairness opinion or by the Board of Directors in connection with its evaluation of the Merger. Accordingly, EMCORE has not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by EMCORE may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, this non-GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The Management Projections were based upon numerous estimates or expectations, beliefs, opinions, and assumptions with respect to the Company’s business, including its results of operations and financial condition, customer requirements and competition, and with respect to general business, economic, market, regulatory and financial conditions and other future events, all of which are difficult to predict and many of which are beyond the Company’s control and may not be realized. The Management Projections: (a) do not take into account any transactions, circumstances, or events occurring after the date they were prepared, including the Merger, costs and expenses incurred or to be incurred in connection with the Merger, synergies expected to result from the Merger or costs and expenses necessary to achieve anticipated synergies, or the effect of any failure of the Merger or any other merger to occur; (b) are not necessarily indicative of current market conditions or values or future performance, which may be significantly more or less favorable than as set forth in the Management Projections; and (c) are not, and should not be regarded as, a representation that any of the results or expectations contained in, or forming a part of, the Management Projections will be achieved.

EMCORE management believes that the assumptions used as a basis for the Management Projections were reasonable based on the information available to EMCORE management at the time prepared. However, the Management Projections are not a guarantee of actual future performance. The future financial results of

EMCORE’s business may differ materially from those expressed in the Management Projections due to factors that are beyond EMCORE’s ability to control or predict.

The following table presents a summary of the Management Projections for the years ending September 30, 2025 through September 30, 2029. Information included in tables may not foot due to rounding.

Fiscal Year Ending September 30,	2025	2026	2027	2028	2029
Revenue	$93,013	$96,505	$98,139	$98,320	$102,320

Total COGS	$64,282	$66,664	$66,863	$64,657	$67,274
Gross Profit	$28,730	$29,841	$31,276	$33,663	$35,046
Gross Margin	30.9%	30.9%	31.9%	34.2%	34.3%

Total Operating Expenses	$29,739	$28,648	$29,182	$29,965	$30,936
Operating (Loss) Income	$(1,008)	$1,193	$2,094	$3,698	$4,110

EBITDA Adjustments	$5,528	$5,722	$5,187	$3,517	$3,702

Adjusted EBITDA(1)	$4,520	$6,915	$7,280	$7,216	$7,812
Adj. EBITDA Margin(2)	5%	7%	7%	7%	8%

(1)

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and adjusted for non-cash stock compensation expense, accretion of contract rights, amortization of acquired intangible assets, and restructuring separations and transitions and any restructuring-related items.

(2)	Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH MANAGEMENT PROJECTIONS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Interests of EMCORE’s Directors and Executive Officers in the Merger

Certain of EMCORE’s directors and executive officers may have interests in the Merger that differ from, or are in addition to, those of EMCORE shareholders generally.

Overview

In considering the recommendations of the Board of Directors to approve the Merger Agreement Proposal, the Compensation Proposal, and the Adjournment Proposal in connection with the Merger, EMCORE shareholders should be aware that, similar to other transactions of this type, certain of EMCORE’s directors and executive officers have interests in the Merger that differ from, or are in addition to, those of EMCORE shareholders generally. The Board of Directors was aware of and considered these potential interests, among other matters, in evaluating, negotiating, and reaching the determination to approve the Merger Agreement and the other transaction documents, and the transactions contemplated by the Merger Agreement, and to recommend that EMCORE shareholders approve the Merger Agreement. These interests are described and quantified in detail in the narratives and tables below.

EMCORE’s executive officers for purposes of the discussion below are: Matthew Vargas, Tom Minichiello, Jeffrey Rittichier, and Iain Black.

As of the January 10, 2025, no executive officers or directors of EMCORE beneficially own any shares or ownership interest in Parent, Parent Group Member, or Merger Sub.

Treatment of EMCORE Equity-Based Awards in the Merger

As explained above, subject to the terms and conditions of the Merger Agreement, immediately prior to the effective time of the Merger:

•

each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (a) the amount of the Merger Consideration by (b) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions;

•

each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (i) the amount of the Merger Consideration by (ii) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions; and

•

each outstanding stock option of EMCORE (if any), whether vested or unvested, will be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (a) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (b) the total number of shares of EMCORE common stock underlying such stock option. Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

Equity-Based Awards Held by Non-Employee Directors and Executive Officers

The following table sets forth, as of January 10, 2025 (i.e., the latest practicable date prior to the filing of this proxy statement), for each of EMCORE’s non-employee directors and executive officers, (a) the number of shares of EMCORE common stock subject to his or her outstanding restricted stock unit awards that are subject to time-based vesting restrictions and/or performance vesting conditions (assuming achievement of 100% of target), and (b) assuming that the per share value of each share of EMCORE common stock underlying the restricted stock units is equal to the amount of the Merger Consideration, the value of each such director or executive officer’s outstanding restricted stock unit awards. None of EMCORE’s non-employee directors or executive officers hold options to purchase shares of EMCORE’s common stock.

	Restricted Stock Units
Name	Number of Shares (#)	Value ($)
Matthew Vargas	219,787	681,340
Jeffrey Rittichier	—	—
Tom Minichiello	116,523	361,221
Iain Black	—	—
Cletus C. Glasener	36,377	112,769
Bruce E. Grooms	23,219	71,979
David Rogers	47,619	147,619
Jeffrey J. Roncka	23,219	71,979

For more information on equity holdings of EMCORE’s non-employee directors, see “Security Ownership of Certain Beneficial Owners and Management.”

Severance Arrangements for EMCORE Executive Officers

EMCORE has entered into an executive severance and change in control agreement with Mr. Vargas and an executive employment agreement with Mr. Minichiello. Each such agreement provides for certain severance benefits upon termination without “cause” by EMCORE or termination for “good reason” by such executive officer, subject to the executive entering into a general release agreement with EMCORE and compliance with certain confidentiality, nondisclosure, and other restrictive covenants.

The severance benefits under such arrangements that will be paid upon such terminations of employment, regardless of whether a “change in control” (including the Merger) occurs, are:

•	Continued payment of the executive officer’s current base salary for six (6) months for Mr. Vargas and twelve (12) months for Mr. Minichiello;

•

Subject to the executive officer’s timely election to continue existing health benefits under COBRA, payment of all or a portion of the executive officer’s COBRA premiums for the same period as such executive officer’s base salary is continued; and

•	For Mr. Minichiello only, payment of his target annual bonus for the fiscal year of such termination.

In addition to the benefits described above:

•

If Mr. Vargas’s employment is terminated by EMCORE without “cause” or he terminates his employment for “good reason” within three (3) months prior to or twelve (12) months following a “change in control” (including the Merger), he is also entitled to receive (a) an amount equal to his prorated target annual bonus for the fiscal year of such termination, payable over six (6) months, and (b) acceleration and immediate vesting of all of his outstanding equity awards that vest based solely on services over time (with any awards subject to performance-based vesting requirements subject to vesting on the terms set forth in the applicable agreement governing such award).

•

If Mr. Minichiello’s employment is terminated by EMCORE without “cause” or he terminates his employment for “good reason” within twelve (12) months of a “change in control” (including the Merger), he is also entitled to acceleration and immediate vesting of all of his outstanding equity awards (with any awards subject to performance-based vesting requirements vesting at a minimum of the target performance level).

Mr. Rittichier’s and Mr. Black’s employment was terminated by EMCORE without cause earlier in 2024, and while both received severance at the time of termination pursuant to the terms of their employment agreements, neither would receive any additional severance as a result of the Merger. Specifically:

•

Mr. Rittichier’s employment was terminated by EMCORE without cause effective May 7, 2024. In connection with such termination and in consideration for Mr. Rittichier’s execution and non-revocation of a release of claims in favor of EMCORE and his agreeing to comply with certain confidentiality, non-solicitation, and other restrictive covenants, EMCORE agreed to provide Mr. Rittichier with twelve (12) months of base salary continuation and eighteen (18) months of health insurance continuation.

•

Mr. Black’s employment was terminated by EMCORE without cause effective February 16, 2024. In connection with such termination and in consideration for Mr. Black’s execution and non-revocation of a release of claims in favor of EMCORE and his agreeing to comply with certain confidentiality, non-solicitation, and other restrictive covenants, EMCORE agreed to provide Mr. Black with six (6) months of base salary continuation and health insurance continuation.

Quantification of Potential Payments to EMCORE’s Named Executive Officers in Connection with the Merger

The information below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of EMCORE’s “named executive officers” that is based on or otherwise relates to the Merger. Under applicable SEC rules, EMCORE’s named executive officers for this purpose are:

•	Matthew Vargas, Interim Chief Executive Officer;

•	Jeffrey Rittichier, Former Chief Executive Officer;

•	Tom Minichiello, Chief Financial Officer; and

•	Iain Black, Former Senior Vice President, Operations.

The named executive officers’ compensation arrangements that are described in “—Interests of EMCORE’s Directors and Executive Officers in the Merger,” are incorporated herein by reference.

The amounts set forth in the table below, titled “Golden Parachute Compensation,” represent an estimate of each named executive officer’s “golden parachute” compensation, and assume the following:

•	that the Merger is consummated on January 10, 2025, which is the assumed date solely for purposes of this transaction-related compensation disclosure;

•	the relevant Merger Consideration is $3.10 per share of EMCORE common stock;

•	the amounts are based on compensation levels as of January 10, 2025; and

•

each named executive officer is terminated by EMCORE without “cause” or resigns for “good reason” (as each such term is defined in the relevant plans and agreements) on January 10, 2025 (except for Messrs. Rittichier and Black since their employment terminated prior to such date).

The amounts shown are estimates based on multiple assumptions and do not reflect compensation actions that could occur after the date of this proxy statement and before the Closing, such as the vesting of currently outstanding restricted stock unit awards, the grant of new equity awards or retention bonuses, and/or any amounts payable under the EMCORE Corporation Short-Term Incentive Plan for FY 2025. As a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table, titled “Golden Parachute Compensation.”

Golden Parachute Compensation

Executive Officer(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/Benefits ($)(4)	Total ($)
Matthew Vargas Interim Chief Executive Officer	266,610	681,340	18,407	966,357

Jeffrey Rittichier Former Chief Executive Officer	—	—	—	—

Tom Minichiello Chief Financial Officer	638,750	361,211	17,238	1,017,199

Iain Black Former Senior Vice President, Operations	—	—	—	—

(1)

Mr. Rittichier’s employment was terminated by EMCORE without cause effective May 7, 2024. Mr. Black’s employment was terminated by EMCORE without cause effective February 16, 2024. In connection with their respective terminations and in consideration for the execution and non-revocation of a release of claims in favor of EMCORE and agreeing to comply with certain confidentiality, non-solicitation, and other restrictive covenants, Messrs. Rittichier and Black received the severance benefits as described in “—Severance Arrangements for EMCORE Executive Officers.” Such severance benefits are not included in this table because Messrs. Rittichier’s and Black’s separations were not in connection with the Merger and therefore their severance benefits are not “based on or otherwise relates to the subject transaction” within the meaning of Item 402(t) of Regulation S-K.
(2)

The amounts in this column represent the value of the base salary continuation and the bonus amount (if any) for the year of termination payable under each named executive officer’s executive employment agreement or executive severance and change in control agreement with EMCORE as described in “—Severance Arrangements for EMCORE Executive Officers.” These amounts will become payable in the event of the executive officer’s termination without “cause” by EMCORE or termination for “good reason” by such executive officer, regardless of a “change in control” (including the Merger), subject to the executive entering into a general release agreement with EMCORE and compliance with certain confidentiality, nondisclosure, and other restrictive covenants, except that Mr. Vargas’s prorated annual target bonus (estimated as $79,110 in the table above) will only be paid if his termination of employment occurs within 30 days before or 12 months after a change in control (including the Merger).

(3)

The amounts in this column represent the value of the outstanding unvested restricted stock units, including those subject to time-based vesting restrictions and/or performance vesting conditions, held by the named executive officers as of January 10, 2025, the assumed date of the consummation of the Merger solely for purposes of this transaction-related compensation disclosure, calculated in the same manner as in the table above under “—Equity-Based Awards Held by Non-Employee Directors and Executive Officers.” As noted above, immediately prior to the effective time of the Merger, (a) each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (i) the amount of the Merger Consideration by (ii) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions, and (b) each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (i) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (ii) will be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (x) the amount of the Merger Consideration by (y) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions. None of the executive officers holds options.

(4)

The amount in this column for Mr. Minichiello represents the portion of the COBRA cost/premiums payable by EMCORE under Mr. Minichiello’s executive employment agreement, which amount is equal to the amount EMCORE would have otherwise paid towards Mr. Minichiello’s health care premiums for twelve (12) months, had Mr. Minichiello been an active employee during such time. The amount in this column for Mr. Vargas represents the COBRA cost/premiums payable by EMCORE under Mr. Vargas’ executive severance and change in control agreement. This amount is equal to the amount of the COBRA cost/premiums to continue Mr. Vargas’ health insurance coverage for six (6) months. These amounts will become payable in the event of the executive officer’s termination without “cause” by EMCORE or termination for “good reason” by such executive officer, regardless of a “change in control” (including the Merger), subject to the executive entering into a general release agreement with EMCORE and compliance with certain confidentiality, nondisclosure, and other restrictive covenants.

Indemnification

Pursuant to the terms of the Merger Agreement, certain directors and officers of EMCORE or any of its subsidiaries will be entitled to certain ongoing indemnification, advancement, and exculpation rights and coverage under directors’ and officers’ liability and fiduciary liability insurance policies following the Merger.

•

From and after the effective time of the Merger, the Surviving Corporation will indemnify, defend, and hold harmless and advance any expenses to each person who at the effective time of the Merger is a present or former director or officer of EMCORE or any of its subsidiaries (each an “Indemnified Party”), with respect to all acts or omissions by them in their capacities as such at any time prior to the effective time of the Merger (including any matters arising in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement), to the fullest extent that EMCORE or its subsidiaries would be permitted by applicable law and to the fullest extent required by the organizational documents of EMCORE or its subsidiaries and certain other agreements as in effect on the date of the Merger Agreement.

•

For a period of six (6) years from the effective time of the Merger, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, cause the certificate of incorporation and the bylaws of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in EMCORE’s restated certificate of incorporation and/or bylaws as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended, or otherwise modified in any manner except as required by applicable law.

•

To the fullest extent that EMCORE would be permitted by applicable law to do so, Parent will or will cause the Surviving Corporation to: (i) indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, to the extent such claim, action, suit, proceeding, or investigation arises out of or pertains to: (A) any alleged action or omission in such Indemnified Party’s capacity as a director, officer, or employee of EMCORE or any of its subsidiaries prior to the effective time of the Merger; or (B) the Merger Agreement or the transactions contemplated by the Merger Agreement, and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding, or investigation, the expenses (including reasonable attorneys’ fees) of any Indemnified Party upon confirmation by the Indemnified Party of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification applicable to him or her and a customary written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct for indemnification was not met. Any determination required to be made with respect to whether the conduct of any Indemnified Party complies or complied with any applicable standard will be made by independent legal counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, and the fees of such counsel will be paid by the Surviving Corporation. Notwithstanding anything to the contrary contained in the Merger Agreement, Parent will not (and Parent will cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding, or investigation, unless such settlement, compromise, consent, or termination includes an unconditional release of all of the Indemnified Parties covered by the claim, action, suit, proceeding, or investigation from all liability arising out of such claim, action, suit, proceeding, or investigation.

Financing of the Merger

Although the consummation of the Merger is not conditioned upon or otherwise subject to Parent’s or Merger Sub’s receipt of the committed equity financing by the Guarantor or any alternative financing, Parent plans to fund the consideration for the Merger and the transactions contemplated by the Merger Agreement with the committed equity financing, as described below.

Pursuant to an equity commitment letter dated November 7, 2024, and subject to the terms and conditions set forth therein, the Guarantor has committed to invest or cause to be invested in the equity capital of Parent an aggregate amount in cash of up to $37.0 million, solely for the purpose of funding, and to the extent necessary and being sufficient cash to fund, (a) the payment at the closing of the Aggregate Merger Consideration (as defined in the Merger Agreement), (b) any amounts payable in connection with the cancellation of outstanding stock options, restricted stock unit awards subject to time-based vesting restrictions, and restricted stock unit awards subject to performance-based vesting conditions pursuant the Merger Agreement, and (c) the payment of any and all costs and expenses required to be paid by Parent or Merger Sub on the closing date in connection with the Merger and the other transactions contemplated by the Merger Agreement, pursuant to and in accordance with the Merger Agreement. The equity commitment letter names EMCORE as an express third-party beneficiary to enforce the equity commitment letter, including by seeking specific performance.

In addition, the Guarantor has entered into a limited guarantee dated November 7, 2024 in favor of EMCORE, pursuant to which the Guarantor is guaranteeing certain of the termination fee obligations of Parent and Merger Sub in connection with the Merger Agreement.

Limited Guarantee

Subject to the terms and conditions set forth in the limited guarantee dated November 7, 2024 in favor of EMCORE, the Guarantor has guaranteed certain payment obligations of Parent under the Merger Agreement, including payment of the termination fee payable by Parent in the event of termination of the Merger Agreement in certain circumstances and certain additional payments due pursuant to the Merger Agreement in the event that Parent fails to pay such termination fee, subject to an aggregate maximum cap of $2.75 million.

Closing and Effective Time of the Merger

Unless another time, date, or place is agreed to in writing by the parties, the Closing will take place at 8:00 a.m., Eastern time, on the third (3rd) business day after the satisfaction or waiver of all applicable conditions to Closing set forth in the Merger Agreement (as described under “The Merger Agreement — Conditions to the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing). On the date on which the Closing actually occurs (the “Closing Date”) or such other date agreed to by Parent and EMCORE, Merger Sub will cause a certificate of merger to be executed and filed in accordance with the relevant provisions of the NJBCA, and Merger Sub and EMCORE will make all other filings required under the NJBCA. The Merger will become effective at the time of the filing of such certificate of merger with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services, or at such later date and time agreed upon by the parties and specified in such certificate of merger.

Accounting Treatment

The Merger will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations.

Dissenters’ Rights

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by agreement or by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Under the NJBCA, a shareholder may not dissent from a merger with respect to shares (i) that are listed on a national securities exchange or held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger, or (ii) for which, pursuant to the plan of merger, such shareholder will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities.

Since the Merger Consideration will consist of cash, holders of EMCORE common stock will not be entitled to dissenters’ rights in the Merger with respect to their shares of EMCORE common stock under the NJBCA. Under the NJBCA, notwithstanding that EMCORE shareholders do not qualify as statutory dissenters, they may still have the right to claim fair compensation for their shares in the context of a cash-out merger, as a result of the fiduciary duty of the majority to treat the minority fairly.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders (as defined below) of shares of EMCORE common stock whose shares of EMCORE common stock are converted into the right to receive cash pursuant to the Merger. This discussion is limited to U.S. Holders who hold their shares of EMCORE common stock as “capital assets” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986 (the “Code”) (generally, property held for investment). This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. Holders. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, regarding any matter discussed below.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of EMCORE common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity or arrangement taxable as a corporation, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to EMCORE shareholders subject to special rules under the U.S. federal income tax laws, including, for example:

•	banks and other financial institutions;

•	mutual funds;

•	insurance companies;

•	brokers or dealers in securities, currencies, or commodities;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of EMCORE common stock;

•	regulated investment companies and real estate investment trusts;

•	retirement plans, individual retirement, and other deferred accounts;

•	tax-exempt organizations, governmental agencies, instrumentalities, or other governmental organizations and pension funds;

•	holders that hold shares of EMCORE common stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•	holders whose functional currency is not the U.S. dollar;

•

partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•	holders that own or have owned (directly, indirectly, or constructively) 5% or more of EMCORE common stock (by vote or value);

•	holders that received their shares of EMCORE common stock in a compensatory transaction, through a tax-qualified retirement plan, or pursuant to the exercise of options or warrants;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	holders subject to any applicable minimum tax;

•	holders exercising appraisal rights under the NJBCA; and

•	persons required to accelerate the recognition of any item of gross income with respect to EMCORE common stock as a result of such income being taken into account on an applicable financial statement.

This discussion does not address any U.S. federal tax considerations other than those pertaining to income tax (such as estate, gift, or other non-income tax consequences) or any state, local, or non-U.S. income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any considerations in respect of the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations, or practices adopted in connection with any such agreement).

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of shares of EMCORE common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Accordingly, entities or arrangements treated as partnerships holding shares of EMCORE common stock, and any partners therein, should consult their tax advisors as to the particular tax consequences to them of the Merger.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE PROPOSED TRANSACTION DISCUSSED HEREIN TO ANY PARTICULAR EMCORE SHAREHOLDER WILL DEPEND ON THE EMCORE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.

The receipt of cash by a U.S. Holder in exchange for shares of EMCORE common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for EMCORE common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received in the Merger and the U.S. Holder’s adjusted tax basis in the shares of EMCORE common stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of EMCORE common stock. A U.S. Holder’s gain or loss on the disposition of shares of EMCORE common stock generally will be characterized as capital gain or loss. Any such gain or loss will generally be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, currently are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of EMCORE common stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of EMCORE common stock.

Information Reporting and Backup Withholding

Information reporting requirements may apply in connection with payments made to U.S. Holders in connection with the Merger.

Backup withholding of tax (currently, at a rate of 24% as set by the IRS) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

THIS DISCUSSION IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE, OR JUDICIAL CHANGES TO OR INTERPRETATIONS OF CURRENT LAW, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH HEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. JURISDICTION, AND HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Matters

Governmental Authorizations

Subject to the terms and conditions of the Merger Agreement, each of the parties to the Merger Agreement has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date) the Merger and the other transactions contemplated by the Merger Agreement, including obtaining all necessary governmental authorizations, waivers, and actions or nonactions from governmental entities, making all necessary registrations, filings, and notifications (including filings with governmental entities), and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities. Each of EMCORE, Parent Group Member, and Parent will, and Parent will use its commercially reasonable efforts to cause Guarantor to, subject to applicable law, promptly: (a) reasonably cooperate and coordinate with the other parties in the taking of such actions; and (b) supply the other parties with any information that may be reasonably required in order to effectuate the taking of such actions.

Each party to the Merger Agreement will promptly inform the other party or parties hereto, as the case may be, of any communication from any governmental entity regarding any of the transactions contemplated by the Merger Agreement. If EMCORE, on the one hand, or Parent Group Member, Parent, or Merger Sub, on the other hand, receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated by the Merger Agreement, then it will use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable law and by any applicable governmental entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any governmental entity in respect of any filing made thereto in connection with the transactions contemplated the Merger Agreement.

The parties to the Merger Agreement have also agreed to, as applicable: (a) provide or cause to be provided as promptly as reasonably practicable to governmental entities with jurisdiction over certain antitrust laws (each such governmental entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by the Merger Agreement; and (b) subject to the terms set forth immediately above and except with respect to compliance with ISRA (as described below), use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by the Merger Agreement by any governmental entity or expiration of applicable waiting periods.

The Merger is not reportable under the HSR Act, and therefore no filings with respect to the Merger are expected to be required with the FTC or the DOJ.

Other Regulatory Clearances

The Merger and the other transactions contemplated by the Merger Agreement are subject to the requirements of ISRA, and the regulations issued thereunder, with respect to the Budd Lake Facility. EMCORE has agreed to use commercially reasonable measures to comply with ISRA and the Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq. (“SRRA”), as may be applicable, and will retain a “New Jersey Licensed Site Remediation Professional,” as defined in the SRRA and the regulations promulgated thereunder, to complete any required ISRA and SRRA filings with the New Jersey Department of Environmental Protection to achieve ISRA compliance.

If EMCORE does not achieve ISRA compliance prior to Closing, EMCORE will use commercially reasonable measures to complete and duly file on or before Closing (i) a Remediation Certification in accordance with N.J.A.C. 7:26B-3.3, and, if required, establish a Remediation Funding Source (as such terms are defined under ISRA) and file an RFS/FA form to permit the consummation of the Merger contemplated by the Merger Agreement, or (ii) such other ISRA filing which authorizes EMCORE to complete the Merger contemplated by the Merger Agreement (“Closing Approval”) without having first achieved ISRA compliance.

Parent Group Member and Parent will and will cause its subsidiaries and representatives to provide any commercially reasonable cooperation and to take commercially reasonable actions as reasonably requested by EMCORE in writing in connection with the ISRA compliance for the Budd Lake Facility or, if EMCORE does not achieve ISRA compliance for the Budd Lake Facility prior to Closing, the Closing Approval.

Delisting and Deregistration

The Merger Agreement provides that to the extent requested by Parent, prior to the effective time of the Merger, EMCORE is required to reasonably cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its part under applicable laws and the rules and policies of Nasdaq to enable the Surviving Corporation’s delisting of EMCORE common stock from Nasdaq and the deregistration of EMCORE common stock under the Exchange Act as promptly as practicable after the effective time of the Merger, and in any event no more than ten (10) days after the effective time of the Merger.

Required Vote

The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where quorum is present, is required for approval of the Merger Agreement Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or virtually attend the Special Meeting, (b) abstentions, and (c) “broker non-votes” (if any) will each have no effect on the outcome of the vote on the Merger Agreement Proposal. Shares of EMCORE common stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If an EMCORE shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of EMCORE common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

The Board of Directors unanimously recommends that you vote “FOR” the Merger Agreement Proposal.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement. The summary is qualified in its entirety by the Merger Agreement, which is incorporated by reference into this proxy statement. EMCORE shareholders are urged to read the Merger Agreement in its entirety. This summary of the Merger Agreement has been included to provide EMCORE shareholders with information regarding its terms. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information included in this proxy statement.

The Merger Agreement contains representations and warranties of EMCORE that are solely for the benefit of Parent and Merger Sub, and representations and warranties of Parent and Merger Sub that are solely for the benefit of EMCORE. The assertions embodied in EMCORE’s representations and warranties are qualified by information in a confidential disclosure schedule that EMCORE has provided in connection with signing the Merger Agreement as of a specified date. Moreover, the representations and warranties in the Merger Agreement were made solely for the benefit of the other parties to the Merger Agreement and were used for the purpose of allocating risk among the respective parties. Therefore, EMCORE shareholders should not treat them as categorical statements of fact. Moreover, these representations and warranties may apply standards of materiality in a way that is different from what may be material to EMCORE shareholders and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, and EMCORE shareholders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information included in this proxy statement and in other reports and statements EMCORE files with the SEC.

The Merger

Upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the NJBCA, at the effective time of the Merger, Merger Sub will be merged with and into EMCORE. As a result of the Merger, the separate corporate existence of Merger Sub will cease and EMCORE will continue as the surviving corporation of the Merger (the “Surviving Corporation”) and as an indirect wholly owned subsidiary of Parent, and all of the property, rights, privileges, immunities, powers, and franchises of EMCORE and Merger Sub will vest in the Surviving Corporation, and all of the debts, liabilities, and duties of EMCORE and Merger Sub will become the debts, liabilities, and duties of the Surviving Corporation.

The certificate of incorporation of the Surviving Corporation will, by virtue of the Merger and without further action by EMCORE or any other person, be amended and restated so as to read in its entirety in the form set forth as Exhibit A to the Merger Agreement, and as so amended and restated, will become the certificate of incorporation of the Surviving Corporation until subsequently changed or amended. In addition, at the effective time of the Merger, the bylaws of the Surviving Corporation will, by virtue of EMCORE and the Surviving Corporation taking all necessary action, be amended so as to read in their entirety in the form set forth as Exhibit B to the Merger Agreement, and as so amended, will become the bylaws of the Surviving Corporation until subsequently changed or amended.

The officers and directors of Merger Sub immediately prior to the effective time of the Merger or such other individuals designated by Parent as of the effective time of the Merger will, by virtue of the Merger and without further action by EMCORE or any other person, become the officers and directors of the Surviving Corporation, each to serve, from and after the effective time of the Merger, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation, or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Closing and Effective Time of the Merger

Unless another time, date, or place is agreed to in writing by the parties, the Closing will take place at 8:00 a.m., Eastern time, on the third (3rd) business day after the satisfaction or waiver of all applicable conditions to Closing set forth in the Merger Agreement (as described below under “—Conditions to the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing). On the Closing Date or such other date agreed to by Parent and EMCORE, Merger Sub will cause a certificate of merger to be executed and filed in accordance with the relevant provisions of the NJBCA, and Merger Sub and EMCORE will make all other filings required under the NJBCA. The Merger will become effective at the time of the filing of such certificate of merger with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services, or at such later date and time agreed upon by the parties and specified in such certificate of merger.

Conversion of Securities in the Merger

Conversion of Securities

At the effective time of the Merger, by virtue of the Merger and without any action on the part of Parent, Merger Sub, EMCORE, or the holders of any of the following securities of Merger Sub or EMCORE:

•

each share of EMCORE common stock that is issued and outstanding immediately prior to the effective time of the Merger, other than shares to be cancelled or converted as described in the bullet point immediately below, will automatically be cancelled and will cease to exist, and will be converted automatically into the right to receive the Merger Consideration of $3.10 per share, payable net to the holder in cash, without interest, subject to any required tax withholding, upon surrender of the certificates or book-entry shares as described below under “—Payment for Securities; Surrender of Certificates;”

•

each share of EMCORE common stock that is held by EMCORE as treasury stock or held directly by Parent Group Member, Parent, or Merger Sub (or any direct or indirect wholly owned subsidiaries of EMCORE, Parent Group Member, Parent, or Merger Sub), in each case, immediately prior to the effective time of the Merger, will automatically be cancelled and will cease to exist, without any consideration or payment delivered in exchange therefor or in respect thereof; and

•

all outstanding shares of capital stock of Merger Sub held immediately prior to the effective time of the Merger will be converted into and become an aggregate of 100 shares of newly and validly issued, fully paid and non-assessable shares of common stock, no par value, of the Surviving Corporation, and will constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the effective time of the Merger.

Payment for Securities; Surrender of Certificates

At or prior to the effective time of the Merger, EMCORE will designate the Paying Agent. At or prior to the effective time of the Merger, Parent will deposit, or cause to be deposited, with the Paying Agent, an amount equal to the product obtained by multiplying (x) the number of shares of EMCORE common stock issued and outstanding (other than shares to be cancelled or converted as described in the second bullet point under “—Conversion of Securities” above) immediately prior to the effective time of the Merger by (y) the Merger Consideration (such amount, the “Aggregate Merger Consideration”) to which holders of shares of EMCORE common stock as described in “—Conversion of Securities” above will be entitled at the effective time of the Merger. The Aggregate Merger Consideration will not include the Option Consideration, the RSU Consideration, or the PRSU Consideration (each as defined below), which will all be deposited into EMCORE’s payroll or other applicable account for further payment by the Surviving Corporation.

As soon as practicable following and in no event later than two (2) business days after the effective time of the Merger, the Surviving Corporation will cause the Paying Agent to mail to each holder of record of shares of

EMCORE common stock represented by certificates immediately prior to the effective time of the Merger (a) a letter of transmittal in a form to be reasonably agreed by Parent and the Paying Agent, and (b) instructions for effecting the surrender of the certificates (or affidavits of loss in lieu of certificates) in exchange for payment of the Merger Consideration. Upon surrender of a certificate (or an affidavit of loss in lieu of a certificate) to the Paying Agent or other agent as Parent may appoint, together with delivery of such letter of transmittal, duly executed and in proper form, the Paying Agent or such other agent will transmit to the holder of such certificate the Merger Consideration for each share of EMCORE common stock formerly represented by such certificate (without interest and subject to any required tax withholding) and such surrendered certificate will be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name any surrendered certificate is registered, it will be a condition of payment that (a) the surrendered certificate will be properly endorsed or otherwise in proper form for transfer, and (b) the person requesting such payment will have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate so surrendered and will have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. Until so surrendered, each certificate will be deemed after the effective time of the Merger to represent only the right to receive the Merger Consideration in cash as contemplated by the Merger Agreement.

Notwithstanding anything to the contrary contained in the Merger Agreement, no holder of non-certificated shares of EMCORE common stock represented by book-entry will be required to deliver a certificate or an executed letter of transmittal to the Paying Agent in order to receive the Merger Consideration that such holder is entitled to receive pursuant to the Merger Agreement. Instead, each holder of record of one or more book-entry shares held through The Depository Trust Company whose shares were converted into the right to receive the Merger Consideration will automatically upon the effective time of the Merger be entitled to receive, for each such book-entry share, a cash amount equal to the Merger Consideration (without interest and subject to any required tax withholding), and such book-entry shares of such holder will be cancelled. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) a holder of book-entry shares of EMCORE common stock not held through the Depository Trust Company will be entitled to receive in exchange therefor a cash amount equal to the Merger Consideration (without interest and subject to any required tax withholding) and such book-entry shares so surrendered will be cancelled. Until so paid or surrendered, each book-entry share will be deemed after the effective time of the Merger to represent only the right to receive the Merger Consideration in cash as contemplated by the Merger Agreement.

At the effective time of the Merger, EMCORE’s stock transfer books will be closed and there will be no further registration of transfers of shares of EMCORE common stock on EMCORE’s records. From and after the effective time of the Merger, the holders of certificates and book-entry shares of EMCORE common stock outstanding immediately prior to the effective time of the Merger will cease to have any rights with respect to such shares, except as described in the Merger Agreement or by applicable law. If certificates are presented to the Surviving Corporation after the effective time of the Merger, they will be cancelled and exchanged as provided in the Merger Agreement.

Any portion of the funds made available to the Paying Agent that remains unclaimed by the holders of certificates or book-entry shares on the first anniversary of the effective time of the Merger will be returned to the Surviving Corporation or an affiliate designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its certificates or book-entry shares for the Merger Consideration in accordance with the Merger Agreement prior to such time (subject to abandoned property, escheat, or other similar laws) will thereafter look only to Parent and the Surviving Corporation for delivery of the Merger Consideration (without interest and subject to any required tax withholding) in respect of the surrender of its certificates or book-entry shares.

If any certificates have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent, the delivery of a bond in a reasonable sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation, or the Paying Agent with respect to the certificates alleged to have been lost, stolen, or destroyed, the Paying Agent will issue in exchange for such lost, stolen, or destroyed certificates the Merger Consideration payable in respect thereof pursuant to the Merger Agreement.

No Dissenters’ Rights

Under the NJBCA, a shareholder may not dissent from a merger with respect to shares (i) that are listed on a national securities exchange or held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger, or (ii) for which, pursuant to the plan of merger, such shareholder will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities.

Since the Merger Consideration will consist of cash, holders of EMCORE common stock will not be entitled to dissenters’ rights in the Merger with respect to their shares of EMCORE common stock under the NJBCA. Under the NJBCA, notwithstanding that EMCORE shareholders do not qualify as statutory dissenters, they may still have the right to claim fair compensation for their shares in the context of a cash-out merger, as a result of the fiduciary duty of the majority to treat the minority fairly.

See “Proposal 1: Approval of the Merger Agreement—Dissenters’ Rights.”

Treatment of EMCORE Equity Awards and the Hale Capital Warrant

Immediately prior to the effective time of the Merger, by virtue of the Merger and without any action on the part of Parent, Merger Sub, EMCORE, or the holders of any securities of EMCORE:

•

each outstanding restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan will automatically be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (x) the amount of the Merger Consideration by (y) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to time-based vesting restrictions (the “RSU Consideration”);

•

each outstanding restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan (a) to the extent not vested, will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived, and (b) will automatically be canceled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to the product obtained by multiplying (x) the amount of the Merger Consideration by (y) the total number of shares of EMCORE common stock represented by such restricted stock unit award subject to performance vesting conditions (the “PRSU Consideration”); and

•

each outstanding stock option of EMCORE (if any), whether vested or unvested, will automatically be canceled and converted into the right to receive (without interest) a lump sum cash payment (less applicable tax withholdings) equal to the product obtained by multiplying (x) the excess, if any, of the amount of the Merger Consideration over the per share exercise price of such stock option by (y) the total number of shares of EMCORE common stock underlying such stock option (the “Option Consideration”). Any stock option, whether vested or unvested, for which the per share exercise price attributable to such stock option is equal to or greater than the Merger Consideration will be canceled as of the effective time of the Merger for no consideration.

To the extent the Hale Capital Warrant is not exercised in connection with the Merger and the other transactions contemplated by the Merger Agreement, subject to and in accordance with the Hale Capital Warrant, immediately prior to and substantially concurrent with the effective time of the Merger, EMCORE will assign and Parent or the Surviving Corporation will assume, the rights and obligations under the Hale Capital Warrant, and Parent and the Surviving Corporation will perform, satisfy, and discharge when due, the obligations of EMCORE under the Hale Capital Warrant.

Withholding Rights

Each of EMCORE, Parent, Merger Sub, the Surviving Corporation, and the Paying Agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld with respect to making such payment under the Code or any other provision of applicable law. Any amounts so deducted or withheld and paid to the appropriate governmental entity will be treated for all purposes under the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Adjustments

The Merger Agreement provides for certain customary adjustments of the Merger Consideration in the event of any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, or other similar event with respect to outstanding shares of EMCORE common stock between the date of the Merger Agreement and the effective time of the Merger to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such event.

Representations and Warranties

EMCORE has made representations and warranties to Parent and Merger Sub relating to EMCORE and its subsidiaries, subject to certain exceptions set forth in the Merger Agreement, and Parent and Merger Sub have made certain representations and warranties to EMCORE relating to Parent Group Member, Parent, and Merger Sub, in each case, as of the date of the Merger Agreement, which representations and warranties will also be made, subject to certain materiality, “material adverse effect” with respect to EMCORE only, knowledge and other qualifications, as of the Closing Date (except for certain representations and warranties that address matters only as of a particular date, which will be true and correct in all respects as of that date), as described below. These representations and warranties relate to, among other things:

•	due organization and good standing;

•	qualification to conduct business;

•	capital structure (by EMCORE only);

•	corporate authority to enter into, due authorization, execution, and delivery of, and enforceability of, the Merger Agreement and the applicable ancillary agreements;

•	absence of conflicts with or violations of organizational documents, laws, or other obligations;

•	SEC documents (by EMCORE only);

•	financial statements (by EMCORE only);

•	absence of undisclosed liabilities (by EMCORE only);

•	absence of certain changes or events (by EMCORE only);

•	proxy statement;

•	legal proceedings;

•	financing (by Parent and Merger Sub only);

•	ownership of EMCORE capital stock (by Parent and Merger Sub only);

•	solvency (by Parent and Merger Sub only);

•	ownership of Merger Sub (by Parent and Merger Sub only);

•	foreign person status (by Parent and Merger Sub only);

•	absence of stockholder and management arrangements (by Parent and Merger Sub only);

•	brokers;

•	compliance with applicable laws;

•	compliance with applicable orders (by EMCORE only);

•	governmental authorizations and permits (by EMCORE only);

•	employee benefit plans (by EMCORE only);

•	employee and labor matters (by EMCORE only);

•	environmental matters (by EMCORE only);

•	real property and title to assets (by EMCORE only);

•	tax matters (by EMCORE only);

•	material contracts (by EMCORE only);

•	intellectual property (by EMCORE only);

•	insurance (by EMCORE only);

•	related party transactions (by EMCORE only);

•	takeover statutes and rights plans (by EMCORE only);

•	opinion of financial advisor (by EMCORE only);

•	government contracts (by EMCORE only);

•	indebtedness for borrowed money and cash (by EMCORE only); and

•	no other representations or warranties.

Many of EMCORE’s representations and warranties contained in the Merger Agreement are subject to a “material adverse effect” standard, which means any event, circumstance, development, occurrence, fact, condition, effect, or change (each an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, financial condition, or assets of EMCORE and its subsidiaries, taken as a whole; or (b) the ability of EMCORE to timely perform its obligations under the Merger Agreement or consummate the transactions contemplated by the Merger Agreement on a timely basis. However, for purposes of clause (a) above, a “material adverse effect” will not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from any of the following (and any Effect referred to in the first, third, fourth, fifth, sixth, or tenth bullet points immediately below will not be taken into account in determining whether a “material adverse effect” has occurred or would reasonably be expected to occur if it has a disproportionate effect on EMCORE and its subsidiaries, taken as a whole, compared to other participants in the industries in which EMCORE and its subsidiaries conduct their business (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a “material adverse effect” has occurred)):

•

changes generally affecting the economy, financial, banking, capital, credit, or securities markets, or political or regulatory conditions, or any conditions generally affecting any of the foregoing, or affecting any segment of the industries or any regions in which EMCORE and its subsidiaries operate (including interest rate and exchange rate changes, inflationary matters, or tariffs or trade wars);

•

the execution and delivery, announcement, pendency or consummation of the transactions contemplated by the Merger Agreement, including any adverse changes in EMCORE’s relationship with its employees, customers, partners, governmental entities, suppliers, or vendors, subject to certain exceptions as described in the Merger Agreement;

•	any changes in applicable law, GAAP, or other applicable accounting standards, or the enforcement, implementation, or interpretation thereof;

•	any hostilities, acts of war (whether or not declared), sabotage, terrorism, military actions or civil unrest, or the escalation or worsening thereof;

•	acts of God, force majeure events, natural or man-made disasters, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus);

•	general conditions in the industry in which EMCORE and its subsidiaries operate;

•

any failure, in and of itself, by EMCORE to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period, subject to certain understandings regarding any Effect underlying such failure;

•	any change, in and of itself, in the market price or trading volume of EMCORE’s securities, subject to certain understandings regarding any Effect underlying such change;

•	any change in EMCORE’s credit rating, subject to certain understandings regarding any Effect underlying such change;

•	any actual or potential, complete or partial, sequester, stoppage, shutdown, default, or similar event or occurrence by, or involving or affecting, any governmental entity;

•	any shareholder or derivative litigation (or equivalent) arising from or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement;

•	EMCORE’s compliance with the terms of the Hale Capital Warrant, including with respect to any payments or issuances of equity interest by EMCORE thereunder in accordance with its terms; or

•

actions taken as required or specifically permitted by the Merger Agreement, or actions or omissions taken with Parent’s consent (or any action not taken as a result of the failure of Parent to consent to any action requiring Parent’s consent as described below under “—Conduct of Business Pending the Merger — EMCORE.”

Conduct of Business Pending the Merger

Each of EMCORE and Parent has undertaken to perform certain customary covenants that place restrictions on such party and its subsidiaries between the date of the Merger Agreement and the earlier of the effective time of the Merger or any termination of the Merger Agreement in accordance with its terms.

EMCORE

EMCORE has agreed that, between the date of the Merger Agreement and the earlier of the effective time of the Merger or any termination of the Merger Agreement in accordance with its terms, except as required by law or order, as otherwise expressly contemplated by any other provision of the Merger Agreement, as set forth in EMCORE’s confidential disclosure schedule, or as consented to in writing by Parent in advance (which consent may not be unreasonably withheld, conditioned, or delayed), subject to certain agreed exceptions, EMCORE will, and will cause each of its subsidiaries to, use commercially reasonable efforts to:

•

conduct its and each of its subsidiaries’ business and operations only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, to maintain and preserve intact EMCORE’s and its subsidiaries’ business organization, assets, and properties; and

•	keep available the services of EMCORE’s and each of its subsidiaries’ current officers, employees, and consultants, and to preserve the goodwill and current relationships of EMCORE and each of its subsidiaries with customers, suppliers, distributors, licensors, licensees, and other persons with which EMCORE or any of its subsidiaries has business relations.

In addition, without limiting the foregoing, except as required by law or order, as otherwise expressly contemplated by any other provision of the Merger Agreement, or as set forth in EMCORE’s confidential disclosure schedule, between the date of the Merger Agreement and the earlier of the effective time of the Merger or any termination of the Merger Agreement in accordance with its terms, EMCORE has agreed that it will not, and will not permit any of its subsidiaries to, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned, or delayed):

•	amend its organizational documents in a manner adverse to Parent or Merger Sub, other than immaterial amendments to applicable organizational documents of EMCORE’s wholly owned subsidiaries;

•

issue, sell, pledge, dispose of, grant, transfer, or encumber (other than (a) the issuance of shares upon the exercise of stock options or settlement of restricted stock unit awards subject to time-based vesting restrictions or restricted stock unit awards subject to performance vesting conditions that are outstanding as of the date of the Merger Agreement in accordance with their terms, or (b) the issuance of shares upon the exercise of the Hale Capital Warrant in accordance with its terms), any shares of capital stock of, or other equity interests in, EMCORE or any of its subsidiaries, or securities convertible into or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants, or other rights of any kind to acquire any shares of such capital stock or other equity interests, or such convertible or exchangeable securities of EMCORE or any of its subsidiaries;

•

sell, license, pledge, dispose of, transfer, lease, guarantee, mortgage, or encumber (other than certain permitted liens) any property or assets (except certain EMCORE intellectual property) of EMCORE or any of its subsidiaries, except (a) pursuant to existing contracts, (b) the sale, license, pledge, disposal, transfer, lease, or encumbrance of goods or inventory in the ordinary course of business consistent with past practice, (c) the disposition of obsolete, surplus, or worn out assets, inventory or equipment, or assets that are no longer used in the ordinary course of EMCORE’s business, or (d) property or assets immaterial to EMCORE and its subsidiaries;

•	sell, assign, pledge, transfer, license, abandon, or otherwise dispose of certain intellectual property owned by EMCORE, except in the ordinary course of business consistent with past practice;

•

declare, set aside, make, or pay any dividend or other distribution (whether payable in cash, stock, property, or a combination thereof), with respect to any of its capital stock or other equity interest, except for dividends or other distributions paid by a wholly owned subsidiary of EMCORE to EMCORE or another of EMCORE’s wholly owned subsidiaries;

•

reclassify, combine, split, subdivide, or amend the terms of, or redeem, purchase, or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests, except with respect to any wholly owned subsidiary of EMCORE;

•

merge or consolidate EMCORE or any of its subsidiaries with any person, or adopt a plan of complete or partial liquidation, or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization of EMCORE or any of its subsidiaries, except with respect to any wholly owned subsidiary of EMCORE;

•

acquire (including by merger, consolidation, or acquisition of stock or assets) any person or assets, other than (a) acquisitions by EMCORE from any wholly owned subsidiary or among any wholly owned subsidiaries of EMCORE, (b) acquisitions of inventory, raw materials, supplies, and other property in the ordinary course of business consistent with past practice, or (c) property or assets in an amount not exceeding $500,000 in the aggregate;

•

(a) repurchase, prepay, or incur any indebtedness, (b) issue any debt securities, (c) assume, guarantee, or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently, or otherwise), any indebtedness of any person (other than a wholly owned subsidiary of EMCORE), or (d) redeem, repurchase, cancel, or otherwise acquire any indebtedness (directly, contingently, or otherwise), except in each case, in connection with the financing of ordinary course trade payables consistent with past practice;

•

make any loans, advances, or capital contributions to, or investments in, any other person, other than any wholly owned subsidiary of EMCORE or immaterial advances to its employees in respect of travel or other related business expenses in the ordinary course of business consistent with past practice;

•

terminate or cancel, or agree to any material amendment to or waiver under, certain material contracts of EMCORE, or enter into or amend any contract that, if existing on the date of the Merger Agreement, would be a material contract of EMCORE as described in the Merger Agreement, in each case other than (a) in the ordinary course of business consistent with past practice (which includes the entry into new statements of work for material contracts of EMCORE), (b) amendments that in the aggregate are not materially adverse to EMCORE and its subsidiaries, or after the Closing, to Parent Group Member, Parent, or their respective affiliates, or (c) other extensions or renewals of material contracts of EMCORE related to certain EMCORE leased real property in the ordinary course of business;

•	make any capital expenditure in excess of EMCORE’s annual capital expenditure budget as disclosed to Parent prior to the date of the Merger Agreement;

•

except to the extent required by the Merger Agreement, applicable law, the existing terms of any EMCORE benefit plan or contract: (a) increase the compensation or benefits payable, or to become payable, to any employee, officer, or consultant with a title of Senior Vice President or above, or with annual salary of $200,000 or more; (b) amend any EMCORE benefit plan, or establish, adopt, or enter into any new such arrangement that if in effect on the date of the Merger Agreement would be an EMCORE benefit plan (other than employment agreements that would not be required to be listed on EMCORE’s confidential disclosure schedule if in effect on the date of the Merger Agreement); (c) accelerate the vesting, exercisability, or funding under any EMCORE benefit plan; or (d) terminate (other than for cause) the employment of, or hire or promote any employee, officer, or consultant with a title of Senior Vice President or above, or with annual salary of $200,000 or more;

•	implement, adopt, or make any change in accounting policies, practices, principles, methods, or procedures, other than as required by law or GAAP;

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compromise, settle, or agree to settle any proceeding other than (a) those that involve only the payment by EMCORE or its subsidiaries, after taking into account amounts paid or payable by insurance, of monetary damages not in excess of $200,000 individually, in any case, without the imposition of equitable relief on, or the admission of wrongdoing by, EMCORE or any of its subsidiaries, or (b) any proceeding that relates to the transactions contemplated by the Merger Agreement;

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implement or announce any mass employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes, or other such actions that will create a notice obligation or other liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar law;

•	enter into any new line of business that would be material to EMCORE and its subsidiaries, taken as a whole;

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make or change any material tax election, change an annual tax accounting period, adopt or change any material tax accounting method, settle any material tax claim, audit, or assessment, file any amended tax return, file any material tax return in a manner inconsistent with past practice, enter into any tax sharing agreement or closing agreement relating to any material tax, surrender any right to claim a material tax refund, incur any material taxes outside the ordinary course of business, or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

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abandon, allow to lapse, sell, assign, transfer, grant any security interest in, or otherwise encumber or dispose of any EMCORE intellectual property, or grant any right or license to any EMCORE intellectual property, other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

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modify any privacy policies of EMCORE or any of its subsidiaries, or the integrity, security, or operation of EMCORE’s information technology systems in any adverse manner that would reasonably be expected to be material to EMCORE and its subsidiaries, individually or in the aggregate;

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engage in any transaction with, or enter into any agreement, arrangement, or understanding with, any affiliate of EMCORE or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to such Item 404;

•	adopt or implement any shareholder rights plan or similar arrangement;

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(a) enter into any collective bargaining agreement or other labor agreement with any labor organization with respect to certain employees, or (b) enter into a card-check recognition agreement, neutrality agreement, or labor agreement of any kind with respect to any such employees; or

•	authorize or enter into any contract, or otherwise agree to make any commitment to do any of the foregoing.

Parent

Each of Parent Group Member, Parent, and Merger Sub has agreed that, between the date of the Merger Agreement and the earlier of the effective time of the Merger and any date on which the Merger Agreement is terminated pursuant to its terms, except as required by applicable law, they will not, and will not permit any of their subsidiaries to, take or agree to take any action that would reasonably be expected to prevent or materially delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement. In addition, each of Parent Group Member and Parent has agreed to cause Parent Group Member to become a direct or indirect wholly owned subsidiary of Parent at or prior to the Closing.

Conditions to the Merger

The obligations of the parties to the Merger Agreement to effect the Merger are subject to the satisfaction or waiver of a number of conditions, including those described below.

Mutual Conditions

The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

•	EMCORE shareholder approval of the Merger Agreement Proposal; and

•	the absence of any laws or orders that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement.

EMCORE’s Conditions

EMCORE’s obligations to effect the Merger are subject to the satisfaction or waiver of each of the following additional conditions:

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the truth and correctness of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, generally both when made as of the date of the Merger Agreement and as of the Closing Date, subject in each case to certain specified materiality standards;

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the performance or compliance in all material respects by Parent Group Member, Parent, and Merger Sub of all obligations, agreements, and covenants required under the Merger Agreement to be performed by or complied with by them at or prior to the Closing; and

•	the receipt by EMCORE of a certificate, signed by an officer of Parent, certifying as to the matters set forth in the preceding two bullet points.

Parent’s and Merger Sub’s Conditions

Parent’s and Merger Sub’s obligations to effect the Merger are subject to the satisfaction or waiver of each the following additional conditions:

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the truth and correctness of the representations and warranties of EMCORE set forth in the Merger Agreement, subject to certain specified exclusions, generally both when made as of the date of the Merger Agreement and as of the Closing Date, subject in each case to certain specified materiality standards;

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the performance or compliance in all material respects by EMCORE of all obligations, agreements, and covenants required under the Merger Agreement to be performed by or complied with by EMCORE at or prior to the Closing;

•	the receipt by Parent of a certificate, signed by the chief executive officer or chief financial officer of EMCORE, certifying as to the matters set forth in the preceding two bullet points; and

•	since the date of the Merger Agreement, the absence of any material adverse effect to EMCORE, as set forth in the Merger Agreement.

Non-Solicitation

The Merger Agreement contains provisions restricting EMCORE’s ability to seek an alternative transaction until the earlier of the effective time of the Merger or the valid termination of the Merger Agreement. Under these provisions, EMCORE agreed that it will not, will cause its subsidiaries not to, and will direct EMCORE’s and its subsidiaries’ respective representatives acting on behalf or at the direction of EMCORE or its subsidiaries not to:

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directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal (as defined below) or the making of any proposal that would reasonably be expected to lead to any Takeover Proposal;

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continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to EMCORE or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of EMCORE or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) relating to: (a) a Takeover Proposal; or (b) any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal;

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except where the Board of Directors makes a good faith determination, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of EMCORE or any of its subsidiaries;

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enter into letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract in each case relating to any Takeover Proposal, subject to certain exclusions, including any acceptable confidentiality agreements (each, a “Company Acquisition Agreement”); or

•	approve, authorize, agree, or publicly announce any intention to do any of the foregoing.

The Merger Agreement provides that the term “Takeover Proposal” means a bona fide inquiry, proposal, or offer from, or indication of interest in making a proposal or offer from, any person or entity or group (other than Parent and its subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement), involving any: (a) direct or indirect acquisition of assets of EMCORE or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of EMCORE’s and its subsidiaries’ consolidated assets or to which 20% or more of EMCORE’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of EMCORE or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of EMCORE and its subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of EMCORE; (d) merger, consolidation, other business combination, or similar transaction involving EMCORE or any of its subsidiaries, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of EMCORE and its subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of EMCORE or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of EMCORE and its subsidiaries, taken as a whole; or (f) any combination of the foregoing.

Notwithstanding the covenants described in the foregoing paragraph of this section, prior to the receipt of EMCORE shareholder approval of the Merger Agreement Proposal, the Board of Directors, directly or indirectly through any representative, may, subject to the terms of the Merger Agreement (a) participate in negotiations or discussions with any third party that has made (and not withdrawn) a written Takeover Proposal that did not result from a material breach of the Merger Agreement that the Board of Directors believes in good faith, after consultation with its financial advisor and outside legal counsel, is or would reasonably be expected to lead to a Superior Proposal (as defined below) or would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law not to participate in negotiations or discussions pertaining to such Takeover Proposal; and (b) thereafter furnish to such third party non-public information relating to EMCORE or any of its subsidiaries pursuant to an executed confidentiality agreement that constitutes an acceptable confidentiality agreement (unless such third party is already subject to a confidentiality agreement with EMCORE and such third party agrees to permit EMCORE to comply with its obligations under the Merger Agreement); provided, in each such case of clauses (a) and (b) above, that the Board of Directors first shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law.

The Board of Directors shall not take any of the actions referred to in clauses (a) or (b) above unless EMCORE shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. EMCORE shall notify Parent promptly (but in no event later than forty-eight (48) hours) after it obtains knowledge of the receipt by EMCORE (or any of its representatives) of any Takeover Proposal or any inquiry that would reasonably be expected to lead to a Takeover Proposal. EMCORE will keep Parent informed, on a reasonably current basis, of the status and material terms of any such Takeover Proposal, indication, or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof.

The Merger Agreement provides that the term “Superior Proposal” means a written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that the Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) is more favorable to EMCORE shareholders than the transactions contemplated by the Merger Agreement, in each case, after considering such factors as the Board of Directors considers to be appropriate, including the terms and conditions of the offer, likelihood of consummation, and any revisions to the terms of the Merger Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period (as defined below).

Additionally, the Merger Agreement provides that neither the Board of Directors nor a committee thereof shall effect a Company Adverse Recommendation Change (as defined below) or enter into or permit any subsidiary to enter into a Company Acquisition Agreement, subject to certain exceptions.

Prior to the receipt of EMCORE shareholder approval of the Merger Agreement Proposal, the Board of Directors may:

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(a) effect a Company Adverse Recommendation Change with respect to a Superior Proposal or (b) terminate the Merger Agreement in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal; in each case, that did not result from a material breach of the non-solicitation covenants of the Merger Agreement, if: (i) EMCORE promptly notifies Parent, in writing, at least three (3) business days (the “Superior Proposal Notice Period”) before taking the action described in clause (a) or (b) of this paragraph of its intention to take such action with respect to such Superior Proposal, which notice shall state expressly that EMCORE has received a Takeover Proposal that the Board of Directors intends to declare is a Superior Proposal, and that the Board of Directors intends to take the action described in clause (a) or (b) of this paragraph; (ii) EMCORE specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents (which financing documents may include customary redactions), to the extent provided by the relevant party in connection with the Superior Proposal; (iii) EMCORE and its representatives during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two (2) business days remain in the Superior Proposal Notice Period subsequent to the time EMCORE notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Board of Directors determines in good faith, after consulting with its financial advisor and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of the Merger Agreement) and that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law; and

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effect a Company Adverse Recommendation Change with respect to an Intervening Event (as defined below), if: (a) EMCORE promptly notifies Parent, in writing (email to Parent and Parent’s outside counsel pursuant to the notice provisions of the Merger Agreement being deemed sufficient), at least three (3) business days (the “Intervening Event Notice Period”) before effecting a Company Adverse Recommendation Change of its intention to take such action with respect to such Intervening Event, which notice shall advise Parent of the Intervening Event, including a reasonable description of the underlying terms and circumstances giving rise to such Intervening Event (and the reasons for taking such action), and that the Board of Directors intends to effect a Company Adverse Recommendation Change; (b) the Company and its representatives during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement that obviates the need for the Board of Directors to effect, or cause EMCORE to effect, a Company Adverse Recommendation Change as a result of such Intervening Event; and (c) the Board of Directors determines in good faith, after consulting with its financial advisor and outside legal counsel, that an Intervening Event has occurred and that the failure to effect a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board of Directors under applicable law.

The Merger Agreement provides that the term “Company Adverse Recommendation Change” means the Board of Directors: (a) failing to make, withholding, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation (as defined below); (b) failing to include the Company Board Recommendation in the proxy statement; (c) adopting, approving, recommending, endorsing, or otherwise declaring advisable a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for EMCORE common stock for twenty percent (20%) or more of EMCORE common stock within ten (10) business days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) business days following receipt of written request from Parent to provide such reaffirmation after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by EMCORE or the person or entity making such Takeover Proposal; provided that Parent may only make such request once with respect to any Takeover Proposal and once with respect to each material amendment to any Takeover Proposal; or (f) resolving or agreeing to take any of the foregoing actions.

The Merger Agreement provides that the term “Intervening Event” means any event, circumstance, change, occurrence, development, or effect that materially affects the business, assets, or operations of EMCORE and that was not known to the Board of Directors as of or prior to the date of the Merger Agreement (or if known, the consequences of which are not known nor reasonably foreseeable by the Board of Directors as of or prior to the date of the Merger Agreement); provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof; (b) any change in the price, or change in trading volume, of EMCORE common stock, in and of itself; (c) the mere fact, in and of itself, that EMCORE meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date of the Merger Agreement; or (d) changes in general economic or geopolitical conditions, or changes in conditions in the global, international, or U.S. economy generally; provided, however, that the exceptions to this clause contained in (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change, or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred.

The Merger Agreement also provides that the Board of Directors or a committee thereof may disclose to EMCORE shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if EMCORE determines, after consultation with its financial advisor and outside legal counsel, that failure to disclose such position would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors under applicable law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by EMCORE, or the Board of Directors, or any committee thereof relating to any determination, position, or other action by EMCORE, the Board of Directors, or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Board of Directors expressly and publicly reaffirms its recommendation to EMCORE shareholders to adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Company Board Recommendation”) in such disclosure. Nothing in the Merger Agreement will restrict EMCORE, or the Board of Directors, or a committee thereof from making a factually accurate public statement that (a) describes EMCORE’s receipt of a Takeover Proposal; (b) identifies the person, or entity, or group thereof making such Takeover Proposal; (c) provides the material terms of such Takeover Proposal; or (d) describes the operation of the Merger Agreement with respect thereto and any such statement will not, in any case, be deemed to be (i) an adoption, approval, or recommendation with respect to such Takeover Proposal; or (ii) a Company Adverse Recommendation Change.

SEC Filings

The Merger Agreement provides that, as promptly as reasonably practicable, EMCORE will prepare and cause to be filed with the SEC, in preliminary form, this proxy statement.

Shareholders’ Meeting and Board Recommendation

Under the terms of the Merger Agreement, as soon as reasonably practicable after the date of the Merger Agreement, EMCORE will duly call, give notice of, convene, and hold the Special Meeting. Except to the extent that the Board of Directors has effected a Company Adverse Recommendation Change (as further described above in “—Non-Solicitation”), the proxy statement shall include the Company Board Recommendation and, subject to compliance with applicable law, EMCORE will use reasonable best efforts to: (a) solicit from EMCORE shareholders proxies in favor of the adoption of the Merger Agreement and approval of the Merger; and (b) take all other actions necessary or advisable to secure the vote or consent of EMCORE shareholders required by applicable law to obtain such approval.

EMCORE has the right, after good faith consultation with Parent, to, and has agreed to, at the request of Parent, postpone or adjourn the Special Meeting: (a) for the absence of a quorum, (b) to allow reasonable additional time to solicit additional proxies, taking into account the amount of time until the Special Meeting, or that EMCORE has not received a number of proxies that would reasonably be believed to be sufficient to obtain EMCORE shareholder approval of the Merger Agreement Proposal at the Special Meeting, or (c) to the extent required by applicable law. If the Board of Directors makes a Company Adverse Recommendation Change, it will not alter EMCORE’s obligation to submit the adoption of the Merger Agreement and the approval of the Merger to EMCORE shareholders at the Special Meeting to consider and vote upon, unless the Merger Agreement has been terminated in accordance with its terms prior to the Special Meeting.

Appropriate Action, Consents, and Filings

The Merger Agreement provides that each of the parties to the Merger Agreement will, and will cause its subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date ), the Merger and the other transactions contemplated by the Merger Agreement (as described above in “—Conditions to the Merger”), including: (i) the obtaining of all necessary governmental authorizations, waivers, and actions or nonactions from governmental entities and the making of all necessary registrations, filings, and notifications (including filings with governmental entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of the Merger Agreement.

Each of EMCORE, Parent Group Member, and Parent will, and Parent will use its commercially reasonable efforts to cause Guarantor to, subject to applicable law, promptly: (a) reasonably cooperate and coordinate with the other parties in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (b) supply the other parties with any information that may be reasonably required in order to effectuate the taking of such actions. Each party to the Merger Agreement will promptly inform the other party or parties hereto, as the case may be, of any communication from any governmental entity regarding any of the transactions contemplated by the Merger Agreement. If EMCORE, on the one hand, or Parent Group Member, Parent, or Merger Sub, on the other hand, receives a request for additional information or documentary material from any governmental entity with respect to the transactions contemplated by the Merger Agreement, then it will use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable law and by any applicable governmental entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any governmental entity in respect of any filing made thereto in connection with the transactions contemplated the Merger Agreement.

The parties to the Merger Agreement also agreed to, as applicable: (a) provide or cause to be provided as promptly as reasonably practicable to each Governmental Antitrust Authority information and documents requested by such Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by the Merger Agreement; and (b) subject to the terms set forth above and except with respect to compliance with ISRA (as described below), use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by the Merger Agreement by any governmental entity or expiration of applicable waiting periods.

The Merger and the other transactions contemplated by the Merger Agreement are subject to the requirements of ISRA, and the regulations issued thereunder, with respect to the Budd Lake Facility. EMCORE has agreed to use commercially reasonable measures to comply with ISRA and SRRA, as may be applicable, and will retain a New Jersey Licensed Site Remediation Professional, as defined in the SRRA and the regulations promulgated thereunder, to complete any required ISRA and SRRA filings with the New Jersey Department of Environmental Protection to achieve ISRA compliance. If EMCORE does not achieve ISRA compliance prior to Closing, EMCORE will use commercially reasonable measures to complete and duly file on or before Closing (i) a Remediation Certification in accordance with N.J.A.C. 7:26B-3.3, and, if required, establish a Remediation Funding Source (as such terms are defined under ISRA) and file an RFS/FA form to permit the consummation of the Merger contemplated by the Merger Agreement, or (ii) such other ISRA filing which authorizes EMCORE to complete the Merger contemplated by the Merger Agreement (“Closing Approval”) without having first achieved ISRA compliance. Parent Group Member and Parent will and will cause its subsidiaries and representatives to provide any commercially reasonable cooperation and to take commercially reasonable actions as reasonably requested by EMCORE in writing in connection with the ISRA compliance for the Budd Lake Facility or, if EMCORE does not achieve ISRA compliance for the Budd Lake Facility prior to Closing, the Closing Approval.

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental entity or private party challenging the Merger or any other transaction or agreement contemplated by the Merger Agreement, the parties will cooperate in all respects with each other and will use their reasonable best efforts to contest and resist any such action or proceeding, and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary, none of EMCORE, Parent Group Member, Parent, Merger Sub, or any of their respective affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any order, in connection with the transactions contemplated by the Merger Agreement.

Additionally, notwithstanding anything to the contrary set forth in the Merger Agreement, none of Parent Group Member, Parent, Merger Sub, or any of their respective subsidiaries shall be required to, and EMCORE may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to, (a) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of EMCORE, the Surviving Corporation, Parent Group Member, Parent, Merger Sub, or any of their respective subsidiaries, (b) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of EMCORE, the Surviving Corporation, Parent Group Member, Parent, Merger Sub, or any of their respective subsidiaries in any manner, or (c) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of EMCORE, the Surviving Corporation, Parent Group Member, Parent, Merger Sub, or any of their respective subsidiaries; provided, that if requested by Parent, EMCORE will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or order so long as such requirement, condition, limitation, understanding, agreement, or order is only binding on EMCORE in the event the Closing occurs.

Delisting and Deregistration

The Merger Agreement provides that to the extent requested by Parent, prior to the effective time of the Merger, EMCORE is required to reasonably cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its part under applicable laws and the rules and policies of Nasdaq to enable the Surviving Corporation’s delisting of EMCORE common stock from Nasdaq and the deregistration of EMCORE common stock under the Exchange Act as promptly as practicable after the effective time of the Merger, and in any event no more than ten (10) days after the effective time of the Merger.

Equity Financing

The Merger Agreement provides that each of Parent Group Member, Parent, and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, and advisable to arrange, maintain the effectiveness of, consummate, and obtain the equity financing on the terms and conditions described in the equity commitment letter, including (a) maintaining in effect the equity commitment letter in accordance with the terms and subject to the conditions thereof; (b) satisfying on a timely basis all conditions to funding that are applicable to Parent Group Member, Parent, and Merger Sub in the equity commitment letter; (c) consummating the equity financing at or prior to the Closing; (d) complying with its obligations pursuant to the equity commitment letter; and (e) enforcing its rights pursuant to the equity commitment letter. The Merger Agreement also provides that each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the equity commitment letter without the prior written consent of EMCORE, not to unreasonably be withheld, conditioned, or delayed if such amendment, modification, or waiver would not: (a) reduce the aggregate amount of the equity financing; (b) impose new or additional conditions or other terms or otherwise expand, amend, or modify any of the conditions to the receipt of the equity financing or any other terms to the equity financing in a manner that would reasonably be expected to (i) prevent or delay the Closing; or (ii) make the timely funding of the equity financing, or the satisfaction of the conditions to obtaining the equity financing, less likely to occur in any material respect; or (c) adversely impact the ability of Parent, Merger Sub, or EMCORE, as applicable, to enforce its rights against the Guarantor under the equity commitment letter.

Each of Parent and Merger Sub agreed that the obligations of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement are not in any way contingent upon or otherwise subject to Parent’s or Merger Sub’s ability to obtain any financing (including the equity financing).

Covenants

The Merger Agreement contains certain other covenants and agreements, including covenants (with certain exceptions specified in the Merger Agreement) relating to:

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requirements of EMCORE to, and to cause each of its subsidiaries to, use commercially reasonable efforts to: (a) provide to Parent and Merger Sub and their respective representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by EMCORE or any of its subsidiaries, upon prior notice to EMCORE, to the officers, employees, accountants, agents, properties, offices, and other facilities of EMCORE and each of its subsidiaries, and to the books, records, certain contracts, and other assets thereof; and (b) furnish to Parent during normal business hours upon prior notice such information concerning the business, properties, certain contracts, assets, and liabilities of EMCORE and each of its subsidiaries as Parent, Merger Sub, or their representatives may reasonably request;

•

requirements of EMCORE, Parent Group Member, Parent, and Merger Sub to notify the other party of: (a) any material notice or other communication from a person or entity alleging that the consent of a person or entity is or may be required in connection with the transactions contemplated by the Merger Agreement, (b) any material notice or other communication from any governmental entity in connection with the transactions contemplated by the Merger Agreement, (c) any written correspondence from any person or entity asserting or threatening a material claim with respect to the Merger, and (d) any event, change, or effect between the date of the Merger Agreement and the effective time of the Merger which individually or in the aggregate causes or is reasonably likely to cause or constitute the failure of any of the conditions to the Closing of EMCORE, on the one hand, and of Parent and Merger Sub, on the other hand (each as described above in “—Conditions to the Merger”), as applicable;

•

requirements of EMCORE, Parent Group Member and Parent to obtain the prior written consent of the other party before issuing any public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated by the Merger Agreement;

•

requirements of Parent to cause the Surviving Corporation and each of its subsidiaries, as applicable, to provide each EMCORE employee and its subsidiaries immediately after the effective time of the Merger with certain base salaries or wage level, annual target bonus opportunities, retirement, health and welfare plan benefits, and cash severance opportunities;

•

indemnification obligations of the Surviving Corporation (as successor in interest to EMCORE as of the effective time of the Merger) with respect to, at the effective time of the Merger, any present or former directors or officers of EMCORE or any of its subsidiaries (see “Proposal 1: Approval of the Merger Agreement—Indemnification”);

•

requirements of Merger Sub to not engage in any activity except for activities contemplated by, related to or in furtherance of the Merger and the other transactions contemplated by the Merger Agreement or as provided in or contemplated by the Merger Agreement;

•

requirements of each of EMCORE and the Board of Directors to grant such approvals and take such actions as are necessary to allow for the consummation of the transactions contemplated by the Merger Agreement if any anti-takeover law becomes or is deemed to be applicable to Parent, Merger Sub, EMCORE, the Merger, or any other transaction contemplated by the Merger Agreement;

•

requirements of EMCORE and Parent to take all steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of EMCORE common stock (including derivative securities) that are treated as dispositions under such rule and result from the transactions contemplated by the Merger Agreement by each director or officer of EMCORE who is subject to the reporting requirements of Section 16(a) of the Exchange Act;

•

Parent’s right to participate in the defense and settlement of certain proceedings commenced against EMCORE or any of its directors by any EMCORE shareholder relating to the Merger Agreement or the transactions contemplated by the Merger Agreement; and

•	Parent Group Member’s guarantee of Parent and/or Merger Sub’s obligations to EMCORE.

Termination

The Merger Agreement may be terminated at any time prior to the Closing by the mutual written consent of EMCORE, Parent, and Merger Sub.

In addition, either EMCORE or Parent may terminate the Merger Agreement if:

•	the Merger has not been consummated on or before the End Date; provided, however, that this right to terminate the Merger Agreement will not be available to any party whose (or in the case of Parent,

Parent Group Member’s) breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause of, or primarily resulted in, the failure of the Merger to be consummated on or before the End Date;

•

any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such law or order shall have become final and nonappealable; provided, however, that this right to terminate the Merger Agreement shall not be available to any party whose (or in the case of Parent, Parent Group Member’s) breach of any representation, warranty, covenant, or agreement set forth in the Merger Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement, or entry of any such law or order; or

•

the Merger Agreement has been submitted to EMCORE’s shareholders for adoption at the Special Meeting and EMCORE shareholder approval of the Merger Agreement Proposal is not obtained at such meeting (unless such meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

In addition, Parent may terminate the Merger Agreement if:

•

(a) a Company Adverse Recommendation Change has occurred or EMCORE has approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or (b) EMCORE shall have breached in any material respect any of its covenants and agreements set forth in the non-solicitation provisions of the Merger Agreement and failed to cure such material breach within fifteen (15) days after written notice thereof is given by Parent to EMCORE; or

•

there has been a breach of any representation, warranty, covenant, or agreement on the part of EMCORE set forth in the Merger Agreement such that the conditions to the Closing of the Merger of Parent and Merger Sub (as described above in “—Conditions to the Merger”) would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by Parent to EMCORE, or (b) the End Date; provided, further, that Parent shall not have this right to terminate the Merger Agreement if Parent Group Member, Parent, or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation thereunder.

In addition, EMCORE may terminate the Merger Agreement if:

•

prior to the receipt of EMCORE shareholder approval of the Merger Agreement Proposal at the Special Meeting, the Board of Directors authorizes EMCORE, subject to material compliance with the non-solicitation provisions of the Merger Agreement, to enter into a Company Acquisition Agreement (other than an acceptable confidentiality agreement) in respect of a Superior Proposal; provided, that prior to or concurrently with such termination, EMCORE shall have paid the termination fees described below under “—Termination Fee Payable in Certain Circumstances;”

•

there has been a breach of any representation, warranty, covenant, or agreement on the part of Parent Group Member, Parent, or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of EMCORE (as described above in “—Conditions to the Merger”) would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by EMCORE to Parent, or (b) the End Date; provided further, that EMCORE shall not have this right to terminate the Merger Agreement if EMCORE is then in material breach of any representation, warranty, covenant, or obligation thereunder; or

•

(a) the conditions to the Closing of Parent and Merger Sub (as described above in “—Conditions to the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, which conditions are capable at the time of termination of being satisfied if the Closing were to occur at such time) have been satisfied or (except with respect to the absence of any laws or order prohibiting the Closing or other transactions contemplated by the Merger Agreement) waived in accordance with the Merger Agreement, (b) EMCORE has indicated in writing to Parent that EMCORE is ready, willing, and able to consummate the Merger, (c) Parent and Merger Sub fail to consummate the Merger within four (4) business days following the date on which the Closing should have occurred pursuant to the closing provisions of the Merger Agreement (or, if the End Date falls within such four (4)-business day period, by the End Date) and (d) during such four (4)-business day period described in clause (c) above (or, if the End Date falls within such four (4)-business day period, during the period between the date on which the Closing should have occurred pursuant to the closing provisions of the Merger Agreement and the End Date), EMCORE stood ready, willing, and able to consummate the Merger and the other transactions contemplated by the Merger Agreement.

If the Merger Agreement is properly and validly terminated pursuant to the termination provisions thereof, it will become void and of no further force and effect, with no liability on the part of any party to the Merger Agreement (or any shareholder, director, officer, employee, agent, or representative of such party) to any other party or parties to the Merger Agreement, except with respect to (a) certain provisions, including the fees described below under “—Termination Fee Payable in Certain Circumstances,” certain confidentiality agreements, and other general provisions (and any related definitions contained in any such provisions), which shall remain in full force and effect, and (b) any liabilities or damages incurred or suffered by a party or parties to the Merger Agreement, solely to the extent such liabilities or damages were due to a willful breach or fraud by another party of any of its representations, warranties, covenants, or other agreements set forth in the Merger Agreement, the equity commitment letter, or the limited guarantee.

Termination Fee Payable in Certain Circumstances

The Merger Agreement provides that in the event of termination of the Merger Agreement prior to the Closing under the circumstances described below, EMCORE or Parent may be required to pay a termination fee to the other party. For purposes of determining any fees and expenses payable following termination of the Merger Agreement, all references in the definition of Takeover Proposal to “20%” shall be deemed to be references to “50%” instead.

EMCORE would be required to pay Parent a termination fee in an aggregate amount of $1.5 million (the “EMCORE Termination Fee”) in the event the Merger Agreement is terminated by:

•

Parent if (a) a Company Adverse Recommendation Change has occurred or EMCORE has approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or (b) EMCORE shall have breached in any material respect any of its covenants and agreements set forth in the non-solicitation provisions of the Merger Agreement and failed to cure such material breach within fifteen (15) days after written notice thereof is given by Parent to EMCORE;

•

EMCORE if prior to the receipt of EMCORE shareholder approval of the Merger Agreement Proposal at the Special Meeting, the Board of Directors authorizes EMCORE, subject to material compliance with the non-solicitation provisions of the Merger Agreement, to enter into a Company Acquisition Agreement (other than an acceptable confidentiality agreement) in respect of a Superior Proposal;

•

Parent if there is a breach of any representation, warranty, covenant, or agreement on the part of EMCORE set forth in the Merger Agreement such that the conditions to the Closing of Parent and Merger Sub (as described above in “—Conditions to the Merger”) would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by Parent to EMCORE or (b) the End Date, and (1) prior to such termination, a Takeover Proposal is publicly disclosed or otherwise made or communicated to EMCORE or the Board of Directors; and (2) within twelve (12) months following the date of such termination, EMCORE has (x) entered into a definitive agreement with respect to the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration, or (y) consummated the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration;

•

EMCORE or Parent if the Merger has not been consummated on or before the End Date and (1) prior to such termination, a Takeover Proposal is publicly disclosed or otherwise made or communicated to EMCORE or the Board of Directors; and (2) within twelve (12) months following the date of such termination, EMCORE has (x) entered into a definitive agreement with respect to the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration, or (y) consummated the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration; or

•

EMCORE or Parent if the Merger Agreement has been submitted to EMCORE’s shareholders for adoption at the Special Meeting and EMCORE shareholder approval of the Merger Agreement Proposal is not obtained at such meeting, and (1) prior to such termination, a Takeover Proposal is publicly disclosed; and (2) within twelve (12) months following the date of such termination, EMCORE has (x) entered into a definitive agreement with respect to the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration, or (y) consummated the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration.

Parent would be required to pay EMCORE a termination fee in an aggregate amount of $2.0 million (the “Parent Termination Fee”) in the event the Merger Agreement is terminated by EMCORE if:

•

there has been a breach of any representation, warranty, covenant, or agreement on the part of Parent Group Member, Parent, or Merger Sub set forth in the Merger Agreement such that the conditions to the Closing of EMCORE (as described above in “—Conditions to the Merger”) would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (a) thirty (30) days after written notice thereof is given by EMCORE to Parent, or (b) the End Date; provided further, that EMCORE shall not have this right to terminate the Merger Agreement if EMCORE is then in material breach of any representation, warranty, covenant, or obligation thereunder; or

•

(a) the conditions to the Closing of Parent and Merger Sub (as described above in “—Conditions to the Merger”) (other than those conditions that by their nature are to be satisfied at the Closing, which conditions are capable at the time of termination of being satisfied if the Closing were to occur at such time) have been satisfied or (except with respect to the absence of any laws or order prohibiting the Closing or other transactions contemplated by the Merger Agreement) waived in accordance with the Merger Agreement, (b) EMCORE has indicated in writing to Parent that EMCORE is ready, willing, and able to consummate the Merger, (c) Parent and Merger Sub fail to consummate the Merger within four (4) business days following the date on which the Closing should have occurred pursuant to the closing provisions of the Merger Agreement (or, if the End Date falls within such four (4)-business day period, by the End Date) and (d) during such four (4)-business day period described in clause (c) above (or, if the End Date falls within such four (4)-business day period, during the period between the date on which the Closing should have occurred pursuant to the closing provisions of the Merger Agreement and the End Date), EMCORE stood ready, willing, and able to consummate the Merger and the other transactions contemplated by the Merger Agreement.

The parties have acknowledged and agreed that (a) the right to receive the Termination Fee or the Parent Termination Fee under the Merger Agreement will not limit or otherwise affect EMCORE’s, Parent’s or Merger Sub’s right to specific performance under the Merger Agreement; and (b) in no event will EMCORE be obligated to pay the EMCORE Termination Fee, or will Parent be obligated to pay the Parent Termination Fee, on more than one occasion.

Except in the case of a Willful Breach (as defined below) of the Merger Agreement or Fraud (as defined below) by EMCORE (in which case Parent will be entitled to seek monetary damages, recovery, or award from EMCORE), or by Parent or Merger Sub (in which case EMCORE will be entitled to seek monetary damages, recovery, or award from Parent Group Member, Parent, or Merger Sub), as the case may be, the parties agree that:

•

Parent’s right to receive payment of the EMCORE Termination Fee, and EMCORE’s right to receive payment of the Parent Termination Fee, as the case may be, will constitute the sole and exclusive monetary remedy of Parent Group Member, Parent, and Merger Sub against EMCORE, its subsidiaries, and their related parties (the “Company Related Parties”), and of EMCORE against Parent Group Member, Parent, and Merger Sub, and their related parties (the “Parent Related Parties”), as the case may be, for all losses and damages suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach or failure to perform thereunder, and upon payment of such amount, none of the Company Related Parties or the Parent Related Parties, as the case may be, will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement, subject to certain exceptions, and

•

if actually paid in full, the EMCORE Termination Fee or the Parent Termination Fee, as the case may be, will represent the sole and exclusive remedy of Parent Group Member, Parent, and Merger Sub, or of EMCORE, as the case may be, in the circumstances in which such fee is payable, and Parent and its affiliates or the Company and its affiliates, as the case may be, will not be entitled to bring or maintain any other claim, action or proceeding against the Company Related Parties, or the Parent Related Parties, as the case may be, shall be precluded from any other remedy against the Company Related Parties, or the Parent Related Parties, as the case may be, at law, in equity, in contract, in tort, or otherwise, and will not seek to obtain any recovery or judgment against the Company Related Parties, or the Parent Related Parties, as the case may be, in connection with or arising out of the termination of the Merger Agreement or any ancillary agreement, any breach by the Company Related Parties, or the Parent Related Parties, as the case may be, giving rise to such termination, the failure of the transactions contemplated by the Merger Agreement to be consummated, the failure by the Company Related Parties, or the Parent Related Parties, as the case may be, to perform their respective obligations under the Merger Agreement or any ancillary agreement (other than certain confidentiality agreements) or failure by the Company Related Parties, or the Parent Related Parties, as the case may be, to perform any obligation under law.

The Merger Agreement provides that the term “Willful Breach” means a material breach of a covenant or agreement in the Merger Agreement caused by a deliberate and intentional act, or a deliberate and intentional failure to act, on the part of the breaching party with the actual knowledge that such act or failure to act would result in or constitute a material breach of the Merger Agreement, and such act or failure to act constitutes a material breach of the Merger Agreement.

The Merger Agreement provides that the term “Fraud” means, with respect to a party, Delaware common law fraud of a representation or warranty in the Merger Agreement made by such party, involving an actual and intentional misrepresentation of a material existing fact, (a) with respect to EMCORE, to EMCORE’s knowledge, or (b) with respect to Parent or Merger Sub, to Parent’s or Merger Sub’s knowledge, of its falsity and made for the purpose of inducing the other party to act, and upon which the other party justifiably relies with resulting damages. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations, or any tort based on negligence or recklessness.

Governing Law

The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Forum

The parties to the Merger Agreement have agreed to submit to the exclusive jurisdiction of the Delaware Court of Chancery or any federal court sitting in the State of Delaware in any proceeding arising out of or relating to the Merger Agreement or the other transactions contemplated by the Merger Agreement, and each of the parties (a) has agreed not to commence any such proceeding except in such courts, (b) has agreed that any claim in respect of any such proceeding may be heard and determined in such courts, (c) has waived, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any such courts, and (d) has waived, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such proceeding in any such courts. Each of the parties has agreed that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to the Merger Agreement has irrevocably consented to service of process in the manner provided for notices in the Merger Agreement.

Each of the parties has also agreed to waive any right it may have to a trial by jury in respect of any proceeding directly or indirectly arising out of or relating to the Merger Agreement and any of the agreements delivered in connection with or the transactions contemplated by the Merger Agreement.

Assignment

The Merger Agreement provides that neither Parent Group Member, Parent, or Merger Sub, on the one hand, nor EMCORE, on the other hand, may directly or indirectly assign its rights or obligations hereunder, voluntarily or involuntarily, including by a change of control event, merger (whether or not such party is the surviving corporation), operation of law, or any other manner, without the prior written consent of the other party (Parent, in the case of Parent Group Member, Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that prior to the effective time of the Merger, Merger Sub may, without the prior written consent of EMCORE, assign all or any portion of its rights under the Merger Agreement to Parent or to one or more of Parent’s direct or indirect wholly owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations under the Merger Agreement or shall affect the obligations of the parties (including the Guarantor) to the equity commitment letter or pursuant to the limited guarantee.

No Third Party Beneficiaries

The Merger Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in the Merger Agreement, express or implied, other than pursuant to certain provisions, including with respect to indemnification and insurance and fees and expenses following termination, is intended to or shall confer upon any other person or entity any right, benefit, or remedy of any nature whatsoever under or by reason of the Merger Agreement.

Waiver

Prior to the effective time of the Merger, Parent or Merger Sub, on the one hand, or EMCORE, on the other hand, may:

•	extend the time for the performance of any of the obligations of the other party(ies);

•	waive any inaccuracies in the representations and warranties of the other party(ies) contained in the Merger Agreement or in any document delivered pursuant thereto; and

•	waive compliance with any of the covenants, agreements, or conditions contained in the Merger Agreement unless prohibited by applicable law.

Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of such rights.

Specific Performance

The parties to the Merger Agreement have agreed that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provisions of the Merger Agreement were not performed in accordance with their specific terms, and that the parties to the Merger Agreement are entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions of the Merger Agreement without obtaining, furnishing, or posting any bond or similar instrument. In addition, the parties to the Merger Agreement have explicitly agreed that EMCORE shall have the right to an injunction, specific performance, or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the equity financing to be funded in order to fund the Merger Consideration (including to cause Parent to enforce the obligations of Guarantor under the equity commitment letter in order to cause the equity financing to be timely completed in accordance with and subject to the terms and conditions set forth in the equity commitment letter).

Amendment

The Merger Agreement provides that it may be amended or supplemented by written agreement signed by the parties to the Merger Agreement prior to the effective time of the Merger, provided, however, that following the receipt of EMCORE shareholder approval of the Merger Agreement Proposal, no amendment or supplement to the provisions of the Merger Agreement will be made which by law requires further approval by EMCORE shareholders without such approval.

PROPOSAL 2:

THE COMPENSATION PROPOSAL

At the Special Meeting, EMCORE shareholders will be asked to vote on a proposal to approve, on an advisory (non-binding) basis, the “golden parachute” compensation that will or may be paid or become payable to EMCORE’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement. Under Section 14A of the Exchange Act, EMCORE is required to provide its shareholders with the opportunity to vote and approve, on an advisory (non-binding) basis, the compensation that will or may be made by EMCORE to its named executive officers in connection with the Merger, as disclosed in “Proposal 1: Approval of the Merger Agreement — Interests of EMCORE’s Directors and Executive Officers in the Merger — Quantification of Potential Payments to EMCORE’s Named Executive Officers in Connection with the Merger” and “Proposal 1: Approval of the Merger Agreement — Interests of EMCORE’s Directors and Executive Officers in the Merger — Golden Parachute Compensation,” including the table titled “Golden Parachute Compensation” and accompanying footnotes beginning on page 84. Accordingly, EMCORE shareholders are being provided with the opportunity to cast an advisory vote on such payments. The Board of Directors recommends that EMCORE shareholders vote in favor of the following resolution, on an advisory (non-binding) basis:

“RESOLVED, that the compensation that will or may become payable to the named executive officers of EMCORE Corporation in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in “Proposal 1: Approval of the Merger Agreement — Interests of EMCORE’s Directors and Executive Officers in the Merger — Quantification of Potential Payments to EMCORE’s Named Executive Officers in Connection with the Merger” and “Proposal 1: Approval of the Merger Agreement — Interests of EMCORE’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” (which disclosure includes the “Golden Parachute Compensation” table required pursuant to Item 402(t) of Regulation S-K) is hereby APPROVED.”

Since the Board of Directors believes that it is in EMCORE’s and EMCORE shareholders’ best interest to effect the “golden parachute” compensation payments, the Board of Directors recommends that EMCORE shareholders approve Proposal 2 on an advisory (non-binding) basis. As an advisory vote, the Compensation Proposal is not binding upon EMCORE, the Board of Directors, or the compensation committee of the Board of Directors, and approval of this proposal is not a condition to Closing. Accordingly, if the Merger closes, the compensation payments described in the Compensation Proposal that are contractually required to be paid by EMCORE to its named executive officers will remain in place, subject only to the existing conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of EMCORE shareholders.

Required Vote

The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Compensation Proposal. The approval of Proposal 2 will not affect the approval of any other proposal at the Special Meeting, including Proposals 1 and 3.

Assuming a quorum is present, (a) a failure to be represented by proxy or virtually attend the Special Meeting will have no effect on the outcome of the Compensation Proposal, (b) abstentions will have no effect on the outcome of the Compensation Proposal, and (c) “broker non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Since all proposals presented to EMCORE shareholders will be considered non-routine, we do not anticipate any broker non-votes at the Special Meeting. Failure to instruct your broker on how to vote your shares will have no effect on the outcome of the vote on the Compensation Proposal. Shares of EMCORE common stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If an EMCORE shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of EMCORE common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EMCORE SHAREHOLDERS VOTE “FOR” THE COMPENSATION PROPOSAL.

PROPOSAL 3:

THE ADJOURNMENT PROPOSAL

At the Special Meeting, EMCORE shareholders may be asked to vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 at the time of the Special Meeting. The approval of Proposal 1 is required for the Closing. Since the Board of Directors believes that it is in EMCORE’s and EMCORE shareholders’ best interest to engage in the Merger, the Board of Directors recommends that EMCORE shareholders approve Proposal 3, which would allow for the adjournment of the Special Meeting if there are insufficient votes at the time of the Special Meeting to approve Proposal 1.

Required Vote

The affirmative vote of a majority of the votes cast by the holders of shares of EMCORE common stock entitled to vote on such proposal at the Special Meeting, where a quorum is present, is required to approve the Adjournment Proposal.

Assuming a quorum is present, (a) a failure to be represented by proxy or virtually attend the Special Meeting will have no effect on the outcome of the Adjournment Proposal, (b) abstentions will have no effect on the outcome of the vote on the Adjournment Proposal, and (c) “broker non-votes” (if any) will have no effect on the outcome of the Adjournment Proposal. Since all proposals presented to EMCORE shareholders will be considered non-routine, we do not anticipate any broker non-votes at the Special Meeting. Broker non-votes will have no effect on the Adjournment Proposal. Shares of EMCORE common stock represented by properly executed, timely received, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If an EMCORE shareholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of EMCORE common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting, and all of such shares will be voted as recommended by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EMCORE SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 10, 2025 certain information regarding the beneficial ownership of EMCORE common stock by: (i) each Named Executive Officer of the Company, (ii) each director of the Company, (iii) all directors and current executive officers as a group (6 persons), and (iv) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than five percent (5%) of EMCORE common stock. Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has the sole voting and investment power over the shares of EMCORE common stock shown as beneficially owned, subject to community property laws, where applicable. Shares beneficially owned may include, as applicable, shares of EMCORE common stock, options to acquire shares of EMCORE common stock, and restricted stock units that are exercisable or will vest within sixty (60) days of January 10, 2025. Pursuant to the Merger Agreement, immediately prior to the effective time of the Merger, (i) each outstanding restricted stock unit subject to time-based vesting restrictions that is unvested and outstanding immediately prior to the effective time of the Merger, and (ii) each outstanding restricted stock unit subject to performance vesting conditions that is unvested and outstanding immediately prior to the effective time of the Merger (which will be deemed to have satisfied such performance vesting conditions at 100% of target and will have any time-based vesting conditions waived), will be cancelled in consideration for the right to receive a lump sum cash payment (less any applicable tax withholdings) equal to: (x) the total number of shares represented by such restricted stock unit multiplied by (y) the Merger Consideration.

Unless otherwise indicated, the address of each of the beneficial owners is c/o EMCORE Corporation, 450 Clark Dr., Budd Lake, NJ 07828.

Name	Shares Beneficially Owned		Percent of Shares Outstanding(1)
5% Shareholders:
Vikas Chopra	978,600	(2)	10.8%
Beryl Capital Management LLC.	900,000	(3)	9.9%
Laurence W. Lytton	486,485	(4)	5.4%
Named Executive Officers and Directors:
Cletus C. Glasener	6,589	(5)	*
Bruce E. Grooms	8,359	(6)	*
David Rogers	—	(7)	*
Jeffrey J. Roncka	4,076	(8)	*
Matthew Vargas	776	(9)	*
Tom Minichiello	12,360	(10)	*
Iain Black	4,006	(11)	*
Jeffrey Rittichier	1,501	(12)	*
All directors and current executive officers as a group (6 persons)	32,160	(13)	*

*	Less than 1.0%
(1)	As of January 10, 2025, 9,080,833 shares of EMCORE common stock were outstanding.
(2)

Based on information in the Schedule 13G filed by Vikas Chopra with the SEC on November 4, 2024 for his holdings as of August 13, 2024. Mr. Chopra has sole voting and dispositive power with respect to 978,600 shares of EMCORE common stock. Mr. Chopra’s principal business office address is 192 West Greystone Rd., Old Bridge, NJ 08857.

(3)

Based on information in the Schedule 13G filed jointly by Beryl Capital Management LLC, Beryl Capital Management LP, Beryl Capital Partners II LP, and David A. Witkin with the SEC on November 18, 2024 for their holdings as of November 11, 2024. Beryl Capital Management LLC, Beryl Capital Management LP, and David A. Witkin each beneficially own 900,000 shares of EMCORE common stock and have shared voting and shared dispositive power with respect to 900,000 shares of EMCORE common stock. Beryl Capital Partners II LP beneficially owns 777,076 shares of EMCORE common stock and has shared voting and shared dispositive power with respect to 777,076 shares of EMCORE common stock. Each of Beryl Capital Management LLC, Beryl Capital Management LP, Beryl Capital Partners II LP, and David A. Witkin disclaim beneficial ownership of EMCORE common stock except to the extent of each such person’s pecuniary interest therein. In addition, the Schedule 13G filing on behalf of Beryl Capital Partners II LP should not be construed as an admission that it is, and it disclaims that it is, a beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of any EMCORE common stock covered by the Schedule 13G. The principal business office address of each of Beryl Capital Management LLC, Beryl Capital Management LP, Beryl Capital Partners II LP, and David A. Witkin is 225 Avenue I, Suite 205, Redondo Beach, CA 90277.
(4)

Based on information in the Schedule 13G/A filed by Laurence W. Lytton with the SEC on November 14, 2024 for his holdings as of September 30, 2024. Mr. Lytton has sole voting and dispositive power with respect to 486,485 shares of EMCORE common stock. Mr. Lytton’s principal business office address is 467 Central Park West, New York, NY 10025.

(5)

Excludes 36,377 restricted stock units subject to vesting which are not expected to vest within 60 days of January 10, 2025, but which are expected to be cancelled in consideration for the right to receive a lump sum cash payment as set forth in the Merger Agreement and as discussed above.

(6)

Excludes 23,219 restricted stock units subject to vesting which are not expected to vest within 60 days of January 10, 2025, but which are expected to be cancelled in consideration for the right to receive a lump sum cash payment as set forth in the Merger Agreement and as discussed above.

(7)

Excludes 47,619 restricted stock units subject to vesting which are not expected to vest within 60 days of January 10, 2025, but which are expected to be cancelled in consideration for the right to receive a lump sum cash payment as set forth in the Merger Agreement and as discussed above.

(8)

Excludes 23,219 restricted stock units subject to vesting which are not expected to vest within 60 days of January 10, 2025 but which are expected to be cancelled in consideration for the right to receive a lump sum cash payment as set forth in the Merger Agreement and as discussed above.

(9)

Excludes 219,787 restricted stock units subject to vesting which are not expected to vest within 60 days of January 10, 2025, but which are expected to be cancelled in consideration for the right to receive a lump sum cash payment as set forth in the Merger Agreement and as discussed above.

(10)

Excludes 116,523 restricted stock units subject to vesting which are not expected to vest within 60 days of January 10, 2025, but which are expected to be cancelled in consideration for the right to receive a lump sum cash payment as set forth in the Merger Agreement and as discussed above.

(11)

Mr. Black’s employment with the Company terminated effective February 16, 2024, and on such date he owned 4,006 shares of EMCORE common stock. For purposes of this table, the Company has assumed that no transactions in EMCORE common stock have occurred since the effective date of Mr. Black’s separation from the Company.

(12)

Mr. Rittichier’s employment with the Company terminated effective May 7, 2024, and on such date he owned 42,791 shares of EMCORE common stock. On May 16, 2024, Mr. Rittichier filed a Form 144 with the SEC reporting the sale of 41,290 shares of EMCORE common stock. For purposes of this table, the Company has assumed that no other transactions in EMCORE common stock have occurred since the effective date of Mr. Rittichier’s separation from the Company.

(13)

Excludes an aggregate of 466,744 restricted stock units subject to vesting which are not expected to vest within 60 days of January 10, 2025, but which are expected to be cancelled in consideration for the right to receive a lump sum cash payment as set forth in the Merger Agreement and as discussed above.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of EMCORE shareholders. However, if the Merger is not completed, EMCORE shareholders will continue to be entitled to attend and participate in shareholder meetings.

If the Merger is completed, EMCORE does not expect to hold the 2025 Annual Meeting of Shareholders. However, if the Merger is not completed, EMCORE will hold a 2025 annual meeting of its shareholders.

As described in our annual proxy statement for the 2024 Annual Meeting of Shareholders, filed on January 26, 2024, shareholder proposals intended to be included in our proxy materials to be distributed in connection with the 2025 Annual Meeting of Shareholders must have been received by the Company no later than September 26, 2024. Proposals should have been mailed to the Company, to the attention of the Secretary, 2015 W. Chestnut Street, Alhambra, CA, 91803. Proposals must comply with all applicable SEC rules, including SEC Rule 14a-8, in order to be included in the Company’s proxy materials for the 2025 Annual Meeting of Shareholders, as well as the Company’s amended and restated bylaws (the “bylaws”).

Nominations of directors for election at the 2025 Annual Meeting of Shareholders and shareholder proposals intended to be presented at the 2025 Annual Meeting of Shareholders but that are not intended to be included in our proxy materials must comply with the requirements of our bylaws and notice thereof must have been received by the Company at the address set forth in the preceding paragraph no earlier than the close of business on November 15, 2024 (the 120th day prior to the first anniversary of the 2024 Annual Meeting of Shareholders) and no later than the close of business on December 15, 2024 (the 90th day prior to the first anniversary of the 2024 Annual Meeting of Shareholders). Notwithstanding the foregoing, in the event that we change the date of the 2025 Annual Meeting of Shareholders to a date that is more than 30 days before or after the anniversary of the 2024 Annual Meeting of Shareholders, written notice by a shareholder must be received no earlier than the close of business 120 days prior to the date of the 2025 Annual Meeting of Shareholders and no later than the close of business on the later of 90 days prior to the date of the 2025 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of such meeting is made. Shareholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Article II, Section 6 and Article IV, Section 2 of our bylaws will not be acted upon at the 2025 Annual Meeting of Shareholders.

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than January 14, 2025.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

EMCORE files annual, quarterly, and current reports, proxy statements, and other information with the SEC. EMCORE’s SEC filings are also available to the public on the SEC’s website at www.sec.gov. In addition, EMCORE’s SEC filings are also available to the public on EMCORE’s website, https://investor.emcore.com/financial-information/sec-filings. EMCORE’s website address is provided as inactive textual reference only. Information contained on EMCORE’s website is not incorporated by reference into this proxy statement, and you should not consider information contained on that website as part of this proxy statement.

The SEC permits EMCORE to “incorporate by reference” information into this proxy statement. This means that EMCORE can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or by information contained in documents filed with or furnished to the SEC after the date of the information that is incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC, other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules. These documents contain important information about EMCORE and its financial condition.

EMCORE SEC Filings (SEC File Number 001-36632)	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended September 30, 2024

Current Reports on Form 8-K	Filed October 1, 2024 and November 8, 2024 (other than the portions of those documents not deemed to be filed)

Description of Securities contained in Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including any amendments or reports filed for the purposes of updating that description.	Filed December 27, 2023

In addition, EMCORE also incorporates by reference additional documents that EMCORE may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, EMCORE will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 or otherwise of EMCORE’s Current Reports on Form 8-K, after the date of this proxy statement unless, and except to the extent, specified in such Current Reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Documents incorporated by reference are available from EMCORE, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement. You can obtain copies of this proxy statement and any documents incorporated by reference in this proxy statement from the SEC’s website or from

EMCORE’s website as described above or by requesting them in writing or by telephone from EMCORE at the following address and telephone number:

EMCORE Corporation

450 Clark Drive

Budd Lake, New Jersey 07828

Attention: General Counsel

Telephone: (626) 293-3400

In order for you to receive timely delivery of documents in advance of the Special Meeting of EMCORE shareholders to be held on [    ], 202[ ] and any adjournment or postponement thereof, you must make such request no later than [    ], 202[ ].

The requested documents will be provided by first class mail or other similarly prompt means.

If you have any questions concerning the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of EMCORE common stock, please contact our proxy solicitor:

Alliance Advisors, LLC

200 Broadacres Drive

Bloomfield, NJ 07003

Phone Number: 833-501-4822

Email: EMKR@AllianceAdvisors.com

MISCELLANEOUS

EMCORE has supplied all information relating to EMCORE, and Parent has supplied, and EMCORE has not independently verified, all of the information relating to Parent, Parent Group Member, Merger Sub, and their affiliates contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement, and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information or make any representation about the Merger or the Special Meeting that is different from what is contained in this proxy statement or in any of the materials that are incorporated by reference into this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated [    ], 202[ ]. The information contained in this proxy statement speaks only as of the date of this document, unless the information specifically indicates that another date applies. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and you should not assume that the information contained in any document incorporated by reference herein is accurate as of any date other than the date of such document, and neither the mailing of this proxy statement to EMCORE shareholders, nor the taking of any actions contemplated hereby by EMCORE at any time, will create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

VELOCITY ONE HOLDINGS, LP

AEROSPHERE POWER INC.,

VELOCITY MERGER SUB, INC.

and

EMCORE CORPORATION

Dated as of November 7, 2024

i

ii

8.8	No Third Party Beneficiaries	68
8.9	Mutual Drafting; Interpretation	68
8.10	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury	69
8.11	Counterparts	69
8.12	Specific Performance; Remedies Cumulative	70

Exhibits
Exhibit A	Form of Certificate of Incorporation of Surviving Corporation
Exhibit B	Form of Bylaws of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of November 7, 2024 (this “Agreement”), is made by and among Velocity One Holdings, LP a Delaware limited partnership (“Parent”), Aerosphere Power Inc., a New Jersey corporation that, at the Effective Time will be an indirect wholly owned subsidiary of Parent (“Parent Group Member”), Velocity Merger Sub, Inc., a New Jersey corporation that, at the Effective Time will be an indirect wholly owned subsidiary of Parent (“Merger Sub”), and EMCORE Corporation, a New Jersey corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.3 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

WHEREAS, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the New Jersey Business Corporation Act, as amended (the “NJBCA”), pursuant to which, except as otherwise provided in the Agreement, each share of common stock, no par value, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock” or the “Shares”) shall be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved for Merger Sub to enter into this Agreement and consummate the Transactions, including the Merger;

WHEREAS, the Board of Directors of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the Transactions, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement;

WHEREAS, the Board of Directors of Parent Group Member has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the Transactions, including the Merger;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, unanimously: (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of the Company and its stockholders; (ii) approved this Agreement and the Transactions, including the Merger; (iii) directed that this Agreement and the Transactions, including the Merger, be submitted to the stockholders of the Company for its adoption and approval; and (iv) recommended that the Company’s stockholders vote to adopt and approve this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of the Company to enter into this Agreement, (a) the Guarantor has delivered to the Company and Parent an Equity Commitment Letter, pursuant to which the Guarantor has committed to invest or cause to be invested in the equity capital of Parent the amounts set forth therein for the purposes of financing the Transactions, including the Merger Consideration; and (b) the Guarantor has entered into the Guaranty in favor of the Company, pursuant to which the Guarantor is guaranteeing certain of the obligations of Parent and Merger Sub in connection with this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

1

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1  The Merger.

(a)  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NJBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned Subsidiary of Parent. The Merger shall be effected pursuant to the NJBCA and shall have the effects set forth in this Agreement and the applicable provisions of the NJBCA. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.

(b)  At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety in the form set forth as Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9). In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9).

(c)  At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the officers and directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the officers and directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d)  If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

2

1.2  Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., Eastern time, on the third (3rd) Business Day after satisfaction or waiver of all of the applicable conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to as the “Closing Date”. On the Closing Date, or on such other date as Parent and the Company may agree to, Merger Sub shall cause a certificate of merger (the “Certificate of Merger”), to be executed and filed in accordance with the relevant provisions of the NJBCA and Merger Sub and the Company shall make all other filings required under the NJBCA. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).

ARTICLE 2

CONVERSION OF SECURITIES IN THE MERGER

2.1  Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities of Merger Sub or the Company:

(a)  Conversion of Shares. Each Share, other than Shares to be cancelled or converted pursuant to Section 2.1(b) and the Dissenting Shares, shall be converted automatically into the right to receive $3.10 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

(b)  Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent Group Member, Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent Group Member, Parent or Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(c)  Merger Sub Equity Interests. All outstanding shares of capital stock of Merger Sub held immediately prior to the Effective Time shall be converted into and become (in the aggregate) 100 shares of newly and validly issued, fully paid and non-assessable shares of common stock, no par value, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.

2.2  Payment for Securities; Surrender of Certificates.

(a)  Paying Agent. At or prior to the Effective Time, the Company shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to Parent, it being understood that Equiniti Trust Company, LLC shall be deemed reasonably acceptable to Parent) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this ARTICLE 2 (the “Paying Agent”). The Surviving Corporation shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, pursuant to irrevocable instructions from Parent, the Aggregate Merger Consideration to which

3

holders of Shares (other than the Dissenting Shares) shall be entitled at the Effective Time pursuant to Section 2.1 (which, for the avoidance of doubt, shall not include the Option Consideration, the Company RSU Consideration or the Company PRSU Consideration, which such amounts shall be deposited into the payroll or other account, as applicable, of the Company, in accordance with Section 2.4, for further payment by the Surviving Corporation). In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares, other than the Dissenting Shares, in accordance with this ARTICLE 2; provided, however, that (i) no such investment shall relieve Parent (or its applicable Affiliates) or the Paying Agent from making the payments contemplated hereunder, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. Earnings from such investments shall be the sole and exclusive property of Parent or the Surviving Corporation, as Parent directs, and no part of such earnings shall accrue to the benefit of holders of Shares (other than the Dissenting Shares).

(b)  Procedures for Surrender.

(i)  Certificates. As soon as practicable after the Effective Time (and in no event later than two (2) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share formerly represented by such Certificates (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement.

(ii)  Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, to

4

receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request), the holder of Book-Entry Shares not held through The Depository Trust Company shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement.

(c)  Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d)  Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall (subject to abandoned property, escheat or other similar Laws) thereafter look only to Parent and the Surviving Corporation (as general unsecured creditors) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e)  Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent may, in its reasonable discretion and as a condition

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precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3  Dissenting Shares. Notwithstanding any other provision of this Agreement to the contrary, to the extent permitted by applicable Law, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such Shares who have not voted in favor of the adoption and approval of this Agreement, including the Merger, or consented thereto in writing and who are entitled to and have properly demanded appraisal of such shares of Company Common Stock in accordance with Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable Law (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to only such consideration as may be due with respect to such Dissenting Shares pursuant to Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable Law, unless and until any such holder fails to perfect, withdraws, or otherwise loses its appraisal rights under applicable Law (including the NJBCA) with respect to such Shares. If, after the Effective Time, any such holder fails to perfect, effectively withdraws or otherwise loses such rights pursuant to Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable Law or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable Law, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, on the terms and subject to the conditions in this Agreement and shall no longer constitute Dissenting Shares hereunder. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares pursuant to Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable Law. The Company shall give Parent (i) prompt written notice of any demands received by the Company for appraisals of shares of Company Common Stock, withdrawals of such demands and any other instruments relating to appraisal demands received by the Company pursuant to Section 14A:11-1 et seq. of the NJBCA or otherwise pursuant to applicable Law and (ii) the opportunity and right to participate, at Parent’s sole expense, in all negotiations and proceedings with respect to such demands and the Company shall consider in good faith comments or suggestions proposed by Parent with respect to such demands; provided, that, after the date hereof until the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section  14A:11-1 et seq. of the NJBCA or other applicable Law.

2.4  Treatment of Stock Options, Restricted Stock Units, and Performance-Based Restricted Stock Units.

(a)  Treatment of Options. Effective as of immediately prior to the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company, each option to purchase Shares, whether vested or unvested, that is outstanding immediately prior to the Effective Time (if any) (each a “Company Option”) shall automatically be cancelled without any action on the part of any holder or beneficiary thereof and be converted into the right to receive (without interest) a lump sum cash payment (less applicable Tax withholdings) equal to the product of (x) the total number of Shares underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option (the “Option Consideration”); provided, that, any such Company Option with respect to which the per Share exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled effective as of the Effective Time for no consideration. On the Closing Date, Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to each of the holders of Company Options, the applicable Option Consideration (less any applicable withholding Taxes) on the next regular payroll date following the Closing Date (but in no event earlier than the date of receipt of file-stamped evidence of the Merger filing from the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services); provided, however, that to the extent any payments

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cannot be paid during such period without causing the recipient to incur a penalty tax under Section 409A of the Code, then such payment shall be distributed in accordance with Section 409A of the Code and applicable guidance thereunder.

(b)  Treatment of Restricted Stock Units and Performance-Based Restricted Stock Units. Effective as of immediately prior to the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of the Company: (i) (A) each restricted stock unit award subject to time-based vesting restrictions, whether vested or unvested, that is outstanding under any Company Equity Plan immediately prior to the Effective Time (each, a “Company RSU”), (i) shall automatically be canceled without any action on the part of any holder or beneficiary thereof in consideration for the right to receive a lump sum cash payment (less any applicable Tax withholdings) equal to: (x) the total number of Shares represented by such Company RSU multiplied by (y) the Merger Consideration (the “Company RSU Consideration”); and (ii) (A) each restricted stock unit award subject to performance vesting conditions that is outstanding under any Company Equity Plan immediately prior to the Effective Time (each, a “Company PRSU”), to the extent not vested, be deemed to have satisfied such performance vesting conditions satisfied at 100% of target and shall have any time-based vesting conditions waived; and (B) each Company PRSU shall automatically be canceled without any action of the part of any holder or beneficiary thereof in consideration for the right to receive a lump sum cash payment (less any applicable Tax withholdings) equal to the product of: (x) the Merger Consideration; and (y) the number of Shares represented by such Company PRSU (the “Company PRSU Consideration”). On the Closing Date, Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay to each of the holders of Company RSUs and Company PRSUs, the applicable Company RSU Consideration and/or Company PRSU Consideration (less any applicable withholding Taxes) on the next regular payroll date following the Closing Date (but in no event earlier than the date of receipt of file-stamped evidence of the Merger filing from the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services); provided, however, that to the extent any payments cannot be paid during such period without causing the recipient to incur a penalty tax under Section 409A of the Code, then such payment shall be distributed in accordance with Section 409A of the Code and applicable guidance thereunder.

(c)  Termination of Company Equity Plans. As of the Effective Time, the Company Equity Plans shall be terminated and no further Shares, Company Options, Company RSUs, Company PRSUs, other Equity Interests in the Company or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Option, Company RSU, Company PRSU, Equity Interest or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Option, Company RSU, Company PRSU, Equity Interest or other right shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4.

(d)  Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall provide such notices, if any, to the extent required under the terms of any of the Company Equity Plans, adopt appropriate resolutions and take such other actions as are necessary, advisable, and appropriate to effect the transactions described in this Section 2.4.

(e)  Treatment of Hale Capital Warrant. To the extent that the Hale Capital Warrant is not exercised by the Warrantholder in connection with the Merger and the other transactions contemplated by this Agreement, subject to and in accordance with the Hale Capital Warrant, immediately prior to and substantially concurrent with the Effective Time, the Company hereby assigns, and Parent, or at the election of Parent, the Surviving Corporation, hereby assumes, the rights and obligations set forth under the Hale Capital Warrant, and Parent and the Surviving Corporation, hereby agrees to faithfully perform, satisfy and discharge when due, the obligations of the Company under the Hale Capital Warrant. For the avoidance of doubt, the assignment and assumption contemplated by this Section 2.4(e) shall have no effect, adjustment or modification to the Aggregate Merger Consideration or the Merger Consideration.

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2.5  Withholding Rights. The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall use commercially reasonable efforts to provide prior notice to the Company of any such deduction or withholding (other than (a) withholding because of the compensatory nature of the applicable payment or (b) U.S. federal backup withholding) and shall reasonably cooperate with the Company to minimize or eliminate such deduction or withholding to the extent permitted by Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.6  Adjustments. In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) concurrent with the execution of this Agreement (with specific reference to the representations and warranties in this ARTICLE 3 to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on its face that such disclosure relates to such other sections), and (b) as otherwise disclosed or identified in the Company SEC Documents filed or furnished with the SEC on or after January 1, 2022 and prior to the date hereof and that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any forward-looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the Company SEC Documents or any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1  Corporate Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in active status or good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own, operate, lease or otherwise hold its properties and assets and to carry on its business as it is now being conducted, except where the failure to be duly organized, validly existing, in active status or in good standing or to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The copies of the Restated Certificate of Incorporation (the “Company Charter”) and Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, and the certificate of incorporation, certificate of formation, bylaws, operating agreement or equivalent organizational documents of

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each Subsidiary of the Company that have been made available to Parent are true, complete and correct copies of such documents as in effect as of the date of this Agreement. None of the Company or any such Subsidiary is in violation of any of the provisions of the Company Charter or the Company Bylaws or such organizational documents, as applicable, except for such violations that, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect.

3.2  Capitalization.

(a)  The authorized capital stock of the Company consists of two-hundred million (200,000,000) shares of Company Common Stock and five million eight hundred eighty-two thousand three hundred fifty-two (5,882,352) shares of preferred stock, no par value, of which (i) 300,000 shares of which have been designated as Series A Junior Participating Preferred Stock and (ii) 300,000 shares of which have been designated as Series B Junior Participating Preferred Stock. As of November 4, 2024, (i) 9,073,372 Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) 690,585 Shares were held in the treasury of the Company or by its Subsidiaries, (iii) no Shares were subject to outstanding Company Options, (iv) 1,000,493 Shares were subject to outstanding Company RSUs and 48,966 Shares were subject to Company PRSUs (assuming target level of performance), (v) no shares of preferred stock were outstanding, and (vi) 1,810,528 shares were reserved for issuance under the Hale Capital Warrant. The Company has reserved 300,000 shares of Series B Junior Participating Preferred Stock for issuance in accordance with the Section 382 Tax Benefits Preservation Plan, dated as of September 28, 2023 (the “Section 382 Tax Benefits Preservation Plan”), by and between the Company and Equiniti Trust Company, LLC, as rights agent. Except as otherwise set forth in the Company Charter or for (A) the Hale Capital Warrant, (B) Company RSUs and Company PRSUs that may be settled in not more than an aggregate of 1,049,459 Shares (assuming target level of performance with respect to Company PRSUs) under the Company Equity Plans, and (C) the Section 382 Tax Benefits Preservation Plan, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Except for the Hale Capital Warrant, there are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. Since October 1, 2023, except for the grant Company Options, Company RSUs, and Company PRSUs, and any issuance of Shares upon exercise of the Company Options or the settlement of Company RSUs or Company PRSUs, in each case in accordance with their terms, or the Hale Capital Warrant, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a).

(b)  Section 3.2(b) of the Company Disclosure Schedule sets forth a true and complete list, as of November 4, 2024, of each outstanding Company Equity Award, including: (i) the employee identification number of holder thereof, (ii) the number of shares of Company Common Stock subject to such outstanding Company Equity Award, and (iii) the date on which such Company Equity Award was granted or issued. All Shares subject to issuance under a Company Equity Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive or similar rights, purchase options, calls or rights of first refusal or similar rights and issued in compliance with applicable securities Laws and other applicable Law and all other requirements set forth in applicable Contracts.

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(c)  Except for the Section 382 Tax Benefits Preservation Plan, the Company Equity Awards set forth on Section 3.2(b) of the Company Disclosure Schedule and the Hale Capital Warrant, the Company is not obligated to issue, grant or enter into, as applicable, any option, warrant, security, unit, right or Contract to acquire shares of capital stock of the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire shares of capital stock of the Company, other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock or other rights with respect to the Company, except for (A) the withholding of shares of Company Common Stock to satisfy, on the terms and subject to the conditions of the applicable Company Equity Plan, Tax obligations with respect to awards granted pursuant to the Company Equity Plans, (B) the Hale Capital Warrant and (C) in connection with Company Equity Awards upon settlement or forfeiture of awards or payment of the exercise price of Company Options. Neither the Company nor any Subsidiary is a party to any voting trusts or similar agreements with respect to the voting of the Company Common Stock or any other capital stock of, or other Equity Interests in, the Company or any Subsidiary, including, but not limited to electing, designating or nominating any director of the Company or any of the Subsidiaries. Since October 1, 2023, through the date hereof, the Company has not established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Common Stock or any other capital stock of, or other Equity Interests in, of the Company, except as provided by the Section 382 Tax Benefits Preservation Plan. Neither the Company nor any of the Subsidiaries are subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment with respect to Company Common Stock to any current or former holder of any Company Common Stock.

(d)  Section 3.2(d) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company and the authorized, issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens, other than Permitted Liens. As of the date of this Agreement, there are no options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire shares of capital stock of, or other Equity Interests in, any Subsidiary of the Company or Contracts to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound (i) obligating any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital stock or other Equity Interests of such Subsidiary, or any security convertible into or exchangeable for such capital stock or other Equity Interests, (ii) obligating any Subsidiary to issue, grant or enter into, as applicable, any such option, warrant, security, unit, right or Contract or (iii) giving any Person the right to receive any economic interest of any nature accruing to the holders of equity securities of any Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other Equity Interests or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire equity securities of any Subsidiary, other rights that give the holder thereof any economic interest of a nature accruing to the holders of equity securities with respect to any Subsidiary. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person, other than with respect to any wholly owned Subsidiary of the Company.

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3.3  Authority; Execution and Delivery; Enforceability.

(a)  The Company has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreements and, assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.7 and subject to the receipt of the Company Stockholder Approval and compliance with Regulatory Laws, to consummate the Transactions and the other transactions contemplated thereby, in each case, in accordance with the terms of this Agreement and the Ancillary Agreements to which it is a party. The adoption, execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by the Company with each of its obligations herein and therein, and the consummation by it of the Transactions and the transactions contemplated by such Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company, assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.7 and subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement and each Ancillary Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and subject, as to enforceability, to general principles of equity (“Bankruptcy and Enforceability Exceptions”).

(b)  The Company Board, at a meeting duly called and held, unanimously duly adopted resolutions (which, as of the execution and delivery of this Agreement by the Parties, have not been rescinded, modified or withdrawn in any way and are in full force and effect) (i) determining that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements are advisable, fair to and in the best interests of the Company and its stockholders, approving this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements, and declaring that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements are advisable, fair to and in the best interests of the Company and its stockholders, (ii) directing that this Agreement and the Transactions, including the Merger, be submitted to the stockholders of the Company for its adoption and approval, and (iii) recommending that the Company’s stockholders adopt and approve this Agreement and the Transactions, including the Merger (the “Company Board Recommendation”).

(c)  The only vote or consent of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt or approve this Agreement and the Ancillary Agreements to which the Company is a party and to consummate the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements is the affirmative vote or consent of a majority of the votes cast by the holders of Shares that are outstanding and entitled to vote thereon at the Company Stockholders Meeting (the “Company Stockholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company, including any vote under Article Tenth of the Company Charter, is necessary to consummate the Transactions. Except for the Company Stockholder Approval and the filing of the Certificate of Merger as required by the NJBCA, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements to which the Company is a party, the performance by the Company of its covenants or obligations hereunder or thereunder or the consummation of the Transactions or the other transactions contemplated by such Ancillary Agreements.

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3.4  No Conflicts.

(a)  The execution and delivery of this Agreement by the Company does not and will not, and the performance of this Agreement by the Company will not, (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits (“Consents”) described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent, approval, authorization, filing or notification under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company or any of its Subsidiaries pursuant to, any Company Material Contract to which the Company or any of its Subsidiaries is party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)  The execution and delivery of this Agreement by the Company does not and will not, and, assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.3(b), the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act (including the filing with the SEC of the Proxy Statement), the rules and regulations of the Nasdaq and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws, (iii) the filing and recordation of the Certificate of Merger as required by the NJBCA, (iv) compliance with the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”), as amended by the Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq. (“SRRA”), and the regulations issued thereunder, with respect to the real property located at 450 Clark Drive in Budd Lake, New Jersey (the “Budd Lake Facility”) and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.5  SEC Documents; Financial Statements; Undisclosed Liabilities.

(a)  The Company has filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since September 30, 2021 (the “Company SEC Documents”). None of the Subsidiaries of the Company is or has at any time since September 30, 2021, been subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(b)  As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of such filing), each Company SEC Document complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, the rules and regulations of the SEC promulgated thereunder, and the requirements of the Nasdaq applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and each Company SEC Document filed or furnished subsequent to the date of this Agreement will comply, in all material respects, with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, the applicable rules and regulations of the SEC promulgated thereunder, and the applicable

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requirements of the Nasdaq. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents that would be required to be disclosed under Item 1B of Form 10-K under the Exchange Act.

(c)  The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) (i) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity deficit of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, (ii) were prepared in accordance with GAAP as applied by the Company (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments and the absence of notes and other presentation items as permitted by the applicable rules and regulations of the SEC and (iii) comply as to form in all material respects with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and published rules and regulations of the SEC with respect thereto.

(d)  The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents. The Company has established and maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (A) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 to the date of this Agreement, neither the Company’s auditors, to the Knowledge of the Company, nor the Company has been advised in writing of (1) any “significant deficiencies” or “material weaknesses” (each as defined in Rule 12b-2 of the Exchange Act) identified in management’s assessment of internal control over financial reporting as of and for the year ended September 30, 2021 (nor has any such deficiency or weakness been identified as of the date hereof) or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and, in each case, to the Knowledge of the Company, neither the Company nor any of its Representatives has failed to disclose such information to the Company’s auditors or the Company Board. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since September 30, 2021, the Company has been in compliance with the applicable listing and corporate governance rules and regulations of the Nasdaq.

(e)  The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent

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balance sheet included in the Company SEC Financial Statements, none of which (A) individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or (B) are liabilities directly or indirectly related to a material breach of Contract, breach of warranty, tort, infringement, Proceeding or violation of or non-compliance with Law, (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions, to the extent permitted or contemplated by this Agreement, and (iv) for other liabilities and obligations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.6  Absence of Certain Changes or Events. Since June 30, 2024 through the date of this Agreement, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice (other than with respect to the transactions contemplated hereby). Since June 30, 2024 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, Section 5.1 had the covenants therein applied since June 30, 2024.

3.7  Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company to such portions thereof that relate to Parent and its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and other applicable Law.

3.8  Legal Proceedings. There are no Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties or any of the officers or directors of the Company alleging losses, costs, charges, settlement payments, awards, judgements, fines, penalties, damages, expenses (including reasonable attorneys’, actuaries’, accountants’ and other professionals’ fees, disbursements and expenses), liabilities, claims or deficiencies of any kind in excess of $250,000. Neither the Company nor any of its Subsidiaries nor any of their respective assets or properties is or are subject to any Order, except for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.9  Compliance with Laws and Orders.

(a)  The Company and its Subsidiaries are in compliance and since September 30, 2022 have been in compliance with all Laws and Orders applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them (except for any such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), except where any such non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication since September 30, 2022 from a Governmental Entity or other Person regarding any actual or alleged violations or failure to comply with any such Law or Order, except where any such non-compliance, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b)  Since October 1, 2019, none of the Company or any of its Subsidiaries, and no director or officer or other employee acting on behalf of the Company or any of its Subsidiaries or, to the Knowledge of the Company, agent or third party acting on behalf of any of the Company or any of its Subsidiaries, has directly or indirectly: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign

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or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Law, including the Foreign Corrupt Practices Act of 1977, as amended, and the United Kingdom Bribery Act of 2010 and any other comparable law of a jurisdiction outside the United States; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. For purposes of this Section 3.9(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any applicable Law, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. Since October 1, 2019, none of the Company or any of its Subsidiaries or any other entity under their control has been charged, prosecuted or, to the Knowledge of the Company, investigated, for any violation of any applicable Law in respect of the matters contemplated by this Section 3.9(b).

(c)  Since October 1, 2019, the Company and each of its Subsidiaries and, to the Knowledge of the Company, each entity under their control (i) has been and is in compliance in all material respects with all U.S. Export and Import Laws and all applicable Foreign Export and Import Laws; and (ii) has complied in all material respects with, all of its licenses, registrations and other authorizations for export, re-export, deemed export or re-export, transfer or import required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business. Since October 1, 2019, none of the Company or any of its Subsidiaries has been cited or fined for a material failure to comply with any U.S. Export and Import Law or Foreign Export and Import Law, and no economic sanctions-related, export-related or import-related Proceeding, investigation or inquiry is, or has been pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries (in his or her capacity as an officer or director of the Company or any of its Subsidiaries) by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity.

(d)  Since October 1, 2019 (except where otherwise expressly indicated below), none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any entity under their control or any of their respective directors, officers, employees or agent acting on behalf of the Company or any of its Subsidiaries (i) is or has been a Person with whom transactions are prohibited or limited under any U.S. Export and Import Law or Foreign Export and Import Law, including those administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or any other similar Governmental Entity; (ii) has violated or made a disclosure (voluntary or otherwise) to a responsible Governmental Entity regarding compliance with any U.S. Export and Import Law or Foreign Export and Import Law; (iii) has engaged in any prohibited transaction or other prohibited dealing directly or indirectly with any country with whom a U.S. person (as defined by the U.S. Export and Import Laws and regulations administered by OFAC, 31 C.F.R. Parts 500-598) or a person subject to the jurisdiction of the United States is otherwise prohibited from dealing under U.S. Export and Import Law, including, but not limited to, the Crimea, Donetsk or Luhansk Regions of Ukraine, Cuba, Iran, or North Korea or the Governments (including instrumentalities) of Iran or Venezuela (a “Sanctions Target”); or (iv) has employed or is currently employing at any of its facilities a foreign person within the meaning of the ITAR or the EAR who is a national of any Sanctions Target.

(e)  To the Knowledge of the Company, since October 1, 2019, none of the Company or any of its Subsidiaries or any entity under their control or any of their respective directors, officers, employees or agents acting on behalf of the Company of any of its Subsidiaries: (i) has made any exports of goods controlled under the ITAR or the EAR without a license, where those regulations imposed a licensing requirement; (ii) has violated any end-use or end-user export control requirements under the EAR; (iii) has allowed access to ITAR- or EAR-controlled technical data to a non-U.S. person, in the United States or elsewhere, in violation of the EAR or the ITAR or other applicable Law; or (iv) has engaged in any boycott-related activity, or provided any information in support of same, in violation of the antiboycott provisions of the EAR or the Ribicoff amendment to the Tax Reform Act of 1976.

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(f)  No Proceeding has been brought, or to the Knowledge of the Company is threatened against the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries (in his or her capacity as an officer or director of the Company or any of its Subsidiaries) by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity with respect to the Currency and Foreign Transactions Reporting Act of 1970 or any applicable money laundering Laws of those jurisdictions where the Company or any of its Subsidiaries conduct business.

3.10  Governmental Authorizations; Permits.

(a)  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries hold, and since October 1, 2022 have held, all Governmental Authorizations, and have made all filings required under applicable Laws, necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted; (ii) all such Governmental Authorizations are valid and in full force and effect or expired at a time when such Governmental Authorizations no longer were required and (iii) each of the Company and its Subsidiaries is, and since October 1, 2022 has been, in compliance with the terms and requirements of such Governmental Authorizations. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since October 1, 2022, none of the Company or any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity regarding (i) any actual or alleged violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation or termination of any Governmental Authorization.

(b)  The Company and each of its Subsidiaries have all governmental licenses, permits, certificates, franchises, tariffs, grants, easements, variances, consents, orders, approvals, clearances, exemptions, registrations, enrollments, provider and supplier numbers, accreditations and authorizations (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is and, since October 1, 2022, has been valid, subsisting and in full force and effect, except where any such failure to have or maintain such Permit, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company represents and warrants that (i) the operation of the Company and its Subsidiaries as currently conducted is not, and has not been since October 1, 2022, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit (except for such past violation or default as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), and (ii) to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of any Permit, except, in the case of both (i) and (ii), where any such default or violation of such Permit, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. There are no actions pending or, to the Knowledge of the Company, threatened that seek the revocation, cancellation or modification of any Permit, except where any such revocation, cancellation or modification, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.11  Employee Benefit Plans.

(a)  Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) compensation, employment, consulting, end of service or severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (iii) other benefit or compensation plan, agreement, policy or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, equity or equity-based compensation, stock purchase,

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employee stock ownership, vacation, holiday pay or other paid time off, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and other employee benefit plans or fringe benefit plans, in each case, that is either (A) sponsored, maintained, administered, contributed to or entered into by the Company or its Subsidiaries for the current or future benefit of any current or former director, officer, employee or individual independent contractor of the Company or its Subsidiaries (each, a “Service Provider”) or (B) with respect to which the Company or its Subsidiaries has any liability (each of such plans, agreements, arrangements, programs or policies described in the foregoing clauses (i) – (iii), a “Company Benefit Plan”); provided, for the avoidance of doubt, that the following Company Benefit Plans need not be specifically set forth on Section 3.11(a) of the Company Disclosure Schedule: (i) any employment contract (A) with an employee below the level of Senior Vice President, or (B) that is in all material respects consistent with a standard form previously made available to Parent where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law, (ii) any consultancy agreement, (iii) any plan or arrangement sponsored or maintained by a Governmental Entity; and (iv) any Company Equity Award or Contract related to a Company Equity Award that is disclosed pursuant to Section 3.2(b). True correct and complete copies of each Company Benefit Plan (and any amendments thereto) and (i) all material contracts relating thereto (including all trust agreements, insurance or annuity contracts, investment management agreements, record keeping agreements), (ii) the most recent determination, advisory, notification or opinion letter of the IRS, if applicable, (iii) the most recent summary plan description, (iv) any coverage and non-discrimination testing results for the three (3) most recent years, and (v) all written non-routine correspondence relating to any audit, investigation or correction associated with any Company Benefit Plan received by the Company or its Subsidiaries has been provided to Parent.

(b)

(i)  Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code.

(ii)  Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or is the subject of an opinion or advisory letter from the IRS as to its qualified status. To the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.

(iii)  To the Knowledge of the Company, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan.

(iv)  Each Company Benefit Plan is subject only to the federal or state Laws of the United States or a political subdivision thereof.

(v)  No Proceeding (other than routine benefits claims) has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor.

(c)  Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, no Company Benefit Plan is or was within the past six (6) years, and neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has during the past six years sponsored, maintained, contributed to or been required to maintain or contribute to (i) a pension plan subject to Title IV of ERISA, (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iii) a multiple employer plan as described in Section 413(c) of the Code.

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(d)  Except as provided for under this Agreement or as set forth in Section 3.11(d) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any Service Provider to any additional material compensation or benefit (including any bonus, retention or severance pay) under any of the Company Benefit Plans, or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Company Benefit Plans.

(e)  No Company Benefit Plan provides post-employment, medical, disability or life insurance benefits to any former employee or their dependents, other than (i) as required by Law, (ii) the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee), (iii) benefits provided during any period during which the former employee is receiving severance pay or (iv) for coverage through the end of the month in which a termination of employment occurs.

(f)  All contributions (including all required and discretionary (in accordance with historical practices) employer contributions and employee salary reduction contributions), premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made in accordance with the terms of the Company Benefit Plans or any applicable Laws have been timely made or, to the extent not yet due, properly accrued for on the books and records of the Company and its Subsidiaries (and in such case will be subsequently made).

(g)  Except as set forth on Section 3.11(g) of the Company Disclosure Schedule, and subject to the Company’s review and analysis of all relevant payments, benefits, or other rights prior to the Closing, no payment, benefit or other right that will be made or provided in connection with the Merger (whether alone or in conjunction with any other event, whether contingent or otherwise) that would reasonably be expected to result in a parachute payment within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.

(h)  Each Company Benefit Plan that provides deferred compensation subject to Section 409A of the Code satisfies in form and operation the requirements of Sections 409A(a)(2), 409A(a)(3) and 409A(a)(4) of the Code and the guidance thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Company Benefit Plan).

3.12  Employee and Labor Matters.

(a)  Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list of all current employees of the Company, whether full time, part time or otherwise as of the Effective Date (the “Employees”), specifying their job title/position, date of hire and salary (or other compensation measure).

(b)  Except as set forth on Section 3.12(b) of the Company Disclosure Schedule, the Company is not, and has not been within the past three (3) years, a party to any collective bargaining agreement or any written employment or compensation agreements with regard to any of the Employees.

(c)  Except as set forth on Section 3.12(c) of the Company Disclosure Schedule, the, to the Knowledge of the Company, no union is presently serving as a collective bargaining agent for any Employee. There are no, and there has not been within the past three (3) years, any, strikes, work stoppages, walkouts, pickets, lockouts, or other labor disputes, organizing activities pending or, to the Knowledge of the Company, threatened in writing, as to the Employees.

(d)  Except as set forth on Section 3.12(c) of the Company Disclosure Schedule, there is no, and there has not been within the past three (3) years, any, pending or threatened in writing charge, complaint, or Proceeding relating to payment of wages and hours, employment discrimination, against the Company with

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regard to the Employees or any independent contractors of the Company, before any federal, state, or local agency, court, or administrative or arbitral tribunal.

(e)  To the Knowledge of the Company, the Company is and, for the past three (3) years has been, in compliance in all material respects with all federal, state, and local Laws respecting employment and employment practices, terms and conditions of employment, immigration, work authorization, COVID-19, and workplace safety, equal opportunity employment, non-discrimination, non-retaliation, anti-harassment, disability accommodation, classification of Service Providers, the payment of wages or overtime wages or salaries or other compensation, background checks, wage notices or statements, meals and rest breaks, hours, benefits, the Worker Adjustment and Retraining Notification Act of 1988 and similar state laws, collective bargaining, workers’ compensation, unemployment insurance, the payment of social security and similar taxes, federal contracting, workers’ compensation, and occupational safety.

(f)  Since October 1, 2021, to the Knowledge of the Company, the Company and its Subsidiaries have not received or been subject to any material complaints, claims or actions alleging sexual harassment, sexual misconduct, or discrimination committed by any director, officer or other senior managerial employee of the Company or any of its Subsidiaries.

3.13  Environmental Matters. Except as set forth on Section 3.13 of the Company Disclosure Schedule, and as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)  The Company and each of its Subsidiaries (i) since September 30, 2022 has been and is in compliance with all, and is not subject to any liability with respect to noncompliance with any, Environmental Laws, (ii) has held or applied for, and currently holds or has applied for, all material Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) has been and is in compliance with their respective Environmental Permits.

(b)  There are no environmental claims pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials.

(c)  None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials and no Proceeding is pending or, to the Knowledge of the Company, threatened with respect thereto, or (ii) has assumed or is an indemnitor by contract or otherwise in connection with any environmental liability or obligation of any claim, demand, suit or action threatened or asserted by any third-party for any liability under applicable Environmental Law or otherwise relating to any Hazardous Materials.

(d)  There has been no release, treatment, storage, transportation, handling, use, manufacture, sale, disposal, arranging for or permitting the disposal of, exposure to any Person to, or ownership or operation of any property or facility contaminated by, any Hazardous Materials, in each case as has given or would reasonably be expected to give rise to a material liability of the Company or its Subsidiaries under Environmental Laws.

(e)  The Company and its Subsidiaries have made available to Parent copies of all Phase I and Phase II Environmental Site Assessments concerning any current or former properties, facilities, or operations of the Company and its Subsidiaries from the last five (5) years, and any other material environmental reports, audits, and assessments from the last five (5) years relating to the current or former properties, facilities, or operations

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of the Company and its Subsidiaries in each case that are in the possession, control, or custody of the Company or its Subsidiaries and that are not, or do not contain information that is, otherwise in the public domain or accessible on governmental databases.

(f)  This Section 3.13 contains the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to matters pertaining to Hazardous Materials and/or that are governed under Environmental Laws.

3.14  Real Property; Title to Assets.

(a)  Neither the Company nor any of its Subsidiaries currently own a fee interest in any real property or, except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, have any outstanding liabilities or obligations with respect to any formerly owned real property.

(b)  Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”). Except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Leased Real Property is subject to any Lien, other than Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of its Subsidiaries has assigned, subleased, licensed or otherwise granted the right to use or occupy any portion of any Company Leased Real Property to any Person. Except as set forth on Section 3.14(b) of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) all leases or other agreements under which the Company or any of its Subsidiaries occupies Company Leased Real Property (each, a “Lease”) are in full force and effect and are valid and enforceable in accordance with their terms, and the applicable Company/Subsidiary has, and has the right to, exclusive, quiet possession and quiet enjoyment of the associated Company Leased Real Property; (ii) no Company or any of its Subsidiaries is in default or breach under any Lease or has received any notice of default from the lessor party thereto, nor are there any existing defaults or breaches by the lessor thereunder; (iii) no condition exists which, but for the giving of notice or the passage of time, would constitute a breach or default by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party pursuant to any Lease, or permit termination, modification or acceleration by any party to any Lease; and (iv) to the Knowledge of the Company, the owners of the Company Leased Real Property have not made any assignment, mortgage, pledge or hypothecation of any Lease or the rents or use fees due thereunder.

(c)  Except as set forth on Section 3.14(c) of the Company Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Company’s Knowledge, each parcel of Company Leased Real Property is in compliance with all existing Laws applicable to such Company Leased Real Property in all material respects; (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and to the Knowledge of the Company there are no such Proceedings threatened, affecting any portion of the Company Leased Real Property; and (iii) to the Company’s Knowledge, the Company or applicable Subsidiary’s use, occupancy and operation of the Company Leased Real Property in the manner in which it is now occupied and operated by such Company or Subsidiary complies with all applicable building code, fire code, health code, zoning, land use, safety and similar applicable Laws.

(d)  The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all material tangible personal property purported to be owned by the Company and its Subsidiaries that is necessary in all material respects for the conduct of the business of the Company and its Subsidiaries, free and clear of all Liens (except for Permitted Liens).

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3.15  Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(a)  All Tax Returns that are required by applicable Law to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate in all material respects.

(b)  Each of the Company and its Subsidiaries has timely paid all Taxes (whether or not shown as due and payable by it on any Tax Return) due and payable by it (including any Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, or other third party), other than Taxes being contested, or that will be contested, in good faith or for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company and its Subsidiaries.

(c)  No deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies that have been withdrawn, settled with no outstanding liability for the Company or any of its Subsidiaries or fully satisfied by payment.

(d)  There is no ongoing audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is contemplated or pending.

(e)  Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholders of the Company or other Person.

(f)  Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which such waiver or extension remains in effect.

(g)  Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two (2) years prior to the date of this Agreement.

(h)  Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement or arrangement or similar arrangement (each a “Tax Sharing Agreement”) (other than (A) any agreement or arrangement entered into in the ordinary course of business and the primary purpose of which is not related to Taxes and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries).

(i)  Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or any similar group for federal, state, local or foreign Tax purposes.

(j)  Neither the Company nor any of its Subsidiaries has any liability for any Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

(k)  Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending

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after the Closing Date as a result of any (i) change in method of accounting (including pursuant to Section 481 of the Code) (or any similar provision of state, local or non-U.S. Law) for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made prior to the Closing, (iii) prepaid amount received outside of the ordinary course of business, prior to the Closing, (iv) “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, or (v) any election under Section 965 of the Code.

(l)  There are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens.

(m)  Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n)  Neither the Company nor any of its Subsidiaries has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.

(o)  The Company has not (i) claimed or received any Tax credits pursuant to the COVID-19 Laws, (ii) applied for or received a loan, grant, forbearance or benefit pursuant to the COVID-19 Laws, (iii) deferred the payment of any payroll Taxes pursuant to the COVID-19 Laws, or (iv) otherwise claimed any Tax credit or Tax benefit pursuant to the COVID-19 Laws.

(p)  Neither the Company nor any of its Subsidiaries has entered into any transaction that is or is substantially similar to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any other transaction requiring disclosure under analogous provisions of state, local or non-U.S. Law.

3.16  Material Contracts.

(a)  Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts (other than any Company Benefit Plans) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto), and the Company has made available to Parent true and complete copies of:

(i)  each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)  other than individual purchase orders with outstanding payment obligations below $500,000, Contracts with any of the top ten (10) largest suppliers by purchases made by the Company or any of its Subsidiaries by dollar amount during the twelve-month period ended September 30, 2024;

(iii)  other than with respect to an entity that is wholly owned by the Company or any of its Subsidiaries, Contracts concerning the establishment or operation of a partnership, joint venture or limited liability company in which the Company or any of its Subsidiaries holds an equity interest, or that is material to the Company and its Subsidiaries, taken as a whole;

(iv)  (A) licenses or sublicenses (or other Contracts in which the Company or any of its Subsidiaries grants or is granted a similar right to use) of Intellectual Property from or to any third party (other than (1) licenses or sublicenses of generally commercially available shrink-wrap or

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off-the-shelf software programs, in each case, with annual license fees or a total replacement cost of less than $100,000, (2) non-exclusive licenses or sublicenses to customers in the ordinary course of business consistent with past practice, or (3) non-exclusive licenses or sublicenses ancillary to commercial agreements entered into in the ordinary course of business consistent with past practice) or (B) a Contract that since September 30, 2023, provided or provides for the assignment of Intellectual Property to or from any third party (except for inventor assignments), in the case of each of clauses (A) and (B), except for such assignments, licenses and sublicenses that are not material to the Company and its Subsidiaries, taken as a whole;

(v)  other than any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, any Contract with an employee or independent contractor of the Company or any of its Subsidiaries that provides for annual base compensation in excess of $150,000;

(vi)  Contracts containing (A) a covenant materially restricting the ability of the Company or any of its Subsidiaries to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers; (B) a provision granting the other party “most favored nation” status or equivalent preferential pricing terms; (C) a provision providing for an exclusive license, supply, distribution or other right in connection with any product or technology of the Company; or (D) a right of first or last offer or refusal to any third party, except in the case of each of clauses (B), (C) and (D) for such restrictions, requirements and provisions that are not material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

(vii)  indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness for borrowed money or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money other than any indentures, credit agreements, loan agreements or similar instruments between or among any of the Company and any of its Subsidiaries;

(viii)  settlement, conciliation or similar Contracts, including any such agreement with any Governmental Entity, that would require the Company or any of its Subsidiaries to pay, after taking into account amounts paid or payable by insurance, consideration of more than $200,000 after the date hereof or that contains material continuing restrictions on the business or operations of or other non-monetary obligations of the Company or its Subsidiaries;

(ix)  Contracts that obligate the Company or any of its Subsidiaries to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $500,000 individually or $2,000,000 in the aggregate;

(x)  Contracts (A) that provide for the acquisition or disposition by the Company or any of its Subsidiaries of any business or material assets (whether by merger, sale of stock, sale of assets or otherwise) under which the Company or any of its Subsidiaries has any material continuing obligations (monetary or otherwise) or would reasonably be expected to have liabilities in excess of $250,000 after the date hereof or (B) pursuant to which the Company or any of its Subsidiaries acquired or will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary, in each case, under which the Company or any of its Subsidiaries has obligations remaining to be performed as of the date hereof;

(xi)  each Contract that provides for (A) indemnification of any officer, director or employee by the Company entered into in the last five (5) years or (B) any success, change of control, retention, transaction bonus or other similar payment or amount to any director or

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employee or other service provider of the Company or any of its Subsidiaries (in each case, regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any additional agreement);

(xii)  any stockholders, investors rights, registration rights or similar agreements or arrangements; or

(xiii)  (A) each Government Contract to which the Company or any of its Subsidiaries are a party and for which the period of performance has not expired or terminated or for which final payment has not yet been received, in each case, with a total contractual value of an amount in excess of $1,000,000 and (B) each Government Contract to which the Company or any of its Subsidiaries is a party with a total contractual value of an amount in excess of $1,000,000, and, in each case, requires the other contracting party’s consent for a change in control or ownership of the Company or any of its Subsidiaries, or permits the other contracting party to terminate or cancel a Government Contract upon a change in control or ownership of the Company or any of its Subsidiaries.

(b)  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Contracts set forth or required to be set forth in Section 3.16(a) of the Company Disclosure Schedule or filed or required to be filed as exhibits to the Company SEC Documents (except to the extent subsequently terminated or superseded) (the “Company Material Contracts”) are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms, subject to Bankruptcy and Enforceability Exceptions, (ii) the Company, or the applicable Subsidiary, has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, and (iii) since September 30, 2023, neither the Company nor any of its Subsidiaries has received written notice of any material violation of, or failure to comply with, any material term or requirement of any Company Material Contract.

3.17  Intellectual Property.

(a)  Section 3.17(a) of the Company Disclosure Schedule sets forth a list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations, in each case that are included in the Company Owned Intellectual Property (collectively, the “Company Registered Intellectual Property”), identifying in each case the record and beneficial title holder and describing any applicable filing and registration particulars. The Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, with respect to issued patents and registered trademarks and copyrights, valid and enforceable. All items of Company Registered Intellectual Property that are registrations are currently in force and those that are applications are currently pending. No Proceeding is pending or, to the Knowledge of the Company, has been threatened, that challenges the validity, enforceability, registration or ownership of any Company Registered Intellectual Property.

(b)  The Company or one of its Subsidiaries is the exclusive owner of and possesses all right, title and interest in and to the Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens).

(c)  To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries does not infringe, misappropriate, dilute, or otherwise violate (and, since September 30, 2021, has not infringed, misappropriated, diluted or otherwise violated) the Intellectual Property rights of any

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Person. Neither the Company nor any of its Subsidiaries has received any written claim, demand, or notice since September 30, 2021 alleging any such infringement, misappropriation, dilution, or violation. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property. There is no Proceeding pending, or to the Company’s Knowledge, threatened, that challenges or seeks to deny or restrict the rights of the Company or its Subsidiaries in the Company Intellectual Property or alleging that the use of the Company Intellectual Property in the operation of the business of the Company and its Subsidiaries infringes upon or misappropriates any Intellectual Property of any other Person.

(d)  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries have not incorporated, used, or linked any open source software in or with or to the Company’s or its Subsidiaries’ proprietary software in a manner that requires that any of such proprietary software (other than such open source software) be licensed, disclosed or distributed in source code form; and (ii) the Company and its Subsidiaries have not delivered or made available, or agreed to deliver or make available, the source code for the Company’s and its Subsidiaries’ proprietary software to any Person, except to employees and contractors performing services on behalf of the Company pursuant to written Contracts containing an obligation to maintain the confidentiality of such source code and reasonably protecting the Company’s and Company’s Subsidiaries’ rights to such source code.

(e)  The Company and its Subsidiaries take commercially reasonable actions, consistent with industry standards, designed to protect and preserve the confidentiality of their trade secrets and other confidential information and the security and integrity of all IT Systems (including the confidential data transmitted thereby or stored therein) against unauthorized use, access, interruption, modification, infection by malicious code or corruption. Except as would not reasonably be expected to be material to the Company and its Subsidiaries in the aggregate, each current or former employee, consultant, independent contractor or other Person who has contributed to or participated in the development of any Company Owned Intellectual Property has executed a valid and enforceable written assignment agreement sufficient in all material respects to irrevocably transfer all rights, title and interest in that Intellectual Property to the Company or a Subsidiary of the Company.

(f)  Since October 1, 2019, no funding, facilities or personnel of any Governmental Entity or of any university, college, other educational institution, or research center were used to develop or create any Company Owned Intellectual Property.

(g)  The computer systems, servers, network equipment, software and other computer hardware owned or purported to be owned, leased or licensed by the Company and its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted, and to the Knowledge of the Company, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Since September 30, 2021, there have been no known material failures or outages of any IT Systems. The Company and its Subsidiaries have each implemented and maintained commercially reasonable data security, data backup, data storage, system redundancy and disaster avoidance and recovery procedures with respect to the IT Systems consistent with industry standards and practices.

(h)  The Company and its Subsidiaries have, since September 30, 2021, implemented and maintained reasonable security measures consistent with industry practices designed to protect data relating to the customers of their respective businesses (“Customer Data”), under their possession or control from unauthorized access. Since September 30, 2021, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has experienced any material breaches, failures, outages or unauthorized uses of or accesses to the IT Systems or Customer Data (“Security Incident”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its

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Subsidiaries have complied in all material respects with the applicable Information Privacy Laws. No Proceeding has been filed, commenced or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any failure to comply with any Information Privacy Laws. Since September 30, 2021, the Company and its Subsidiaries have not notified any Governmental Entity or other Person of any Security Incident.

3.18  Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect with financially sound and reputable insurers and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no written notice of cancellation or termination, other than in the ordinary course of business, has been received with respect to any such policy.

3.19  Broker’s Fees. Except for the fees and expenses of Craig-Hallum Capital Group LLC, the Company’s financial advisor, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

3.20  Related Party Transactions. Neither the Company nor any of its Subsidiaries is party to any transaction or arrangement under which any (a) present or former executive officer or director of the Company or any Subsidiary, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of the Company or (c) affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any Subsidiary or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

3.21  Takeover Statutes; Rights Plans. Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.7, no “fair price,” “business combination,” “control share acquisition,” “moratorium” or similar anti-takeover statute or regulation (including, but not limited to, the restrictions on business combinations contained in Section 14A:10A-1 to 14A:10A-6 of the NJBCA) or any similar provision of the Company Charter or Company Bylaws is applicable to the Merger or the other Transactions. Other than the 382 Tax Benefits Preservation Plan, there is no stockholders rights plan, “poison pill” anti-takeover plan or other similar arrangement in effect, to which the Company is party or otherwise bound.

3.22  Opinion of Financial Advisor. The Company Board has received the oral opinion of Craig-Hallum Capital Group LLC (to be followed by delivery of a written opinion as of the date hereof), to the effect that, as of such date, and based upon and subject to the limitations, qualifications and assumptions set forth in the written opinion of Craig-Hallum Capital Group LLC, the Merger Consideration to be paid to the holders of Shares (other than Parent and its Affiliates) pursuant to this Agreement is fair from a financial point of view to such holders.

3.23  Government Contracts.

(a)  Section 3.23(a) of the Company Disclosure Schedule identifies all pending Government Bids with a total value of $1,000,000 or more. As of the date of this Agreement, none of the Company or any of its Subsidiaries has received: (i) written notice that any Government Contracts or Government Bids are the

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subject of bid or award protest Proceedings; or (ii) written notice, or, to the Knowledge of the Company, verbal notice that the counterparty to any such Government Contract intends to materially reduce future expenditures under, terminate for convenience, issue a stop work order, or refrain from exercising any material options under such Government Contracts.

(b)  Except as set forth in Section 3.23(b) of the Company Disclosure Schedule, with respect to each Government Contract and Government Bid (i) the Company and its Subsidiaries have complied in all material respects with the terms and conditions of such Government Contract or Government Bid; (ii) the Company and its Subsidiaries have complied with all requirements of all applicable Laws, FAR, and agreements pertaining to such Government Contract or Government Bid in all material respects; (iii) all representations and certifications of the Company set forth in or pertaining to such Government Contract or Government Bid were current, accurate and complete in accordance with their terms as of their effective date, and the Company has complied with all such representations and certifications in all material respects; (iv) neither a Governmental Entity nor any higher-tier contractor, subcontractor or other Person has notified the Company in writing, and to the Knowledge of the Company, verbally, that the Company has materially breached or violated any Law or FAR pertaining to a Government Contract or Government Bid; (v) no termination for convenience is currently in effect pertaining to a Government Contract; (vi) no termination for default, cure notice or show cause notice is currently in effect pertaining to a Government Contract and no event, condition or omission has occurred or exists that would constitute grounds for such action; (vii) no material cost incurred by the Company pertaining to a Government Contract is the subject of an investigation or has been disallowed by a Governmental Entity or a higher-tier contractor; (viii) no money due to the Company pertaining to a Government Contract has been withheld or set off; and (ix) to the Knowledge of the Company, the Company has not received any adverse or negative past performance evaluations or ratings regarding its performance of a Government Contract.

(c)  Neither the Company, nor its Subsidiaries nor any of their Principals, nor, to the Knowledge of the Company, any of their employees, consultants, or agents (while such Person was a Principal, employee, consultant, or agent of the Company), is or has been at any point in the last three (3) years under administrative, civil or criminal investigation, indictment, or information by any Governmental Entity, or any audit or investigation by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid, or suspended or debarred from doing business with a Governmental Entity or has been the subject of a finding of nonresponsibility or ineligibility for contracting with a Governmental Entity. During the last three (3) years, neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation or had reason to conduct, initiate or report any internal investigation, or made a mandatory or voluntary disclosure to a Governmental Entity, with respect to any alleged material irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid.

(d)  Neither the Company, nor any of its Subsidiaries nor any of their Principals or Affiliates, have credible evidence of the Company’s or any of its Subsidiaries nor any of their Principals’, employees’, agents’, or subcontractors’, violation of federal criminal law involving fraud, conflict of interest, bribery, or gratuity provisions found in Title 18 of the U.S. Code, a violation of the civil False Claims Act (31 U.S.C. §§ 3729-3733) or receipt of a significant overpayment (other than overpayments resulting from contract financing payments as defined in FAR 32.001) in connection with the award, performance, or closeout of any Government Contract or Government Bid.

(e)  (i) No outstanding written requests for equitable adjustments or claims exist against the Company nor any of its Subsidiaries by a Governmental Entity or by a higher-tier contractor, subcontractor, or other Person, arising under or relating to any Government Contract; (ii) there exists no disputes or, to the Knowledge of the Company, potential disputes between the Company or any of its Subsidiaries and a Governmental Entity under the Contract Disputes Act or any other Law or between the Company or any of its Subsidiaries and any higher-tier contractor, subcontractor or other Person arising under or relating to any

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Government Contract; and (iii) to the Knowledge of the Company, no event, condition or omission exist that constitute grounds for a claim or dispute under clauses (i) or (ii). Neither the Company nor any of its Subsidiaries has an interest in any pending or potential claim under the Contract Disputes Act against a Governmental Entity or against a higher-tier contractor, subcontractor or other Person arising under or relating to any Government Contract.

(f)  To the Knowledge of the Company, all technical data, computer software and computer software documentation (as those terms are defined under applicable Laws, FAR, and the terms of the Government Contracts) developed, delivered, or used under or in connection with the Government Contracts have been properly and sufficiently marked and protected so that no more than the minimum rights or licenses required under applicable regulations and Government Contract terms, if any, have been provided to a Governmental Entity or higher-tiered contractor. To the Knowledge of the Company, all disclosures, elections, and notices required by applicable regulations and contract terms to protect ownership of inventions developed, conceived or first actually reduced to practice under Government Contracts have been timely and effectively made and provided. Neither the Company nor any of its Subsidiaries have received any written requests for information regarding, challenges to, or claims pertaining to, any of the Company’s or any of its Subsidiaries’ asserted restrictions on the use or disclosure of any Company Owned Intellectual Property by any Governmental Entity.

(g)  Except to the extent prohibited by Law, Section 3.23(g) of the Company Disclosure Schedule sets forth a true and complete list of all facility security clearances held by the Company and all of its Subsidiaries and all personnel security clearances held by its officers, directors and employees. To the Knowledge of the Company, each employee, agent, consultant, or representative of the Company and of all of its Subsidiaries currently required to possess a Government personnel security clearance to engage in the performance of any Government Contract currently possesses a valid clearance, has not taken or failed to take any action which would result in the termination of such valid clearance, and has possessed such clearance since the date it was required. The Company and all of its Subsidiaries are in compliance in all material respects with all national security obligations, including those specified in the National Industrial Security Program Operating Manual, set forth in 32 CFR Part 117 (the “NISPOM”). Other than routine audits by the Defense Counterintelligence and Security Agency, to the Knowledge of the Company, there has been no audit or investigation relating to the compliance by the Company or any of its Subsidiaries with the requirements of the NISPOM that resulted in material adverse findings against the Company or any of its Subsidiaries.

(h)  To the Knowledge of the Company, all Governmental Entity-owned equipment in the Company’s possession is administered, maintained, identified, tracked, used, managed, accounted for and disposed of by the Company in accordance with applicable requirements with respect to management of Governmental Entity-owned equipment.

(i)  The Company’s and all of its Subsidiaries’ representations and certifications in the System for Award Management or otherwise submitted in writing to any Governmental Entity, prime contractor or higher-tier subcontractor, that the Company or any of its Subsidiaries was a small business concern (as defined in the FAR and in the Small Business Administration regulations at 13 CFR Part 121) were true and accurate when made.

(j)  In the past three (3) years, the Company and its Subsidiaries, as applicable, have complied in all material respects with the data security, cybersecurity, and physical security systems and procedures required by or applicable to its Government Contracts and Government Contract Bids. Except as disclosed on Section 3.23(j) of the Company Disclosure Schedule, to the Knowledge of the Company, in the past three (3) years, neither the Company nor any of its Subsidiaries have had or experienced any material breach of data security or cybersecurity, whether physical or electronic, related to any Government Contract or Government Contract Bid. In the past three (3) years, any known data security, cybersecurity, or physical

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security breach related to any Government Contract or Government Bid required to be reported to a Governmental Entity or higher-tiered contractor has been reported to the necessary Governmental Entity or higher-tiered contractor, as required by the terms and conditions of the Government Contract, Government Contract Bid, applicable FAR, or applicable Law.

3.24  Indebtedness for Borrowed Money; Cash. Section 3.24 of the Company Disclosure Schedule sets forth (a) a list of all Indebtedness as of the date of this Agreement, including the principal amount of such indebtedness for borrowed money (if applicable), and (b) the amount of the cash and cash equivalents of the Company and its Subsidiaries as of November 4, 2024.

3.25  No Other Representations or Warranties.

(a)  Except for the representations and warranties expressly set forth in this ARTICLE 3, none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty of any kind whatsoever, at Law or in equity, with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or with respect to any other information (including projections, estimates, forecasts or budgets) provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof, notwithstanding the delivery or disclosure to Parent and the Merger Sub or any of their affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this ARTICLE 3.

(b)  Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that (i) neither Parent nor Merger Sub, nor any affiliate or Representative of either of them, has made or is making any representation or warranty relating to Parent, any of its Subsidiaries or Merger Sub, whatsoever, express or implied, beyond those expressly given by Parent and Merger Sub in ARTICLE 4 and the certificate delivered by the Parent and Merger Sub pursuant to Section 6.3(c), including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent and its Subsidiaries furnished or made available to the Company or any of its Representatives, (ii) all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub, and (iii) the Company is not relying and has not relied on any such other representation or warranty not set forth in ARTICLE 4 and the certificate delivered by the Parent and Merger Sub pursuant to Section 6.3(c).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1  Corporate Organization. Each of Parent Group Member, Parent and Merger Sub is an entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to own or lease all of its properties and

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assets and to carry on its business as it is now being conducted. Each of Parent Group Member, Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

4.2  Authority, Execution and Delivery; Enforceability. Each of Parent Group Member, Parent and Merger Sub has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreement and, subject to compliance with Regulatory Laws, to consummate the Transactions and the other transactions contemplated thereby, in each case, applicable to such party, in accordance with the terms of this Agreement and the Ancillary Agreements to which it is a party. The adoption, execution and delivery by each of Parent Group Member, Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by Parent Group Member, Parent and Merger Sub with each of its obligations herein and therein, and the consummation by Parent Group Member, Parent and Merger Sub of the Transactions and the other transactions contemplated by such Ancillary Agreements applicable to it have been duly authorized by all necessary action on the part of Parent Group Member, Parent and Merger Sub, and no other proceedings on the part of Parent Group Member, Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent Group Member, Parent and Merger Sub has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof and, assuming the due authorization, execution and delivery by the Company, this Agreement and each Ancillary Agreement constitutes Parent Group Member’s, Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent Group Member, Parent and Merger Sub in accordance with its terms, subject to Bankruptcy and Enforceability Exceptions.

4.3  No Conflicts.

(a)  The execution and delivery of this Agreement by Parent Group Member, Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent Group Member, Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, certificate of limited partnership, limited partnership agreement, bylaws or similar organizational documents of Parent Group Member, Parent or Merger Sub, (ii) assuming that all Consents described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent Group Member, Parent, Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent, approval, authorization, filing or notification under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent Group Member, Parent or any their respective Subsidiaries, including Merger Sub, pursuant to, any Contract or Permit to which Parent Group Member, Parent or any their respective Subsidiaries is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b)  The execution and delivery of this Agreement by Parent Group Member, Parent and Merger Sub does not and will not, and the consummation by Parent Group Member, Parent and Merger Sub of the Transactions and compliance by Parent Group Member, Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or

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notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, the rules and regulations of the Nasdaq and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws, (iii) the filing and recordation of the Certificate of Merger as required by the NJBCA and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

4.4  Litigation. There is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement, and neither Parent Group Member, Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement or that challenges the validity or propriety of the Merger.

4.5  Financing.

(a)  Delivery of Financing Commitments. Concurrently with the execution of this Agreement, Parent has delivered to the Company true and complete copies of the executed (i) Equity Commitment Letter pursuant to which Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding up to the aggregate value of all payments to be made pursuant to ARTICLE 2 (the “Equity Financing”) and (ii) the Guaranty.

(b)  Status of Financing Commitments. As of the date of this Agreement: (i) the Equity Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Parent and each other party thereto, with respect to the subject matter therein to provide the financing contemplated thereby, subject only to the satisfaction or waiver of the Financing Conditions and to Bankruptcy and Enforceability Exceptions; (ii) the Equity Commitment Letter has not been amended, supplemented or modified in any manner; (iii) the commitments under the Equity Commitment Letter have not been withdrawn, rescinded, replaced or terminated; and (iv) no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or, to the Knowledge of Parent, any other party thereto under the Equity Commitment Letter. Neither Parent nor any of its affiliates has entered into any agreement, side letter or other arrangement relating to the Equity Financing, other than as set forth in the Equity Commitment Letter. The Equity Commitment Letter provides that (A) the Company is a third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 8.12; and (B) Parent and Guarantor will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights.

(c)  Conditions to Commitments. There are no conditions precedent or other contingencies related to the funding of the full amount of the Equity Financing, other than the applicable Financing Conditions. As of the date hereof and assuming the satisfaction of the conditions set forth in Section 6.1 and Section 6.2, Parent has no reason to believe the Equity Financing will not be made available to Parent on the Closing Date.

(d)  Sufficiency of Funds. The aggregate proceeds contemplated by the Equity Commitment Letter, together with available cash on hand of Parent, shall be sufficient to enable Parent to (i) make all payments contemplated by this Agreement in connection with the Merger (including the payment of all amounts payable pursuant to ARTICLE 2 in connection with or as a result of the Merger); and (ii) pay all fees and expenses required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Equity Financing.

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(e)  Guaranty. The Guaranty is in full force and effect, has not been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and is a legal, valid and binding obligation of the Guarantor and is enforceable by the Company in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. The Guarantor is not in default or breach under the terms and conditions of the Guaranty, and no event has occurred or circumstances exist which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute or result in a default or breach under, or a failure to satisfy any condition provided by, the terms and conditions of the Guaranty. The Guarantor has access to sufficient capital to satisfy the amount of its guaranteed obligations under the Guaranty in full. As of the date hereof, Parent knows of no fact, occurrence, circumstance or condition that would reasonably be expected to cause the Guaranty to terminate or be withdrawn, modified, repudiated or rescinded or to be or become ineffective and knows of no potential impediment to the funding of any of the payment obligations of the Guarantor under the Guaranty.

(f)  Financing Not a Condition. Parent understands and acknowledges that its obligations under this Agreement are not in any way contingent upon or otherwise subject to or conditional upon Parent’s consummation of any financing arrangements, Parent’s obtaining of any financing or the availability, grant, provision or extension of any financing to Parent, including the Equity Financing.

4.6  Proxy Statement. None of the information supplied or to be supplied by or on behalf of Parent Group Member, Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub with respect to such portions thereof that relate expressly to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein).

4.7  Ownership of Company Capital Stock. Except as a result of this Agreement and consummation of the Transactions, none of Parent Group Member, Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares or other Equity Interests in the Company as of the date hereof. None of Parent Group Member, Parent, Merger Sub nor any of their respective “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company (as each such term is defined in Section  14A:10A-1 to 14A:10A-6 of the NJBCA).

4.8  Solvency . Assuming (a) satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger in Sections 6.1 and 6.2 and (b) the accuracy of the representations and warranties set forth in ARTICLE 3, immediately after giving effect to the consummation of the Transactions, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its liabilities is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its liabilities as they come due), (ii) have unreasonably small capital with which to engage in its business or fail to satisfy any capital adequacy requirements under Law or (iii) have incurred obligations beyond its ability to pay them as they become due. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of any of Parent, its Subsidiaries or the Company.

4.9  Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, wholly owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.

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4.10  Foreign Person Status. Each of Parent Group Member, Parent and Merger Sub is not a “foreign person” or a “foreign entity,” as defined in 31 C.F.R. § 800.224, which implements Section 721 of the Defense Production Act of 1950, as amended (“DPA”). Each of Parent Group Member, Parent and Merger Sub is not controlled by a “foreign person,” as defined in Section 800.224 and the DPA.

4.11  No Stockholder and Management Arrangements. Except for this Agreement, or as expressly authorized by the Company Board, neither Parent Group Member, Parent nor Merger Sub, nor any of their respective officers, directors or affiliates, is a party to any Contract, or has made or entered into any formal or informal arrangement or other understanding (including as to continuing employment), with any stockholder, director or officer of the Company relating to this Agreement, the Merger or any other Transactions, or the Surviving Corporation or any of its affiliates, businesses or operations from and after the Effective Time.

4.12  Brokers. Except for Skyway Capital Markets, neither Parent Group Member, Parent nor any of their respective Subsidiaries nor any of their respective officers or directors on behalf of Parent Group Member, Parent or any of their respective Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

4.13  Compliance with Laws.

(a)  Neither Parent Group Member, Parent, Merger Sub nor any of their affiliates is in default or violation of any applicable Law, except for any such defaults or violations that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement or that challenges the validity or propriety of the Merger.

(b)  As of the date of this Agreement, there is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent Group Member, Parent, Merger Sub or any of their affiliates, that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement or that challenges the validity or propriety of the Merger, nor is there any judgment of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving Parent Group Member, Parent, Merger Sub or any of their affiliates or any of the transactions contemplated hereby that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement or that challenges the validity or propriety of the Merger.

4.14  No Other Representations and Warranties.

(a)  Except for the representations and warranties expressly set forth in this ARTICLE 4, none of Parent or Merger Sub, any of their respective affiliates or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty of any kind whatsoever, at Law or in equity, with respect to Parent Group Member, Parent or Merger Sub or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or with respect to any other information (including projections, estimates, forecasts or budgets) provided, or made available, to the Company or its Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof, notwithstanding the delivery or disclosure to the Company or any of its affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the foregoing, none of Parent Group Member, Parent, Merger Sub or any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or affiliates or any other Person resulting from the Company’s or its Representatives’ or affiliates’ use of any information,

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documents, or other material made available to the Company or its Representatives or affiliates, in any form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this ARTICLE 4.

(b)  Notwithstanding anything to the contrary contained in this Agreement, Parent Group Member, Parent and Merger Sub each acknowledges and agrees that (i) neither the Company, nor any affiliate or Representative of the Company, has made or is making any representation or warranty relating to the Company or any of its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in ARTICLE 3 and the certificate delivered by the Company pursuant to Section 6.2(d), including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent Group Member, Parent, Merger Sub or any of their Representatives, (ii) all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company, and (iii) neither Parent Group Member, Parent nor Merger Sub is relying on or has relied on any such other representation or warranty not set forth in ARTICLE 3 and the certificate delivered by the Company pursuant to Section 6.2(d).

ARTICLE 5

COVENANTS

5.1  Conduct of Business by the Company Pending the Closing. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, except (i) as required by Law or Order, (ii) as otherwise expressly contemplated by any other provision of this Agreement, (iii) as set forth in Section 5.1 of the Company Disclosure Schedule or (iv) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, use commercially reasonable efforts, (x) to conduct its business and operations, and the business and operations of each of its Subsidiaries, only in the ordinary course of business consistent with past practice and, to the extent consistent therewith, to maintain and preserve intact the Company’s and its Subsidiaries’ business organization, assets and properties, and (y) keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries and to preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers, distributors, licensors, licensees and other Persons with which the Company or any of its Subsidiaries has business relations. Without limiting the foregoing, except (i) as required by Law or Order, (ii) as otherwise expressly contemplated by any other provision of this Agreement or (iii) as set forth in Section 5.1 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, directly or indirectly, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

(a)  amend its certificate of incorporation or bylaws or equivalent organizational documents in a manner adverse to Parent or Merger Sub, other than immaterial amendments to applicable organizational documents of the Company’s wholly owned Subsidiaries;

(b)  issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than (i) the issuance of Shares upon the exercise of Company Options or settlement of Company RSUs or Company PRSUs outstanding as of the date hereof in accordance with their terms or (ii) the issuance of Shares upon the exercise of the Hale Capital Warrant in accordance with its terms;

(c)  sell, license, pledge, dispose of, transfer, lease, guarantee, mortgage or encumber (other than Permitted Liens) any property or assets (except Company Intellectual Property) of the Company or any of

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its Subsidiaries, except (i) pursuant to existing Contracts, (ii) the sale, license, pledge, disposal, transfer, lease or encumbrance of goods or inventory in the ordinary course of business consistent with past practice, (iii) the disposition of obsolete, surplus or worn out assets, inventory or equipment or assets that are no longer used in the ordinary course of the Company’s business or (iv) property or assets immaterial to the Company and its Subsidiaries;

(d)  sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any Company Owned Intellectual Property, except in the ordinary course of business consistent with past practice;

(e)  declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends or other distributions paid by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

(f)  reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except with respect to any wholly owned Subsidiary of the Company;

(g)  merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except with respect to any wholly owned Subsidiary of the Company;

(h)  acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or assets, other than (i) acquisitions by the Company from any wholly owned Subsidiary or among any wholly owned Subsidiaries of the Company, (ii) acquisitions of inventory, raw materials, supplies and other property in the ordinary course of business consistent with past practice or (iii) property or assets in an amount not exceeding $500,000 in the aggregate;

(i) (i) repurchase, prepay or incur any Indebtedness, (ii) issue any debt securities, (iii) assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), any Indebtedness of any Person (other than a wholly owned Subsidiary of the Company) or (iv) redeem, repurchase, cancel or otherwise acquire any Indebtedness (directly, contingently or otherwise), except in each case, in connection with the financing of ordinary course trade payables consistent with past practice;

(j)  make any loans, advances or capital contributions to, or investments in, any other Person, other than any wholly owned Subsidiary of the Company or immaterial advances to its employees in respect of travel or other related business expenses in the ordinary course of business consistent with past practice;

(k)  terminate or cancel, or agree to any material amendment to or waiver under any Company Material Contract, or enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract described in subsection (i) of Section 3.16(a), in each case other than (i) in the ordinary course of business consistent with past practice (which shall include the entry into of new statements of work for Company Material Contracts), (ii) amendments that in the aggregate are not materially adverse to the Company and its Subsidiaries or after the Closing, to Parent Group Member, Parent or their respective Affiliates, or (iii) other extensions or renewals of Company Material Contracts related to Company Leased Real Property in the ordinary course of business;

(l)  make any capital expenditure in excess of the Company’s annual capital expenditure budget as disclosed to Parent prior to the date hereof;

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(m)  except to the extent required by this Agreement, applicable Law, the existing terms of any Company Benefit Plan or Contract: (i) increase the compensation or benefits payable or to become payable to any employee, officer or consultant with a title of Senior Vice President or above or with annual salary of $200,000 or more; (ii) amend any Company Benefit Plan, or establish, adopt, or enter into any new such arrangement that if in effect on the date hereof would be a Company Benefit Plan (other than employment agreements that would not be required to be listed on Section 3.11(a) of the Company Disclosure Schedule if in effect on the date hereof); (iii) accelerate the vesting, exercisability or funding under any Company Benefit Plan; or (iv) terminate (other than for cause) the employment of or hire or promote any employee, officer or consultant with a title of Senior Vice President or above or with annual salary of $200,000 or more;

(n)  implement, adopt or make any change in accounting policies, practices, principles, methods or procedures, other than as required by Law or GAAP;

(o)  compromise, settle or agree to settle any Proceeding other (i) than those that involve only the payment by the Company or its Subsidiaries, after taking into account amounts paid or payable by insurance, of monetary damages not in excess of $200,000 individually, in any case, without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries or (ii) any Proceeding that relates to the transactions contemplated hereby;

(p)  implement or announce any mass employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that will create a notice obligation or other liability under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Law;

(q)  enter into any new line of business that would be material to the Company and its Subsidiaries, taken as a whole;

(r)  make or change any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, settle any material Tax claim, audit or assessment, file any amended Tax Return, file any material Tax Return in a manner inconsistent with past practice, enter into any Tax Sharing Agreement or closing agreement relating to any material Tax, surrender any right to claim a material Tax refund, incur any material Taxes outside the ordinary course of business, or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(s)  abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Company Intellectual Property, or grant any right or license to any Company Intellectual Property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(t)  modify any privacy policies of the Company or any of its Subsidiaries or the integrity, security, or operation of the Company’s information technology systems in any adverse manner that would reasonably be expected to be material to the Company and its Subsidiaries, individually or in the aggregate;

(u)  engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(v)  adopt or implement any stockholder rights plan or similar arrangement;

(w)  (i) enter into any collective bargaining agreement or other labor agreement with any labor organization with respect to Employees or (ii) enter into a card-check recognition agreement, neutrality agreement or labor agreement of any kind with respect to any Employees; or

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(x)  authorize or enter into any Contract or otherwise agree or make any commitment to do any of the foregoing.

5.2  Access to Information; Confidentiality.

(a)  From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to: (i) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior notice to the Company, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and each of its Subsidiaries and to the books, records, Contracts and other assets thereof; and (ii) furnish to Parent during normal business hours upon prior notice such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent, Merger Sub or their Representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Company believes that doing so would: (A) result in a waiver of attorney-client privilege or similar protection; (B) contravene any applicable Law or fiduciary duty; (C) contravene any third-party binding agreement entered into prior to the date of this Agreement (provided that, in such event, the Company shall use its commercially reasonable efforts to obtain any applicable consent to permit disclosure thereunder pursuant to this Section 5.2(a)); or (D) reveal bids received from third parties prior to the date of this Agreement in connection with transactions similar to those contemplated by this Agreement and any information and analysis (including financial analysis) relating to such bids (provided that, in each case of clauses (A) through (C), the Company shall give Parent notice of any information withheld, and use its commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in such contravention, in a loss of attorney-client privilege or similar protection). No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b)  The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.2(a), shall be treated in accordance with the Confidentiality Agreement, dated May 14, 2024 between Parent Group Member and the Company, the Confidentiality Agreement, dated November 7, 2024 between Parent and the Company and the Confidentiality Agreement, dated September 13, 2024 between Guarantor and the Company (the “Confidentiality Agreements”). Parent Group Member, Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

5.3  Non-Solicitation.

(a)  Except as permitted by this Section 5.3, during the period from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement pursuant to ARTICLE 7, the Company shall not, shall cause its Subsidiaries not to, and shall direct the Company’s and its Subsidiaries’ respective Representatives acting on behalf or at the direction of the Company or its Subsidiaries not to: (i) directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that would reasonably be expected to lead to any Takeover Proposal; (ii) continue, conduct, or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of

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financing) relating to: (A) a Takeover Proposal; or (B) any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal; (iii) except where the Company Board makes a good faith determination, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; (iv) enter into letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract in each case relating to any Takeover Proposal (excluding any Acceptable Confidentiality Agreements or the agreements contemplated by Section 5.3(b)(ii)) (each, a “Company Acquisition Agreement”); or (v) approve, authorize, agree, or publicly announce any intention to do any of the foregoing. The Company shall, shall cause its Subsidiaries, and shall direct the Company’s and its Subsidiaries’ Representatives acting on behalf or at the direction of the Company or its Subsidiaries to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall request in writing that any third party in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries and provided access to an electronic data room maintained by the Company or its Representatives in connection with a Takeover Proposal in the last twelve (12) months prior to the date of this Agreement return or destroy (and confirm destruction of) all such information and request that such third parties direct their Representatives to do the same. Notwithstanding the foregoing, the parties agree that it is not a breach of this Agreement for the Company, its Subsidiaries, or the Company’s or its Subsidiaries’ respective Representatives to reply to an unsolicited Takeover Proposal to inform such Person that the Company and its directors and officers and Representatives are subject to a no-shop provision and cannot engage in discussions except in accordance with this Agreement.

(b)  Notwithstanding Section 5.3(a), prior to the receipt of Company Stockholder Approval, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.3(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a written Takeover Proposal that did not result from a material breach of Section 5.3(a) that the Company Board believes in good faith, after consultation with its financial advisor and outside legal counsel, is or would reasonably be expected to lead to a Superior Proposal or would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law not to participate in negotiations or discussions pertaining to such Takeover Proposal; and (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (unless such third party is already subject to a confidentiality agreement with the Company and such third party agrees to permit the Company to comply with its obligations under this Agreement, including Section 5.3); provided, in each such case of clauses (i) and (ii) of Section 5.3(b), that the Company Board first shall have determined in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law.

(c)  The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 5.3(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than forty eight (48) hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal or any inquiry that would reasonably be expected to lead to a Takeover Proposal. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. The Company shall keep Parent informed, on a reasonably current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. The Company shall promptly provide

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Parent with copies of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party to the extent such information has not been previously provided to Parent.

(d)  Except as expressly permitted by this Section 5.3(d), neither the Company Board nor any committee thereof shall effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement.

(i)  Notwithstanding the foregoing, at any time prior to the receipt of Company Stockholder Approval, the Company Board may: (A) effect a Company Adverse Recommendation Change with respect to a Superior Proposal or (B) terminate this Agreement pursuant to Section 7.4(a) in order to enter into a Company Acquisition Agreement with respect to such Superior Proposal; in each case, that did not result from a material breach of this Section 5.3, if: (I) the Company promptly notifies Parent, in writing, at least three (3) Business Days (the “Superior Proposal Notice Period”) before taking the action described in clause (A) or (B) of this Section 5.3(d)(i), of its intention to take such action with respect to such Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare is a Superior Proposal, and that the Company Board intends to take the action described in clause (A) or (B) of this Section 5.3(d)(i); (II) the Company specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents (which financing documents may include customary redactions), to the extent provided by the relevant party in connection with the Superior Proposal; (III) the Company and its Representatives during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remains in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (IV) the Company Board determines in good faith, after consulting with its financial advisor and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law.

(ii)  Notwithstanding the foregoing, at any time prior to the receipt of Company Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change with respect to an Intervening Event, if: (A) the Company promptly notifies Parent, in writing (email to Parent and Parent’s outside counsel pursuant to Section 8.2 being deemed sufficient), at least three (3) Business Days (the “Intervening Event Notice Period”) before effecting a Company Adverse Recommendation Change of its intention to take such action with respect to such Intervening Event, which notice shall advise Parent of the Intervening Event, including a reasonable description of the underlying terms and circumstances giving rise to such Intervening Event (and the reasons for taking such action), and that the Company Board intends to effect a Company Adverse Recommendation Change; (B) the Company and its Representatives during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement that obviates the need for the Company Board to effect, or cause the Company to effect, a Company Adverse Recommendation Change as a result of such Intervening Event; and (C) the Company Board determines in good faith, after consulting with its financial advisor and outside legal counsel, that an Intervening Event has

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occurred and that the failure to effect a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company Board under applicable Law.

(e)  Nothing contained herein shall prevent the Company Board or any committee thereof from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with its financial advisor and outside legal counsel, that failure to disclose such position would reasonably be expected to be inconsistent with the fiduciary duties of the Company Board under applicable Law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by the Company or the Company Board (or any committee thereof) relating to any determination, position or other action by the Company, the Company Board or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly and publicly reaffirms the Company Board Recommendation in such disclosure. Nothing in this Agreement shall restrict the Company or the Company Board (or a committee thereof) from making a factually accurate public statement that (A) describes the Company’s receipt of a Takeover Proposal; (B) identifies the Person or group of Persons making such Takeover Proposal; (C) provides the material terms of such Takeover Proposal; or (D) describes the operation of this Agreement with respect thereto and any such statement will not, in any case, be deemed to be (1) an adoption, approval or recommendation with respect to such Takeover Proposal; or (2) a Company Adverse Recommendation Change.

5.4  Stockholders Meeting; Proxy Materials; Merger Sub Approval.

(a)  The Company shall duly call, give notice of, convene, and hold the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement and a stockholder advisory vote contemplated by Rule 14a-21(c) of the Exchange Act (if required) (the “Company Stockholders Meeting”) as soon as reasonably practicable after the date of this Agreement. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.3 hereof, the Proxy Statement shall include the Company Board Recommendation and, subject to compliance with applicable Law, the Company shall use reasonable best efforts to: (i) solicit from the holders of common stock of the Company proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of common stock of the Company required by applicable Law to obtain such approval. The Company shall not submit any other proposals for approval at the Company Stockholders Meeting without the prior written consent of Parent, not to be unreasonably withheld, conditioned or delayed. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub. The Company shall have the right, after good faith consultation with Parent, to, and shall at the request of Parent, postpone or adjourn the Company Stockholders Meeting: (A) for the absence of a quorum, (B) to allow reasonable additional time to solicit additional proxies, taking into account the amount of time until the Company Stockholder Meeting, or the Company has not received a number of proxies that would reasonably be believed to be sufficient to obtain Company Stockholder Approval at the Company Stockholder Meeting or (C) to the extent required by applicable Law. If the Company Board makes a Company Adverse Recommendation Change, it will not alter the obligation of the Company to submit the adoption of this Agreement and the approval of the Merger to the holders of common stock of the Company at the Company Stockholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders Meeting.

(b)  In connection with the Company Stockholders Meeting, as soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file, in preliminary form, the Proxy Statement with the SEC. Parent Group Member, Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Proxy Statement. Without limiting the generality of the

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foregoing, each of Parent Group Member, Parent and Merger Sub will, and will use its commercially reasonable efforts to cause Guarantor to, furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and shall promptly provide, and shall use its commercially reasonable efforts to cause Guarantor to promptly provide, such other assistance in the preparation of the Proxy Statement as may be reasonably requested by the Company from time to time. The Company shall not file the Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to cause the Proxy Statement to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to, and Parent shall use its commercially reasonable efforts to cause Guarantor to, consult and cooperate with the other party in resolving, all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof and to cause the Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Proxy Statement. Each of Parent Group Member, Parent, Merger Sub, and the Company agree to, and Parent shall use its commercially reasonable efforts to cause Guarantor to, correct any information provided by it for use in the Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement.

(c)  Immediately following the execution and delivery of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement and approve the Merger, in accordance with the NJBCA.

5.5  Appropriate Action; Consents; Filings.

(a)  Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.5), except with respect to compliance with ISRA, which shall be governed by Section 5.5(c) in all respects, each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable (and in any event no later than the End Date), the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Governmental Authorizations, waivers, and actions or nonactions from Governmental Entities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company, Parent Group Member and Parent shall, and Parent shall use its commercially reasonable efforts to cause Guarantor to, subject to applicable Law, promptly: (A) reasonably cooperate and coordinate with the other parties in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other parties with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent Group

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Member, Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

(b)  Without limiting the generality of the undertakings pursuant Section 5.5(a) hereof, the parties hereto shall, as applicable: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Entities with jurisdiction over the Antitrust Laws (each such Governmental Entity, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement; and (ii) subject to the terms set forth in Section 5.5(a) hereof and except with respect to compliance with ISRA, which shall be governed by Section 5.5(c) in all respects, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Entity or expiration of applicable waiting periods.

(c)  The Company and Parent acknowledge that the Merger and the other Transactions contemplated by this Agreement is subject to the requirements of ISRA, and the regulations issued thereunder, with respect to the Budd Lake Facility. The Company hereby covenants and agrees to use commercially reasonable measures to comply with ISRA and SRRA, as may be applicable, and agrees to retain a New Jersey Licensed Site Remediation Professional, as defined in the SRRA and the regulations promulgated thereunder (“LSRP”) to complete any required ISRA and SRRA filings with the New Jersey Department of Environmental Protection (“NJDEP”) to achieve ISRA Compliance (defined herein). “ISRA Compliance” shall mean (i) the issuance of a Response Action Outcome of any kind, including a Restricted Use Response Action Outcome or a Limited Restricted Use Response Action Outcome by the Company’s LSRP; or (ii) the approval by the NJDEP of a de minimis quantity exemption, in each case as applicable to the Company’s lease of and operations at the Budd Lake Facility. Within ten (10) Business Days of signing the Agreement, the Company’s LSRP shall file a General Information Notice with NJDEP for the Budd Lake Facility. The Company will then implement commercially reasonable measures to diligently pursue ISRA Compliance. If the Company does not achieve ISRA Compliance prior to Closing, the Company agrees to use commercially reasonable measures to complete and duly file on or before Closing (i) a Remediation Certification in accordance with N.J.A.C. 7:26B-3.3, and, if required, establish a Remediation Funding Source (as such terms are defined under ISRA) and file an RFS/FA form to permit the consummation of the Merger contemplated by this Agreement or (ii) such other ISRA filing which authorizes the Company to complete this transaction (“Closing Approval”) without having first achieved ISRA Compliance. Parent Group Member and Parent shall and shall cause its Subsidiaries and Representatives to provide any commercially reasonable cooperation and to take commercially reasonable actions as reasonably requested by the Company in writing in connection with the ISRA Compliance for the Budd Lake Facility or, if the Company does not achieve ISRA Compliance for the Budd Lake Facility prior to Closing, the Closing Approval. Notwithstanding anything to the contrary contained herein, the covenants set forth in this Section 5.5(c) shall be the sole covenants with respect to matters contained in this Section 5.5(c), including with respect to ISRA Compliance or the Closing Approval.

(d)  In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the parties hereto shall cooperate in all respects with the other parties hereto and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether

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temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of the Company, Parent Group Member, Parent, Merger Sub, or any of their respective Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

(e)  Notwithstanding anything to the contrary set forth in this Agreement, none of Parent Group Member, Parent, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to, (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent Group Member, Parent, Merger Sub, or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent Group Member, Parent, Merger Sub, or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent Group Member, Parent, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs.

5.6  Certain Notices. Subject to applicable Law, the Company shall notify Parent and Merger Sub, and Parent Group Member, Parent and Merger Sub shall notify the Company, promptly of: (a) any material notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any material notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; (c) any written correspondence received by such party from any Person asserting or threatening a material claim with respect to the Merger; and (d) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute the failure of any of the conditions set forth in ARTICLE 6 of this Agreement to be satisfied; provided, that the delivery of any notice pursuant to this Section 5.6 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice. A failure to comply with this Section 5.6 shall not constitute the failure of any condition set forth in ARTICLE 6 to be satisfied unless the underlying event, condition, fact or circumstance would independently result in the failure of a condition set forth in ARTICLE 6 to be satisfied.

5.7  Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent Group Member and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party, except as may be required by: (a) applicable Law; (b) court process; (c) the rules or regulations of any applicable United States securities exchange; or (d) any Governmental Entity to which the relevant party is subject or submits; provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.7 shall not apply to any release, statement, announcement or other disclosure made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 5.3; (ii) any other disclosure issued or made in compliance with Section 5.3; (iii) any dispute between the parties regarding this Agreement or the transactions contemplated hereby; (iv) responses to a publicly disclosed Takeover Proposal; or (v) the Merger and the other transactions contemplated hereby that is

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substantially similar (and identical in any material respect) to those in a previous public release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 5.7.

5.8  Employee Benefit Matters.

(a)  During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries) (the “Continuation Period”), and to the extent consistent with the terms of the governing plan documents, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide each employee of the Company and its Subsidiaries as of the Effective Time who remains employed by the Company and its Subsidiaries immediately after the Effective Time (each, a “Company Continuing Employee,” and, collectively, the “Company Continuing Employees”) with (i) an annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation), that are, in each case, substantially comparable to the annual base salary or wage level, annual target bonus opportunities (excluding equity-based compensation) provided by the Company and its Subsidiaries on the date of this Agreement, (ii) retirement, health and welfare plan benefits (excluding severance, retiree health, or defined benefit retirement benefits) that are substantially comparable to the retirement, health and welfare benefits provided by the Company and its Subsidiaries on the date of this Agreement, and (iii) with respect to any Company Continuing Employee whose employment is terminated during the Continuation Period without “cause” and subject to such Company Continuing Employee’s execution of a release of claims in favor of Parent and its Subsidiaries, a cash severance opportunity that is substantially comparable to the cash severance opportunity provided by the Company and its Subsidiaries on the date of this Agreement.

(b)  On and after the Effective Time, Parent shall provide to each Company Continuing Employee, or cause to be provided, credit for all years of service with the Company and its Subsidiaries performed by such Company Continuing Employee prior to the Effective Time, under any retirement or welfare employee benefit plan maintained by Parent or any its Subsidiaries, including the Surviving Corporation (collectively, the “Parent Benefit Plans”), for purposes of eligibility to participate, vesting, and benefit accruals. Notwithstanding the foregoing, however, nothing in this Section 5.8(b) shall be construed to require crediting of service that would result in (i) duplication of benefits for the same period of service, (ii) service credit for benefit accruals under a defined benefit pension plan, retiree welfare plan, or any grandfathered or frozen Parent Benefit Plan, or (iii) for any purpose under any Parent Benefit Plans that are equity compensation plans, programs, or arrangements in which any Company Continuing Employee is or becomes eligible to participate in following the Effective Time. For the avoidance of doubt, each Company Continuing Employee’s vacation and sick time accruals, as of the Effective Time, shall carry over to the applicable entity employing such Company Continuing Employee following the Effective Time. With respect to Parent Benefit Plans that are welfare benefit plans, programs and arrangements (each, a “Parent Welfare Benefit Plan”) in which a Company Continuing Employee is, or may become, eligible to participate on or after the Effective Time, the Parent and its Subsidiaries shall use commercially reasonable efforts to (A) waive, or cause the insurance carrier to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements applicable to each such Company Continuing Employee and any covered dependent under any Parent Welfare Benefit Plan to the same extent waived under a comparable Company Benefit Plan and (B) provide credit to each Company Continuing Employee and any covered dependent for any co-payments, deductibles and out-of-pocket expenses paid by each such Company Continuing Employee or covered dependent under the Parent Welfare Benefit Plans during the relevant plan year of such Parent Welfare Benefit Plan in which the Effective Time occurs.

(c)  Effective no later than the date immediately preceding the Closing Date, the Company shall terminate (or cause to be terminated) those Company Benefit Plans maintained or sponsored by the Company or its Subsidiaries that Parent has requested to be terminated by providing a written notice to the Company at least thirty (30) days prior to the Closing Date; provided, that such Company Benefit Plans can be terminated in accordance with their terms and applicable Law. No later than the date immediately

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preceding the Closing Date, the Company shall provide Parent with evidence, reasonably satisfactory to Parent, that such Company Benefit Plans have been terminated.

(d)  This Section 5.8 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.8, express or implied, shall confer upon any employee of the Company or its Subsidiaries, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.8. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any employee of the Company or its Subsidiaries following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.8 shall not create any right in any employee of the Company or its Subsidiaries or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any employee and the Surviving Corporation.

5.9  Indemnification and Insurance.

(a)  Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Company Charter and/or Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.9 of the Company Disclosure Schedule (the “Indemnification Agreements”), shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless, and advance any expenses to Indemnified Parties with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time (including any matters arising in connection with this Agreement or the transactions contemplated by this Agreement), to the fullest extent that the Company or its Subsidiaries would be permitted by applicable Law and to the fullest extent required by the organizational documents of the Company or its Subsidiaries and the Indemnification Agreements as in effect on the date of the Agreement. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the certificate of incorporation and the bylaws of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Company Charter and/or Company Bylaws as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b)  Without limiting the provisions of Section 5.9(a), to the fullest extent that the Company would be permitted by applicable Law to do so, Parent shall or shall cause the Surviving Corporation to: (i) indemnify and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any alleged action or omission in such Indemnified Party’s capacity as a director, officer or employee of the Company or any of its Subsidiaries prior to the Effective Time; or (B) this

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Agreement or the transactions contemplated by this Agreement and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including reasonable attorneys’ fees) of any Indemnified Party upon confirmation by the Indemnified Party of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification applicable to him or her and a customary written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct for indemnification was not met. Any determination required to be made with respect to whether the conduct of any Indemnified Party complies or complied with any applicable standard shall be made by independent legal counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, and the fees of such counsel shall be paid by the Surviving Corporation. Notwithstanding anything to the contrary contained in this Section 5.9(b) or elsewhere in this Agreement, Parent shall not (and Parent shall cause the Surviving Corporation not to) settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation, unless such settlement, compromise, consent or termination includes an unconditional release of all of the Indemnified Parties covered by the claim, action, suit, proceeding or investigation from all liability arising out of such claim, action, suit, proceeding or investigation.

(c)  Prior to the Effective Time, the Company may purchase a six (6) year “tail” prepaid policy with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided that the premium for such insurance shall not exceed 400% of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.9(c) of the Company Disclosure Schedule (the “Maximum Premium”). If the Company does not purchase a “tail” insurance policy prior to the Effective Time as provided above, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to obtain as of the Effective Time “tail” insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of the Maximum Premium). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium. Parent shall not, and shall not permit the Surviving Corporation or its other Subsidiaries to, take any action that would prejudice the rights of, or otherwise impede recovery by, the beneficiaries of any such insurance purchased pursuant to this Section 5.9(b), whether in respect of claims arising before or after the Effective Time.

(d)  The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.9 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.9 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9, each of whom may enforce the provisions of this Section 5.9).

(e)  In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.9. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract,

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or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.

5.10  Parent Agreements Concerning Merger Sub. During the period from the date of this Agreement and the earlier of the Effective Time or the valid termination of this Agreement in accordance with ARTICLE 7, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement and neither Parent nor Merger Sub shall take or agree to take any action that would prevent or materially delay the consummation of the Transactions. Parent shall use reasonable best efforts to cause the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance in all material respects by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to use reasonable best efforts to take all actions reasonably necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

5.11  Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

5.12  Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Shares (including derivative securities with respect to such Shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

5.13  Stockholder Litigation. The Company shall promptly advise Parent in writing after becoming aware of any Proceeding commenced against the Company or any of its directors by any stockholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby, but excluding, for the avoidance of doubt, any Proceedings between the Company or its affiliates, on the one hand, and Parent or its affiliates, on the other hand) and shall keep Parent reasonably informed regarding any such Proceeding. The Company shall: (a) give Parent the opportunity to participate in the defense and settlement of any such Proceeding, in each case, at Parent’s sole cost and expense; (b) keep Parent reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such Proceeding, and provide Parent with the opportunity to consult with the Company regarding the defense of any such Proceeding, which advice the Company shall consider in good faith; and (c) not settle any such Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned). For the avoidance of doubt, notwithstanding anything to the contrary in this Section 5.13, if Parent participates in any defense and/or settlement of any Proceeding pursuant to this Section 5.13, the Company shall retain full control of such defense and settlement and Parent shall not have any power to control such defense and/or settlement subject to Section 5.13(c). Notwithstanding anything to the contrary in this Section 5.13, any matters relating to Dissenting Shares shall be governed by Section 2.3.

5.14  Stock Exchange Delisting. To the extent requested by Parent, prior to the Effective Time, the Company shall reasonably cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under

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applicable Laws and the rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10)  days after the Effective Time.

5.15  Equity Financing.

(a)  No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter without the prior written consent of the Company, not to unreasonably withheld, conditioned or delayed if such amendment, modification or waiver would not: (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) prevent or delay the Closing; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any material respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 5.15; and (2) the “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 5.15.

(b)  Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, each of Parent Group Member, Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange, maintain the effectiveness of, consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including (i) maintaining in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfying on a timely basis all conditions to funding that are applicable to Parent Group Member, Parent and Merger Sub in the Equity Commitment Letter; (iii) consummating the Equity Financing at or prior to the Closing; (iv) complying with its obligations pursuant to the Equity Commitment Letter; and (v) enforcing its rights pursuant to the Equity Commitment Letter.

(c)  Notices. Parent Group Member, Parent and Merger Sub shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Equity Financing. Without limiting the generality of the foregoing, Parent Group Member, Parent and Merger Sub shall promptly (and in any event within two (2) Business Days) notify the Company in writing of: (i) any breach, default, termination, or cancellation by any party to the Equity Commitment Letter or Equity Financing definitive agreements that Parent Group Member, Parent or Merger Sub becomes aware of; (ii) the receipt by Parent Group Member, Parent or Merger Sub of any notice from any Guarantor with respect to (A) any breach, default, termination, or cancellation by any party to the Equity Commitment Letter or Equity Financing definitive agreements, or (B) any material dispute or material disagreement between or among any parties to the Equity Commitment Letter or Equity Financing definitive agreements related to the Equity Financing; and (iii) the occurrence of any event or development that would reasonably be expected to adversely impact the ability of Parent Group Member, Parent or Merger Sub to obtain all or any portion of the aggregate amount of the Equity Financing on the terms and conditions, in the manner, and from the sources contemplated by the Equity Commitment Letter.

(d)  Acknowledgement. Each of Parent and Merger Sub acknowledge and agree that the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are not in any way contingent upon or otherwise subject to Parent’s or Merger Sub’s ability to obtain any financing (including the Equity Financing).

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5.16  Conduct of Business by Parent Pending the Merger. Parent Group Member, Parent and Merger Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to ARTICLE 7, except as required by applicable Law, Parent Group Member, Parent and Merger Sub shall not, and shall not permit any of their Subsidiaries to, take or agree to take any action that would reasonably be expected to prevent or materially delay the consummation of the Merger and the other Transactions. Parent Group Member and Parent covenant and agree to cause Parent Group Member to become a direct or an indirect wholly owned subsidiary of Parent at or prior to the Closing.

5.17  Waiver Termination. The agreement set forth on Section 5.17 of the Company Disclosure Schedule (the “Waiver Agreement”) is hereby terminated effective immediately. From and after the date hereof, the Waiver Agreement will be of no further force or effect, and the rights and obligations of each of the parties pursuant to the Waiver Agreement shall terminate.

5.18  Guarantee. Parent Group Member unconditionally, absolutely and irrevocably guarantees to the Company (a) the prompt payment, in full, when due, of any payment obligations of each of Parent and Merger Sub under this Agreement, (b) the prompt performance, when due, of all other obligations of each of Parent and Merger Sub under this Agreement and (c) the due, prompt and faithful performance and discharge by Parent and Merger Sub, and compliance by Parent and Merger Sub, with all of the covenants and agreements of Parent and Merger Sub under this Agreement. Parent and/or Merger Sub’s obligations to the Company described in (a)-(c) of the preceding sentence are referred to as the “Guaranteed Obligations”. The Guaranteed Obligations are absolute and unconditional, irrespective of, and Parent Group Member expressly waives any defense to its obligations under this Section 5.18, any circumstance whatsoever which might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including any right to require or claim that the Company seek recovery directly from Parent or Merger Sub with respect to the Guaranteed Obligations. Parent Group Member agrees to take all actions necessary, proper or advisable to ensure the payment, performance, and discharge by Parent and Merger Sub of the Guaranteed Obligations and to cause Parent and Merger Sub to perform each of their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Parent Group Member agrees that any breach by Parent or Merger Sub of a representation, warranty, covenant or agreement in this Agreement shall also be a breach of such representation, warranty, covenant or agreement by Parent Group Member.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1  Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a)  The Company Stockholder Approval shall have been obtained; and

(b)  No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

6.2  Conditions to Obligations of Parent and Merger Sub Under This Agreement. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a) (i) The representations and warranties of the Company (other than in Section 3.1 (Corporate Organization), Sections 3.2(a)-(c) (Capitalization), Section 3.3 (Authority; Execution and Delivery; Enforceability), Section 3.19 (Broker’s Fees), Section 3.21 (Takeover Statutes; Rights Plans) and

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Section 3.22 (Opinion of Financial Advisor)) set forth in ARTICLE 3 of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Sections 3.2(a)-(c) (Capitalization) shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct (other than de minimis inaccuracies) as of that date); and (iii) the representations and warranties contained in Section 3.1 (Corporate Organization), Section 3.2(d) (Capitalization), Section 3.3 (Authority; Execution and Delivery; Enforceability), Section 3.19 (Broker’s Fees), Section 3.21 (Takeover Statutes; Rights Plans) and Section 3.22 (Opinion of Financial Advisor) shall be true and correct in all material respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date);

(b)  The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing;

(c)  Since the date of this Agreement, there shall not have been any Company Material Adverse Effect; and

(d)  Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b) hereof.

6.3  Conditions to Obligations of the Company Under This Agreement. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:

(a)  The representations and warranties of Parent and Merger Sub set forth in ARTICLE 4 of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement;

(b)  Parent Group Member, Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing; and

(c)  The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.3(a) and Section  6.3(b).

6.4  Frustration of Closing Conditions. Neither the Company, Parent or Merger Sub may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure

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was caused by such party’s (or in the case of Parent or Merger Sub, Parent Group Member’s) breach in any material respect of any provision of this Agreement.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1  Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of Company Stockholder Approval) by the mutual written consent of Parent, Merger Sub and the Company.

7.2  Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of Company Stockholder Approval):

(a)  if the Merger has not been consummated on or before May 7, 2025 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to any party whose (or in the case of Parent, Parent Group Member’s) breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the failure of the Merger to be consummated on or before the End Date;

(b)  if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to any party whose or in the case of Parent, Parent Group Member’s) breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been the principal cause of, or primarily resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c)  if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and Company Stockholder Approval shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

7.3  Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Closing:

(a)  If: (i) a Company Adverse Recommendation Change shall have occurred or the Company shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement; or (ii) the Company shall have breached in any material respect any of its covenants and agreements set forth in Section 5.3 and failed to cure such material breach within fifteen (15) days after written notice thereof is given by Parent to the Company; or

(b)  if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company or (ii) the End Date; provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.3(b) if Parent Group Member, Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder.

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7.4  Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing:

(a)  if prior to the receipt of Company Stockholder Approval at the Company Stockholders Meeting, the Company Board authorizes the Company, subject to material compliance with Section 5.3 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, that prior to or concurrently with such termination, the Company shall have paid the Termination Fee due pursuant to Section 7.6(b);

(b)  if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent Group Member, Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.3(a) or Section 6.3(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent or (ii) the End Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.4(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder; or

(c)  if (i) the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing, which conditions are capable at the time of termination of being satisfied if the Closing were to occur at such time) have been satisfied or (except with respect to Section 6.1(b)) waived in accordance with this Agreement, (ii) the Company has indicated in writing to Parent that the Company is ready, willing and able to consummate the Merger, (iii) Parent and Merger Sub fail to consummate the Merger within four (4) Business Days following the date on which the Closing should have occurred pursuant to Section 1.2 (or, if the End Date falls within such four (4)-Business Day period, by the End Date) and (iv) during such four (4)-Business Day period described in clause (iii) (or, if the End Date falls within such four (4)-Business Day period, during the period between the date on which the Closing should have occurred pursuant to Section 1.2 and the End Date), the Company stood ready, willing and able to consummate the Merger and the other transactions contemplated hereby.

7.5  Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE 7 (other than pursuant to Section 7.1) shall deliver written notice of such termination to the other party or parties hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.5 shall be effective immediately upon delivery of such written notice. If this Agreement is properly and validly terminated pursuant to this ARTICLE 7, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party or parties hereto, except with respect to (a) Section 5.2(b), this Section 7.5, Section 7.6, and ARTICLE 8 (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (b) any liabilities or damages incurred or suffered by a party or parties hereto, solely to the extent such liabilities or damages were due to a Willful Breach or Fraud by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement, the Equity Commitment Letter of the Guaranty.

7.6  Fees and Expenses Following Termination.

(a)  If this Agreement is terminated by Parent pursuant to Section 7.3(a), then the Company shall pay to Parent (by wire transfer of immediately available funds) within two (2) Business Days after such termination, the Termination Fee.

(b)  If this Agreement is terminated by the Company pursuant to Section 7.4(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

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(c)  If this Agreement is terminated (i) by Parent pursuant to Section 7.3(b) or (ii) by the Company or Parent pursuant to (A) Section 7.2(a) or (B) Section 7.2(c); and in each case: (1) prior to such termination a Takeover Proposal shall have been publicly disclosed or, with respect to terminations pursuant to Section 7.2(a) or Section 7.3(b), otherwise made or communicated to the Company or the Company Board; and (2) within twelve (12) months following the date of such termination of this Agreement, the Company shall have (x) entered into a definitive agreement with respect to the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration or (y) consummated the Takeover Proposal from clause (1) or any Takeover Proposal for greater consideration than the Aggregate Merger Consideration, then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee (it being understood for all purposes of this Section 7.6, all references in the definition of Takeover Proposal to “20%” shall be deemed to be references to “50%” instead).

(d)  If this Agreement is terminated by the Company pursuant to Section 7.4(b) or Section 7.4(c), then Parent shall pay to the Company (by wire transfer of immediately available funds) within two (2) Business Days after such termination, the Parent Termination Fee.

(e)  Each of the parties hereto acknowledges and hereby agrees that the provisions of this Section 7.6 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the other parties would not have entered into this Agreement. If the Company or Parent, as the case may be, shall fail to pay in a timely manner the amounts due pursuant to this Section 7.6, and, in order to obtain such payment, either Parent or the Company, as the case may be, makes a claim against the other party that results in a judgment against the other party, the paying party shall pay to the other party the reasonable costs and expenses of the other party (including its reasonable attorneys’ fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.6 at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The parties acknowledge and agree that: (i) the right to receive the Termination Fee or the Parent Termination Fee under this Agreement shall not limit or otherwise affect the Company’s, Parent’s or Merger Sub’s right to specific performance as provided in Section 8.12; (ii) in no event shall the Company be obligated to pay the Termination Fee on more than one occasion; and (iii) in no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.

(f)  Notwithstanding anything to the contrary contained in this Agreement, except in the case of a Willful Breach of this Agreement or Fraud by the Company (in which case Parent shall be entitled to seek monetary damages, recovery or award from the Company), (i) the parties agree that Parent’s right to receive payment from the Company of the Termination Fee pursuant to Sections 7.6(a), 7.6(b) and 7.6(c) shall constitute the sole and exclusive monetary remedy of Parent Group Member, Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees of any of the foregoing (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Company shall also be obligated with respect to Section 7.6(e)) and (ii) the parties hereby agree that if actually paid in full, the Termination Fee shall represent the sole and exclusive remedy of Parent Group Member, Parent and Merger Sub in the circumstances in which such fee is payable and Parent and its Affiliates shall not be entitled to bring or maintain any other claim, action or proceeding against the Company Related Parties, shall be precluded from any other remedy against the Company Related Parties, at law, in equity, in contract, in tort or otherwise, and shall not seek to obtain any recovery or judgment against the Company Related Parties, in

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connection with or arising out of the termination of any of the Agreement or any Ancillary Agreement, any breach by the Company Related Parties giving rise to such termination, the failure of the Transactions to be consummated, the failure by the Company Related Parties to perform its obligations under any of this Agreement or any Ancillary Agreement (other than the Confidentiality Agreements) or failure by the Company Related Parties to perform any obligation under Law.

(g)  Notwithstanding anything to the contrary contained in this Agreement, except in the case of a Willful Breach of this Agreement or Fraud by Parent Group Member, Parent or Merger Sub (in which case the Company shall be entitled to seek monetary damages, recovery or award from Parent Group Member, Parent or Merger Sub), (i) the parties agree that the Company’s right to receive payment from Parent of the Parent Termination Fee pursuant to Section 7.6(d) shall constitute the sole and exclusive monetary remedy of the Company against by Parent Group Member, Parent and Merger Sub and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees of any of the foregoing (collectively, the “Parent Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder, and upon payment of such amount, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that Parent shall also be obligated with respect to Section 7.6(e)) and (ii) the parties hereby agree that if actually paid in full, the Parent Termination Fee shall represent the sole and exclusive remedy of the Company in the circumstances in which such fee is payable and the Company and its Affiliates shall not be entitled to bring or maintain any other claim, action or proceeding against the Parent Related Parties, shall be precluded from any other remedy against the Parent Related Parties, at law, in equity, in contract, in tort or otherwise, and shall not seek to obtain any recovery or judgment against the Parent Related Parties, in connection with or arising out of the termination of any of the Agreement or any Ancillary Agreement, any breach by the Parent Related Parties, giving rise to such termination, the failure of the Transactions to be consummated, the failure by the Parent Related Parties, to perform its obligations under any of this Agreement or any Ancillary Agreement (other than the Confidentiality Agreements) or failure by the Parent Related Parties, to perform any obligation under Law.

(h)  If a court has granted an award of damages in connection with any breach by Parent Group Member, Parent or Merger Sub of the terms or conditions set forth in this Agreement, then the Company may, on behalf of its stockholders and holders of Company Equity Awards, accept damages for such breach, and Parent Group Member, Parent or Merger Sub agree that such damages shall not be limited to reimbursement of expenses or out-of-pocket costs, and shall, in addition to any damage to the Company, include the benefit of the bargain lost by its stockholders or holders of Company Equity Awards taking into consideration all relevant matters, including the loss of the expected premium, other combination opportunities and the time value of money.

(i)  For the avoidance of doubt, while the Company may pursue a grant of specific performance under Section 8.12 prior to termination, the payment of the Parent Termination Fee under Section 7.6(d) and other monetary damages, remedy or award if, as and when required pursuant to this Agreement, under no circumstances shall the Company be permitted or entitled to receive from Parent Group Member, Parent and Merger Sub both a grant of specific performance in accordance with Section 8.12, on the one hand, and payment of all or a portion of the Parent Termination Fee or other monetary damages, remedy or award, on the other hand. Each of the Parties further acknowledges that the Parent Termination Fee is not a penalty, but constitutes liquidated damages in a reasonable amount that will compensate the Company and the Company’s stockholders for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions contemplated hereby, which amount could otherwise be impossible to calculate with precision.

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(j)  Except as expressly set forth in this Section 7.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

7.7  Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of Company Stockholder Approval, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of Company Stockholder Approval, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.

7.8  Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE 8

GENERAL PROVISIONS

8.1  Non-Survival of Representations, Warranties and Covenants. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.1 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreements will survive termination of this Agreement in accordance with its terms.

8.2 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or: (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.2):

If to Parent, Parent Group Member or Merger Sub, addressed to it at:

c/o Aerosphere Power Inc.

51 Dwight Place

Fairfield, New Jersey 07004

Attn: John Borduin, Chief Executive Officer

Email:

with a copy to (for information purposes only):

Foley & Lardner LLP

100 North Tampa Street

Suite 2700

Tampa, FL 33602-5810

Attn:  Curt Creely

     Kevin Shuler

Email:  ccreely@foley.com

     kshuler@foley.com

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If to the Company, addressed to it at:

EMCORE Corporation

450 Clark Drive

Budd Lake, NJ 07828

Attn:  General Counsel

Email:

with copies to (for information purposes only);

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304-1115 USA

Attn:  James J. Masetti

Email:  jim.masetti@pillsburylaw.com

and

Pillsbury Winthrop Shaw Pittman LLP

725 South Figueroa Street

36th Floor

Los Angeles, CA 90017

Attention: Drew Simon-Rooke

E-mail:  drew.simonrooke@pillsburylaw.com

8.3  Definitions.

(a)  For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise restrict the making or amendment of any Takeover Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.3.

“affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Aggregate Merger Consideration” shall mean the product of (x) the number of Shares issued and outstanding (other than Shares to be cancelled or converted pursuant to Section 2.1(b)) immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

“Ancillary Agreement” means the documents, agreements, exhibits, schedules, statements, contracts or certificates being executed and delivered in connection with this Agreement and the transactions contemplated hereby.

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“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act of 2020, as amended.

“Change of Control” means, with respect to any Person: (a) the sale of all or substantially all of the consolidated assets of such Person; (b) a sale resulting in no less than a majority of the common stock or other voting stock of such Person being held by a third party; or (c) a merger, consolidation, recapitalization, or reorganization of such Person with or into a third party that results in the inability of the equityholders of such Person prior to such merger, consolidation, recapitalization, or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Adverse Recommendation Change” means the Company Board: (a) failing to make, withholding, withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Proxy Statement that is disseminated to the Company’s stockholders; (c) adopting, approving, recommending, endorsing, or otherwise declaring advisable a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the Shares for twenty percent (20%) or more of the Shares within ten (10) Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days following receipt of written request from Parent to provide such reaffirmation after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal; provided that Parent may only make such request once with respect to any Takeover Proposal and once with respect to each material amendment to any Takeover Proposal; or (f) resolving or agreeing to take any of the foregoing actions.

“Company Equity Awards” means, collectively, (i) Company Options, (ii) Company PRSUs, and (iii) Company RSUs.

“Company Equity Plans” means, collectively, the Company’s (a) 2010 Equity Incentive Plan, (b) 2012 Equity Incentive Plan, (c) Amended and Restated 2019 Equity Incentive Plan, (d) 2022 New Employee Inducement Plan, (e) Officer and Director Share Purchase Plan, (f) Directors’ Compensation Policy and (g) Short-Term Incentive Plan, in each case, as amended.

“Company Intellectual Property” means the Intellectual Property that is owned by or licensed to the Company or any of its Subsidiaries, except for licenses of shrink-wrap, click-wrap or off-the-shelf software, or other software commercially available on reasonable terms to the public generally, in each case with annual license fees or a total replacement cost of less than $100,000.

“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to: (a) the business, results of operations, financial condition, or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to timely perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (a), a Company Material Adverse Effect shall not be deemed

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to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial, banking, capital, credit or securities markets, or political or regulatory conditions or any conditions generally affecting any of the foregoing or affecting any segment of the industries or any regions in which the Company and its Subsidiaries operate (including interest rate and exchange rate changes, inflationary matters or tariffs or trade wars); (ii) the execution and delivery, announcement, pendency or consummation of the transactions contemplated by this Agreement, including any adverse changes in the Company’s relationship with its employees, customers, partners, Governmental Entities, suppliers or vendors (it being understood and agreed that this clause shall not apply with respect to Section 3.4); (iii) any changes in applicable Law or GAAP or other applicable accounting standards or the enforcement, implementation or interpretation thereof, (iv) any hostilities, acts of war (whether or not declared), sabotage, terrorism, military actions or civil unrest or the escalation or worsening thereof; (v) acts of God, force majeure events, natural or man-made disasters, epidemics, pandemics or disease outbreaks (including the COVID-19 virus); (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (ix) any change in the Company’s credit rating (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (x) any actual or potential, complete or partial, sequester, stoppage, shutdown, default or similar event or occurrence by or involving or affecting any Governmental Entity, (xi) any stockholder or derivative litigation (or equivalent) arising from or relating to this Agreement or the Transactions, (xii) the Company’s compliance with the terms of the Hale Capital Warrant, including with respect to any payments or issuances of Equity Interests by the Company thereunder in accordance with the terms of the Hale Capital Warrant; or (xiii) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent (or any action not taken as a result of the failure of Parent to consent to any action requiring Parent’s consent pursuant to Section 5.1); provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), (vi) or (x) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Owned Intellectual Property” means Company Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Contract” or “Contracts” means any of the written or oral agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variations or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

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“COVID-19 Laws” means (i) Presidential Proclamation 9994 of March 13, 2020, Declaring a National Emergency Concerning the COVID-19 Outbreak; (ii) the CARES Act; (iii) the Families First Coronavirus Response Act of 2020; (iv) Presidential Memorandum of August 8, 2020, Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, 85 FR 49587; (v) the American Rescue Plan Act of 2021; and (vi) any related Laws, Governmental Orders, rules, rulings, proclamations, regulations, guidelines or FAQs issued or enacted by a Governmental Authority.

“EAR” means the U.S. Export Administration Regulations.

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety in an occupational setting or as a result of contamination of environmental media, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. Seq.

“Environmental Permits” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Commitment Letter” means the equity financing commitment letter, dated as of the date hereof, between Parent and the Guarantor, naming the Company as an express third party beneficiary and pursuant to which the Guarantor has committed to invest or cause to be invested in the equity capital of Parent the amounts set forth therein for the purposes of financing the Transactions, including the Merger Consideration.

“Equity Financing” means the equity financing contemplated by the Equity Commitment Letter.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person that would be considered a single employer within the meaning of Section 4001(b)(1) of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the

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authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Company Proxy Statement, the filing of any required notices under any Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other transactions contemplated by this Agreement.

“FAR” means the Federal Acquisition Regulation codified at Title 48 of the Code of Federal Regulations, and any other applicable agency supplements thereto including, without limitation, the Department of Defense FAR Supplement codified at Title 48 of the Code of Federal Regulations and the General Services Administration Acquisition Regulation codified at Title 48 of the Code of Federal Regulations.

“Financing Conditions” means the satisfaction or waiver of all of the applicable conditions set forth in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing).

“Foreign Export and Import Law” means any applicable Law of a Governmental Entity (other than a U.S. Governmental Entity) regulating exports, imports or re-exports to, from or within such foreign country, including the export, import, transfer or re-export of any goods, software, services or technical data.

“Fraud” means, with respect to a party, Delaware common law fraud of a representation or warranty in ARTICLE 3 or ARTICLE 4 made by such party, involving an actual and intentional misrepresentation of a material existing fact, (a) with respect to the Company, to the Company’s Knowledge or (b) with respect to Parent or Merger Sub, to Parent’s or Merger Sub’s Knowledge, of its falsity and made for the purpose of inducing the other party to act, and upon which the other party justifiably relies with resulting damages. For the avoidance of doubt, Fraud shall not include any claim for equitable fraud, constructive fraud, promissory fraud, unfair dealings fraud, fraud by reckless or negligent misrepresentations or any tort based on negligence or recklessness.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Authorization” means: (a) any permit, license, certificate, certification, franchise, approval, concession, permission, variance, clearance, registration, qualification, identification number, approval, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any applicable Law; or (b) any right under any Contract with any Governmental Entity, and shall also include the expiration of the waiting period under any required approval or clearance of any Governmental Authority pursuant to any applicable Antitrust Law.

“Governmental Entity” means any supranational, national, federal, state, municipal, local, county, provincial or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority.

“Government Bid” means any bid that, if accepted or awarded, reasonably would be expected to lead to a Government Contract.

“Government Contract” means any Contract, including any prime contract, subcontract, facility contract, purchase order, task order, delivery order, teaming agreement or arrangement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, blanket purchase agreement, letter contract, grant, cooperative agreement, other transaction agreement or other similar arrangement, commitment or funding vehicle of any kind that is currently active in performance, or that has been active in performance at any time in the five (5) year period prior to the date of the Agreement and for which final payment has not yet been made (or has not been finally closed by the relevant Governmental Entity), between the Company or any of its

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Subsidiaries and: (a) any Governmental Entity (acting on its own behalf or on behalf of another country or international organization); (b) any prime contractor or higher-tiered contractor of a Governmental Entity; or (c) any lower-tiered subcontractor at any tier with respect to any contract of a type described in clauses (a) or (b) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Guarantor” means Charlesbank Equity Fund X, Limited Partnership.

“Guaranty” means the limited guarantee in favor of the Company, pursuant to which the Guarantor is guaranteeing certain of the obligations of Parent and Merger Sub in connection with this Agreement.

“Hale Capital Warrant” means that certain Warrant, dated by April 29, 2024, held by the Warrantholder.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, mold, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money (including the outstanding principal amount of such indebtedness and accrued and unpaid interest thereon); (b) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments or debt securities; (d) liabilities arising out of interest rate, currency swap arrangements or any other arrangements designed to provide protection against fluctuations in interest or currency rates or any other hedging arrangements; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed or secured by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses including payroll expenses arising in the ordinary course of business consistent with past practice, and the endorsement of negotiable instruments for collection in the ordinary course of business consistent with past practice.

“Information Privacy Laws” means any Laws or Orders pertaining to privacy, data protection or data transfer of Personal Information or other data (including Customer Data), including all privacy and security breach disclosure Laws that are applicable to the Company and its Subsidiaries.

“Intellectual Property” means all intellectual property and proprietary rights recognized under applicable Law, including all: (a) inventions (whether or not patentable or reduced to practice), all improvements thereto, patents and patent applications together with all reissues, continuations, continuations-in-part, revisions, divisionals, extensions and reexaminations in connection therewith; (b) trademarks, service marks, trade dress, trade names, and Internet domain names, whether or not the foregoing are registered and together with the goodwill associated therewith, and all applications and registrations in connection therewith; (c) all copyrights (whether or not published or registered), and all applications and registrations in connection therewith, and all other indicia of origin; and (d) all intellectual property rights in technologies, processes, techniques, protocols, methods, software, trade secrets, and know how, and confidential information (including non-public technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals).

“Intervening Event” means any event, circumstance, change, occurrence, development or effect that materially affects the business, assets or operations of the Company and that was not known to the Company Board as of or prior to the date hereof (or if known, the consequences of which are not known nor reasonably foreseeable by the Company Board as of or prior to the date hereof); provided, however, that in no event shall the

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following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof; (b) any change in the price, or change in trading volume, of the Company Common Stock, in and of itself; (c) the mere fact, in and of itself, that the Company meets or exceeds any internal or published financial projections or forecasts for any period ending on or after the date hereof; or (d) changes in general economic or geopolitical conditions, or changes in conditions in the global, international or U.S. economy generally; provided, however, that the exceptions to this clause contained in (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred.

“IRS” means the United States Internal Revenue Service.

“ITAR” means the International Traffic in Arms Regulations.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.3 of the Company Disclosure Schedule (assuming reasonable investigation); and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent Group Member, Parent and Merger Sub (assuming reasonable investigation).

“Law” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, option, adverse claim, or restriction on transfer (except for any restrictions on transfer generally arising under any applicable federal or state securities Laws).

“Nasdaq” means the Nasdaq Global Market.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” means any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Entity, arbitrator, or other tribunal, whether temporary, preliminary, or permanent.

“Parent Termination Fee” means an amount equal to $2,000,000.

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; (g) Liens arising under workers’ compensation, unemployment insurance, social security,

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retirement, and similar legislation, (h) any liens imposed by applicable Law and (i) other than with respect to Liens on the Shares, any other Liens that, in the aggregate, do not materially impair the value or the continued use and operation of the assets or properties to which they relate.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.

“Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify, locate, or contact a natural Person, including name, street address, telephone number, email address, identification number issued by a Governmental Entity, credit card number, bank information, customer or account number, online identifier, device identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical or health information, or any other information that is considered “personally identifiable information,” “personal information,” or “personal data” under applicable Law.

“Principal” means an officer, director, owner, partner, or a Person having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a division or business segment; and similar positions).

“Proceeding” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, examinations, or other similar legal proceedings of any nature, civil, criminal or regulatory, in law or in equity, in each case, by or pending before any Governmental Entity, arbitrator, mediator, or other tribunal.

“Process” or “Processing” means any operation or set of operations which is performed on data, or on sets of data, whether or not by automated means, such as the receipt, access, acquisition, arrangement, collection, copying, creation, maintenance, modification, recording, organization, processing, compilation, selection, structuring, storage, visualization, adaptation, alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction, or instruction, training or other learning relating to such data or combination of such data.

“Proxy Statement” means a proxy statement or similar disclosure document relating to the adoption and approval of this Agreement by the Company’s stockholders, as amended or supplemented.

“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States.

“Release” means the disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other environmental media, of Hazardous Materials.

“Representatives” means, with respect to a Person, such Person’s directors, officers, managers, members, partners, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

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“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means a written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “20% or more” shall be “more than 50%”) that the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) is more favorable to the holders of the Shares than the transactions contemplated by this Agreement, in each case, after considering such factors as the Company Board considers to be appropriate, including the terms and conditions of the offer, likelihood of consummation; and any revisions to the terms of this Agreement and the Merger proposed by Parent during the Superior Proposal Notice Period set forth in Section 5.3(d)(i).

“Takeover Proposal” means a bona fide inquiry, proposal or offer from, or indication of interest in making a proposal or offer from any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 20% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which 20% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 20% or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 20% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 20% or more of the consolidated net revenues, net income, or assets of the Company, and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 20% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

“Tax Return” means any report, return (including information return), claim for refund, estimated filing or declaration required to be filed or actually filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation,

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commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, escheat, abandoned or unclaimed property, value-added and gains tax, and any interest, penalties or additional amounts imposed in respect of any of the foregoing.

“Termination Fee” means an amount equal to $1,500,000.

“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the U.S. Department of Treasury.

“U.S.” means the United States of America.

“U.S. Export and Import Law” means any applicable Law of the U.S. regulating exports, re-export, deemed (re)exports, transfers or imports of goods, services, software or technical data, including the United States Export Control Reform Act of 2018, the Export Administration Regulations, the Arms Export Control Act, ITAR, the economic sanctions laws, regulations and executive orders administered by OFAC or U.S. Department of State, the Tariff Act of 1930 the Trade Act of 1974 and anti-boycott laws and regulations implemented by the U.S. Department of Commerce and Treasury.

“U.S. Government” means the federal government of the U.S. and any agencies, instrumentalities and departments thereof.

“Warrantholder” means HCP FVU LLC and its successors and assigns.

“Willful Breach” means a material breach of a covenant or agreement in this Agreement caused by a deliberate and intentional act or a deliberate and intentional failure to act on the part of the breaching party with the actual knowledge that such act or failure to act would result in or constitute a material breach of this Agreement and such act or failure to act constitutes a material breach of this Agreement.

(b)  The following terms are defined elsewhere in this Agreement, as indicated below:

“Agreement”	Preamble

“Bankruptcy and Enforceability Exceptions”	Section 3.3(a)

“Book-Entry Shares”	Section 2.2(b)(ii)

“Budd Lake Facility”	Section 3.4(b)

“Certificate of Merger”	Section 1.2

“Certificates”	Section 2.2(b)(i)

“Closing”	Section 1.2

“Closing Approval”	Section 5.5(c)

“Closing Date”	Section 1.2

“Company”	Preamble

“Company Acquisition Agreement”	Section 5.3(a)

“Company Benefit Plan”	Section 3.11(a)

“Company Board”	Recitals

“Company Board Recommendation”	Section 3.3(b)

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“Company Bylaws”	Section 3.1

“Company Charter”	Section 3.1

“Company Common Stock”	Recitals

“Company Continuing Employees”	Section 5.8(a)

“Company Disclosure Schedule”	ARTICLE 3

“Company Leased Real Property”	Section 3.14(b)

“Company Material Contracts”	Section 3.16(b)

“Company Option”	Section 2.4(a)

“Company PRSU”	Section 2.4(b)

“Company PRSU Consideration”	Section 2.4(b)

“Company Registered Intellectual Property”	Section 3.17(a)

“Company Related Parties”	Section 7.6(f)

“Company RSU”	Section 2.4(b)

“Company RSU Consideration”	Section 2.4(b)

“Company SEC Documents”	Section 3.5(a)

“Company SEC Financial Statements”	Section 3.5(c)

“Company Stockholder Approval”	Section 3.3(c)

“Company Stockholders Meeting”	Section 5.4(a)

“Confidentiality Agreements”	Section 5.2(b)

“Consents”	Section 3.4(a)

“Continuation Period”	Section 5.8(a)

“Customer Data”	Section 3.17(a)

“Dissenting Shares”	Section 2.3

“DPA”	Section 4.10

“Effect”	Section 8.3(a)

“Effective Time”	Section 1.2

“Employees”	Section 3.12(a)

“End Date”	Section 7.2(a)

“Equity Commitment Letter”	Section 4.5(a)

“Equity Financing”	Recitals

“Governmental Antitrust Authority”	Section 5.5(b)

“Guaranty”	Recitals

“Indemnification Agreements”	Section 5.9(a)

“Indemnified Party”	Section 5.9(a)

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“Intervening Event Notice Period”	Section 5.3(d)(ii)

“ISRA”	Section 3.4(b)

“ISRA Compliance”	Section 5.5(c)

“IT Systems”	Section 3.17(g)

“Lease”	Section 3.14(b)

“LSRP”	Section 5.5(c)

“Maximum Premium”	Section 5.9(c)

“Merger”	Recitals

“Merger Consideration”	Section 2.1(a)

“Merger Sub”	Preamble

“NISPOM”	Section 3.23(g)

“NJBCA”	Recitals

“NJDEP”	Section 5.5(c)

“Option Consideration”	Section 2.4(a)

“Parent”	Preamble

“Parent Related Parties”	Section 7.6(g)

“Parent Subsidiary”	Section 4.3(a)

“Parent Welfare Benefit Plan”	Section 5.8(b)

“Paying Agent”	Section 2.2(a)

“Permits”	Section 3.10(b)

“Sanctions Target”	Section 3.9(d)

“Section 382 Tax Benefits Preservation Plan”	Section 3.2(a)

“Security Incident”	Section 3.17(h)

“Service Provider”	Section 3.11(a)

“Shares”	Recitals

“SRRA”	Section 3.4(b)

“Superior Proposal Notice Period”	Section 5.3(d)(i)

“Surviving Corporation”	Section 1.1(a)

“Tax Sharing Agreement”	Section 3.15(h)

“Transactions”	Section 1.1(a)

“Waiver Agreement”	Section 5.17

8.4  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.5  Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and

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the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.6  Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Schedule, the Equity Commitment Letter and the Guaranty, and the Confidentiality Agreements constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreements and the Company Disclosure Schedule (other than an exception expressly set forth as such in the Company Disclosure Schedule), the statements in the body of this Agreement will control.

8.7  Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as contemplated by the last sentence of Section 5.16, neither Parent Group Member, Parent or Merger Sub, on the one hand, nor the Company, on the other hand, may directly or indirectly assign its rights or obligations hereunder, voluntarily or involuntarily, including by Change of Control, merger (whether or not such party is the surviving corporation), operation of law, or any other manner, without the prior written consent of the other party (Parent, in the case of Parent Group Member, Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder or shall affect the obligations of the parties (including the Guarantor) to the Equity Commitment Letter or pursuant to the Guaranty.

8.8  No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Sections 5.9, 7.6(f) or 7.6(g), is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.9  Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the word “or” is not exclusive. As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. The words “made available to Parent” and words of similar import refer to documents (a) posted to the data room maintained by the Company or its Representatives in connection with the Transactions, (b) delivered in person or electronically to Parent Group Member, Parent, Merger Sub or any of their respective Representatives or (c) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, at least two (2) Business Days prior to the date of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Articles and Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to

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U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall be disjunctive and shall not be deemed to be exclusive. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or a material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect. The information contained in the Company Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained in the Company Disclosure Schedule shall be deemed to be an admission by the Company to any third party of any matter whatsoever (including any violation of Law or breach of Contract).

8.10  Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)  This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)  Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or any federal court sitting in the State of Delaware in any Proceeding arising out of or relating to this Agreement or the Transactions, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such courts. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10(c).

8.11  Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or

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other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

8.12  Specific Performance; Remedies Cumulative.

(a)  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of the Company’s, Parent’s or Merger Sub’s obligation to consummate the Merger survive any termination of this Agreement.

(b)  Except as otherwise provided in this Agreement, each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.12, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

(c)  Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy. For the avoidance of doubt, except as set forth in this Agreement, including Section 7.6(i), the Company may concurrently seek (i) specific performance or other equitable relief, subject to the terms of this Section 8.12, and (ii) payment of the Parent Termination Fee or other monetary damages, remedy or award if, as and when required pursuant to this Agreement.

(d)  It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s and Merger Sub’s obligations to consummate the Merger and cause the Equity Financing to be funded in order to fund the Merger Consideration (including to cause Parent to enforce the obligations of Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter).

[Signature page follows]

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IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

PARENT:

VELOCITY ONE HOLDINGS, LP:

VELOCITY ONE GP, LLC

By:	/s/ John Borduin
Name: John Borduin
Title: President and CEO

PARENT GROUP MEMBER:

AEROSPHERE POWER INC.

By:	/s/ John Borduin
Name: John Borduin
Title: President and CEO

MERGER SUB:

VELOCITY MERGER SUB, INC.

By:	/s/ John Borduin
Name: John Borduin
Title: President

THE COMPANY:

EMCORE CORPORATION

By:	/s/ Matthew Vargas
Name: Matthew Vargas
Title: Interim Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Certificate of Incorporation of Surviving Corporation

AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

EMCORE CORPORATION

Pursuant to the provisions of Section 14A:9-1 and Section 14A:9-5 of the New Jersey Business Corporation Act (the “Act”), the undersigned corporation hereby executes the following Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”):

Article 1

Business Name

The name of the corporation is EMCORE Corporation (the “Corporation”).

Article 2

Business Purpose

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the Act and to engage in any and all necessary or incidental activities.

Article 3

Stock

The Corporation is authorized to issue and the total authorized capital stock of the Corporation shall consist of 100 shares of common stock with no par value.

Article 4

Preferences, Limitations and Rights of Issued Shares

The board of directors shall have the power to divide issued shares into classes or series. The board of directors shall also have the power to determine or change the designation, number, and relative rights, preferences, and limitations of the issued shares. Any division of issued shares or changes to the rights, preferences, and limitations of issued shares may be effected by majority vote of the board of directors.

Article 5

Registered Office and Agent

The address and county of the current registered office of the Corporation is Princeton South Corporate Ctr., Suite 160, 100 Charles Ewing Blvd., Ewing, NJ 08628, Mercer County.

The name of the current registered agent of the Corporation at that office is Corporation Service Company.

Article 6

Directors

The number of directors constituting the current board of directors of the Corporation is one (1) member. The name and address of the director is:

John Borduin – 51 Dwight Pl, Fairfield, NJ 07004

Article 7

Other Lawful Provisions

(a)

A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director or in the officer’s capacity as an officer, except to the extent the director or officer is found liable for: (a) a breach of the duty of loyalty to the Corporation or its shareholders, (b) an act or omission not in good faith that constitutes a breach of duty to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (c) an improper distribution to the shareholders, or (d) a transaction from which the director or officer received an improper benefit. No amendment to, modification of, or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment.

(b)

The Corporation shall indemnify any corporate agent to the fullest extent permitted by applicable law against liabilities actually incurred by the corporate agent in any proceeding involving the corporate agent by reason of being or having been a corporate agent. The term “corporate agent” as used herein shall have the meaning attributed to it by Section 14A:3-5 of the Act, as the same may be amended and supplemented. The foregoing rights of indemnification shall be in addition to and not exclusive of any other rights which such corporate agent may be entitled to under any agreement with the Corporation or any action taken by the directors or shareholders of the Corporation or otherwise.

Article 8

Effective Date

This Certificate of Incorporation becomes effective upon filing with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services.

Article 9

Execution

The undersigned sole incorporator declares, under penalties of perjury, that the statements made in the foregoing Certificate of Incorporation are true as of this ___ day of __________ 202__.

John Borduin, President

51 Dwight Pl
Fairfield, NJ 07004

A-2

Exhibit B

Form of Bylaws of the Surviving Corporation

BYLAWS

OF

EMCORE CORPORATION

Article I

OFFICES AND RECORDS

1.  Registered Office and Principal Place of Business. The registered office of EMCORE Corporation (the “Corporation”) shall be located within the State of New Jersey as set forth in the Corporation’s certificate of incorporation, as amended or restated (the “Certificate of Incorporation”). The board of directors (the “Board”) may at any time change the location of its registered office by making the appropriate filing with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services (“DORES”). The principal place of business of the Corporation is 450 Clark Drive, Budd Lake, New Jersey, 07828, unless otherwise designated by the Board.

2.  Other Places of Business. Branch or subordinate places of business or offices may be established at any time by the Board at any place or places where the Corporation is qualified to do business.

3.  Registered Agent. The registered agent of the Corporation shall be as set forth in the Certificate of Incorporation. The registered agent and information relating thereto may be changed in accordance with the New Jersey Business Corporation Act (the “Act”), upon making the appropriate filing with DORES.

Article II

SHAREHOLDERS

1.  Place of Meeting. Meetings of the shareholders shall be held at the registered office of the Corporation as set forth in the Certificate of Incorporation or at any other place, either within or without the State of New Jersey, as shall be fixed by the Board and designated in the notice of the meeting or executed waiver of notice. The Board may determine, in its discretion, that any meeting of the shareholders may be held solely by means of remote communication in accordance with Article II Section 2 of these Bylaws, without designating a place for a physical assembly of shareholders.

2.  Participation by Remote Communication. The Board may authorize shareholders to participate in a meeting of shareholders by means of remote communication, subject to the conditions imposed by applicable law and any guidelines and procedures adopted by the Board. At any meeting in which shareholders can participate by means of remote communication, the Corporation shall implement reasonable measures to:

(a)  verify that each person participating remotely is a shareholder or a shareholder’s proxy; and

(b)  provide such shareholders and proxies a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting, substantially concurrently with such proceedings.

3.  Annual Meeting. The annual meeting of shareholders shall be held at a time fixed by the Board, as shall be specified in the notice of meeting, in order to elect directors of the Corporation (“Directors”) and transact such other business as shall come before the meeting.

4.  Special Meetings. A special meeting of shareholders may be called for any purpose by the Chair of the Board, by the president or by a majority of the Board acting as a body.

5.  Action Without Meeting. The shareholders may act without a meeting if, prior or subsequent to such action, each shareholder who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting shall consent in writing to such action. A shareholder may execute a consent in writing or electronically and deliver the consent to the Corporation in paper form or by electronic transmission. Such written consent or consents shall be filed in the minute book.

6.  Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes shall constitute a quorum.

7.  Organization. The president or such vice president as may be designated by the president, shall preside at all meetings of the shareholders. If all are absent, any other officer designated by the Board shall preside. If no officer so designated is present, the shareholders present in person or represented by proxy may elect one of their number to preside. The secretary shall act as secretary at all meetings of the shareholders; but in the absence of the secretary, the presiding officer may appoint any person to act as secretary of the meeting. The person presiding at the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business for the meeting, establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

8.  Nature of Business at Annual Meeting of Shareholders. No business may be transacted at an annual meeting of shareholders, other than business that is (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof) or (ii) otherwise properly before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof).

Article III

VOTING AND ELECTIONS

1.  Voting. Except as otherwise provided in the Certificate of Incorporation, each holder of shares with voting rights shall be entitled to one vote for each such share registered in his or her name on the books of the Corporation on such date as may be fixed pursuant to Article III Section 3 as the record date. Whenever any action, other than the election of Directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a greater percentage is required by statute, the Certificate of Incorporation or these Bylaws.

2.  Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. A list required by this Section 2 may consist of cards arranged alphabetically or any equipment which permits the visual display of the information required. Such list shall be arranged alphabetically within each class, series or group of shareholders maintained by the Corporation for convenience of reference, with the address of, and the number of shares held by, each shareholder; be produced (or available by means of a visual display) at the time and place of the meeting; be subject to the inspection of any shareholder for reasonable periods during the meeting; and be prima facie evidence of the identity of the shareholders entitled to examine such list or to vote at any meeting. If the requirements of this Section 2 have not been complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with. Failure to comply with the requirements of this Section 2 shall not affect the validity of any action taken at such meeting prior to the making of such demand.

3.  Fixing Record Date.

(a)  The Board may fix, in advance, a date as the record date for determining the Corporation’s shareholders with regard to any corporate action or event and, in particular, for determining the shareholders who are entitled to:

(i)  notice of or to vote at any meeting of shareholders or any adjournment thereof;

(ii)  give a written consent to any action without a meeting; or

(iii)  receive payment of any dividend or allotment of any right.

The record date may in no case be more than sixty days prior to the shareholders’ meeting or other corporate action or event to which it relates. The record date for a shareholders’ meeting may not be less than ten days before the date of the meeting. The record date to determine shareholders to give a written consent may not be more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day on which consents received may be counted.

(b)  If no record date is fixed,

(i)  the record date for a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and

(ii)  the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

(c)  The record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to (i) its registered office in New Jersey, (ii) its principal place of business, or (iii) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

(d)  When a determination of shareholders of record for a shareholders’ meeting has been made as provided in this Section 3, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section 3 for the adjourned meeting.

4.  Inspectors of Election. The Board may, in advance of any shareholders’ meeting, or of the tabulation of written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If inspectors to act at any meeting of shareholders are not so appointed or shall fail to qualify, the person presiding at a shareholders’ meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment.

Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. No person shall be elected a Director in an election for which he or she has served as an inspector.

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

5.  Proxies.

(a)  Every shareholder entitled to vote at a shareholder meeting or to express consent without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy shall be executed by the shareholder or his or her agent, but a proxy may be given by telegram, cable, telephonic transmission, or any other means of electronic communication so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or his agent.

(b)  No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein. A proxy shall be revocable at will unless it states that it is irrevocable and is coupled with an interest either in the stock itself or in the Corporation. A proxy shall not be revoked by the death or incapacity of the shareholder, but the proxy shall continue in force until revoked by the personal representative or guardian of the shareholder.

(c)  The presence at a meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder (i) files written notice of the revocation with the secretary of the meeting prior to the voting of the proxy or (ii) votes the shares subject to the proxy by written ballot. A person named as proxy of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as proxy in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the secretary of the Corporation.

Article IV

BOARD OF DIRECTORS

1.  Election; Term of Office; Removal; Vacancies; Independence.

(a)  Election. The number of Directors constituting the entire Board shall be not less than 1 nor more than three, provided that the minimum or maximum number or both may be increased or decreased from time to time by an amendment to these Bylaws. Subject to any provision in the Certificate of Incorporation fixing the number of Directors, the exact number of Directors shall be fixed, within such range, by a majority of the entire Board.

(b)  Term of Office; Vacancies. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders entitled to vote in the election of Directors shall elect Directors to hold office until the next annual meeting of shareholders or until each Director’s earlier resignation, removal, or death. Despite the expiration of a Director’s term, the Director shall continue to serve until a successor is elected and qualified.

(c)  Removal. Notwithstanding any other provisions of these Bylaws, any Director, or the entire Board, may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote generally in the election of Directors cast at a meeting of the shareholders called for that purpose.

2.  Regular Meetings. A regular meeting of the Board shall be held without notice immediately following and at the same place as the annual shareholders’ meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except advance notice, as described in Article IV Section 3 below, shall be provided to Directors not present at the time of the adoption of the resolution.

3.  Special Meetings. A special meeting of the Board may be called at any time by the Chair of the Board or a majority of the members of the Board for any purpose. Such meeting shall be held upon one day’s notice if given orally (either by telephone or in person) or by telegraph, e-mail or facsimile transmission, or by three days’ notice if given by depositing the notice in the United States mails, postage prepaid. Such notice shall specify the time and place of the meeting.

4.  Action Without Meeting. The Board may act without a meeting if, prior or subsequent to such action, each member of the Board shall consent in writing or by electronic transmission to such action. Such written consent or consents shall be filed in the minute book.

5.  Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by law, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting (provided the period of adjournment does not exceed 10 days in any one adjournment), until a quorum shall be present.

6.  Meetings by Means of Conference Telephone. Except as otherwise provided in these Bylaws, the Certificate of Incorporation or by law, members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

7.  Committees. The Board, by resolution adopted by a majority of the entire Board, may appoint from among its members an executive committee and one or more other committees, each of which shall consist of one or more Directors of the Corporation. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board, except that no such committee shall (a) make, alter or repeal any Bylaw; (b) elect any Director, or remove any officer or Director; (c) submit to shareholders any action that requires shareholders’ approval; or (d) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

The Board, by resolution adopted by a majority of the entire Board, may (a) fill any vacancy in any such committee; (b) appoint one or more Directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (c) abolish any such committee at its pleasure; (d) remove any Director from membership on such committee at any time, with or without cause; and (e) establish as a quorum for any such committee less than a majority of the entire committee, but in no case less than the greater of two persons or one-third of the entire committee.

Actions taken at a meeting of any such committee shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

Unless otherwise provided by the Board, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of this Article IV applicable to meetings and actions of the Board.

8.  Compensation of Directors. Directors shall not receive any stated salary for their services, but the Board may provide, by resolution, a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board or a committee thereof. A Director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

Article V

WAIVERS OF NOTICE

Any notice required by these Bylaws, by the Certificate of Incorporation, or by applicable law, including the Act, may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each Director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

Article VI

OFFICERS

1.  Election. At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, a treasurer and a secretary, and it may, in its discretion, elect a Chair of the Board and such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices. Each officer shall hold office until the end of the period for which such officer was elected, and until his or her successor has been elected and has qualified, unless he or she is earlier removed.

2.  Powers and Duties of Officers. The powers and duties of the officers of the Corporation shall be as provided from time to time by resolution of the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers. In the absence of such resolution, the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purposes to the Corporation subject to the control of the Board.

3.  Vacancies. Any vacancy in any office may be filled by the Board.

4.  Removal and Resignation. Any officer may be removed, either with or without cause, by the Board or by any officer upon whom the power of removal has been conferred by the Board. Any officer may resign at any time by giving written notice to the Board or the president. A resignation shall take effect on the date of the receipt of the notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of the resignation shall not be necessary to make it effective.

Article VII

CAPITAL STOCK AND OTHER SECURITIES

1.  Issuance of Capital Stock and Other Securities. Each share of the capital stock of the Corporation shall be represented by certificates or, in accordance with the applicable provisions of the Act, shall be uncertificated shares.

2.  Lost, Stolen and Destroyed Certificates. In case of lost, stolen or destroyed certificates, new certificates or uncertificated shares may be issued to take their place upon receipt by the Corporation of a bond of indemnity and under whatever regulations may be prescribed by the Board. The giving of a bond of indemnity may be waived.

3.  Transfer of Securities. The shares of the capital stock or any other registered securities of the Corporation shall be transferable on the books of the Corporation by the holder thereof or by that person’s authorized agent upon (a) surrender for cancellation to the relevant transfer agent of an outstanding certificate or certificates for the same number of shares or other security with an assignment and authorization to transfer endorsed thereon or attached thereto, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require or (b) in the case of uncertificated shares, upon receipt of proper transfer instructions from the holder thereof or that person’s authorized agent or upon presentation of proper evidence of assignment and authorization to transfer, duly executed, together with such proof of the authenticity of the signature and of the power of the assignor to transfer the securities as the Corporation or its agents may require.

4.  Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

Article VIII

AMENDMENTS TO AND EFFECT OF

BYLAWS; FISCAL YEAR; SEAL;

CHECKS; CONTRACTS; RECORDS

1.  Force and Effect of Bylaws. These Bylaws are subject to the provisions of the applicable law, including the Act, and the Certificate of Incorporation, as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation shall govern.

2.  Amendments to Bylaws. These Bylaws may be altered, amended or repealed by the shareholders or the Board in accordance with the terms of the Certificate of Incorporation, these Bylaws and applicable law. Any Bylaw adopted, amended or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such Bylaw expressly reserves to shareholders the right to amend or repeal it.

3.  Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

4.  Seal. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

5. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by the person or persons and in such manner, manually or by facsimile signature, as shall be determined from time to time by the Board.

6.  Execution of Contracts. The Board may authorize any officer or officers, employee or employees, or agent or agents of the Corporation, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. The authority may be general or confined to specific instances.

7.  Records. The Corporation shall keep books and records of account and minutes of the proceedings of the shareholders, Board and such committees as the Board may determine. Such books, records and minutes may be kept outside the State of New Jersey. The Corporation shall keep at its principal office, its registered office, or at the office of its registrar and transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.

Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or so authorized in writing by the holders of, at least five percent of the outstanding shares of any class or series, upon at least five days’ written demand shall have the right for any proper purpose to examine in person or by agent or attorney, during usual business hours, the minutes of the proceedings of the shareholders and record of shareholders and to make extracts therefrom at the places where the same are kept.

Article IX

INDEMNIFICATION

1.  Indemnification of Corporate Agents. The Corporation shall indemnify any corporate agent to the fullest extent permitted by applicable law against liabilities actually incurred by the corporate agent in any proceeding involving the corporate agent by reason of being or having been a corporate agent. The procedures to be followed in the event of such indemnification shall be such as may be determined by the Board in its discretion; provided, that in the event any procedures are mandated by applicable law, such procedures shall be followed. The term “corporate agent” as used herein shall have the meaning attributed to it by Section 14A:3-5 of the Act, as the same may be amended and supplemented.

2.  Non-Exclusivity of Indemnification Rights. The foregoing rights of indemnification shall be in addition to and not exclusive of any other rights which such corporate agent may be entitled to under any agreement with the Corporation or any action taken by the Directors or shareholders of the Corporation or otherwise.

Article X

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

Annex B

November 7, 2024

Personal and Confidential

Board of Directors of EMCORE Corporation

450 Clark Drive

Budd Lake, NJ 07828

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock (the “Company Common Stock”) other than Parent, Merger Sub or any of their respective Affiliates (such other stockholders, the “Unaffiliated Stockholders”) of EMCORE Corporation, a New Jersey corporation (the “Company”), of the Merger Consideration (as defined below) to be paid to such Unaffiliated Stockholders pursuant to the Agreement and Plan of Merger, dated November 7, 2024 (the “Agreement”), to be entered into among the Company, Velocity One Holdings, LP, a Delaware limited partnership (“Parent”), Aerosphere Power Inc., a New Jersey corporation that, at the Effective Time will be an indirect wholly owned subsidiary of Parent (“Parent Group Member”), and Velocity Merger Sub, Inc., a New Jersey corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”). We have been advised that under the Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a direct subsidiary of Parent (the “Merger”) on the terms and subject to the conditions set forth in the Agreement and in accordance with the New Jersey Business Corporations Act, under which, except as otherwise provided in Article 2 of the Agreement, (a) each outstanding share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $3.10 in cash (the “Merger Consideration”) and (b) the Hale Capital Warrant, to the extent it is not exercised by the Warrantholder in connection with the Merger, will be assumed by Parent, or at the election of Parent, the Surviving Corporation. The terms of the Merger are more fully set forth in the Agreement and capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

In connection with our review of the Merger, and in arriving at our opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

(i)	reviewed the Company’s audited annual financial statements for the year ended September 30, 2023 and unaudited preliminary financial results for the year ended September 30, 2024;

(ii)

reviewed the detailed financial projection model for the years ending September 30, 2025 through 2027 approved by the Emcore board on 9/12/2024 and the detailed financial projection model for the years ending September 30, 2028 through 2029 provided and approved by management of the Company on 10/4/2024;

(iii)

reviewed other internal documents, including the data room prepared by the Company and its advisors, relating to the history, past and current operations, financial conditions and expected outlook of the Company, provided to us by management of the Company and its advisors;

(iv)	reviewed documents related to the Proposed Transaction, including the Agreement;

(v)	reviewed estimates, projections and documents regarding Net Operating Loss carryforwards;

(vi)	reviewed various SEC filings, press releases, internal presentation and marketing materials prepared by the management of the Company, industry and market reports, research reports and white papers;

(vii)

discussed the information above with members of the management of the Company and had discussions concerning the information referred to above and the background and other elements of the Merger, the financial condition, recent restructuring actions, current operating results, and business outlook for the Company; and

(viii)

performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including an analysis of comparable public companies that Craig-Hallum deemed relevant, an analysis of comparable M&A transactions that Craig-Hallum deemed relevant, a review of publicly available information for selected M&A transactions to determine the premiums (or discounts) paid over recent trading prices prior to announcement of the transaction, and discounted cash flow analyses.

In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria and factors as we have deemed necessary or appropriate in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided by the Company has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax, and financial reporting matters with respect to the Company, the Merger, and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us, unless otherwise noted herein. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto, (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder and (v) that there will not be any adjustment to Company’s capital structure prior to the Merger that results in any adjustment to the Merger Consideration. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent, or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency, fraudulent conveyance, or similar matters. The analyses performed by us in connection

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with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of their affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that the Company is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture, or spin-off, other than the Merger.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

As you are aware, the credit, financial and stock markets have from time-to-time experienced unusual volatility. We express no opinion or view as to any potential effects of such volatility on the Merger, and the opinion does not address potential developments in any such markets. In addition, we express no opinion or view as to any potential effects of the COVID-19 pandemic or other national or international events on the Merger or the Company.

We have been engaged by the Company for rendering this opinion. The opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. We have also been engaged by the Company to serve as financial advisor in connection with the Merger. In consideration for serving as financial advisor, we will receive a fee in connection with the consummation of the Merger. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Craig-Hallum has in the past provided investment banking and financial advisory services to the Company and have received fees for rendering such services. These services include, but are not limited to, acting as an underwriter in relation to or in connection with the Company’s February 2021 and August 2023 public offerings and as a financial advisor in relation to the Company’s February 2023 public offering.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any Unaffiliated Stockholder of the Company. This opinion shall not be disclosed, referred to, published, or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Craig-Hallum Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to the Unaffiliated Stockholders of the Company Common Stock of the Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, or any other terms contemplated by the Agreement. With respect to the Merger Consideration payable under the Agreement, this opinion relates solely to the aggregate consideration payable to the Unaffiliated Stockholders based upon the valuation of the entire Company and we do not express any opinion regarding the consideration allocated or paid to any individual stockholders or holders of securities other than the Company’s common stock. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director, or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

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Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration to be paid by the Parent to the Unaffiliated Stockholders of the Company Common Stock in the Merger is fair, from a financial point of view, as of the date hereof.

Very truly yours,

/s/ Craig-Hallum Capital Group LLC

Craig-Hallum Capital Group LLC

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P.O. BOX 8016, CARY, NC 27512-9903 PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting EMCORE Corporation Special Meeting of Shareholders For Shareholders of record as of [ * ], 202[*] [ * ], [ * ], 202[*] [*]:00 AM, Eastern Time Meeting to be held in a virtual meeting format - Please visit www.proxydocs.com/EMKR for more details Internet: www.proxypush.com/EMKR • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-855-635-6594 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Matthew Vargas (the “Named Proxy”) as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of EMCORE Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In his discretion, the Named Proxy is authorized to vote upon such other matters that may properly come before the meeting and any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxy cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

EMCORE Corporation Special Meeting of Shareholders Please make your marks like this using dark black pencil or pen only: THE BOARD OF DIRECTORS RECOMMENDS A VOTE:    FOR EACH OF PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS RECOMMENDS PROPOSAL YOUR VOTE FOR AGAINST ABSTAIN 1. Approval of the Agreement and Plan of Merger, dated as of November 7, 2024, by and among FOR EMCORE Corporation (“EMCORE”), Velocity One Holdings, LP, Aerosphere Power Inc., and Velocity Merger Sub, Inc. (“Merger Sub”) (as it may be amended from time to time, the “Merger Agreement”) and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into EMCORE. 2. Approval of, on an advisory (non-binding) basis, the “golden parachute” compensation that will or FOR may be paid or become payable to EMCORE’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement. 3. Approval of the adjournment of the special meeting of shareholders, if necessary or appropriate, FOR to solicit additional proxies if there are insufficient votes to approve Proposal 1 at the time of such special meeting. Check here if you would like to virtually attend the meeting. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date